UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

PDI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

                        November 23, 2015

Dear Stockholder:

A special meeting of the stockholders of PDI, Inc. (“PDI”) will be held on December 22, 2015 at 9:00 a.m., local time, at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.

To authorize the sale (the “Asset Sale”) by PDI of substantially all of the assets, the goodwill and ongoing business comprising PDI’s Commercial Services segment (the “Commercial Services Business”) pursuant to the Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI (the “Asset Purchase Agreement”) as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.	To approve PDI’s Amended and Restated 2004 Stock Award and Incentive Plan (the “Incentive Plan Proposal”);

3.	To amend PDI’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 (the “Authorized Shares Proposal”);

4.	To approve, on a non-binding basis, an amendment to PDI’s Certificate of Incorporation to change PDI’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” (the “Name Change Proposal”);

5.

To approve, by non-binding, advisory vote, certain compensation arrangements for PDI’s named executive officers in connection with the Asset Sale (the “Golden Parachute Proposal,” and collectively with the Asset Sale Proposal, the Incentive Plan Proposal, the Authorized Shares Proposal and the Name Change Proposal, the “Proposals”); and

6.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement, our Amended and Restated 2004 Stock Award and Incentive Plan, the proposed amendments to our certificate of incorporation and the Golden Parachute Proposal are advisable to and in the best interests of PDI and its stockholders. Our board of directors recommends that you vote “FOR” the approval of the Asset Sale Proposal, the Incentive Plan Proposal, the Authorized Shares Proposal, the Name Change Proposal and the Golden Parachute Proposal.

The enclosed Notice of Special Meeting of Stockholders and Proxy Statement explain the Proposals and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. The Asset Sale must be authorized by the holders of a majority of the outstanding shares of PDI’s common stock entitled to vote at the Special Meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale Proposal. Only stockholders who owned shares of PDI’s common stock at the close of business on November 20, 2015, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

On behalf of your board of directors, thank you for your continued support.

Very truly yours,

Gerald P. Belle
Chairman

Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862.207.7800 · Toll Free: 800.242.7494 · www.pdi-inc.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 22, 2015

To the Stockholders of PDI, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of PDI, Inc., a Delaware corporation (“PDI”), will be held on December 22, 2015 at 9:00 a.m., local time, at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, to consider and act upon the following matters:

1.

To authorize the sale (the “Asset Sale”) by PDI of substantially all of the assets, the goodwill and ongoing business comprising PDI’s Commercial Services segment (the “Commercial Services Business”) pursuant to the Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI (the “Asset Purchase Agreement”) as more fully described in the enclosed Proxy Statement;

2.	To approve PDI’s Amended and Restated 2004 Stock Award and Incentive Plan;

3.	To amend PDI’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000;

4.	To approve, on a non-binding basis, an amendment to PDI’s Certificate of Incorporation to change PDI’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.”;

5.	To approve, by non-binding, advisory vote, certain compensation arrangements for PDI’s named executive officers in connection with the Asset Sale; and

6.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on November 20, 2015, the record date fixed by our board of directors for such purpose. A complete list of these stockholders will be available at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054 for at least ten days prior to the special meeting. If you would like to inspect the list, please call Graham Miao, our Executive Vice President and Chief Financial Officer, at (800) 242-7494 to arrange a visit to our offices for the inspection. Such list will also be produced and kept at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054 during the special meeting.

We have determined that the Asset Sale constitutes the sale of substantially all of our property and assets within the meaning of Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”). Consequently, pursuant to the DGCL, we believe that the Asset Sale requires the approval of stockholders owning a majority of the outstanding shares of common stock of PDI entitled to vote at the Special Meeting.

After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement, our Amended and Restated 2004 Stock Award and Incentive Plan, the proposed amendments to our certificate of incorporation and the Golden Parachute Proposal are advisable to and in the best interests of PDI and its stockholders.

Please read the enclosed Proxy Statement carefully. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you have Internet access, we encourage you to vote via the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,

Gerald P. Belle
Chairman

Dated: November 23, 2015

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-ii-

-iii-

Securities Authorized For Issuance under Equity Compensation Plans	123
INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS	125
INFORMATION ABOUT OUR EXECUTIVE COMPENSATION	127
Summary Compensation Table	127
Narrative Disclosure to Summary Compensation Table	128
Base Salary	128
Annual Cash Incentives	128
Long-Term Equity Incentives	129
Inducement Awards	130
Perquisites	131
Deferred Compensation Plan	131
Stock Ownership Guidelines	131
Compensation Features Intended to Prevent Excessive Risk Taking	132
Outstanding Equity Awards	133
Nonqualified Deferred Compensation	134
Potential Payments upon Termination or Change in Control	134
Employment Arrangements	136
PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000	137
PROPOSAL NO. 4: APPROVAL, ON A NON-BINDING BASIS, OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME FROM “PDI, INC.” TO “INTERPACE DIAGNOSTICS GROUP, INC.”	139
PROPOSAL NO. 5: NON-BINDING ADVISORY VOTE ON GOLDEN PARACHUTES	141
MARKET PRICE AND DIVIDEND DATA	142
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	142
STOCKHOLDER PROPOSALS AND NOMINATIONS	145
TRANSACTION OF OTHER BUSINESS	146
HOUSEHOLDING OF PROXY STATEMENT	146
WHERE YOU CAN FIND MORE INFORMATION	146

ANNEX A — ASSET PURCHASE AGREEMENT

ANNEX B-1—FORM OF VOTING AGREEMENT

ANNEX B-2 — VOTING AGREEMENT BY AND BETWEEN PUBLICIS TOUCHPOINT SOLUTIONS, INC. AND HEARTLAND ADVISORS,INC.

-iv-

ANNEX C— OPINION OF CRAIG-HALLUM CAPITAL GROUP

ANNEX D —AMENDED AND RESTATED 2004 STOCK AWARD AND INCENTIVE PLAN

ANNEX E —CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OFINCORPORATION OFPDI, INC. TO INCREASE THE NUMBER OFAUTHORIZED SHARES OF COMMON STOCK

-v-

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

December 22 , 2015

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of PDI, Inc. (hereinafter “we,” “us,” “our,” the “Company” or “PDI”) for use at a Special Meeting of Stockholders to be held on December 22, 2015 (the “Special Meeting”) at 9:00 a.m., local time, at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, and any postponements or adjournments thereof. This Proxy Statement will be mailed to stockholders on or about November 23, 2015.

At the Special Meeting, our stockholders will consider and act upon the following matters:

1.

To authorize the sale (the “Asset Sale”) by PDI of substantially all of the assets, the goodwill and ongoing business comprising PDI’s Commercial Services segment (“Commercial Services Business”) pursuant to the Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI (the “Asset Purchase Agreement”) as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.	To approve PDI’s Amended and Restated 2004 Stock Award and Incentive Plan (the “Incentive Plan Proposal”);

3.	To amend PDI’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 (the “Authorized Shares Proposal”);

4.	To approve, on a non-binding basis, an amendment to PDI’s Certificate of Incorporation to change PDI’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” (the “Name Change Proposal”);

5.

To approve, by non-binding, advisory vote, certain compensation arrangements for PDI’s named executive officers in connection with the Asset Sale (the “Golden Parachute Proposal,” and collectively with the Asset Sale Proposal, the Incentive Plan Proposal, the Authorized Shares Proposal and the Name Change Proposal, the “Proposals”); and

6.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of the close of business on November 20, 2015 (the “Record Date”) will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of that date, 16,735,741 shares of our common stock, $0.01 par value per share, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by PDI. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of PDI, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. PDI also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”), and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this Proxy Statement. This summary may not contain all of the information you should consider before voting on the Proposals presented in this Proxy Statement. You should read the entire Proxy Statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

•

The Asset Sale.  We have agreed to sell substantially all of the assets, the goodwill and ongoing business comprising our Commercial Services Business to Publicis Touchpoint Solutions, Inc., an indirect wholly-owned subsidiary of Publicis Groupe S.A. (“Publicis”) that operates within the Publicis Healthcare Communications Group network (the “Buyer”), which has agreed to assume certain specified liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement.  We will retain all of our other assets, including the assets related to our Interpace Diagnostics business.  We will also retain all of our other debts and liabilities not assumed by the Buyer.  At the closing of the Asset Sale, the Buyer will pay to us (i) $25,467,182 in cash (the “Base Cash Payment”), plus (ii) up to $7.1 million (the “Contingent Downpayment” and together with the Base Cash Payment, the “Closing Purchase Price”) upon the entry by us prior to the closing of a binding contract with one of our prospective clients that is projected to result in revenue in 2016 in an amount equal to or greater than $25.0 million (the “Triggering Event”), subject to a working capital adjustment. If the Triggering Event occurs, the Buyer will also purchase the portion of the Commercial Services Business that principally relates to the provision of services for multiple non-competing brands for different clients (the “ERT Services”). We are also entitled to receive an earn-out payment in 2017 equal to one-third of the 2016 revenues generated by the Commercial Services Business under certain specified contracts and client relationships, less the amount of the Closing Purchase Price (the “Earn-Out Payment”). See “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement” beginning on page 65.

•

Reasons for the Asset Sale.  In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, the Company and our stockholders, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, reviewed a significant amount of information and considered a number of factors, including, among other things, the price to be paid by the Buyer, the strategic and financial benefits that the Asset Sale will provide to the Company, the extensive review process that led to entering into the Asset Purchase Agreement, the future business prospects of the Commercial Services Business and the terms and conditions of the Asset Purchase Agreement. See “Proposal No. 1: The Asset Sale — Reasons for the Asset Sale” beginning on page 39.

•

Board Recommendation. Our board of directors has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, PDI and its stockholders.  Our board of directors unanimously recommends that our stockholders vote “FOR” the approval of the Asset Sale Proposal.  See “Proposal No. 1: The Asset Sale — Recommendation of Our Board of Directors” beginning on page 42.

•

Opinion of PDI’s Financial Advisor.  In connection with the Asset Sale, PDI’s financial advisor, Craig-Hallum Capital Group (“Craig-Hallum”), delivered to PDI’s board of directors its opinion, dated October 28, 2015, as to the fairness, from a financial point of view and as of the date of the opinion, to PDI of the consideration to be received by PDI pursuant to the Asset Purchase Agreement.  The full text of the opinion, dated October 28, 2015, of Craig-Hallum, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference in its entirety.  Craig-Hallum delivered its opinion to PDI’s board of directors for the benefit and use of PDI’s board of directors in connection with and for purposes of its evaluation from a financial point of view of the consideration to be received by PDI pursuant to the Asset Purchase Agreement.  Craig-Hallum’s opinion does not address any other aspect of the Asset Sale and does not constitute a recommendation to any stockholder as to how to vote with respect to the Asset Sale Proposal or any other matter. PDI encourages holders of PDI common stock to read the opinion carefully and in its entirety.  See “Proposal No. 1: The Asset Sale — Opinion of PDI’s Financial Advisor” beginning on page 42.

•

Indemnification of the Buyer.  As set forth in the Asset Purchase Agreement, we have agreed to indemnify the Buyer for damages resulting from or arising out of any inaccuracy or breach of any of our representations, warranties or covenants in the Asset Purchase Agreement, any and all liabilities of ours not assumed by the Buyer in the Asset Sale and for certain other matters. Our indemnification obligations generally survive for 18 months following the closing. With the exception of certain carve-outs, our maximum aggregate liability for indemnification claims for any such inaccuracies or breaches is generally limited to 25% of the purchase price paid or due and payable by the Buyer pursuant to the Asset Purchase Agreement.  See “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Indemnification of the Buyer” beginning on page 70.

•

Use of Proceeds and Activities Following the Asset Sale.  If the Asset Sale is completed, substantially all of the assets, the goodwill and ongoing business comprising our Commercial Services Business (including, if the Triggering Event occurs, the portion of the Commercial Services Business that principally relates to the ERT Services) will be sold to the Buyer.  We will retain all of our other assets, including the assets related to our Interpace Diagnostics business whose growth we intend to focus on following the Asset Sale. We will also retain all debts and liabilities of PDI not assumed by the Buyer pursuant to the Asset Purchase Agreement. We intend to use the net proceeds from the Asset Sale to repay certain indebtedness, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes.  See “Proposal No. 1: The Asset Sale — Activities of PDI Following the Asset Sale” beginning on page 55.

•

Conditions to the Asset Sale.  Completion of the Asset Sale requires the authorization of our stockholders as well as the satisfaction or waiver of certain other conditions set forth in the Asset Purchase Agreement.  See “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Conditions to the Asset Sale” beginning on page 78.

•

Voting Agreements.  Certain of our stockholders have entered into voting agreements with the Buyer pursuant to which, among other things, they have agreed, subject to certain conditions, to vote certain shares of our common stock owned by them and representing approximately 45.7% in the aggregate of our shares of common stock outstanding as of the Record Date in favor of the Asset Sale Proposal.  See “Proposal No. 1: The Asset Sale — Voting Agreements” beginning on page 83.

•

Termination of the Asset Purchase Agreement.  The Asset Purchase Agreement may be terminated under certain circumstances, including by either party if the closing of the Asset Sale does not occur by January 31, 2016 or under certain circumstances involving a breach of the Asset Purchase Agreement. We are required to pay the Buyer a termination fee equal to 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, and to reimburse the Buyer’s expenses if the Buyer terminates the Asset Purchase Agreement under certain circumstances, including if (i) our board of directors withdraws or modifies or changes its recommendation that our stockholders authorize the Asset Sale, (ii) we breach our non-solicitation covenant or fail to obtain a release of liens over the Commercial Services Business assets, or (iii) we do not obtain stockholder authorization of the Asset Sale and consummate an alternative transaction within six months after the termination of the Asset Purchase Agreement. See “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Termination of the Asset Purchase Agreement” beginning on page 79 and “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Termination Fee” beginning on page 81.

•

U.S. Federal Income Tax Consequences.  Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.  See “Proposal No. 1: The Asset Sale — U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page 56.

•	Risk Factors. The Asset Sale involves a number of risks, including:

•	The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

•	We cannot be sure if or when the Asset Sale will be completed.

•	Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

•

The Asset Purchase Agreement will expose us to contingent liabilities, including certain indemnification claims that may be made against us, that could have a material adverse effect on our financial condition.

•	A portion of the purchase price is contingent and we may not receive those payments.

•	Our stockholders will not receive any distribution from the Asset Sale, and may never receive any return of value.

•	We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

See “Risk Factors” beginning on page 18.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE PROPOSALS

The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions. We urge you to carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the Proposals. See “Where You Can Find More Information” beginning on page 146.

THE SPECIAL MEETING

Q.	When and where will the Special Meeting take place?

A.

The Special Meeting will be held on December 22, 2015 at 9:00 a.m., local time, at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.

Q.	What is the purpose of the Special Meeting?

A.

At the Special Meeting, you will be asked to vote upon: (1) the Asset Sale Proposal, (2) the Incentive Plan Proposal, (3) the Authorized Shares Proposal, (4) the Name Change Proposal, (5) the Golden Parachute Proposal and (6) such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Q.	What is the Record Date for the Special Meeting?

A.

Holders of our common stock as of the close of business on November 20, 2015, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

Q.	What is the quorum required for the Special Meeting?

A.

A quorum will be present at the Special Meeting if holders of a majority of the shares of common stock outstanding on the record date are represented at the Special Meeting in person or by proxy. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Special Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Special Meeting.

Q.	What vote is required to approve the Proposals to be voted upon at the Special Meeting?

A.

The approval of the Asset Sale Proposal and the approval of the Authorized Shares Proposal each requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting.  Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”), the Name Change Proposal does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote on the Name Change Proposal is desirable and consistent with corporate governance best practices, and we are seeking the affirmative vote, on a non-binding basis, of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting on the Name Change Proposal. In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may be payable to our named executive officers in connection with the Asset Sale, and we are seeking the affirmative vote, on a non-binding, advisory basis, of a majority of the votes cast at the Special Meeting on the Golden Parachute Proposal. Certain of our stockholders, including our executive officers and Heartland Advisors, Inc. (“Heartland”), have entered into voting agreements with the Buyer pursuant to which, among other things, they have agreed, subject to certain conditions, to vote certain shares of our common stock owned by them and representing approximately 45.7% in the aggregate of our shares of common stock outstanding as of the Record Date in favor of the Asset Sale Proposal. The form of the voting agreement entered into by and between the Buyer and our executive officers and certain of our other stockholders is attached to this Proxy Statement as Annex B-1, and the voting agreement entered into by and between the Buyer and Heartland is attached to this Proxy Statement as Annex B-2.

Q.	What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.

If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the Asset Sale Proposal, the Authorized Shares Proposal and the Name Change Proposal.  If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have no effect on each of the Incentive Plan Proposal and the Golden Parachute Proposal. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” the Asset Sale Proposal, the Authorized Shares Proposal and the Name Change Proposal.  If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have no effect on each of the Incentive Plan Proposal and the Golden Parachute Proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale Proposal, the Authorized Shares Proposal and the Name Change Proposal and will have no effect on each of the Incentive Plan Proposal and the Golden Parachute Proposal.

Q.	What does it mean if I received more than one proxy card?

A.	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q.	Who can help answer my other questions?

A.

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, telephone number (800) 242-7494.

PROPOSAL NO. 1: THE ASSET SALE PROPOSAL

Q.	Why did the Company enter into the Asset Purchase Agreement?

A.

In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, the Company and our stockholders, and authorizing the Company to enter into the Asset Purchase Agreement, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, reviewed a significant amount of information and considered a number of factors. Those factors included, among other things, the price to be paid by the Buyer, the strategic and financial benefits that the Asset Sale will provide to the Company, the extensive review process that led to entering into the Asset Purchase Agreement, the future business prospects of the Commercial Services Business and the terms and conditions of the Asset Purchase Agreement.

Q.	What will happen if the Asset Sale is authorized by our stockholders?

A.

If the Asset Sale is authorized by the requisite stockholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of the assets, the goodwill and ongoing business comprising our Commercial Services Business (including, if the Triggering Event occurs, the portion of the Commercial Services Business that principally relates to the ERT Services) to the Buyer.  We will retain all of our other assets, including the assets related to our Interpace Diagnostics business.  We will also retain all of our other debts and liabilities not assumed by the Buyer.

Q.	What will happen if the Asset Sale is not authorized?

A.

Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain a stockholder vote in favor of the Asset Sale Proposal, the Asset Sale will not occur, and, under certain circumstances, we may be required to pay the Buyer a termination fee equal to 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, and to reimburse the Buyer’s expenses.

Q.	What is the purchase price to be received by the Company?

A.

At the closing of the Asset Sale, the Buyer will pay to us the Closing Purchase Price, subject to a working capital adjustment. The Contingent Downpayment, if any, portion of the Closing Purchase Price is contingent upon the occurrence of the Triggering Event. If the determinations of the Triggering Event and the actual amount of the Contingent Downpayment are not agreed by the parties, then the determinations shall be made in good faith by the Buyer. We are also entitled to receive the Earn-Out Payment in 2017.

Q.	What are the material terms of the Asset Purchase Agreement?

A.	In addition to the Closing Purchase Price and the Earn-Out Payment we are entitled to receive, the Asset Purchase Agreement contains other important terms and provisions, including:

•

our obligations to indemnify the Buyer and certain of its related parties for any damages resulting from or arising out of: (i) any misrepresentation, inaccuracy or breach of any warranty or representation made by us in the Asset Purchase Agreement; (ii) any breach or failure by us to comply with, perform or discharge any of our obligations, agreements or covenants in the Asset Purchase Agreement; (iii) any liability or obligation or any assertion against the Buyer and its related parties based on, or arising out of or relating to any excluded asset, any retained liability or other liability arising out of the conduct of the Commercial Services Business prior to the closing; (iv) certain specified litigation and claims; and (v) any liability or obligation arising out of or relating to the classification of any individual performing services for us prior to the closing as an independent contractor or in any other capacity other than as an employee, or the misclassification of an employee of ours as an “exempt” employee under the federal Fair Labor Standards Act and/or any other applicable federal, state or local law or regulation relating to wages or hours;

•

our covenant to conduct the Commercial Services Business only in the ordinary course and other restrictions on the conduct of the Commercial Services Business and us generally during the period prior to the completion of the Asset Sale;

•	our and the Buyer’s respective obligations to close the Asset Sale are subject to several closing conditions, including the authorization of the Asset Sale by our stockholders;

•

our and the Buyer’s respective rights to terminate the Asset Purchase Agreement in certain circumstances, in which case the Asset Sale will not be completed, and in certain circumstances, our obligation to pay the Buyer a termination fee equal to 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, and to reimburse the Buyer’s expenses; and

•

our covenant not to solicit, provide information or enter into discussions concerning any alternative proposal to the Asset Sale, except in limited circumstances relating to unsolicited proposals that constitute or are likely to result in a superior proposal.

Q.	Who will receive the proceeds from the Asset Sale?

A.	The proceeds from the Asset Sale will be received by the Company, not our stockholders.

Q.	How would the proceeds from the Asset Sale be used?

A.

We intend to use the net proceeds from the Asset Sale to repay certain indebtedness, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes.  Any future decision for the use of those funds will be made by our board of directors. See “Proposal No. 1: The Asset Sale — Activities of PDI Following the Asset Sale” beginning on page 55.

Q.	Will stockholders receive any distributions from the Asset Sale?

A.	We do not intend to distribute to stockholders any cash proceeds from the Asset Sale. Instead, we intend to use the net proceeds from the Asset Sale to repay certain indebtedness, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes. Any future decision for the use of those funds will be made by our board of directors. In addition, we have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Future earnings, if any, will be used to finance the future operation and growth of our business. Upon the closing of the Asset Sale, stockholders’ shares of our common stock will continue to be outstanding, and stockholders will continue to have rights as stockholders in the Company.

Q.	What does our board of directors recommend regarding the Asset Sale Proposal?

A.

Our board of directors has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, the Company and its stockholders.  This determination was made by a unanimous vote of all of the members of our board of directors.  Our board of directors recommends that you vote “FOR” the Asset Sale Proposal.

Q.	Do I have appraisal rights in connection with the Asset Sale?

A.	Under Delaware law, appraisal rights are not provided to stockholders in connection with the transactions contemplated by the Asset Purchase Agreement.

Q.	Are there any risks to the Asset Sale?

A.	Yes. You should carefully read the section entitled “Risk Factors” beginning on page 18.

Q.	What are the U.S. federal income tax consequences of the Asset Sale to U.S. stockholders?

A.

Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.  See “Proposal No. 1: The Asset Sale — U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page 56.

Q.	When is the closing of the Asset Sale expected to occur?

A.

If the Asset Sale is authorized by our stockholders and all conditions to completing the Asset Sale are satisfied or waived, the closing of the Asset Sale is expected to occur shortly after the Special Meeting.

PROPOSAL NO. 2: The Incentive Plan Proposal

Q.	What are the reasons for the Incentive Plan Proposal?

A.

Our proposed Amended and Restated 2004 Stock Award and Incentive Plan (the “Amended 2004 Stock Incentive Plan”) would increase by 2,450,000 shares the number of shares of common stock authorized under our existing Amended and Restated 2004 Stock Award and Incentive Plan, as amended (the “Existing Plan”), and modify the business criteria upon which the Compensation Committee of our board of directors (“Compensation Committee”) may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee. We believe that we have effectively and efficiently managed the share pool under the Existing Plan, but with our recent growth in revenues and operations, attributable in part to our Interpace Diagnostics business, we have been hiring senior executives and other key employees and accordingly, the number of shares available for grant under the Existing Plan has been depleted. We wish to replenish the number of shares available for grant to attract, motivate and retain executives, other key employees, non-employee directors and providers of substantial services to us as we seek to grow our Interpace Diagnostics business. Additionally, as a result of our increasing focus since 2013 on our Interpace Diagnostics business, which will be our primary business and focus following the completion of the Asset Sale, the Compensation Committee believed that it was appropriate to review and update the list of business criteria to reflect the current or future goals and objectives upon which performance-based compensation might be based.

Q.

A proposal to increase the number of shares of common stock authorized under the Existing Plan was not approved by stockholders at the Company’s Annual Meeting held on June 3, 2015. Why is the Company seeking stockholder approval for an increase in the number of shares of common stock authorized under the Existing Plan now?

A.

We wish to replenish the number of shares available for grant to attract, motivate and retain executives, other key employees, non-employee directors and providers of substantial services to us as we seek to grow our Interpace Diagnostics business. We believe that our future success and growth depends, in large part, upon our ability to maintain a competitive position in attracting, motivating and retaining key personnel. Equity based compensation is an expected part of a compensation package for key talent joining a company in its growth phase, which we are currently in with respect to our Interpace Diagnostics business, and more generally in the extremely competitive labor markets in which we compete. Furthermore, we believe that being able to offer personnel competitive equity based compensation will enable us to conserve some of our cash resources and apply some of those cash resources toward research and development, marketing initiatives, strategic relationships, acquisitions and other opportunities that we believe we will need to consider and possibly pursue in order to grow our Interpace Diagnostics business. In light of our compensation philosophy and our business strategy to grow our Interpace Diagnostics business, we believe that the number of shares currently available to us for awards under the Existing Plan is insufficient to satisfy our future equity compensation needs, and, if we are unable to make awards to key personnel, we may be put at a significant competitive disadvantage and our business may be adversely affected.

Q.	What will happen if stockholders do not approve the Incentive Plan Proposal at the Special Meeting?

A.

Approval of the Incentive Plan Proposal is not a condition to the consummation of the Asset Sale.  Regardless of the outcome of the Incentive Plan Proposal, if the Asset Sale is authorized by our stockholders and completed, we intend to focus on the growth of our Interpace Diagnostics business.  If stockholders do not approve the Incentive Plan Proposal at the Special Meeting, we will likely continue to ask the stockholders to approve the Incentive Plan Proposal at the annual meeting of stockholders to be held in 2016.

Q.	What will happen if stockholders approve the Incentive Plan Proposal at the Special Meeting but do not approve the Asset Sale Proposal?

A.

Approval of the Incentive Plan Proposal is not contingent upon the approval of the Asset Sale Proposal.  If the Incentive Plan Proposal is approved but the Asset Sale is not authorized by our stockholders, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Asset Sale that may be available.  If the Incentive Plan Proposal is approved, we intend to use the increase in the number of shares of common stock authorized under the Amended 2004 Stock Incentive Plan to offer equity-based compensation that will help us to attract and retain the personnel necessary to grow our business.

PROPOSAL NO. 3: The Authorized Shares Proposal

Q.	What are the reasons for the Authorized Shares Proposal?

A.

Our board of directors believes that it is important to have available for issuance a sufficient number of authorized shares of common stock to meet our future corporate needs and that the current number of authorized but unissued shares of common stock is insufficient for our future financing needs because it is likely that the sale of shares of our common stock will be one of the principal means by which we will raise additional capital. In addition to public or private offerings of shares of our common stock, if our stockholders approve this proposal, the additional authorized shares of common stock would also be available for issuance of equity awards pursuant to employee benefit plans, including our proposed Amended 2004 Stock Incentive Plan, conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our Interpace Diagnostics business.

Q.

A proposal similar to the Authorized Shares Proposal was not approved by stockholders at the Company’s Annual Meeting held on June 3, 2015. Why is the Company seeking stockholder approval for the Authorized Shares Proposal now?

A.

The revenue generated from our Interpace Diagnostics business for the fiscal year ended December 31, 2014, following our acquisition of RedPath Integrated Pathology, Inc. on October 31, 2014, constituted 8.3% of our consolidated revenue for the post-acquisition period. Although we expect the revenue generated from our Interpace Diagnostics business to grow in the future, we will need to raise additional capital in the near future to finance the development and operation of the business, including for research and development and commercialization efforts.  Our board of directors believes that the current number of authorized but unissued shares of common stock is insufficient for our future financing needs because it is likely that the sale of shares of our common stock will be one of the principal means by which we will raise additional capital. For example, on November 2, 2015, we entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Cantor as our sales agent, subject to the limitations set forth in the Sales Agreement.   In order to be positioned to timely take full advantage of market and other conditions suitable for equity related financings in the future, our board of directors believes we must increase the number of our authorized but unissued shares of common stock. If our stockholders do not approve this proposal, we may have less flexibility to arrange the financing necessary to grow our Interpace Diagnostics business or continue our existing operations and we may be required to hold another special stockholders meeting to obtain stockholder approval for a similar proposal, which could result in increased costs to us and potential delays in arranging for the desired funding.

Q.	What will happen if stockholders do not approve the Authorized Shares Proposal at the Special Meeting?

A.

Approval of the Authorized Shares Proposal is not a condition to the consummation of the Asset Sale.  Regardless of the outcome of the Authorized Shares Proposal, if the Asset Sale is authorized by our stockholders and completed, we intend to focus on the growth of our Interpace Diagnostics business.  If stockholders do not approve the Authorized Shares Proposal at the Special Meeting, we will likely continue to ask the stockholders to approve the Authorized Shares Proposal at the annual meeting of stockholders to be held in 2016.

Q.	What will happen if stockholders approve the Authorized Shares Proposal at the Special Meeting but do not approve the Asset Sale Proposal?

A.

Approval of the Authorized Shares Proposal is not contingent upon the approval of the Asset Sale Proposal.  If the Authorized Shares Proposal is approved but the Asset Sale is not authorized by our stockholders, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Asset Sale that may be available. While our board of directors has reserved the right to abandon the proposed amendment at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, if stockholders approve the Authorized Shares Proposal at the Special Meeting, we intend to file the amendment with the Secretary of State of the State of Delaware and use the additional authorized shares of common stock to help finance the development and operation of our business.

PROPOSAL NO. 4: The Name Change Proposal

Q.	What are the reasons for the Name Change Proposal?

A.

As discussed in the section of this Proxy Statement entitled “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Conditions to the Asset Sale” beginning on page 78, under the Asset Purchase Agreement, we are required to change our name to a name dissimilar to “PDI” at or promptly following the closing of the Asset Sale, and after the closing, we may not use the name “PDI” or any similar name in connection with any business. We also believe that changing our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” will more accurately reflect and represent to the public, the marketplace, potential investors and our existing stockholders our primary business and focus following the completion of the Asset Sale and will better allow for brand recognition of our diagnostic tests that are currently on the market, those that are currently in late stage development and any tests that we may develop in the future. In addition, we believe that our current name will no longer accurately reflect our business and focus subsequent to the completion of the Asset Sale. If we proceed with changing our name, we also intend to change the trading symbol of our common stock on the Nasdaq Global Market (“NASDAQ”) from “PDII” to “IDXG”.

Q.	What will happen if stockholders do not approve the Name Change Proposal at the Special Meeting?

A.

Approval of the Name Change Proposal is not a condition to the consummation of the Asset Sale nor is it required under the DGCL.  Pursuant to Section 242(b)(1) of the DGCL, the Name Change Proposal does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote, on a non-binding basis, on the Name Change Proposal is desirable and consistent with corporate governance best practices. Regardless of the outcome of the Name Change Proposal, if the Asset Sale is authorized by our stockholders and completed, we intend to amend our certificate of incorporation, as amended, to change our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” at or promptly following the closing of the Asset Sale, as required by the Asset Purchase Agreement and for the other reasons described above.

Q.	What will happen if stockholders approve the Name Change Proposal at the Special Meeting but do not approve the Asset Sale Proposal?

A.

Approval of the Name Change Proposal is not contingent upon the approval of the Asset Sale Proposal.  If the Name Change Proposal is approved but the Asset Sale is not authorized by our stockholders, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Asset Sale that may be available. Our board of directors has reserved the right to abandon the proposed amendment at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware. If stockholders approve the Name Change Proposal at the Special Meeting but do not approve the Asset Sale Proposal, our board of directors will determine if changing our name, and the trading symbol of our common stock, is still advisable.

PROPOSAL NO. 5: THE GOLDEN PARACHUTE PROPOSAL

Q.	Why am I being asked to cast a non-binding, advisory vote to approve the Golden Parachute Proposal?

A.

In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may be payable to the Company’s named executive officers in connection with the Asset Sale.

Q.	What will happen if stockholders do not approve the Golden Parachute Proposal at the Special Meeting?

A.

Approval of the Golden Parachute Proposal is not a condition to the consummation of the Asset Sale.  The vote with respect to the Golden Parachute Proposal is an advisory vote and will not be binding on the Company or the Buyer.  Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to stockholder approval.  Accordingly, regardless of the outcome of the non-binding, advisory vote, if the Asset Sale is authorized by our stockholders and completed and the other terms and conditions of the applicable plans and arrangements are satisfied, our named executive officers may still receive the golden parachute payments as disclosed in this Proxy Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT PDI’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET PURCHASE AGREEMENT, PDI’S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT’S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE IMPACT OF THE ANNOUNCEMENT AND PENDENCY OF THE ASSET SALE ON THE TRADING PRICE OF OUR COMMON STOCK, OUR BUSINESS AND ON OUR RELATIONSHIPS WITH OUR CLIENTS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY PDI UNDER THE ASSET PURCHASE AGREEMENT, THE SUFFICIENCY OF PDI’S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR PDI’S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION ENTITLED “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

RISK FACTORS

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Asset Sale Proposal.

Risks Related to the Asset Sale

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with clients and employees. As a result of the announcement and pendency of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to our Commercial Services Business. New or existing clients and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell a portion of their business because clients and business partners may perceive that such new relationships are likely to be more stable. In addition, pending the completion of the Asset Sale, we may be unable to attract and retain key personnel as employees working in the Commercial Services Business or otherwise may become concerned about the future of the business and lose focus or seek other employment. Furthermore, our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Asset Sale. The Asset Purchase Agreement also imposes certain restrictions on the conduct of our business prior to the completion of the Asset Sale, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Asset Sale. In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with clients and employees.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Asset Sale by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in the Buyer’s favor, or if other mutual closing conditions are not satisfied, the Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Asset Sale that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale. Any future sale of substantially all of our assets or other transactions may be subject to further stockholder approval.

If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Asset Sale, we expect that we will also retain and continue to operate the Commercial Services Business. The potential for loss or disaffection of employees or clients of the Commercial Services Business following a failure to consummate the Asset Sale could have a material, negative impact on the value of our business.

In addition, if the Asset Sale is not consummated, our management and other employees will have expended extensive time and effort and their focus and attention will have been diverted from operational matters during the pendency of the transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Commercial Services Business to any party other than the Buyer. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay a termination fee equal to 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, and reimburse the Buyer for its expenses if the Asset Purchase Agreement is terminated in specified circumstances. These provisions could make it less advantageous for a third party that might have an interest in acquiring us or all of or a significant part of the Commercial Services Business to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by the Buyer.

The Asset Purchase Agreement will expose us to contingent liabilities that could have a material adverse effect on our financial condition.

We have agreed to indemnify the Buyer for damages resulting from or arising out of any inaccuracy or breach of any representation, warranty or covenant of ours in the Asset Purchase Agreement, any and all liabilities of ours not assumed by the Buyer in the Asset Sale and for certain other matters. Significant indemnification claims by the Buyer could have a material adverse effect on our financial condition. We will not be obligated to indemnify the Buyer for any breach of certain of the representations and warranties by us under the Asset Purchase Agreement until the aggregate amount of claims for indemnification exceed $250,000. In the event that claims for indemnification exceed this threshold, we will be obligated to indemnify the Buyer for any damages or loss resulting from such breaches that exceed such threshold up to 25% of the total purchase price paid or due and payable by the Buyer to us. Claims for indemnification for breaches of covenants made by us under the Asset Purchase Agreement and for breaches of representations and warranties classified as fundamental representations or any provision of the Asset Purchase Agreement relating to taxes will not be subject to the deductible or aggregate liability cap described above. The Asset Purchase Agreement also allows the Buyer to withhold monies due against the Earn-Out Payment if indemnification claims are asserted. In addition, under the Asset Purchase Agreement, we will retain all of our debts and liabilities not assumed by the Buyer.

Because our Interpace Diagnostics business represented a small portion of our consolidated revenue for the fiscal year ended December 31, 2014, if the Asset Sale is completed, our business following the Asset Sale will be substantially different and may never achieve or sustain profitability.

The revenue generated from our Interpace Diagnostics business for the fiscal year ended December 31, 2014, following our acquisition of RedPath Integrated Pathology, Inc. on October 31, 2014, constituted 8.3% of our consolidated revenue for the post-acquisition period. We intend to use the net proceeds from the Asset Sale to pay the balance of the outstanding loan under the Credit Agreement, dated October 31, 2014, by and among the Company, SWK Funding LLC (“SWK”) and the financial institutions party thereto from time to time as lenders (the “Credit Agreement”), and related fees, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes. Although we expect the revenue generated from our Interpace Diagnostics business to grow in the future, there can be no assurance that we will achieve revenue sufficient to offset expenses. Additionally, we believe that we will need additional funding in the near future to finance the development and operation of our business activities, including our Interpace Diagnostics business. Additional funding may not be available to us on acceptable terms, or at all.

Furthermore, there is no guarantee that we will be able to achieve sustained growth in our Interpace Diagnostics business, achieve or sustain profitability in our Interpace Diagnostics business, or generate positive cash flows from our Interpace Diagnostics business, or in new products or business opportunities we may pursue.

In addition, since our focus following the closing of the Asset Sale will be on our Interpace Diagnostics business, our management may face even greater expectations from investors and analysts to more quickly produce improved quarterly financial results for our Interpace Diagnostics business as compared to the periods prior to the Asset Sale. This might cause distractions for our management and our board of directors and might at times conflict with our desire to build long-term stockholder value.

After we pay the balance of the outstanding loan under the Credit Agreement and related fees, we may not be able to continue as a going concern if we do not generate sufficient revenue or obtain additional financing.

We intend to use a significant portion of the net proceeds received at the closing of the Asset Sale to pay the balance of the outstanding loan under the Credit Agreement and related fees. Although we expect the revenue generated from our Interpace Diagnostics business to grow in the future, there can be no assurance that we will achieve revenue sufficient to offset expenses. Additionally, we believe that we will need additional funding in the near future to finance the development and operation of our business activities, including our Interpace Diagnostics business, which funding may not be available to us on acceptable terms, or at all. If we do not generate sufficient revenue or obtain additional financing, we may not be able to continue as a going concern. If we are unable to continue as a going concern, investors may lose all of their investment in us.

Because our business will initially be smaller following the completion of the Asset Sale, there is a possibility that our common stock may be delisted from NASDAQ if we fail to satisfy the continued listing standards of that market.

Even though we currently satisfy the continued listing standards for NASDAQ, initially following the completion of the Asset Sale, our business will be smaller, and, therefore, we may fail to satisfy the continued listing standards of NASDAQ. In the event that we are unable to satisfy the continued listing standards of NASDAQ, our common stock may be delisted from that market. Any delisting of our common stock from NASDAQ could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

A portion of the purchase price is contingent and we may not receive those payments.

The Contingent Downpayment, if any, portion of the Closing Purchase Price is contingent upon the occurrence of the Triggering Event. If the determinations of the Triggering Event and the actual amount of the Contingent Downpayment are not agreed by the parties, then the determinations shall be made in good faith by the Buyer. We are also entitled to receive the Earn-Out Payment in 2017. The Buyer has certain discretion in its operation of the business post-closing which may limit our ability to achieve the Earn-Out Payment.

Our stockholders will not receive any distribution from the Asset Sale, and may never receive any return of value.

We do not intend to distribute to stockholders any cash proceeds from the Asset Sale. Instead, we intend to use the net proceeds from the Asset Sale to pay the balance of the outstanding loan under the Credit Agreement and related fees, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes. Any future decision for the use of those funds will be made by our board of directors.

In addition, we have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Future earnings, if any, will be used to finance the future operation and growth of our business. Stockholders also do not have appraisal rights in connection with the Asset Sale. Stockholders will not receive any liquidity from the Asset Sale and the only return to them will be based on any future appreciation in our stock price or upon a future sale or liquidation of us. Much depends on our future business, including the success or failure of our Interpace Diagnostics business. There are no assurances that we will be successful, and current stockholders may never get a return on their investment.

We may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our deferred tax assets.

Section 382 of the Code contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company.

If we were to undergo one or more “ownership changes” within the meaning of Section 382 of the Code, or if one has already occurred, our deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences existing as of the date of each ownership change may be unavailable, in whole or in part, to offset gains, if any, from the Asset Sale. If we are unable to offset fully for U.S. federal income tax purposes gains, if any, realized in respect of the Asset Sale with the tax loss carry-forwards, we may incur additional U.S. federal income tax.

Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

Members of our board of directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement. The consummation of the Asset Sale would constitute a “change of control” under employment separation agreements with our executive officers.

Our Chief Executive Officer is entitled to certain benefits pursuant to her employment separation agreement with us if her employment is terminated in connection with a change of control. Our other executive officers may also be entitled to certain benefits in accordance with their respective employment separation agreements in the event of a change of control of the Company. In addition, in general, non-performance based stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and restricted stock awarded to our employees, including those awarded to our executive officers, vest upon a change of control. Also the time-based component of any equity award subject to performance goals would be deemed satisfied, however, the applicable performance goals would still need to be satisfied before such award would vest.

Our stockholders could authorize the Asset Sale but vote against the Incentive Plan Proposal and/or the Authorized Shares Proposal.

If our stockholders do not approve the Incentive Plan Proposal and/or the Authorized Shares Proposal, we will still complete the Asset Sale if it is authorized by our stockholders and the other conditions to the closing of the Asset Sale are satisfied or waived. In that case, we would likely continue to ask the stockholders to approve the Incentive Plan Proposal and/or the Authorized Shares Proposal, as applicable, at the annual meeting of stockholders to be held in 2016. However, if the Incentive Plan Proposal is not approved by stockholders at the Special Meeting, we may be unable to make awards to key personnel, we may be put at a significant competitive disadvantage and our business may be adversely affected. If the Authorized Shares Proposal is not approved by stockholders at the Special Meeting, we may have less flexibility to arrange the financing necessary to grow our Interpace Diagnostics business or continue our existing operations and we may be required to hold another special stockholders meeting to obtain stockholder approval for a similar proposal, which could result in increased costs to us and potential delays in arranging for the desired funding.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules adopted, and to be adopted, by the United States Securities and Exchange Commission (the “SEC”) and NASDAQ, and will incur significant legal, accounting and other expenses in connection with that compliance. In addition, our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives.

We may be exposed to litigation related to the Asset Sale from the holders of our common stock.

Transactions such as the Asset Sale are often subject to lawsuits by stockholders. Because the holders of our common stock will not receive any consideration from the Asset Sale, it is possible that they may sue us or our board of directors. Such lawsuits could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on December 22, 2015 at 9:00 a.m., local time, at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.

Proposals

At the Special Meeting, holders of shares of our common stock as of the close of business on the Record Date will consider and vote upon:

●	the Asset Sale Proposal;

●	the Incentive Plan Proposal;

●	the Authorized Shares Proposal;

●	the Name Change Proposal;

●	the Golden Parachute Proposal; and

●	such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Descriptions of the Proposals are included in this Proxy Statement. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement.

Required Vote

Proposal No. 1: The Asset Sale Proposal

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale Proposal. Certain of our stockholders, including our executive officers and Heartland, have entered into voting agreements with the Buyer pursuant to which, among other things, they have agreed, subject to certain conditions, to vote certain shares of our common stock owned by them and representing approximately 45.7% in the aggregate of our shares of common stock outstanding as of the Record Date in favor of the Asset Sale Proposal. The form of the voting agreement entered into by and between the Buyer and our executive officers and certain of our other stockholders is attached to this Proxy Statement as Annex B-1, and the voting agreement entered into by and between the Buyer and Heartland is attached to this Proxy Statement as Annex B-2.

Proposal No. 2: The Incentive Plan Proposal

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have no effect on the Incentive Plan Proposal.

Proposal No. 3: The Authorized Shares Proposal

The approval of the Authorized Shares Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Authorized Shares Proposal.

Proposal No. 4: The Name Change Proposal

Pursuant to Section 242(b)(1) of the DGCL, the Name Change Proposal does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote on the Name Change Proposal is desirable and consistent with corporate governance best practices, and we are seeking the affirmative vote, on a non-binding basis, of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting on the Name Change Proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Name Change Proposal.

Proposal No. 5: Golden Parachute Proposal

The non-binding, advisory approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have no effect on the Golden Parachute Proposal.

Recommendations of our Board of Directors

After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are advisable to and in the best interests of PDI and its stockholders. Our board of directors recommends that you vote “FOR” the approval of the Asset Sale Proposal, the Incentive Plan Proposal, the Authorized Shares Proposal, the Name Change Proposal and the Golden Parachute Proposal.

Record Date

Holders of our common stock as of the close of business on November 20, 2015, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On the Record Date, there were 16,735,741 shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting. No other shares of capital stock were outstanding on the Record Date.

Stockholder List

A list of our stockholders entitled to vote at the Special Meeting will be available for examination by any PDI stockholder at the Special Meeting.

This stockholder list will be available for inspection by any stockholder for ten days prior to the Special Meeting for any purpose germane to the Special Meeting during ordinary business hours at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. If you would like to inspect the list, please call Graham Miao, our Executive Vice President and Chief Financial Officer, at (800) 242-7494 to arrange a visit to our offices for the inspection.

Ownership of Directors and Executive Officers

Our directors and executive officers beneficially own shares of our common stock representing approximately 10.5% in the aggregate of our shares of common stock outstanding as of the Record Date. In addition, our executive officers, who beneficially own shares of our common stock representing approximately 7.7% in the aggregate of our shares of common stock outstanding as of the Record Date, have entered into voting agreements with the Buyer pursuant to which, among other things, they have agreed, subject to certain conditions, to vote their shares in favor of the Asset Sale Proposal. The form of the voting agreement entered into by and between the Buyer and our executive officers and certain of our other stockholders is attached to this Proxy Statement as Annex B-1, and the voting agreement entered into by and between the Buyer and Heartland is attached to this Proxy Statement as Annex B-2.

Quorum and Voting

A quorum will be present at the Special Meeting if holders of a majority of the shares of common stock outstanding on the Record Date are represented at the Special Meeting in person or by proxy. A quorum is necessary in order to conduct the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Special Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Special Meeting.

The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting.

Proxies; Revocation of Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing, dating, signing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in “street name” (i.e., through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the Asset Sale Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Authorized Shares Proposal, “FOR” the Name Change Proposal and “FOR” the Golden Parachute Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, our board of directors knows of no other business that will be presented for consideration at the Special Meeting other than the Proposals. Unsigned proxy cards will not be voted.

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

●	giving written, dated notice to the Secretary of PDI stating that you would like to revoke your proxy;

●	signing and returning to us in a timely manner another proxy card with a later date;

●	voting again at a later time, but prior to the date of the Special Meeting, via the Internet or telephone;

●	if you are a stockholder of record or have a legal proxy from the stockholder of record, attending the Special Meeting in person and voting; or

●	if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Special Meeting will not constitute a revocation of your proxy.

Adjournments

The Special Meeting may be adjourned by the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale, including, without limitation, adjourning the Special Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in “street name” does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as “broker non-votes.” Because each proposal being considered at the Special Meeting is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be deemed present for any purpose at the Special Meeting, including for the purpose of determining the presence of a quorum.

Broker non-votes will not be considered to have been voted “FOR” or “AGAINST” the Incentive Plan Proposal or the Golden Parachute Proposal. However, because the votes required to approve the Asset Sale Proposal and the Authorized Shares Proposal and the votes we are seeking, on a non-binding basis, on the Name Change Proposal are based on a percentage of the total number of shares of common stock outstanding, broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal, the Authorized Shares Proposal and the Name Change Proposal.

Solicitation of Proxies

This proxy solicitation is being made and paid for by PDI on behalf of its board of directors. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, telephone number (800) 242-7494.

PROPOSAL NO. 1: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this Proxy Statement as Annex A, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

If the Asset Sale is completed, the Buyer would purchase substantially all of the assets, the goodwill and ongoing business comprising our Commercial Services Business, which we have determined constitutes substantially all of our assets, and assume certain specified liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement. If the Triggering Event occurs, the Buyer will also purchase the portion of the Commercial Services Business that principally relates to the ERT Services. We will retain all of our other assets, including the assets related to our Interpace Diagnostics business. We will also retain all of our other debts and liabilities not assumed by the Buyer. At the closing of the Asset Sale, the Buyer will pay to us the Closing Purchase Price, subject to a working capital adjustment. We are also entitled to receive the Earn-Out Payment in 2017.

Parties to the Asset Sale

PDI, Inc.

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

(800) 242-7494

We are a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through our Commercial Services segment, and developing and commercializing molecular diagnostic tests through our Interpace Diagnostics segment.

Our Commercial Services segment is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to our corporate customers. Through this business, we offer a range of complementary sales support services designed to achieve our customers’ strategic and financial objectives.

Our Interpace Diagnostics segment is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. Through our Interpace Diagnostics segment, we aim to provide physicians and patients with diagnostic options for detecting genetic and other molecular alterations that are associated with gastrointestinal and endocrine cancers. Our customers in our Interpace Diagnostics segment consist primarily of physicians, hospitals and clinics.

We were originally incorporated in New Jersey in 1986 and began commercial operations in 1987. In connection with our initial public offering, we re-incorporated in Delaware in 1998. We conduct our Commercial Services segment through our parent company, PDI, Inc., and our wholly-owned subsidiary, PDI BioPharma, LLC, which was formed in New Jersey in 2011. We conduct our Interpace Diagnostics segment through our wholly-owned subsidiaries, Interpace Diagnostics, LLC, which was formed in Delaware in 2013, and Interpace Diagnostics Corporation (formerly known as RedPath Integrated Pathology, Inc.), which was formed in Delaware in 2007. Our executive offices are located at Morris Corporate Center 1, Building A, 300 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (800) 242-7494, and our website address is www.pdi-inc.com. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement.

Our common stock is currently traded on the NASDAQ under the symbol “PDII.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge through the “Investor Relations” portion of our website, as soon as reasonably practicable after they are filed with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Publicis Touchpoint Solutions, Inc.

1000 Floral Vale Blvd., Suite 400

Yardley, PA 19067

(800) 672-0676

The Buyer is a New Jersey corporation and an indirect wholly-owned subsidiary of Publicis that operates within the Publicis Healthcare Communications Group (“PHCG”) network. PHCG is one of the leading health-oriented agency networks in the world. A division of Publicis, PHCG manages top-tier agencies specializing in promoting innovative solutions in advertising, digital, branding, message delivery, market access, and medical communications. PHCG is dedicated to creating experiences that compel action, change lives, and amplify business outcomes. With more than 5,500 employees, PHCG manages 12 agency brands through 60 offices located in 10 countries. PHCG’s brands include the Buyer, Saatchi & Saatchi Wellness, Digitas Health LifeBrands, Publicis Life Brands, Razorfish Health, Heartbeat Ideas, Discovery, in-sync Customer Insights, Publicis Health Media, Maxcess, and Verilogue.

Publicis is a global leader in marketing, communication, and business transformation. Publicis offers a full range of services and expertise across digital, technology, consulting, creative, corporate communications and public affairs, media strategy, planning and buying, healthcare communications and brand asset production. Present in 108 countries, Publicis Groupe S.A. employs more than 75,000 professionals.

Background of the Asset Sale

Our board of directors and members of our senior management team have regularly evaluated our business and operations, our long-term strategic goals and alternatives and our future prospects. Our board of directors and members of our senior management team have also regularly reviewed and assessed trends and conditions affecting the pharmaceutical industry and the economy in general, changes in the marketplace and applicable law, and the Company’s competitive market position, growth and revenue potential. As part of its ongoing review of the Company and its prospects, our board of directors has also regularly reviewed various strategic alternatives available to the Company to enhance stockholder value, including, among other things, possible acquisitions, strategic combinations and divestitures. The Company has, from time to time, received advice from our outside legal advisor, Pepper Hamilton LLP (“Pepper”), in connection with certain of these evaluations and reviews.

Beginning in the winter of 2015, in light of the unpredictability and slow growth of our Commercial Services Business, members of our senior management team, in consultation with our board of directors, began to more actively explore various strategic alternatives for the Commercial Services Business.

During the winter and spring of 2015, members of our senior management team met with representatives of various investment banking firms, including on April 1, 2015, with representatives of Craig-Hallum, to discuss our business generally and specifically our Commercial Services Business.

In connection with the pursuit of a sale of our Commercial Services Business, on April 17, 2015, we engaged Craig-Hallum as our sole financial advisor for the sale of our Commercial Services Business. We retained Craig-Hallum based on its qualifications and experience in providing financial advice and on its reputation and experience in the pharmaceutical industry.

On April 28, 2015, members of our senior management team met with representatives of Craig-Hallum to discuss our Commercial Services Business and the potential process and timeline for pursuing a sale of our Commercial Services Business. Representatives of Craig-Hallum and members of our senior management team also discussed the process of gathering due diligence materials to be made available to potential interested parties, and representatives of Craig-Hallum identified and discussed with members of our senior management team potential parties that might be contacted in connection with the process. Following that meeting, with the assistance of and in consultation with our advisors, we began preparing a confidential information memorandum for potential buyers and creating a virtual data room in connection with the process.

On May 6, 2015, our board of directors held a meeting, which members of our senior management team and representatives of Pepper attended. During the meeting, a member of our senior management team provided our board of directors with an update as to the status of the sale process for our Commercial Services Business, including our retention of Craig-Hallum to assist with the process and the potential buyers that had been identified. After discussion, our board of directors directed our senior management to contact a range of potential buyers and to report back to our board of directors with updates regarding the sale process.

Beginning in early May 2015, representatives of Craig-Hallum contacted a total of 17 potential buyers of our Commercial Services Business. The potential buyers included large publicly traded companies and privately held companies based in the United States and internationally. Potential buyers who responded favorably were asked to enter into non-disclosure agreements with us. In May and June 2015, a total of five potential buyers executed non-disclosure agreements with us, including, on May 25, 2015, the Buyer.

During the week of May 18, 2015, Craig-Hallum began circulating the confidential information memorandum to four potential buyers who had executed non-disclosure agreements with us, including the Buyer.

We subsequently circulated a process letter to the four potential buyers who had executed non-disclosure agreements with us, including the Buyer, instructing the recipients to submit non-binding indications of interest to Craig-Hallum by June 5, 2015.

On June 5, 2015, we received non-binding indications of interest from two potential buyers, the Buyer and a party whom we refer to as “Party B.” The Buyer’s non-binding indication of interest included a proposed purchase price range of between $40.5 million and $48.6 million for our Commercial Services Business, subject to a discount to be negotiated, plus a potential additional payment to be made in 2016 based on the Commercial Services Business’ audited operating income for 2015. The non-binding indication of interest received from Party B included a proposed purchase price range of between $25.0 million and $33.0 million for our Commercial Services Business.

On June 10, 2015, we received a verbal non-binding indication of interest from a third potential buyer, whom we refer to as “Party C,” which included a proposed purchase price of approximately $8.9 million for our Commercial Services Business. Party C was subsequently provided with access to the virtual data room on June 15, 2015.

On June 11, 2015, our board of directors held a meeting, which members of our senior management team and representatives of Pepper attended. During the meeting, members of our senior management team provided our board of directors with an update as to the status of the sale process for our Commercial Services Business.

On June 15, 2015, both the Buyer and Party B were provided with access to the virtual data room in connection with the process. Throughout the process leading to the execution of the Asset Purchase Agreement, the virtual data room was updated with new information, including, without limitation, specific information requested by the Buyer as well as certain of the other potential buyers who had executed non-disclosure agreements with us, subject to procedures to protect competitively sensitive and confidential information. In addition, members of our senior management team regularly provided status updates to our board of directors regarding the process and discussions with potential buyers.

On June 12, 2015, representatives of Craig-Hallum contacted another potential buyer whom we refer to as “Party A.” On June 22, 2015, Party A executed a non-disclosure agreement with us and was provided with the confidential information memorandum. On June 23, 2015, a process letter was sent to Party A, instructing Party A to submit a non-binding indication of interest to Craig-Hallum by July 2, 2015. On June 30, 2015, Party A submitted a non-binding indication of interest that included a proposed purchase price range of between $45.0 million and $50.0 million for the assets of our Commercial Services Business, payable at the closing of the transaction. On June 30, 2015, Party A was provided with access to the virtual data room.

On June 17, 2015, a representative of Craig-Hallum notified Party C that we were not willing at that time to engage in further discussions with them as a result of Party C’s low proposed purchase price in its non-binding indication of interest when compared to the proposed purchase prices of the other potential buyers and Party C’s failure to meet certain process-related deadlines set forth by us, and discussions with Party C ceased.

On June 17, 2015, June 30, 2015 and July 7, 2015, members of our senior management team conducted management presentations for the Buyer, Party B and Party A, respectively. Following the respective management presentations, members of our senior management team and representatives of Craig-Hallum participated in due diligence meetings with the Buyer, Party B and Party A and their respective advisors and responded to numerous questions and requests for additional information from each of these parties.

On July 1, 2015, we added to the virtual data room a form of an asset purchase agreement for potential buyers to review.

On July 8, 2015, our board of directors met telephonically. Members of our senior management team attended the meeting. During the meeting, our board of directors reviewed and discussed our contacts and discussions with the potential buyers, the level of interest expressed by each potential buyer.

On July 10, 2015, we received a non-binding letter of intent from the Buyer pursuant to which the Buyer proposed to acquire certain customer contracts of our Commercial Services Business for $34.5 million in cash at the closing of the transaction. In its non-binding letter of intent, the Buyer also proposed an additional payment to us in an amount equal to one-third of the revenue generated from such customer contracts in 2016 minus the amount of the cash payment made at the closing. The Buyer’s non-binding letter of intent also requested that we enter into an exclusivity arrangement with the Buyer with respect to its proposal.

On July 13, 2015, Party A informed a representative of Craig-Hallum that it expected to submit a non-binding letter of intent to acquire the assets of our Commercial Services Business for between approximately $35.0 million and $40.0 million in cash.

On July 14, 2015, we received a non-binding letter of intent from Party A pursuant to which Party A proposed to acquire the assets of our Commercial Services Business for $40.0 million in cash upon the closing of the transaction. In its non-binding letter of intent, Party A also proposed paying additional payments equal to 25% of the total annual gross profit related to the acquired customer contracts of the Commercial Services Business for each of 2016 and 2017, provided such contracts generated at least $15.0 million of gross profit in each of those years. Party A’s non-binding letter of intent also requested that we enter into an exclusivity arrangement with Party A with respect to its proposal. In response, we requested that Party A add the estimated amount of its proposed 2017 annual gross profit payment to its $40.0 million cash payment at the closing of the transaction. Party A declined to do so.

On July 14, 2015, a representative of Craig-Hallum informed the Buyer that in order to remain competitive, it would need to improve the terms proposed in its July 10, 2015 non-binding letter of intent, including with respect to the proposed purchase price. The Buyer declined to do so.

On July 16, 2015, a representative of Craig-Hallum notified a representative of Party B that we were not willing at that time to engage in further discussions with them after Party B failed to meet certain process-related deadlines set forth by us, including the submission of a non-binding letter of intent, and to propose a competitive purchase price in its non-binding indication of interest.

On July 17, 2015, we received a revised non-binding letter of intent from Party A pursuant to which Party A proposed to acquire the assets of our Commercial Services Business for $40.0 million in cash upon the closing of the transaction. In its non-binding letter of intent, Party A also proposed paying additional payments equal to 25% of the total annual gross profit related to the acquired customer contracts of the Commercial Services Business for each of 2016 and 2017, provided such contracts generated at least $15.0 million of gross profit in each of those years. Party A further proposed making the payment for 2017 to us at the same time as its payment for 2016 based on a good faith estimate of the expected gross profit for 2017, provided that we would be obligated to refund Party A to the extent the actual gross profit for 2017 did not equal at least $15.0 million or meet the estimated amount. Party A’s revised non-binding letter of intent also requested that we enter into an exclusivity arrangement with Party A with respect to its proposal.

On July 17, 2015, our board of directors met telephonically. Members of our senior management team and representatives of Pepper and Craig-Hallum attended the meeting. Representatives of Craig-Hallum discussed with our board of directors the process for the transaction and described the elements of Party A’s and the Buyer’s respective proposals, noting that, among other things, Party A was willing and ready to proceed quickly to executing a definitive agreement and had a recent history of successfully completing numerous acquisitions and that Party A’s proposal provided us with a higher purchase price at closing and more certainty with respect to the amount of the aggregate purchase price than the proposal submitted by the Buyer. Our board of directors also discussed and authorized our management to enter into an exclusivity arrangement with Party A with respect to a sale of our Commercial Services Business.

On July 17, 2015, we entered into a non-binding letter of intent with Party A with respect to its July 17, 2015 proposal. The letter of intent contained a grant of exclusivity with respect to Party A’s July 17, 2015 proposal through August 3, 2015.

During the period between July 20, 2015 and July 28, 2015, we and representatives of Pepper exchanged drafts and mark-ups of the draft asset purchase agreement and related agreements with representatives of Party A and its outside legal advisor and engaged in telephonic negotiations relating thereto.

On July 30, 2015, Party A submitted a revised proposal and informed a representative of Craig-Hallum that it would be willing to proceed with a transaction with us upon the terms and subject to the conditions set forth in that revised proposal. In its revised proposal, Party A proposed to acquire the assets of our Commercial Services Business for a reduced payment of $10.0 million in cash upon the closing of the transaction. Party A ’s revised proposal also contained an earn-out arrangement relating to the gross profits of the Commercial Services Business through 2020 pursuant to which we might receive additional consideration for the sale of the Commercial Services Business. In addition, Party A’s revised proposal contained a newly proposed condition to the obligations of Party A to consummate the transaction related to one of our customer contracts.

On July 30, 2015, following discussions between members of our senior management team and representatives of Craig-Hallum and between a representative of Craig-Hallum and Party A, a representative of Craig-Hallum notified Party A that we were not willing at that time to engage in further discussions with them regarding their revised proposal. Party A then agreed to release us from the limited exclusivity period we had agreed to with them and discussions with Party A ceased.

On July 31, 2015, our board of directors met telephonically. Members of our senior management team and representatives of Pepper and Craig-Hallum attended the meeting. Our board of directors discussed the revised proposal received from Party A, including, among other things, the proposed reduced cash payment at closing, the aggregate consideration anticipated from the proposed earn-out arrangement and the newly proposed additional condition to the obligations of Party A to consummate the transaction, and Party A’s release of us from the limited exclusivity period. Our board of directors also discussed and compared the terms of the non-binding letter of intent received from the Buyer on July 10, 2015 and the non-binding indication of interest received from Party B on June 5, 2015 and considered, among other things, the purchase prices and payment structures proposed by the Buyer and Party B and the anticipated timing and certainty to complete a transaction with each party. After discussion, our board of directors authorized our management to approach the Buyer and Party B to resume discussions regarding their respective proposals.

On July 31, 2015, following the meeting of our board of directors held earlier that day and a discussion between representatives of Craig-Hallum and the Buyer, we received a non-binding letter of intent from the Buyer containing substantially the same terms set forth in the non-binding letter of intent we received from the Buyer on July 10, 2015. In its July 31, 2015 non-binding letter of intent, the Buyer proposed to acquire certain customer contracts of our Commercial Services Business for $34.5 million in cash at the closing of the transaction. The Buyer also proposed an additional payment to us in an amount equal to one-third of the revenue generated from such customer contracts in 2016 minus the amount of the cash payment made at the closing. The Buyer’s non-binding letter of intent also requested that we enter into an exclusivity arrangement with the Buyer with respect to its proposal.

On August 5, 2015, our board of directors held a meeting, which members of our senior management team and representatives of both Craig-Hallum and Pepper attended. At the meeting, representatives of Craig-Hallum and Pepper provided our board of directors with an update on the process of the transaction and the status of discussions and negotiations with the Buyer and Party B, including the non-binding letter of intent received from the Buyer on July 31, 2015 and the expected receipt of a non-binding indication of interest from Party B.

On August 5, 2015, following the meeting of our board of directors held earlier that day, we received a non-binding indication of interest from Party B pursuant to which Party B proposed to acquire our Commercial Services Business for a proposed purchase price range of between $25.0 million and $33.0 million, with approximately one-third of the purchase price subject to an earn-out arrangement that would be paid one year after the closing of the transaction.

On August 10, 2015, we received a revised non-binding letter of intent from the Buyer. In its August 10, 2015 non-binding letter of intent, the Buyer proposed to acquire certain customer contracts of our Commercial Services Business for $36.5 million in cash at the closing of the transaction. The Buyer also proposed an additional payment to us in an amount equal to one-third of the revenue generated from such customer contracts in 2016 minus the amount of the cash payment made at the closing. The Buyer’s non-binding letter of intent also requested that we enter into an exclusivity arrangement with the Buyer with respect to its proposal.

On August 10, 2015, our board of directors met telephonically. Members of our senior management team and representatives of Pepper and Craig-Hallum attended the meeting. Representatives of Craig-Hallum described the elements of the Buyer’s August 10, 2015 letter of intent, including the proposed purchase price and payment structure, the proposed employment by the Buyer of certain of our employees following the closing of the transaction, proposed conditions on the obligations of the Buyer to close the transaction and anticipated timing for the transaction. Our board of directors also discussed the non-binding indication of interest received from Party B on August 5, 2015 and additional potential buyers to approach. After further discussion, our board of directors discussed and authorized our management to enter into an exclusivity arrangement with the Buyer with respect to a sale of our Commercial Services Business.

On August 10, 2015, we entered into a non-binding letter of intent with the Buyer with respect to its August 10, 2015 proposal, under the terms of which we granted exclusivity to the Buyer until September 17, 2015.

On September 4, 2015, the Buyer and its outside legal advisor, Davis & Gilbert LLP (“Davis”), provided the Company with an initial draft asset purchase agreement.

During the period from September 10, 2015 to October 28, 2015, we and representatives of Pepper exchanged drafts and mark-ups of the draft asset purchase agreement and related agreements with representatives of the Buyer and Davis and engaged in telephonic negotiations relating thereto, including, following the loss of one of our client contracts for 2016, with respect to a lower cash payment at the closing of the transaction than the cash payment proposed by the Buyer in its August 10, 2015 non-binding letter of intent.

On October 23, 2015, after the initial exclusivity period with the Buyer had ended and pursuant to a request by the Buyer for exclusivity, we granted exclusivity to the Buyer through October 28, 2015.

On October 28, 2015, our board of directors convened a special meeting, at which members of our senior management team and representatives of Craig-Hallum and Pepper participated, to discuss the terms of the draft asset purchase agreement and the Company’s strategic alternatives in light of the Asset Sale. To facilitate these discussions, copies of the draft asset purchase agreement, along with a summary of the material terms of the draft asset purchase agreement and related agreements, were circulated to our board of directors in advance of the meeting. At this meeting, a representative of Pepper reviewed with our board of directors its fiduciary duties under Delaware law in connection with the proposed transaction and presented an overview of the material terms of the draft asset purchase agreement and related agreements. Representatives of Craig-Hallum then reviewed the process it had undertaken on behalf of the Company to identify prospective buyers of the Commercial Services Business. Members of our senior management team also provided an update on the status of negotiations with the Buyer and a summary of the remaining open issues. Representatives of Craig-Hallum then reviewed and discussed its analysis with respect to the Company and the proposed Asset Sale and, at the request of our board of directors, rendered its opinion to the effect that, as of October 28, 2015 and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Craig-Hallum as described in Craig-Hallum’s opinion, the consideration to be received by the Company pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view.

After further discussion, our board of directors unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, subject to the resolution of the remaining issues to the satisfaction of the Company’s senior management team, and declared the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, advisable to, and in the best interests of, the Company and its stockholders.

Throughout October 29, 2015 and through the afternoon of October 30, 2015, representatives of the Company and the Buyer, together with their respective legal advisors, worked to finalize the Asset Purchase Agreement and related agreements. After market close on October 30, 2015, following the resolution of the remaining open items, the Company and the Buyer executed and delivered the Asset Purchase Agreement, substantially in the form approved by our board of directors with non-material revisions, and the Buyer and certain of our stockholders party thereto executed and delivered their respective voting agreements. On November 2, 2015, we and the Buyer issued a press release announcing the entry into the Asset Purchase Agreement.

Reasons for the Asset Sale

In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, the Company and our stockholders, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, reviewed a significant amount of information and considered a number of factors. These factors included, but are not limited to, the following factors which our board of directors viewed as supporting its determination:

●

our board of directors’ and senior management’s belief that our Commercial Services Business was naturally volatile and operating in a continually changing market and that opportunities for significant revenue growth in the market are and will remain limited;

●

the alternatives available if we did not sell the Commercial Services Business, including continued operation of the business, all of which alternatives involve meaningful risks, employee retention challenges, financial commitments and uncertainties, none of which, in the view of our board of directors, were as favorable to us and our stockholders as, nor more favorable to us and our stockholders than, the Asset Sale;

●

that the maximum cash consideration of approximately $32.5 million to be paid by the Buyer at closing to acquire the Commercial Services Business exceeded the market capitalization of the Company based on the closing stock price on October 27, 2015, the trading day immediately preceding the date on which the Asset Purchase Agreement and the transactions contemplated thereby were approved by our board of directors, and the number of shares outstanding, as reported in our Registration Statement on Form S-3 filed with the SEC on October 7, 2015;

●	the proceeds from the Asset Sale would enable us to repay certain indebtedness and help to fund our future business activities, including our Interpace Diagnostics business;

●

upon completion of the Asset Sale, the ability to focus on our Interpace Diagnostics business, which we believe to be a more predictable, higher growth and higher margin business than our Commercial Services Business;

●

the financial analysis reviewed and discussed with our board of directors by representatives of Craig-Hallum, as well as the opinion of Craig-Hallum delivered to our board of directors on October 28, 2015 to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Craig-Hallum as described in Craig-Hallum’s opinion, the consideration to be received by PDI pursuant to the Asset Purchase Agreement was fair to PDI from a financial point of view;

●

the fact that the Company conducted an extensive review process with the assistance of Craig-Hallum and that, in our board of directors’ view, the terms of the Buyer’s proposal, as compared to the other proposals received, in the aggregate and taking into account the assets to be acquired and the liabilities to be assumed by the Buyer, were more favorable than other alternatives available to the Company;

●	the terms and conditions of the Asset Purchase Agreement, in particular that:

o

PDI may terminate the Asset Purchase Agreement in the event our stockholders do not authorize the Asset Sale and thereafter accept an unsolicited Superior Proposal (as described below in the section of this Proxy Statement entitled “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — No Solicitation/Change in Recommendation” beginning on page 74), and our board of directors may otherwise change its recommendation to act in a manner consistent with its fiduciary duties (which may require the payment to the Buyer of a termination fee);

o	the Buyer’s obligation to consummate the Asset Sale is not conditioned on the Buyer obtaining financing;

o	the Buyer agreed to assume certain obligations and liabilities, including with respect to certain client contracts related to the Commercial Services Business;

o

our ability, under certain circumstances, to engage in discussions or negotiations with or provide any information to a third party concerning an Alternative Proposal (as described below in the section of this Proxy Statement entitled “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — No Solicitation/Change in Recommendation” beginning on page 74) if our board of directors, after consultation with its outside legal counsel and financial advisors, determines in its good faith judgment that the Alternative Proposal constitutes or is likely to result in a Superior Proposal and that the failure to engage in discussions or negotiations or provide information could reasonably be determined to be a violation of our board of director’s fiduciary duties;

o	the cash form of the consideration to be received in connection with the Asset Sale, in particular the certainty of value and liquidity of such cash consideration;

o

the Buyer is required to make offers of employment to certain of our employees and provide such employees, for at least 12 months following the closing, with substantially the same per annum base salaries or base hourly rates of pay under which such employees were employed by us immediately prior to the closing, subject to the rights of the Buyer to terminate or to alter the terms and conditions of the employees’ employment; and

o	the Buyer is responsible for certain employment related liabilities;

●

our board of directors’ expectation that structuring the transaction as a sale of assets will allow us to offset the gain that we anticipate we will realize on the Asset Sale for income tax purposes, in whole or in in part, by our tax attributes, which could limit the taxes payable as a result of the Asset Sale;

●

our stockholders will continue to own stock in PDI and participate in our potential future earnings and growth generated by our Interpace Diagnostics business and any other future business activities; and

●

the DGCL requires that the sale of all or substantially all of the Company’s assets be authorized by the affirmative vote of the holders of a majority of the outstanding shares of PDI’s common stock entitled to vote at the Special Meeting, which ensures that our board of directors will not be taking action without the support of a significant portion of our stockholders.

Our board of directors also considered certain risks, uncertainties and potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

●

the risks and contingencies relating to the announcement and pendency of the Asset Sale and the risks and costs to the Company if the Asset Sale is not completed, including the effect of an announcement of termination of the Asset Purchase Agreement on the trading price of our common stock, our business and our relationships with clients and employees;

●	our ability to attract and retain key personnel and the risk of diverting management’s focus and attention and employee resources from operational matters during the pendency of the Asset Sale;

●	the incurrence of significant costs and expenses in connection with completing the Asset Sale, including legal, accounting and other costs;

●	that the Asset Purchase Agreement obligates PDI to indemnify the Buyer and certain of its related parties against certain damages;

●

the requirement that we must pay the Buyer a termination fee equal to 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, and reimburse the Buyer for its expenses, if the Buyer terminates the Asset Purchase Agreement under certain circumstances, including if (i) our board of directors withdraws or modifies or changes its recommendation that our stockholders authorize the Asset Sale, (ii) we breach our non-solicitation covenant or fail to obtain a release of liens over the Commercial Services Business assets, or (iii) we do not obtain stockholder authorization of the Asset Sale and consummate an alternative transaction within six months after the termination of the Asset Purchase Agreement;

●	the terms of the Asset Purchase Agreement that place restrictions on our ability to consider an Alternative Proposal and to terminate the Asset Purchase Agreement and accept a Superior Proposal;

●

the restrictions on the conduct of our business prior to the completion of the Asset Sale that require the Company to conduct the Commercial Services Business in the ordinary course, which could delay or prevent PDI from undertaking business opportunities that may arise pending completion of the Asset Sale, and the length of time between signing and closing when these restrictions are in place;

●

the substantial difference in our business following the Asset Sale and the uncertainty regarding the profitability and cash flows from our Interpace Diagnostics business or in new products or business opportunities we may pursue as compared with the Commercial Services Business;

●	the fact that some of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders; and

●	that, under the DGCL, appraisal rights are not provided to stockholders in connection with the Asset Sale.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes material factors considered by the directors. Our board of directors also considered other factors, including those described in the section entitled “Risk Factors” in this Proxy Statement, in deciding to approve, and unanimously recommending that our stockholders authorize, the Asset Sale. In reaching its decision and recommendation to our stockholders, our board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

Recommendation of Our Board of Directors

Our board of directors has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, PDI and its stockholders. This determination was made by a unanimous vote of all of the members of our board of directors. Our board of directors unanimously recommends that our stockholders vote “FOR” the approval of the Asset Sale Proposal.

Opinion of PDI’s Financial Advisor

Pursuant to an engagement letter dated April 17, 2015, PDI requested that Craig-Hallum render to PDI’s board of directors an opinion as to the fairness, from a financial point of view, of the consideration to be received by PDI pursuant to the Asset Purchase Agreement. At the meeting of PDI’s board of directors on October 28, 2015, Craig-Hallum rendered its opinion to PDI’s board of directors to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Craig-Hallum as described in Craig-Hallum’s opinion, the consideration to be received by PDI pursuant to the Asset Purchase Agreement was fair to PDI from a financial point of view.

The full text of the written opinion of Craig-Hallum, dated October 28, 2015, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Craig-Hallum in rendering its opinion, is attached as Annex C to this Proxy Statement and is incorporated herein by reference in its entirety. PDI encourages its stockholders to read the opinion carefully and in its entirety. Craig-Hallum’s opinion was limited to the fairness to PDI, from a financial point of view, of the consideration to be received by PDI pursuant to the Asset Purchase Agreement. Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Craig-Hallum’s opinion was addressed to PDI’s board of directors and does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Asset Sale Proposal or any other matter. The summary of Craig-Hallum’s opinion set forth in this Proxy Statement is qualified by reference to the full text of the opinion, which is attached as Annex C to this Proxy Statement.

In arriving at its opinion, Craig-Hallum, among other things, has:

●	reviewed and analyzed the financial terms of a draft of the Asset Purchase Agreement dated October 28, 2015;

●	reviewed certain business, financial and other information and data with respect to PDI publicly available or made available from internal records of PDI;

●	reviewed certain business, financial and other information and data with respect to the Buyer publicly available or made available to us from internal records of the Buyer;

●	reviewed certain internal financial projections for the Commercial Services Business on a stand-alone basis prepared for financial planning purposes and furnished to Craig-Hallum by management of PDI;

●	conducted discussions with members of the senior management of PDI and the Buyer with respect to the business and prospects of the Commercial Services Business and the Buyer, respectively;

●	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

●	completed discounted cash flow analyses for the Commercial Services Business based on two potential financial projections using the terminal multiple method; and

●	reviewed publicly available financial and securities data of companies deemed comparable to the Commercial Services Business.

In addition, Craig-Hallum conducted such other inquiries, examinations and analyses, and considered such other financial, economic and market criteria as Craig-Hallum deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Craig-Hallum in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, PDI’s board of directors at a meeting held on October 28, 2015. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Craig-Hallum or of its presentation to the board of directors on October 28, 2015.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Craig-Hallum. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Craig-Hallum or PDI’s board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 28, 2015, and is not necessarily indicative of current market conditions.

For purposes of its analyses, Craig-Hallum calculated the enterprise value (“EV”) of the Commercial Services Business on a present value basis to be approximately (i) $29.9 million under the Base Case Forecast, and (ii) $45.0 million under the Upside Case Forecast, as described below under “PDI Prospective Financial Information.” The Asset Sale is a cash-free and debt-free transaction. Craig-Hallum also assumed that (i) under the Base Case Forecast, the Company would receive a payment equal to the Closing Purchase Price of $25,467,182, with no Contingent Downpayment, and an estimated Earn-Out Payment of $5,619,000, and (ii) under the Upside Case Forecast, the Company would receive a payment equal to the Closing Purchase Price of $32,567,182 (consisting of a Base Cash Payment of $25,467,182 and a Contingent Downpayment of $7.1 million) and an estimated Earn-Out Payment of $15,678,000.

Financial Analyses

Craig-Hallum performed the following financial analyses in connection with rendering its opinion to PDI’s board of directors:

●	selected comparable public companies analysis;

●	selected precedent mergers and acquisitions (“M&A”) transaction analysis; and

●	discounted cash flows analysis.

Each of these analyses is summarized below.

Selected Comparable Public Companies Analysis

Craig-Hallum reviewed selected historical financial data of PDI for the Commercial Services Business and estimated financial data of PDI for the Commercial Services Business based on projections provided by PDI’s management and compared them to corresponding financial data, where applicable, for U.S. listed public companies in the staffing and outsourced services sector that Craig-Hallum deemed comparable to the Commercial Services Business based on its professional judgment.  Craig-Hallum selected companies in this sector based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. None of the selected companies used in this analysis as a comparison is identical to PDI or the Commercial Services Business.

Based on these criteria, Craig-Hallum identified and analyzed the following selected companies:

●	CDI Corp.

●	Computer Task Group Inc.

●	Mastech Holdings, Inc.

●	Ciber, Inc.

●	Kelly Services, Inc.

●	Sykes Enterprises, Incorporated

●	Heidrick & Struggles International Inc.

Craig-Hallum performed its valuation analysis using the Base Case Forecast and the Upside Case Forecast, as described below under “PDI Prospective Financial Information.” For the selected public companies analysis, Craig-Hallum compared valuation multiples for the Commercial Services Business derived from the consideration to be received by PDI for the Commercial Services Business and PDI’s last twelve months (“LTM”) revenue and LTM Adjusted EBITDA (calculated throughout as earnings before interest, taxes, depreciation and amortization, excluding stock based compensation expense), as well as PDI’s management projections for the Commercial Services Business for 2015 and 2016 revenue and Adjusted EBITDA, to valuation multiples for the selected public companies derived from their closing prices per share on October 26, 2015 and LTM revenue and LTM Adjusted EBITDA, as well as consensus projections for calendar year 2015 revenue and Adjusted EBITDA.

The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of the Commercial Services Business based on the Base Cash Payment, subject to the Contingent Downpayment and the Earn-Out Payment on a present value basis (collectively, the “Purchase Price”), were predominantly within the range of valuation multiples of the selected public companies when comparing the ratio of EV to (i) historical revenue for the LTM, (ii) projected revenue for calendar year 2015, (iii) projected revenue for calendar year 2016, (iv) historical Adjusted EBITDA for the LTM, (v) projected Adjusted EBITDA for calendar year 2015, and (vi) projected Adjusted EBITDA for calendar year 2016.

Selected Public Companies
	Base Case(1)	Upside Case(1)	Minimum	Mean	Median	Maximum
EV to LTM Revenue(2)	0.2x	0.4x	0.1x	0.4x	0.4x	0.9x
EV to Projected 2015 Revenue(3)	0.2x	0.3x	0.1x	0.4x	0.3x	0.9x
EV to Projected 2016 Revenue(3)	0.3x	0.3x	0.1x	0.4x	0.3x	0.9x
EV to LTM Adjusted EBITDA(2)	12.3x	18.6x	4.6x	7.5x	7.0x	10.0x
EV to Projected 2015 Adjusted EBITDA(3)	6.1x	9.2x	6.3x	8.4x	8.7x	10.4x
EV to Projected 2016 Adjusted EBITDA(3)	14.1x	4.3x	5.8x	7.1x	7.1x	8.8x

(1)	Based on the Purchase Price.
(2)	LTM for selected public company analysis is based on latest publicly reported financial results. For PDI, LTM is as of June 30, 2015.
(3)

Projected calendar year 2015 and calendar 2016 revenue and Adjusted EBITDA for the Commercial Services Business were based on projections by PDI’s management. Projected calendar year 2015 and calendar year 2016 revenue and Adjusted EBITDA for the selected public companies were based on equity research analyst consensus estimates.

Selected Precedent M&A Transaction Analysis

Craig-Hallum reviewed merger and acquisition transactions involving target companies in the staffing and outsourced services sector that it deemed comparable to the Commercial Services Business.  Craig-Hallum selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources.  Craig-Hallum selected these transactions based on the following criteria:

●	transactions with a target company involved in professional staffing, outsourcing or contract sales, but not in the energy, industrials, materials, financials or utilities sectors;

●	pending or completed transactions announced since October 2010;

●	transactions with an implied enterprise value greater than $10.0 million and less than $350.0 million;

●	transactions with publicly available information regarding terms of the transaction; and

●	transactions in which the buyer or investors purchased a 50% or greater equity interest in the company.

The following transactions had target companies that were deemed comparable to PDI and the Commercial Services Business:

Target	Acquiror
VISTA Staffing Solutions, Inc.	EmCare Inc.
Kforce Healthcare, Inc.	Beecken Petty O’Keefe & Company
Seaton LLC	TrueBlue, Inc.
Medical Staffing Network Healthcare, LLC	Cross Country Healthcare, Inc.
Analysts International Corp.	American CyberSystems, Inc.
ClinForce, LLC and Akos Limited	ICON Public Limited Company
Kforce Clinical Research Inc.	inVentiv Health, Inc.
ATS Corporation	Salient Federal Solutions, Inc.
Healthcare Partners, Inc.	VISTA Staffing Solutions, Inc.
Allied Healthcare International, Inc.	Saga Group Limited
Red Commerce Limited	Dunedin LLP and Dunedin Buyout Fund II, L.P.
Tri-Diamond Staffing, Inc.	Corporate Resource Services, Inc.
TechTeam Global Inc. (n/k/a Stefanini, Inc.)	Stefanini IT Solutions
VersoGenics Inc.	ABRY Partners, LLC

Craig-Hallum calculated the ratio of implied EV to: (i) historical revenue for the LTM, and (ii) historical Adjusted EBITDA for the LTM. Craig-Hallum then compared the results of these calculations with similar calculations for the Commercial Services Business based on the Purchase Price.

The selected transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of the Commercial Services Business based on the Purchase Price were within or above the range of valuation multiples of the selected transactions when comparing the ratio of (i) the implied EV to the historical revenue for the LTM, and (ii) the implied EV to the historical Adjusted EBITDA for the LTM.

The analysis indicated the following multiples:

Selected M&A Transactions
	Base Case (1)	Upside Case (1)	Minimum	Mean	Median	Maximum
Implied EV to LTM Revenue (2)	0.2x	0.4x	0.2x	0.6x	0.5x	1.3x
Implied EV to LTM Adjusted EBITDA (2)	12.3x	18.6x	6.6x	11.1x	10.3x	18.5x

(1)	Based on the Purchase Price.

(2)	LTM for the selected transactions is based on latest publicly reported financial results. For PDI, LTM was as of June 30, 2015.

Discounted Cash Flows Analysis

Using a discounted cash flows analysis, Craig-Hallum calculated an estimated range of theoretical values for the Commercial Services Business using the Base Case Forecast and Upside Case Forecast, as described below under “PDI Prospective Financial Information,” based on the net present value of (i) implied free cash flows from December 31, 2015 through December 31, 2019; and (ii) a terminal value at December 31, 2019 based upon a multiple of Adjusted EBITDA consistent with transaction analysis multiples. The free cash flows for each year were calculated as follows: operating income less taxes plus depreciation and amortization, less capital expenditures, plus/less change in net working capital. Using the Base Case Forecast, Craig-Hallum calculated the range of net present values based on terminal value multiples ranging from 4.0x to 8.0x and discount rates ranging from 16.0% to 24.0%, based on a weighted average cost of capital analysis, which was adjusted upward to account for small company premiums as provided by Ibbotson. This analysis resulted in an implied enterprise value of the Commercial Services Business ranging from a low of $6.5 million to a high of $16.5 million. Using the Upside Case Forecast, Craig-Hallum calculated the range of net present values based on terminal value multiples ranging from 4.0x to 8.0x and discount rates ranging from 16.0% to 24.0%, based on a weighted average cost of capital analysis, which was adjusted upward to account for small company premiums as provided by Ibbotson. This analysis resulted in an implied enterprise value of the Commercial Services Business ranging from a low of $13.6 million to a high of $24.3 million. Craig-Hallum observed that the Purchase Price was within the range of values derived from this analysis.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Craig-Hallum, but does summarize the material analyses performed by Craig-Hallum in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Craig-Hallum opinion. In arriving at its opinion, Craig-Hallum considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Craig-Hallum made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Craig-Hallum’s view of the actual value of the Commercial Services Business.

No company or transaction used in the above analyses as a comparison is directly comparable to PDI, the Commercial Services Business, the Asset Sale or the other transactions contemplated by the Asset Purchase Agreement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which PDI and the Asset Sale were compared and other factors that could affect the public trading value or transaction value of the companies involved.

Craig-Hallum performed its analyses solely for purposes of providing its opinion to PDI’s board of directors. In performing its analyses, Craig-Hallum made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Craig-Hallum are based upon forecasts of future results furnished to Craig-Hallum by PDI’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Craig-Hallum does not assume responsibility if future results are materially different from forecasted results.

Craig-Hallum relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Craig-Hallum or discussed with or reviewed by Craig-Hallum. Craig-Hallum further relied upon the assurances of PDI’s management that the financial information provided to Craig-Hallum was prepared on a reasonable basis in accordance with industry practice, and that PDI’s management was not aware of any information or facts that would make any information provided to Craig-Hallum incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Craig-Hallum’s opinion, Craig-Hallum assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Craig-Hallum, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of PDI’s management as to the expected future results of operations and financial condition of PDI and the Commercial Services Business. Craig-Hallum expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Craig-Hallum relied, with PDI’s consent, on advice of the outside counsel and PDI’s independent registered public accounting firm, and on the assumptions of PDI’s management, as to all accounting, legal, regulatory, tax and financial reporting matters with respect to PDI and the Asset Purchase Agreement.  Craig-Hallum’s opinion does not address any accounting, legal, regulatory, tax and financial reporting matters.

In arriving at its opinion, Craig-Hallum assumed that the executed Asset Purchase Agreement was in all material respects identical to the last draft reviewed by Craig-Hallum. Craig-Hallum relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Asset Purchase Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Asset Sale would be consummated pursuant to the terms of the Asset Purchase Agreement without amendments thereto, (iv) all conditions to the consummation of the Asset Sale would be satisfied without waiver by any party of any conditions or obligations thereunder and (v) that the working capital adjustment in the Asset Purchase Agreement will not result in any adjustment to the Purchase Price that is material to Craig-Hallum’s analysis. Additionally, Craig-Hallum assumed that all the necessary regulatory approvals and consents required for the Asset Sale would be obtained in a manner that would not adversely affect PDI or alter the terms of the Asset Sale.

In arriving at its opinion, Craig-Hallum did not perform any appraisals, valuations or other independent analyses of any specific assets or liabilities (fixed, contingent or other) of PDI, and was not furnished or provided with any such appraisals or valuations, nor did Craig-Hallum evaluate the solvency of PDI under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Craig-Hallum in connection with its opinion were going concern analyses. Craig-Hallum expressed no opinion regarding the liquidation value of PDI or any other entity. Without limiting the generality of the foregoing, Craig-Hallum undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which PDI or any of its affiliates was a party or may be subject, and at the direction of PDI and with its consent, Craig-Hallum’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Craig-Hallum also assumed that PDI is not a party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, other than the Asset Sale.

Craig-Hallum’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Craig-Hallum did not express any opinion as to the price at which shares of capital stock of PDI have traded or may trade following announcement of the Asset Sale or at any future time. Craig-Hallum did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Craig-Hallum’s opinion addressed solely the fairness, from a financial point of view, to PDI of the Purchase Price, as set forth in the Asset Purchase Agreement, and did not address any other terms or agreement relating to the Asset Sale or related transactions. Craig-Hallum was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Asset Sale, the merits of the Asset Sale relative to any alternative transaction or business strategy that may be available to PDI, the Buyer’s ability to fund the Purchase Price payable in the Asset Sale pursuant to the Asset Purchase Agreement or any other terms contemplated by the Asset Purchase Agreement. Furthermore, Craig-Hallum expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors, or other constituencies of PDI in the Asset Sale or with respect to the fairness of any such compensation. The Purchase Price payable in the Asset Sale pursuant to the Asset Purchase Agreement was determined in negotiations between PDI and the Buyer, and the decision to approve and recommend the Asset Sale was made by PDI’s board of directors.

Craig-Hallum is a nationally recognized investment banking firm and is regularly engaged as financial advisor in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. PDI’s board of directors selected Craig-Hallum to render its fairness opinion in connection with the transactions contemplated by the Asset Purchase Agreement on the basis of its experience and reputation in acting as financial advisor in connection with mergers and acquisitions.

Craig-Hallum rendered to PDI’s board of directors a fairness opinion in connection with the Asset Sale and will receive a fee of $250,000 from PDI, none of which is contingent upon the consummation of the Asset Sale (the “Opinion Fee”).  The Opinion Fee was not contingent upon the consummation of the Asset Sale or the conclusions reached in Craig-Hallum’s opinion. Pursuant to the terms of the engagement letter dated April 17, 2015, Craig-Hallum acted as PDI’s financial advisor in connection with the Asset Sale and will receive a fee of (i) 2.75% of up to $30.0 million of the aggregate transaction value, plus (ii) 3.0% of the aggregate transaction value between $30.0 million and $35.0 million, plus (iii) 3.5% of the aggregate transaction value in excess of $35.0 million, subject to a minimum fee of $700,000, from PDI, all of which, except for the Opinion Fee and a cash retainer of $7,500 per month, is contingent upon the consummation of the transaction (the “Transaction Fee”). Upon the consummation of the Asset Sale, $125,000 of the Opinion Fee will be credited against the Transaction Fee. PDI has agreed to indemnify Craig-Hallum against certain liabilities and reimburse Craig-Hallum for certain expenses in connection with its services.  In the ordinary course of its business, Craig-Hallum and its affiliates may actively trade securities of PDI for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum and its affiliates may from time to time perform various investment banking and financial advisory services for PDI and for other clients and customers that may have conflicting interests with PDI, for which Craig-Hallum would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Craig-Hallum has adopted policies and procedures to establish and maintain the independence of Craig-Hallum’s research department and personnel. As a result, Craig-Hallum’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the Asset Sale and other participants in the transaction that differ from the opinions of Craig-Hallum’s investment banking personnel.

PDI Prospective Financial Information

PDI does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with our board of directors’ exploration of strategic alternatives, PDI management prepared unaudited prospective financial information for the Commercial Services Business on a stand-alone, pre-Asset Sale basis. PDI is electing to provide the unaudited prospective financial information in this Proxy Statement to provide the stockholders of PDI access to certain non-public unaudited prospective financial information that was made available to PDI’s financial advisors in connection with the Asset Sale. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that PDI or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results for the Commercial Services Business. Neither PDI nor any of its affiliates assumes any responsibility for the accuracy of this information. Readers of this Proxy Statement are cautioned not to place undue reliance on the unaudited prospective financial information. No one has made or makes any representation to any stockholder of PDI regarding the information included in the unaudited prospective financial information or the ultimate performance of PDI compared to the information included in the unaudited prospective financial information.

The unaudited prospective financial information was not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. PDI has not prepared, and neither our board of directors nor Craig-Hallum have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither PDI’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited prospective financial information and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of PDI or its Commercial Services Business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by Company management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to PDI and its Commercial Services Business, all of which are difficult to predict and many of which are beyond PDI’s control. As a result, the unaudited prospective financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

Company management prepared unaudited prospective financial information under two cases reflecting alternative business scenarios, reflected below as the Upside Case Forecast and the Base Case Forecast. The Upside Case Forecast was provided to the Buyer and reflected management’s forecast based on the addition of a significant new client and the transfer of PDI’s ERT Client Contracts in the Asset Sale. The Base Case Forecast was also provided to the Buyer and reflected the exclusion of a significant new client and PDI’s ERT Client Contracts from the Asset Sale. Our board of directors considered both of the forecasts in reaching its judgment to accept the proposal from the Buyer, and concluded that the Base Case Forecast was subject to risk and uncertainty but represented the more likely outcome at this time and that the Upside Case Forecast was subject to greater additional risk and uncertainty.

The following table presents a summary of the material unaudited prospective financial information of the Commercial Services Business contained in the base plan or Base Case Forecast:

		Projected
	Fiscal Year End
($ in thousands)	2014A	2015E	2016E	2017E	2018E	2019E
Revenue	$118,461	$133,660	$110,375	$113,686	$117,097	$120,610
Cost of Goods Sold	100,126	110,166	92,384	94,928	97,776	100,709
Gross Profit	18,335	23,494	17,991	18,758	19,321	19,901
Selling General and Administrative	18,646	19,861	17,108	17,053	17,272	17,488
Operating Income (Loss)	$(311)	$3,633	$883	$1,705	$2,049	$2,412
Depreciation and Amortization	559	722	722	722	722	722
Stock Based Compensation	509	512	512	512	512	512
Adjusted EBITDA	$757	$4,867	$2,117	$2,939	$3,283	$3,646

The following table presents a summary of the material unaudited prospective financial information of the Commercial Services Business contained in the upside plan or Upside Case Forecast:

		Projected
	Fiscal Year End
($ in thousands)	2014A	2015E	2016E	2017E	2018E	2019E
Revenue	$118,461	$133,660	$163,610	$163,610	$117,097	$120,610
Cost of Goods Sold	100,126	110,166	134,815	134,815	97,776	100,709
Gross Profit	18,335	23,494	28,795	28,795	19,321	19,901
Selling General and Administrative	18,646	19,861	19,861	19,633	17,272	17,488
Operating Income (Loss)	$(311)	$3,633	$9,162	$9,162	$2,049	$2,412
Depreciation and Amortization	559	722	722	722	722	722
Stock Based Compensation	509	512	512	512	512	512
Adjusted EBITDA	$757	$4,867	$10,396	$10,396	$3,283	$3,646

Craig-Hallum calculated free cash flows based on the Company’s projections that were also used in its analyses. The free cash flows from December 31, 2016 through 2019 used by Craig-Hallum in its analyses for the Base Case Forecast were $(0.3 million), $0.2 million, $0.4 million and $0.6 million, respectively. The free cash flows from December 31, 2016 through 2019 used by Craig-Hallum in its analyses for the Upside Case Forecast were $4.8 million, $4.8 million, $0.4 million and $0.6 million, respectively.

The unaudited prospective financial information includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of PDI and the Commercial Services Business, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17, and other risk factors as disclosed in PDI’s filings with the SEC that could cause actual results to differ materially from those shown above. Stockholders are urged to review PDI’s most recent SEC filings for a description of risk factors with respect to PDI’s business. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17 and “Where You Can Find More Information” beginning on page 146. The unaudited prospective financial information for the Commercial Services Business does not take into account any of the transactions contemplated by the Asset Purchase Agreement, including the Asset Sale, which might cause actual results to differ materially.

PDI has made publicly available its actual results of operations for the year ended December 31, 2014, the quarter ended March 31, 2015, the quarter ended June 30, 2015 and the quarter ended September 30, 2015. Stockholders are urged to read PDI’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the SEC and each of which is incorporated by reference into this Proxy Statement, to obtain this information. See “Where You Can Find More Information” beginning on page 146.

For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of PDI’s unaudited prospective financial information in this Proxy Statement should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

PDI HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Activities of PDI Following the Asset Sale

If the Asset Sale is completed, substantially all of the assets, the goodwill and ongoing business comprising our Commercial Services Business will be sold to the Buyer. If the Triggering Event occurs, the Buyer will also purchase the portion of the Commercial Services Business that principally relates to the ERT Services. We will retain all of our other assets, including the assets related to our Interpace Diagnostics business whose growth we intend to focus on. We will also retain all debts and liabilities of PDI not assumed by the Buyer pursuant to the Asset Purchase Agreement, including expenses related to our Interpace Diagnostics business.

If the Asset Sale is completed, PDI will receive the Closing Purchase Price, subject to a working capital adjustment. We are also entitled to receive the Earn-Out Payment in 2017. We intend to use the net proceeds from the Asset Sale to pay the balance of the outstanding loan under the Credit Agreement and related fees, to fund our future business activities, including our Interpace Diagnostics business, and for general working capital purposes. Any future decision for the use of those funds will be made by our board of directors.

Pursuant to the Contingent Consideration Agreement, entered into on October 31, 2014 in connection with our acquisition of RedPath Integrated Pathology, Inc., upon the closing of the Asset Sale, we are also required to issue 500,000 shares of our common stock to the former equityholders of RedPath Integrated Pathology, Inc.

On October 30, 2015, we entered into a Limited Waiver, Consent and Amendment No. 2 (the “Amendment”) to that certain Non-Negotiable Subordinated Secured Promissory Note, dated October 31, 2014, as amended, in favor of RedPath Equityholder Representative, LLC (the “RedPath Representative”). The Amendment provides that the RedPath Representative consents to, among other things, the Asset Sale and waives its right to receive proceeds from the Asset Sale. The Amendment also provides that, upon written request by the RedPath Representative on April 30, 2016, we shall make a one-time principal payment in the amount of $1,333,750 on July 1, 2016 rather than as originally due on July 1, 2018. Upon the closing of the Asset Sale, we also agreed to pay a waiver and consent fee to the RedPath Representative in an amount equal to 1% of the outstanding principal balance of the debt owed to the RedPath Representative.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this Proxy Statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this Proxy Statement. The following discussion has no binding effect on the Internal Revenue Service or the courts.

The proposed Asset Sale will be a sale of corporate assets in exchange for cash and the assumption of certain liabilities for both U.S. federal and state income tax purposes. It will be a taxable transaction for both U.S. federal and state income tax purposes and PDI anticipates that it will realize a gain for income tax purposes. The gain may be offset, all or in part, by PDI’s tax attributes, which could limit the taxes payable as a result of the proposed Asset Sale. The determination of whether PDI will realize gain or loss on the Asset Sale and whether and to what extent PDI’s tax attributes will be available to offset the gain is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. It is possible, therefore, that the proposed Asset Sale will generate U.S. federal and state income tax liabilities for PDI.

The proposed Asset Sale by PDI is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by PDI, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

We believe that the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, do not apply to the Asset Sale and that we will not be required to make any filings with the Department of Justice’s Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Asset Sale. At any time before or after the consummation of the Asset Sale, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of the Buyer, PDI or their respective subsidiaries. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which the Buyer, PDI and their respective subsidiaries are engaged, the parties believe that the Asset Sale will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Asset Sale on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

No Appraisal Rights

Stockholders may vote against the approval of the Asset Sale Proposal, but under Delaware law appraisal rights are not provided to stockholders in connection with the Asset Sale.

Interests of Certain Persons in the Asset Sale

As described below, members of our board of directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

Potential Payments in Connection with a Change in Control

Golden Parachute Compensation

The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits that may be paid or become payable to each of our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2014, whom we refer to in this Proxy Statement collectively as our named executive officers, in connection with the Asset Sale pursuant to employment and equity arrangements with us, assuming (i) the consummation of the Asset Sale occurred on December 31, 2015, (ii) the price per share of our common stock is $1.358 (which is the average of the closing prices of our shares of common stock in the 5 days following announcement of the Asset Sale) and (iii) for purposes of estimating severance benefits, the service of the named executive officer also terminated on such date due to a termination of the named executive officer’s employment by PDI without “Cause” or by the named executive officer for “Good Reason” (as such terms are defined in the officer’s employment agreement with PDI):

Name	Cash	Equity	Perquisites/ Benefits	Total *
Nancy S. Lurker CEO	$1,331,275 (1)	$758,933 (2)	$48,576 (3)	$ 2,138,784
Graham G. Miao EVP, CFO and Treasurer	$630,000 (4)	$257,846 (5)	$24,288 (6)	$ 912,134
Gerald R. Melillo, Jr. President, Sales Services	$367,831 (7)	$166,333 (8)	$24,288 (9)	$ 558,452

*

The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by a named executive officer may differ in material respects from the amount reflected in this column depending on future circumstances.

(1)

Pursuant to Ms. Lurker’s employment agreement, she may be entitled to receive a lump sum payment equal to (A) twenty-four (24) times her current monthly base salary ($47,208.33 x 24 = $1,133,000) and (B) one (1) times her average annual bonus over the preceding three (3) years ($198,275). The amount reflected in this column is a “double trigger” benefit because the amount is contingent not only upon the consummation of the Asset Sale but also on her qualifying termination of employment following the Asset Sale.

(2)

Ms. Lurker’s “Equity” column includes in-the-money accelerated vesting on SARs totaling $0 and on RSUs totaling $758,933, which is a “single trigger” benefit because it is payable only upon the consummation of the Asset Sale and no termination of employment is required. Ms. Lurker would also receive accelerated vesting on 319,365 SARs; however, as the strike price on these SARs are in excess of the assumed price per share of our common stock, no value is reflected in the above table, and these SARs will remain outstanding and exercisable for the remaining term applicable to the awards. See below inthe section entitled “Impact on Equity Awards” beginning on page 59 for a discussion of the treatment of Ms. Lurker’s grant of 188,165 performance-vested SARs.

(3)

Pursuant to Ms. Lurker’s employment agreement, she may be entitled to receive 24 months of continued medical coverage at PDI’s expense after termination. The amount reflected in this column is a “double trigger” benefit because the amount is contingent on her qualifying termination of employment following theAsset Sale.

(4)

Pursuant to Mr. Miao’s employment agreement, he may be entitled to receive a lump sum payment equal to (A) twelve (12) times his current monthly base salary ($35,000 x 12 = $420,000) and (B) one (1) times his average annual bonus over the preceding three (3) years. As Mr. Miao has not received a bonus from PDI, this amount is included at his target bonus of 50% of his base salary ($210,000). The amount reflected in this column is a “double trigger” benefit because the amount is contingent on his qualifying termination of employment following theAsset Sale.

(5)

Mr. Miao’s “Equity” column includes in-the-money accelerated vesting on SARs totaling $0 and on RSUs totaling $257,846, which is a “single trigger” benefit because no termination of employment is required. Mr. Miao would also receive accelerated vesting on 117,187 SARs; however, as the strike price on these SARs are in excess of the assumed price per share of our common stock, no value is reflected in the above table, and these SARs will remain outstanding and exercisable for the remaining term applicable to the awards.

(6)

Pursuant to Mr. Miao’s employment agreement, he may be entitled to receive 12 months of continued medical coverage at PDI’s expense after termination. The amount reflected in this column is a “double trigger” benefit because the amount is contingent on his qualifying termination of employment following theAsset Sale.

(7)

Pursuant to Mr. Melillo’s employment agreement, he may be entitled to receive a lump sum payment equal to (A) twelve (12) times his current monthly base salary ($26,780 x 12 = $321,360) and (B) one (1) times his average annual bonus over the preceding three (3) years ($46,471). The amount reflected in this column is a “double trigger” benefit because the amount is contingent on his qualifying termination of employment following theAsset Sale.

(8)

Mr. Melillo’s“Equity” column includes in-the-money accelerated vesting on SARs totaling $0 and on RSUs totaling $166,333, which is a “single trigger” benefit because no termination of employment is required. Mr. Melillo would also receive accelerated vesting on 48,193 SARs; however, as the strike price on these SARs are in excess of the assumed price per share of our common stock, no value is reflected in the above table, and these SARs will remain outstanding and exercisable for the remaining term applicable to the awards.

(9)

Pursuant to Mr. Melillo’s employment agreement, he may be entitled to receive 12 months of continued medical coverage at PDI’s expense after termination. The amount reflected in this column is a “double trigger” benefit because the amount is contingent on his qualifying termination of employment following the Asset Sale.

Impact on Equity Awards

Pursuant to the terms of the Existing Plan, all RSUs granted thereunder, including those granted to our named executive officers and directors, will fully vest upon the occurrence of a change in control, which includes the consummation of the Asset Sale. Additionally, the Existing Plan also provides that all time-based SARs awards granted thereunder, including those granted to our named executive officers, will vest and become fully exercisable upon the occurrence of a change in control, which includes the consummation of the Asset Sale. The Existing Plan also provides that these time-based SARs will not be cashed out upon the occurrence of a change in control, but these awards will remain exercisable throughout the remainder of the original term applicable to such award.

With respect to the performance-based SARs granted under the Existing Plan, including the 188,165 performance-based SARs granted to Ms. Lurker on February 26, 2014, the time-based vesting component will be deemed satisfied upon the consummation of the Asset Sale. However, the performance goals, which in Ms. Lurker’s case have not yet been satisfied, will remain applicable to any such awards. Accordingly, although Ms. Lurker’s award will remain outstanding for the remainder of the five year initial exercise period, such award will only vest and become exercisable if and to the extent that the stock price performance goals applicable to such award are satisfied during the life of the performance-based SARs.

The following table sets forth the amount of payments that may be paid to each of our non-employee directors in connection with the Asset Sale pursuant to the RSUs granted to our non-employee directors, assuming (i) the consummation of the Asset Sale occurred on December 31, 2015 and (ii) the price per share of our common stock is $1.358 (which is the average of the closing prices of our shares of common stock in the 5 days following announcement of the Asset Sale):

Director	Equity	Total*
Gerald P. Belle	$79,823 (1)	$79,823 (1)
Heinrich Dreismann, Ph.D.	$60,859 (2)	$60,859 (2)
John Federspiel	$59,867 (3)	$59,867 (3)
Jack E. Stover	$59,867 (4)	$59,867 (4)
Stephen J. Sullivan	$59,867 (5)	$59,867 (5)
Kapila Ratnam(6)	$0	$0
*

These amounts are estimates based on multiple assumptions that may or may not occur. The actual total amount received by a director may differ in material respects from the amount reflected in this column depending on future circumstances.

(1)	Represents 58,780 RSUs that will fully vest upon the consummation of the Asset Sale.

(2)	Represents 44,815 RSUs that will fully vest upon the consummation of the Asset Sale.

(3)	Represents 44,085 RSUs that will fully vest upon the consummation of the Asset Sale.

(4)	Represents 44,085 RSUs that will fully vest upon the consummation of the Asset Sale.

(5)	Represents 44,085 RSUs that will fully vest upon the consummation of the Asset Sale.

(6)	Ms. Ratnam was appointed to our board of directors on October 30, 2015. As of November 20, 2015, Ms. Ratnam had not been granted any RSUs.

Impact on Deferred Compensation Plan

Pursuant to the terms of our Executive Deferred Compensation Plan, upon the occurrence of a change in control, such as the Asset Sale, all amounts deferred under such plan will be distributed to the participants.  The only non-employee director who participates in this plan is Jack E. Stover.  As of September 30, 2015, he had a fully vested account balance of $88,576, which amount will be distributed to him as soon as practicable after the consummation of the Asset Sale.

Impact on Employment Arrangements of Executive Officers

Nancy S. Lurker – Chief Executive Officer

PDI and Ms. Lurker are party to an employment separation agreement, pursuant to which Ms. Lurker may receive payments and benefits upon certain terminations of employment in connection with a Change of Control, which includes the Asset Sale. Under Ms. Lurker’s agreement, in consideration for her employment with us and certain covenants not to compete and not to solicit our employees or clients for a period of up to 24 months after termination of employment, and subject to a general release of claims against us, Ms. Lurker is entitled to receive the following benefits if she is terminated without Cause (as defined below) or if she resigns for Good Reason (as defined below) or if her employment is terminated in connection with a change of control:

●	a payment equal to the product of twenty-four (24) times her then current monthly base salary;

●

a payment equal to the average of the annual amounts paid to her under any cash-based incentive or bonus plan in which she participates with respect to the last three (3) full fiscal years of her participation in such plan prior to the date of her termination; and

●	reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 24 months.

“Cause” generally means: (1) Ms. Lurker’s failure to use her best efforts to achieve her goals; (2) Ms. Lurker’s failure to comply with the reasonable instructions of our board of directors; (3) a material breach by Ms. Lurker of the terms of her confidentiality, non-solicitation and covenant not to compete agreement; (4) Ms. Lurker’s failure to adhere to our documented policies and procedures; (5) Ms. Lurker’s failure to adhere to moral and ethical business principles; (6) Ms. Lurker’s conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Ms. Lurker in the commission of her duties; or (8) misconduct by Ms. Lurker that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.

“Good Reason” generally means: (1) the failure to pay Ms. Lurker any material amount of compensation that is due and payable; (2) a material reduction in Ms. Lurker’s annual base salary; (3) the relocation of Ms. Lurker’s principal place of employment to a location more than 50 miles from Ms. Lurker’s current principal place of employment; (4) a material adverse alteration of Ms. Lurker’s duties and responsibilities; (5) an intentional, material reduction of Ms. Lurker’s aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control, the material failure to maintain Ms. Lurker’s relative level of coverage under employee benefit plans.

See “Information About Our Executive Compensation – Employment Arrangements” beginning on page 136 for additional information about Ms. Lurker’s employment arrangements with us.

Graham G. Miao – Executive Vice President, Chief Financial Officer and Treasurer

PDI and Mr. Miao are party to an employment separation agreement, pursuant to which Mr. Miao may receive payments and benefits upon certain terminations of employment in connection with a Change of Control. In the event of a Change of Control, which includes the Asset Sale, Mr. Miao’s rights to terminate employment for Good Reason under such agreement are broadened. Under Mr. Miao’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of up to 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Miao is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

●	a payment equal to the product of 12 times his then current monthly base salary;

●	a payment equal to the average cash incentive compensation paid to him based on the three most recent years (or such lesser period of actual employment); and

●	continued participation in our health and dental programs, at PDI’s expense, for 12 months.

For purposes of Mr. Miao’s agreement:

“Cause” generally means: (1) Mr. Miao’s failure to use his best efforts to achieve his goals that is not timely cured; (2) Mr. Miao’s failure to comply with the reasonable instructions of our board of directors; (3) a material breach by Mr. Miao of the terms of his separation agreement that is not timely cured; (4) Mr. Miao’s failure to adhere to our documented policies and procedures; (5) Mr. Miao’s failure to adhere to moral and ethical business principles; (6) a breach by Mr. Miao of the terms of any confidentiality, non-solicitation and/or covenant not to compete agreement; (7) Mr. Miao’s conviction of a criminal offense; (8) any documented act of material dishonesty or fraud by Mr. Miao in the commission of his duties; or (9) misconduct by Mr. Miao that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.

“Good Reason” generally means: (1) the failure to pay Mr. Miao any material amount of compensation that is due and payable; (2) a material reduction in Mr. Miao’s annual base salary; (3) the relocation of Mr. Miao’s principal place of employment to a location more than 50 miles from Mr. Miao’s current principal place of employment; (4) a material adverse alteration of Mr. Miao’s duties and responsibilities; (5) an intentional, material reduction of Mr. Miao’s aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control (such as consummation of the Asset Sale), the material failure to maintain Mr. Miao’s relative level of coverage under employee benefit plans.

See “Information About Our Executive Compensation – Employment Arrangements” beginning on page 136 for additional information about Mr. Miao’s employment arrangements with us.

Gerald R. Melillo, Jr. – President of Sales Services

PDI and Mr. Melillo are party to an employment separation agreement, pursuant to which Mr. Melillo may receive payments and benefits upon certain terminations of employment. In the event of a Change of Control, which includes the Asset Sale, Mr. Miao’s rights to terminate employment for Good Reason under such agreement are broadened. Under Mr. Melillo’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Melillo is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

●	a payment equal to the product of 12 times his then current monthly base salary;

●	a payment equal to the average cash incentive compensation paid to him during the three most recent years; and

●	reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 12 months.

For purposes of Mr. Melillo’s agreement:

“Cause” generally means: (1) Mr. Melillo’s failure to use his best efforts to achieve his goals; (2) Mr. Melillo’s failure to comply with the reasonable instructions of our Chief Executive Officer and/or our board of directors; (3) Mr. Melillo’s failure to adhere to our documented policies and procedures; (4) Mr. Melillo’s failure to adhere to any confidentiality, non-solicitation and/or noncompete obligations in effect; (5) Mr. Melillo’s failure to adhere to moral and ethical business principles consistent with our Code of Business Conduct and Guidelines on Corporate Governance; (6) Mr. Melillo’s conviction of any criminal offense; (7) any documented act of material dishonesty or fraud by Mr. Melillo; or (8) if Mr. Melillo engages in acts constituting misconduct resulting in a misstatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the Sarbanes-Oxley Act of 2002.

“Good Reason” generally means, prior to a change in control: (1) our failure to pay any material amount of base salary or other deferred compensation when due and payable; (2) a material reduction in Mr. Melillo’s base salary; (3) a relocation of our principal place of employment more than 50 miles from our current principal place of employment; (4) a material adverse alteration of Mr. Melillo’s authority, duties, or responsibilities; (5) an intentional, material reduction of Mr. Melillo’s aggregate target incentive awards under any short-term and/or long term incentive plans and overall compensation plan resulting in the material reduction of his earning potential; or (6) failure to maintain Mr. Melillo’s fringe benefits except to the extent the reduction is applicable globally to executives at his level. Items 4 through 6 only constitute “Good Reason” after a change in control (such as consummation of the Asset Sale) has occurred.

Indemnification of Officers and Directors

Section 145 of the DGCL permits a corporation to indemnify its officers, directors and certain other persons to the extent and under the circumstances set forth therein.

PDI’s certificate of incorporation, as amended, provides that current and former officers and directors shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such person in connection with their service as an officer or director, except that the Company shall indemnify an officer or director seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. The certificate of incorporation, as amended, also provides directors and officers with the right to be paid by the Company for expenses incurred in defending a proceeding in advance of its final disposition. The Company is not obligated to indemnify its directors and officers with respect to proceedings initiated or brought by any officer or director and not by way of defense, or, for any amounts paid in settlement of any proceeding against any officer or director, without the prior written consent of the Company.

The Company’s certificate of incorporation, as amended, also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent conduct in paying dividends or repurchasing stock; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the certificate of incorporation, as amended, authorizes PDI to maintain, at its expense, directors’ and officers’ insurance.

Following the Asset Sale, PDI will continue to indemnify each of our current and former directors and executive officers to the extent permitted under Delaware law and our certificate of incorporation, as amended.

In addition, PDI intends to maintain our current directors’ and officers’ insurance policy following the Asset Sale.

The Asset Purchase Agreement

Below and elsewhere in this Proxy Statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you.

The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that (i) were made solely for purposes of the Asset Purchase Agreement and the benefit of the Company and the Buyer and (ii) are qualified and limited, including by information in the confidential disclosure letter referenced in the Asset Purchase Agreement that the Company delivered simultaneously with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties (i) were made only as of the dates specified in the Asset Purchase Agreement or the confidential disclosure letter and (ii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to stockholders. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. You should not rely on the Asset Purchase Agreement’s representations, warranties or covenants as characterizations of the actual state of facts or condition of PDI or any of our affiliates.

The Asset Sale

Acquired Assets

Upon the terms and subject to the conditions of the Asset Purchase Agreement, including the satisfaction of the closing conditions, the Buyer will purchase substantially all of the assets, the goodwill and ongoing business comprising PDI’s Commercial Services Business.

The assets of PDI to be purchased by the Buyer, referred to in this Proxy Statement as the acquired assets, include:

●	all of the assets, properties and rights of the Commercial Services Business reflected on the balance sheet for the Commercial Services Business;

●	certain tangible personal property, including all laptops, iPads and projectors that are used by those employees who will be offered and accept employment with the Buyer at the closing;

●

certain personal property leases or subleases relating to the tangible personal property that is an acquired asset and any options to purchase the underlying property under any respective lease or sublease;

●

all trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales or services rendered by PDI relating to the Commercial Services Business;

●

all inventories of work-in-process and active job orders, materials, office and other supplies, and other related accessories, which are used or held for use by PDI in connection with the Commercial Services Business;

●	PDI’s current and prospective client list and customer data relating to the Commercial Services Business;

●	if the Triggering Event occurs, certain client agreements and commitments that involve ERT Services (the “ERT Client Contracts”);

●	all client agreements and commitments that relate to the Commercial Services Business (other than the ERT Client Contracts);

●	all agreements and relationships with certain specified prospective clients that are entered into prior to the closing;

●	all other agreements and commitments that primarily relate to the Commercial Services Business;

●

all intellectual property used or held for use by us that primarily relate to the Commercial Services Business (including all rights to the PDOne digital sales platform and the “PDI” trade name) and any goodwill therein;

●	all of the licenses, permits and other governmental certificates, authorizations and approvals primarily relating to the Commercial Services Business, including any related applications;

●	all security deposits deposited by or on behalf of us that primarily relate to the Commercial Services Business;

●	all financial statements, journals and ledgers that exclusively relate to the Commercial Services Business and all other books and records that primarily relate to the Commercial Services Business;

●	all of our goodwill associated with the Commercial Services Business; and

●

all other assets and properties of every kind and nature owned or held by us that primarily relate to the Commercial Services Business, or in which we have an interest and primarily relate to the Commercial Services Business.

Excluded Assets

The Buyer will not purchase, and PDI will retain, certain excluded assets, including:

●	the assets and properties of the Interpace Diagnostics business;

●	certain specified assets and properties, which are used, in whole or in part, by both the Commercial Services Business and the Interpace Diagnostics business;

●	all tangible personal property that is not an acquired asset;

●	our security deposits for our corporate headquarters and relating to our insurance policies;

●	all leases related to the tangible personal property that is not an acquired asset;

●	all of our contracts and commitments that are not used in connection with the Commercial Services Business and being purchased by the Buyer;

●	minute books and other documents relating to our incorporation, maintenance and existence;

●	payments made and to be made to us and our other rights under the Asset Purchase Agreement;

●	any tax refunds relating to a pre-closing tax period;

●	all employee benefit plans and any assets, properties or rights held in or otherwise comprising part of such plans;

●	any insurance policies or rights thereunder, except for proceeds of insurance policies related to claims based on events prior to the closing that cover a liability assumed by the Buyer;

●	the Credit Agreement;

●	all of our agreements with and relating to RedPath Integrated Pathology, Inc. and all of our agreements with Asuragen, Inc.;

●	any of our rights in, to and under all contracts and agreements related to any excluded asset or retained liability;

●	certain non-transferable permits;

●	our bank accounts;

●	all of our cash, including bank balances, certificates of deposit, cash equivalents and securities;

●	certain of our board of director materials;

●	all forecast, presentation and strategic planning materials that are prepared or received by us in connection with the sale of the Commercial Services Business;

●	all bids and expressions of interest received from third party potential acquirors with respect to the sale of the Commercial Services Business;

●	all specifically excluded attorney work product;

●	all prepaid expenses;

●	all of our rights in a certain specified client contract;

●

if the Triggering Event does not occur, all ERT Client Contracts and certain other assets and properties of the Commercial Services Business that exclusively relate to the portion of the Commercial Services Business that is comprised solely of the ERT Services (the “ERT Business”); and

●	certain other specified assets, rights and interests.

Assumed Liabilities

Other than the following specified liabilities related to our Commercial Services Business and the acquired assets, referred to in this Proxy Statement as the assumed liabilities, the Asset Purchase Agreement expressly provides that the Buyer will not assume any other of our liabilities:

●	our obligations with respect to certain liability accounts and their components included in the working capital example provided in the Asset Purchase Agreement;

●	our obligations under any personal property leases purchased by the Buyer and arising and to be performed only on or after the closing date;

●	our obligations under certain client contracts purchased by the Buyer and arising and to be performed only on or after the closing date;

●	our obligations under certain assumed contracts and permits and arising and to be performed only on or after the closing date; and

●

our obligations to those of our employees who accept employment with the Buyer (i) arising and to be performed only on and after the closing date, but excluding obligations arising or to be performed prior to the closing date, (ii) for accrued but unpaid vacation, floating holidays, sick time and other paid time off as of the closing date and (iii) for the portions of any bonus compensation that have accrued and remain unpaid as of the closing date.

Retained Liabilities

We will retain all liabilities other than the assumed liabilities, including the following specified liabilities:

●	any liability or obligation relating to the Interpace Diagnostics business;

●

any liability or obligation arising out of or in connection with the negotiation and preparation of the Asset Purchase Agreement and the consummation and performance of the related transactions, including legal and accounting fees and brokerage commissions;

●	any liability or obligation arising from our failure to perform or discharge any of our duties, obligations or agreements under the Asset Purchase Agreement;

●	any liability or obligation with respect to any insurance policies not assumed by the Buyer;

●	certain liabilities or obligations with respect to employee benefit plans and the rights of any person thereunder;

●	any obligation for taxes, except for certain transfer taxes;

●	any liability or obligation relating to any debt for borrowed money;

●

any liability or obligation, including any severance obligations, to any of our employees or former employees who do not receive an offer of employment from the Buyer or who do not accept such employment;

●	any claim, cause of action, proceeding or other litigation pending or threatened against us on the closing date or, subject to certain exceptions, which is initiated at any time thereafter against us;

●	any liability or obligation under the Existing Plan or any other stock, stock option or phantom equity plan;

●	any liability or obligation relating to any excluded assets;

●	any liability or obligation incurred by or accruing to us after the closing date, except as a result of the Buyer’s non-fulfillment of its assumed liabilities;

●	all obligations under our real property lease for our corporate headquarters;

●	all obligations under a certain specified client contract;

●	if the Triggering Event does not occur, all of our obligations under the ERT Client Contracts and other assets that otherwise principally relate to the ERT Business; and

●

any liability or obligation that is not specifically assumed by the Buyer under the Asset Purchase Agreement, including, without limitation, liabilities pursuant to any deferred compensation plan or similar agreement between us and our employees.

Consideration to be Received by PDI

At the closing, the Buyer will pay to us the Closing Purchase Price, subject to a working capital adjustment. The Contingent Downpayment, if any, portion of the Closing Purchase Price is contingent upon the occurrence of the Triggering Event. We are also entitled to receive the Earn-Out Payment in 2017. The determinations of whether the Triggering Event has occurred and the actual amount of the Contingent Downpayment as a result of the occurrence of the Triggering Event will, to the extent possible, be mutually agreed upon in good faith by the parties, but if the parties are unable to mutually agree on whether or not the Triggering Event has occurred or the actual amount of the Contingent Downpayment following direct discussions between the respective chief executive officers of the parties, then the determinations shall be made in good faith by the Buyer.

The Earn-Out Payment constitutes an important part of the aggregate consideration to be paid to us, and, accordingly, the Buyer has agreed that it will manage the applicable clients’ accounts during the period commencing on the closing date and ending on December 31, 2016 in good faith and in a manner that is generally consistent with the management of the Buyer’s other client relationships.

Indemnification of the Buyer

Pursuant to the Asset Purchase Agreement, we will indemnify the Buyer and its affiliates, and their respective shareholders, officers, directors, employees, agents, representatives and successors, and permitted assignees of the Buyer, collectively referred to in this Proxy Statement as the Buyer indemnified parties, against any and all liabilities, obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys’, accountants’ and expert witnesses’ fees), collectively referred to in this Proxy Statement as damages, resulting from or arising out of:

●	any misrepresentation, inaccuracy or breach of any warranty or representation made by us in the Asset Purchase Agreement or in any other related transaction document;

●	any breach or failure by us to comply with, perform or discharge any of our obligations, agreements or covenants in the Asset Purchase Agreement;

●

any liability or obligation or any assertion against any Buyer indemnified party based on, or arising out of or relating to any excluded asset, any retained liability or other liability arising out of the conduct of the Commercial Services Business prior to the closing;

●	certain specified litigation and claims; and

●

any liability or obligation arising out of or relating to the classification of any individual performing services for us prior to the closing as an independent contractor or in any other capacity other than as an employee, or the misclassification of an employee of ours as an “exempt” employee under the federal Fair Labor Standards Act and/or any other applicable federal, state or local law or regulation relating to wages or hours.

Our maximum aggregate liability for indemnification claims for breaches of our representations, other than for breaches of certain fundamental representations, intentional misrepresentations, fraud and any provisions of the Asset Purchase Agreement related to taxes, is limited to 25% of the purchase price paid or due and payable by the Buyer to us. Under the Asset Purchase Agreement, we will not be obligated to indemnify the Buyer indemnified parties for breaches of our representations and warranties, other than for breaches of certain fundamental representations, intentional misrepresentations, fraud and any sections of the Asset Purchase Agreement related to taxes, until the aggregate amount of damages exceed $250,000 and then only for such amount of damages that exceed $250,000. Under the Asset Purchase Agreement, determinations of any inaccuracy in or breach of certain of our representations and warranties for purposes of indemnification claims shall be made as if those representations and warranties were not qualified by the terms “material” or “materiality.” Except for claims alleging an intentional misrepresentation or for fraud, and except for any rights the Buyer may have for specific performance or other equitable remedies, after the closing of the Asset Sale, indemnification pursuant to the Asset Purchase Agreement shall be the sole and exclusive remedy with respect to any and all claims relating to the Asset Purchase Agreement.

Our indemnification obligations for breaches of representations or warranties under the Asset Purchase Agreement generally terminate 18 months following the closing date, except for claims alleging a misrepresentation or breach of certain fundamental representations.

Under the Asset Purchase Agreement, the Buyer may offset any claim for indemnification made by a Buyer indemnified party against the Earn-Out Payment then or in the future payable by the Buyer to us.

Indemnification of the Company

Pursuant to the Asset Purchase Agreement, the Buyer will indemnify us and our affiliates, and our respective shareholders, officers, directors, employees, agents, representatives, successors and permitted assignees, collectively referred to in this Proxy Statement as the Company indemnified parties, any and all damages resulting from or arising out of:

●	any misrepresentation, inaccuracy or breach of any warranty or representation of the Buyer in the Asset Purchase Agreement or in any other related transaction document;

●	any breach or failure by the Buyer to comply with, perform or discharge any of its obligations, agreements or covenants in the Asset Purchase Agreement; or

●	any liability or obligation or any assertion against any Company indemnified party based on, arising out of or relating to any assumed liability.

The Buyer’s indemnification obligations for breaches of representations or warranties under the Asset Purchase Agreement generally terminate 18 months following the closing date.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by us to the Buyer regarding, among other things:

●	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and related agreements;

●	our corporate organization and power, existence and good standing;

●	our capitalization and subsidiaries;

●	our financial statements and certain financial statements of the Commercial Services Business and their preparation in accordance with GAAP;

●	our books and records;

●	title to the acquired assets;

●	our material contracts, including those relating to the Commercial Services Business;

●	the absence of conflicts with our organizational documents and applicable law;

●	the absence of litigation;

●	tax matters, including the filing of tax returns and the payment of taxes;

●	the absence of certain undisclosed liabilities;

●	our insurance policies with respect to the Commercial Services Business;

●	intellectual property;

●	compliance with law, environmental matters and the possession of material permits in connection with the Commercial Services Business;

●	the largest clients of the Commercial Services Business;

●	our accounts receivable, work-in-process and accounts payable related to the Commercial Services Business;

●	labor, employee benefits and compensation matters;

●	the interests of our officers and directors with suppliers, distributors and clients of the Commercial Services Business;

●	bank accounts used by us in connection with the Commercial Services Business;

●	the absence of certain changes or events affecting the Commercial Services Business since June 30, 2015;

●	our corporate controls;

●	the absence of any untrue statement of a material fact or omission of any material fact in this Proxy Statement; and

●	broker’s and finder’s fees.

In addition, the Buyer made representations and warranties to us regarding, among other things:

●	corporate organization and power, existence and good standing;

●	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and related agreements;

●	the absence of litigation relating to the Asset Purchase Agreement;

●	the absence of conflicts under the Buyer’s organizational documents and applicable law;

●	broker’s and finder’s fees; and

●	the sufficiency of the Buyer’s funds for the payment of the purchase price and to consummate the Asset Sale.

Some of our representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Material Adverse Effect standard. For purposes of our representations and warranties in the Asset Purchase Agreement, “Material Adverse Effect” is defined to mean any event, change or circumstance (or series of events, changes or circumstances) that have, or would reasonably be expected to have, a material adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Commercial Services Business taken as a whole, other than any event or condition (a) resulting from general, regulatory, social, political or economic or financial market conditions or changes, including (i) earthquakes, tornadoes, acts of war, pandemic, sabotage or terrorism, military actions or the escalation thereof, (ii) any disruption or material change in securities or commodities markets, (iii) any change in GAAP, or (iv) any change in law, rule, regulations, orders, treaties, or other binding directive issued by a governmental or regulatory authority, (b) affecting any segment of the industry generally in which the Commercial Services Business operates (including any change in laws or accounting rules or in their authoritative interpretations or in related regulatory or interpretative guidance), (c) arising out of the Asset Sale or the public announcement of the Asset Sale, or (d) caused by the Buyer or resulting from any action taken by us with the written consent and approval of the Buyer.

Covenants Relating to the Conduct of the Business

We have agreed that until the closing of the Asset Sale, we will operate the Commercial Services Business only in the ordinary course consistent with past practice and we will refrain from taking certain actions, including, among other things:

●	selling, leasing or otherwise disposing of all or any portion of the assets or business of the Commercial Services Business to any third party, other than in the ordinary course of business;

●	forming any subsidiary to engage in the Commercial Services Business;

●	merging or consolidating with and into any party, or merging or consolidating any party with and into us;

●	engaging in any liquidation or dissolution;

●

engaging in any transaction involving the Commercial Services Business in an amount in excess of $25,000, other than in the ordinary course of business or as otherwise permitted by the Asset Purchase Agreement;

●	entering into any new line of business on behalf of the Commercial Services Business;

●	placing any lien on any of our assets, properties and rights that are used in connection with the Commercial Services Business, other than certain permitted liens;

●	entering into any personal property lease on behalf of the Commercial Services Business with a fixed term rental in excess of $25,000;

●	entering into certain contracts with our employees who service the Commercial Services Business;

●	amending in any material respect certain contracts of the Commercial Services Business;

●

entering into certain contracts with clients of the Commercial Services Business, including entering into any contract that could cause a Triggering Event, unless such contract meets certain conditions;

●	establishing, adopting or modifying any employee benefit plan or benefit, except as required by applicable law;

●	subject to certain exceptions, granting any salary compensation increase or paying bonuses to certain of our employees; or

●	hiring any employee of the Commercial Services Business unless such new employee’s employment package is substantially similar in all material respects to similarly situated employees.

We may, however, do any of the above prohibited actions with the Buyer’s written consent.

No Solicitation/Change in Recommendation

Until the earlier to occur of the closing or the termination of the Asset Purchase Agreement, we have agreed that we will not, and we will cause our officers and directors and any persons acting on our behalf not to, directly or indirectly, encourage, solicit, submit for board of directors consideration or approval, engage in discussions or negotiations with, or provide any information to, any third party concerning an Alternative Proposal. Under the Asset Purchase Agreement, an Alternative Proposal is defined to mean (i) any direct or indirect acquisition of any material portion of the assets, properties and rights that are used in connection with the Commercial Services Business outside of the ordinary course of business, more than 25% of our outstanding equity securities, or more than 25% of our and our subsidiaries’ assets, taken as a whole, (ii) any tender offer or exchange offer that, if consummated, would result in any party beneficially owning more than 25% of our outstanding equity securities, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us.

We are required to notify the Buyer within 24 hours of any inquiries or communications concerning any Alternative Proposal which we or our advisors receive or of which we may become aware. However, we and our representatives may furnish or make available any information or data pertaining to us or the Commercial Services Business to, or enter into or participate in discussions or negotiations with, any party that makes an unsolicited written Alternative Proposal that did not result from a breach of our non-solicitation covenants if our board of directors, after consultation with its outside legal counsel and financial advisors, determines in its good faith judgment that the Alternative Proposal constitutes or is likely to result in a Superior Proposal and that the failure to furnish or make available information or data or enter into or participate in discussions or negotiations could reasonably be determined to be a violation of our board of director’s fiduciary duties, and prior to furnishing or making available any such non-public information to the party, we receive from the party an executed confidentiality agreement and we provide the Buyer with written notice of the Alternative Proposal.

Under the Asset Purchase Agreement, a Superior Proposal is defined to mean any bona fide Alternative Proposal made by a third party on terms that our board of directors determines, in its good faith judgment and after consulting with its financial advisors and outside legal counsel, and taken as a whole, including taking into account the financial, legal, regulatory and other aspects of the Alternative Proposal, to be more favorable to our stockholders, from a financial point of view, than the Asset Sale and is reasonably likely to be consummated on the terms proposed and, if a cash transaction in whole or in part, has financing that is fully committed or reasonably determined to be available by our board of directors, except that references to 25% within the definition of “Alternative Proposal” shall be replaced by 70%.

In general, our board of directors may not (i) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow us to execute or enter into, any letter of intent, memorandum of understanding, asset purchase agreement, acquisition agreement, or other similar contract providing for or in connection with any Alternative Proposal, (ii) publicly approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal or (iii) make a Change in Recommendation, which is defined to mean:

●	the withdrawal, qualification or modification in any manner adverse to the Buyer our board of directors’ recommendation that our stockholders authorize the Asset Sale;

●

following the date any Alternative Proposal or any material modification to an Alternative Proposal is first made public or sent or given to our stockholders, the failure to issue a press release reaffirming our board of directors’ recommendation, after a request to do so by the Buyer, within a specified period of time; or

●	the failure to include our board of directors’ recommendation in this Proxy Statement.

However, at any time prior to obtaining our stockholders’ authorization of the Asset Sale, our board of directors may make a Change in Recommendation in response to a Superior Proposal that did not result from a violation of our non-solicitation covenants if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that a failure to make a Change in Recommendation could reasonably be determined to be a violation of its fiduciary duties. In order for our board of directors to exercise its right to make a Change in Recommendation, we must have (i) complied in all material respects with the applicable provisions of the Asset Purchase Agreement, (ii) provided to the Buyer four business days prior written notice of our board of directors’ intentions, specifying their reasons and summarizing the material terms and conditions of the Superior Proposal and the identity of the party making the Superior Proposal, a copy of the Superior Proposal and any proposed acquisition agreements and financing commitments relating to it and (iii) provided to the Buyer all materials and information provided to the party making the Superior Proposal. To the extent the Buyer wants to negotiate, we are also required to negotiate in good faith with the Buyer during the four business days notice period to enable the Buyer to propose revisions to the terms of the Asset Purchase Agreement to cause the Superior Proposal to no longer constitute a Superior Proposal. If the party making the Superior Proposal proposes any material amendment to the proposal’s terms, we must provide the Buyer with another four business days prior written notice and an additional four business day period to negotiate with us.

Stockholders Meeting

We have agreed to convene and hold the Special Meeting as promptly as practicable following the execution of the Asset Purchase Agreement. Unless our board of directors has made a Change in Recommendation, we, through our board of directors, are required to recommend that our stockholders authorize the Asset Sale pursuant to the Asset Purchase Agreement and include the recommendation in this Proxy Statement.

Even if our board of directors makes a Change in Recommendation or an Alternative Proposal is commenced, disclosed or submitted to us, we have agreed, unless the Asset Purchase Agreement is terminated, to convene and hold the Special Meeting and to hold a vote of our stockholders on the authorization of the Asset Sale pursuant to the Asset Purchase Agreement.

Filings, Consents and Regulatory Approvals

We and the Buyer have agreed to use commercially reasonable efforts to obtain all necessary consents and approvals of all governmental and regulatory authorities and other parties, including any customers, vendors or landlords, required in connection with the Asset Sale, and prepare and file any documents required to be submitted to governmental and regulatory authorities to obtain any consents or approvals that may be required.

Cooperation

We and the Buyer have agreed to use commercially reasonable efforts consistent with the prudent conduct of our respective businesses and to fully cooperate with each other to consummate the Asset Sale.

Lien Terminations

We have agreed that as promptly as practicable following the execution of the Asset Purchase Agreement, we will obtain (i) an executed payoff letter from SWK, pursuant to which SWK will agree to release, upon the closing, all liens it may hold on any of the assets of our Commercial Services Business, and (ii) a release and lien termination agreement with the RedPath Representative, pursuant to which the RedPath Representative will agree to release, upon the closing, all liens it may hold on any of the assets of our Commercial Services Business or on any of the proceeds of the Asset Sale.

Employee Matters

The Buyer has agreed to make offers of employment to our employees who perform sales functions for the Commercial Services Business, other than those employees who perform sales functions for the ERT Business who will only receive offers of employment if the Triggering Event occurs. In addition, the Buyer has agreed to make offers of employment to certain of our employees who have material responsibility for the conduct of the Commercial Services Business located at our corporate headquarters, other than certain of our employees who have material responsibility for the conduct of the ERT Business who will only receive offers of employment if the Triggering Event occurs.

The Buyer will provide those employees who accept offers of employment with, for at least 12 months following the closing date, substantially the same annual base salaries or base hourly rates of pay they had when employed by us prior to the closing, subject to the Buyer’s right to terminate or to alter the terms and conditions of the employees’ employment, and will credit each employee with their applicable portion of accrued but unpaid vacation, floating holidays, sick time and other paid time off as of the closing date. The Buyer has also agreed to use commercially reasonable efforts to treat those employees’ whole and partial years of service with us as service with the Buyer for the purposes of determining eligibility or vesting under applicable plans or arrangements, determining levels of benefits and/or accruals under any vacation or paid time off plans or certain severance plans or similar arrangements and for purposes of benefit accrual under any defined benefit plans.

Restricted Activities During Integration Period

During the period commencing on the closing date and ending on December 31, 2016, without our prior written consent or other than in connection with a transfer to an affiliate, the Buyer has agreed that it will not engage in (i) any sale, lease or disposition of all or any material part of its assets or business, including the transferred Commercial Services Business, other than in the ordinary course of business or (ii) any merger, consolidation or amalgamation with another party.

Change of Name

At or promptly following the closing, we are required to execute appropriate documents to change our corporate name (and any assumed names) to a name dissimilar to “PDI” and to file any necessary documents to effect our name change with the Secretary of State of the State of Delaware and all other appropriate authorities in all jurisdictions in which we are qualified to do business. From and after the closing, we may not use the name “PDI” or any similar name in connection with any business.

Expenses

Each party has agreed to pay its own expenses relating to the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, including, the fees and expenses of their respective counsel and financial advisors.

Conditions to the Asset Sale

Our obligation to effect the Asset Sale is subject to the satisfaction or waiver of certain conditions, including:

●

an officer of the Buyer must have certified that the Buyer’s representations and warranties in the Asset Purchase Agreement that are qualified as to materiality are true and correct and that all of the Buyer’s other representations and warranties in the Asset Purchase Agreement that are not qualified as to materiality are true and correct in all material respects on and as of the closing date with the same force and effect as though made on and as of the closing date (except that the accuracy of the Buyer’s representations and warranties that speak as of a specified date will be determined as of that date);

●

the Buyer must have performed and complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement to be performed or complied with by it prior to or at the closing;

●	our stockholders must have authorized the Asset Sale; and

●	the Buyer must have executed and delivered the transition services agreement.

The obligation of the Buyer to effect the Asset Sale is subject to the satisfaction or waiver of certain conditions, including:

●

our Chief Executive Officer must have certified that our representations and warranties in the Asset Purchase Agreement that are qualified as to materiality are true and correct and that all of our other representations and warranties in the Asset Purchase Agreement that are not qualified as to materiality are true and correct in all material respects on and as of the closing date with the same force and effect as though made on and as of the closing date (except that the accuracy of our representations and warranties that speak as of a specified date will be determined as of that date);

●

we must have performed and complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement to be performed or complied with by us prior to or at the closing;

●	our stockholders must have authorized the Asset Sale;

●

we must have obtained the approval of SWK under the Credit Agreement and of the RedPath Representative under certain specified agreements to consummate the Asset Sale and an unconditional release of any and all liens filed on any of our assets, properties and rights that are used in connection with the Commercial Services Business;

●	we must have obtained certain specified third party consents;

●	we must have executed and delivered the transition services agreement and the restrictive covenant agreement;

●

our Chief Executive Officer must have certified that a certain specified client of the Commercial Services Business has not advised us or the Buyer that it will terminate or is considering terminating or has terminated its client contract for 2016;

●

we must have, in timely compliance with applicable laws, made all contributions and paid any applicable premiums under our 401(k) plan with respect to periods ending on or prior to the closing date for those of our employees who accept employment with the Buyer and terminated those employees’ participation in our 401(k) plan as of the closing date;

●

(i) immediately prior to the closing date, we must have made all payroll payments that were required to be made through the closing date, made all outstanding contributions and paid all premiums under each of our employee health and welfare plans, and taken any actions that are necessary to pay all benefits due to the participants in the those plans, and (ii) we must have obtained the necessary consents to allow those of our employees who accept offers of employment from the Buyer to continue participation in our employee health and welfare plans and on our payroll through December 31, 2015; and

●

there shall not have occurred any Material Adverse Effect. A Material Adverse Effect will not be deemed to have occurred for purposes of determining the satisfaction of this condition if one or more clients of the Commercial Services Business first advise us or the Buyer during the executory period that (i) the consummation of the Asset Sale may materially and adversely impact such client’s commercial relationship with the transferred Commercial Services Business, (ii) it is either terminating or considering terminating the handling of its business by the transferred Commercial Services Business, in whole or in respect of any particular project or service, or (iii) it is planning to reduce its future spending with the transferred Commercial Services Business in any material manner.

Termination of the Asset Purchase Agreement

We may mutually agree with the Buyer at any time to terminate the Asset Purchase Agreement, even after our stockholders have authorized the Asset Sale pursuant to the Asset Purchase Agreement.

The Asset Purchase Agreement may also be terminated by the Buyer under certain circumstances, including:

●

if the closing does not occur by January 31, 2016, except that the Buyer may not terminate the Asset Purchase Agreement under these circumstances if the Buyer has breached, in any material respect, its obligations under the Asset Purchase Agreement in any manner that has caused or proximately contributed to the failure to consummate the Asset Sale by that date;

●

any court of competent jurisdiction or governmental or regulatory authority has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Asset Sale;

●

we have breached in any material respect any representation, warranty, covenant or agreement in the Asset Purchase Agreement which breach cannot be or has not been cured within ten business days after the giving of written notice of such breach to us, except that the Buyer may not terminate the Asset Purchase Agreement under these circumstances unless the breach, together with all other breaches, would be such that certain of the conditions to the Buyer’s obligation to effect the Asset Sale would not be satisfied;

●	the conditions to the Buyer’s obligation to effect the Asset Sale have become incapable of being satisfied by the close of business on January 31, 2016;

●	our board of directors has not made a Change in Recommendation and we do not obtain the authorization of the Asset Sale by our stockholders at the Special Meeting; or

●	upon written notice to us, in the event that a Change in Recommendation has occurred.

The Asset Purchase Agreement may also be terminated by us under certain circumstances, including:

●

if the closing does not occur by January 31, 2016, except that we may not terminate the Asset Purchase Agreement under these circumstances if we have breached, in any material respect, our obligations under the Asset Purchase Agreement in any manner that has caused or proximately contributed to the failure to consummate the Asset Sale by that date;

●

any court of competent jurisdiction or governmental or regulatory authority has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Asset Sale;

●

the Buyer has breached in any material respect any representation, warranty, covenant or agreement in the Asset Purchase Agreement which breach cannot be or has not been cured within ten business days after the giving of written notice of such breach to the Buyer, except that we may not terminate the Asset Purchase Agreement under these circumstances unless the breach, together with all other such breaches, would be such that certain of the conditions to our obligation to effect the Asset Sale would not be satisfied;

●	the conditions to our obligation to effect the Asset Sale have become incapable of being satisfied by the close of business on January 31, 2016; or

●

we do not obtain the authorization of the Asset Sale by our stockholders at the Special Meeting, except that we may not terminate the Asset Purchase Agreement under these circumstances until the third business day following the failure to obtain stockholder authorization.

Termination Fee

We will be required to pay the Buyer a termination fee equal to (i) 3.5% of the Base Cash Payment plus the Contingent Downpayment, if any, plus (ii) an amount equal to all of the reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with its due diligence investigation of the Commercial Services Business and the preparation, negotiation and execution of the Asset Purchase Agreement, if the Buyer terminates the Asset Purchase Agreement because:

●	our board of directors has made a Change in Recommendation;

●	we have breached certain of our covenants in the Asset Purchase Agreement relating to the Special Meeting, non-solicitation or the release of liens held by SWK and the RedPath Representative; or

●

our board of directors has not made a Change in Recommendation, we do not obtain stockholder authorization of the Asset Sale and we consummate an Alternative Proposal within six months after the termination of the Asset Purchase Agreement.

If the Buyer terminates the Asset Purchase Agreement under one of the circumstances described above, the Buyer’s right to receive the termination fee will constitute the sole and exclusive monetary remedy under the Asset Purchase Agreement in the circumstances in which the fee is payable to the Buyer. If the termination fee is payable, we must pay the fee within five business days after the Buyer’s demand for the termination fee.

Amendment and Waiver

The Asset Purchase Agreement may only be amended by an agreement in writing signed by us and the Buyer and consented to in writing by Publicis. At any time before the closing date, we and the Buyer may extend the time for the performance of any of the other party’s obligations, waive any inaccuracies in the representations and warranties contained in the Asset Purchase Agreement and waive compliance with any of the agreements or conditions contained in the Asset Purchase Agreement.

Restrictive Covenant Agreement

In connection with the closing of the Asset Sale, PDI will also enter into a restrictive covenant agreement with the Buyer at the time of the closing pursuant to which PDI will agree, from the period commencing on the date of the closing of the Asset Sale until December 31, 2020, not to, subject to certain exceptions, take the following actions:

●

render services to, engage in business as, or have any equity or other financial interest in any business entity that is engaged in the provision of outsourced sales, marketing, education, clinical support, call centers, recruiting and technology as service solutions for pharmaceutical, biotechnology, medical device, diagnostic and related industry clients (the “Restricted Business”);

●

solicit or attempt to solicit any Restricted Business from any clients of the Commercial Services Business as of the closing date, any clients of the Commercial Services Business at any time during the one-year period prior to the closing date and certain identified prospective clients of PDI, or persuade or attempt to persuade any such clients or prospective clients to cease doing any business or to reduce the amount of business which such clients or prospective clients have customarily done or contemplate doing with the Buyer or certain of its affiliates, or otherwise divert or attempt to divert the business of any such clients or prospective clients from the Buyer or certain of its affiliates or intentionally interfere with the business relationship of the Buyer or certain of its affiliates with any such clients or prospective clients;

●	render to or for any such clients or prospective clients any Restricted Business;

●

persuade or attempt to persuade any employees of PDI who accept employment with the Buyer pursuant to the Asset Purchase Agreement or other employees of the Buyer to terminate their employment with the Buyer, or otherwise retain or employ or attempt to retain or employ any person who is then in the employ of the Buyer, or who was in the employ of the Buyer at any time during the then preceding one-year period; or

●

induce or encourage any vendor, supplier, licensor, contractor, website publisher or strategic partner of the Buyer or certain of its affiliates to terminate or reduce its relationship with the Buyer or certain of its affiliates or otherwise intentionally interfere with the relationship between any such vendor, supplier, licensor, contractor, website publisher or strategic partner and the Buyer or certain of its affiliates.

Under the restrictive covenant agreement, if the Triggering Event does not occur, until December 31, 2016, we may continue to provide the ERT Services to certain clients with whom we have agreements and commitments that involve ERT Services.

Transition Services Agreement

In connection with the closing of the Asset Sale, PDI will also enter into a transition services agreement with the Buyer at the time of the closing pursuant to which PDI will provide certain services to the Buyer for a period of up to six months following the date of the closing.

Voting Agreements

In connection with the Asset Purchase Agreement, on October 30, 2015, certain of our stockholders, including our executive officers and Heartland, entered into voting agreements with the Buyer pursuant to which, among other things, they have agreed, subject to certain conditions, to vote certain shares of our common stock owned by them and representing approximately 45.7% in the aggregate of our shares of common stock outstanding as of the Record Date in favor of the Asset Sale Proposal and against any Alternative Proposal (as defined in the Asset Purchase Agreement and described above).

These stockholders also granted the Buyer an irrevocable proxy to vote their respective shares in accordance with the voting agreements. Under these voting agreements, such stockholders also have generally agreed not to sell or transfer our shares of common stock held by them. To the extent that any such sale or transfer is permitted pursuant to any exceptions included in the applicable voting agreements, each person to which any shares of our common stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the voting agreement. The voting agreements entered into by stockholders other than Heartland terminate upon the earlier of (i) the termination of the Asset Purchase Agreement and (ii) the closing of the Asset Sale. In addition, the voting agreements entered into by stockholders other than Heartland provide that in the event of any Change in Recommendation (as defined in the Asset Purchase Agreement and described above), the obligations of such stockholders to vote their shares in favor of the Asset Sale Proposal shall be modified such that the stockholders will be required to vote only the number of shares representing in the aggregate no more than 33% of the total voting power of all of the outstanding shares entitled to vote on the Asset Sale as of the Record Date. The voting agreement entered into by Heartland terminates upon the earlier of (i) a Change in Recommendation (as defined in the Asset Purchase Agreement and described above), (ii) the termination of the Asset Purchase Agreement and (iii) the closing of the Asset Sale.

Above and elsewhere in this Proxy Statement is a summary of the material terms of the form of the voting agreement entered into by and between the Buyer and our executive officers and certain of our other stockholders and the voting agreement entered into by and between the Buyer and Heartland, copies of which are attached to this Proxy Statement as Annex B-1 and Annex B-2, respectively, and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the form of the voting agreement and the voting agreement entered into by and between the Buyer and Heartland in their entirety as the summaries contained herein may not contain all of the information about the voting agreements that is important to you.

Consummation of the Asset Sale

We expect to complete the Asset Sale as promptly as practicable after our stockholders approve the Asset Sale Proposal.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO AUTHORIZE THE ASSET SALE.

UNAUDITED CONDENSED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial statements were prepared to assist readers in understanding the nature and effects of the Asset Sale. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015, and for the years ended December 31, 2014 and December 31, 2013 have been prepared with the assumption that the Asset Sale was completed as of January 1, 2013. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (i) directly attributable to the Asset Sale, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sale had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by us based upon assumptions deemed appropriate by our management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

PDI, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2015

(in thousands, except share data)

	PDI, Inc.	Sale of Assets and Liabilities of the Commercial Services Business (e), (f)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,955	$—	$6,820	(g)	$15,775
Short-term investments	108	—	—		108
Accounts receivable, net	12,308	(8,832)	—		3,476
Unbilled costs and accrued profits on contracts in progress	5,216	(5,123)	—		93
Other current assets	5,512	—	—		5,512
Total current assets	32,099	(13,955)	6,820		24,964
Property and equipment, net	2,818	(1,362)	—		1,456
Goodwill	15,666	—	—		15,666
Other intangible assets, net	44,478	—	—		44,478
Other long-term assets	4,226	—	10,257	(h)	14,483
Total assets	$99,287	$(15,317)	$17,077		$101,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,508	$—	$—		$4,508
Unearned contract revenue	5,112	(5,112)	—		—
Accrued salary and bonus	9,851	(6,318)	—		3,533
Other accrued expenses	12,055	(3,558)	(338)	(i)	8,159
Total current liabilities	31,526	(14,988)	(338)		16,200
Contingent consideration	25,909	—	—		25,909
Long-term debt, net of debt discount	27,911	—	(19,712)	(j)	8,199
Other long-term liabilities	8,080	—	(185)	(k)	7,895
Total liabilities	93,426	(14,988)	(20,235)		58,203

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.01 par value; 40,000,000 shares authorized; 17,434,900 shares issued, 16,715,799 shares outstanding	174	—	—		174
Additional paid-in capital	129,569	—	(3,709)	(l)	125,860
Accumulated deficit	(115,637)	(329)	34,232	(m)	(81,734)
Accumulated other comprehensive income	16	—	—		16
Treasury stock, at cost (719,101 shares)	(8,261)	—	6,789	(n)	(1,472)
Total stockholders' equity	5,861	(329)	37,312		42,844
Total liabilities and stockholders' equity	$99,287	$(15,317)	$17,077		$101,047

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PDI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Pro Forma Nine Months Ended September 30, 2015
	PDI, Inc.	Sale of the Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$104,408	$(104,408)	$—		$—
Interpace Diagnostics	6,876	—	—		6,876
Total revenue, net	111,284	(104,408)	—		6,876
Cost of revenue
Commercial Services	85,089	(85,089)	—		—
Interpace Diagnostics	5,224	—	—		5,224
Total cost of revenue	90,313	(85,089)	—		5,224

Gross profit	20,971	(19,319)	—		1,652

Sales and marketing	8,387	—	—		8,387
Research and development	1,646	—	—		1,646
General and administrative	20,936	(14,724)	67	(b)	6,279
Acquisition related amortization expense	2,825	—	—		2,825
Total operating expenses	33,794	(14,724)	67		19,137

Operating loss	(12,823)	(4,595)	(67)		(17,485)
Interest expense	(2,807)	—	2,238	(b)	(569)
Other expense, net	(76)	—	—		(76)
Loss from continuing operations before income tax	(15,706)	(4,595)	2,171		(18,130)
(Benefit) provision for income tax	(430)	(204)	—	(c)	(634)
Loss from continuing operations	$(15,276)	$(4,391)	$2,171		$(17,496)

Basic and diluted loss per share of common stock from:
Continuing operations	$(1.00)				$(1.00)

Weighted average number of common shares and common share equivalents outstanding:
Basic	15,301		2,247	(d)	17,548
Diluted	15,301		2,247	(d)	17,548

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PDI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Pro Forma Year Ended December 31, 2014
	PDI, Inc.	Sale of the Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$118,461	$(118,461)	$—		$—
Interpace Diagnostics	1,474	—	—		1,474
Total revenue, net	119,935	(118,461)	—		1,474
Cost of revenue
Commercial Services	100,126	(100,126)	—		—
Interpace Diagnostics	1,268	—	—		1,268
Total cost of revenue	101,394	(100,126)	—		1,268

Gross profit	18,541	(18,335)	—		206

Sales and marketing	336	—	—		336
Research and development	92	—	—		92
General and administrative	28,724	(18,646)	(21)	(b)	10,057
Acquisition related amortization expense	773	—	—		773
Asset impairments	2,086	—	—		2,086
Total operating expenses	32,011	(18,646)	(21)		13,344

Operating (loss) income	(13,470)	311	21		(13,138)
Interest expense	(602)	—	487	(b)	(115)
Other expense, net	(68)	—	—		(68)
(Loss) income from continuing operations before income tax	(14,140)	311	508		(13,321)
Benefit for income tax	(4,738)	(292)	—	(c)	(5,030)
(Loss) income from continuing operations	$(9,402)	$603	$508		$(8,291)

Basic and diluted loss per share of common stock from:
Continuing operations	$(0.63)				$(0.48)

Weighted average number of common shares and common share equivalents outstanding:
Basic	14,901		2,247	(d)	17,148
Diluted	14,901		2,247	(d)	17,148

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PDI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Pro Forma Year Ended December 31, 2013
	PDI, Inc.	Sale of Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$146,534	$(146,534)	$—		$—
Interpace Diagnostics	—	—	—		—
Total revenue, net	146,534	(146,534)	—		—
Cost of revenue
Commercial Services	122,737	(122,737)	—		—
Interpace Diagnostics	292	—	—		292
Total cost of revenue	123,029	(122,737)	—		292

Gross profit	23,505	(23,797)	—		(292)

General and administrative	24,942	(22,180)	—		2,762
Total operating expenses	24,942	(22,180)	—		2,762

Operating loss	(1,437)	(1,617)	—		(3,054)
Interest expense	—	—	—		—
Other expense, net	(59)	—	—		(59)
Loss from continuing operations before income tax	(1,496)	(1,617)	—		(3,113)
Provision for income tax	180	(180)	—		—
Loss from continuing operations	$(1,676)	$(1,437)	$—		$(3,113)

Basic and diluted loss per share of common stock from:
Continuing operations	$(0.11)				$(0.18)

Weighted average number of common shares and common share equivalents outstanding:
Basic	14,718		2,247	(d)	16,965
Diluted	14,718		2,247	(d)	16,965

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PDI, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

1.	PLANNED ASSET SALE TRANSACTION TO PUBLICIS TOUCHPOINT SOLUTIONS, INC.

On October 30, 2015, PDI agreed to sell substantially all of the assets and ongoing business comprising its Commercial Services Business to the Buyer, which has agreed to assume certain specified liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement. PDI will retain all of its other assets, including the assets related to its Interpace Diagnostics business. At the closing of the Asset Sale, the Buyer will pay to PDI the Closing Purchase Price, subject to a working capital adjustment. The Contingent Downpayment, if any, portion of the Closing Purchase Price is contingent upon the occurrence of the Triggering Event. If the determinations of the Triggering Event and the actual amount of the Contingent Downpayment are not agreed by the parties, then the determinations shall be made in good faith by the Buyer. PDI is also entitled to receive the Earn-Out Payment in 2017.

2.	UNAUDITED PRO FORMA ADJUSTMENTS

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in PDI’s unaudited pro forma condensed consolidated financial statements:

(a)     The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of the Commercial Services Business.

(b)     Amount represents the expenses associated with the Credit Agreement that would not have been incurred assuming a portion of the net proceeds from the Asset Sale was used to repay outstanding borrowings under the Credit Agreement as of the beginning of the period presented. The expenses include the amortization of deferred costs and loan origination fees, which are recorded as General and administrative expenses, and interest expense and the accretion of exit fees, which are recorded as Interest expense. The remaining amount of interest expense primarily represents interest on the Non-Negotiable Subordinated Secured Promissory Note, dated October 31, 2014, as amended, in favor of the RedPath Representative to former equityholders of RedPath Integrated Pathology, Inc. (the “RedPath Equityholders”).

(c)      Due to the existence of both, current year operating losses and net operating loss carryforwards for PDI, any income tax expense resulting from the Asset Sale would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Asset Sale.

(d)     Weighted average shares outstanding have been adjusted as of September 30, 2015 to reflect the accelerated vesting of shares held by employees and directors upon the completion of the Asset Sale and the acceleration, resulting from the change in control, of the issuance of 500,000 shares of our common stock due to former RedPath Equityholders pursuant to the Contingent Consideration Agreement PDI entered into on October 31, 2014 in connection with its acquisition of RedPath Integrated Pathology, Inc.

(e)     Represents the disposition of the assets and liabilities that are being transferred as part of the Asset Sale.

(f)     Net book value of the Commercial Services Business:

Commercial Services Business assets to be sold	$15,317
Commercial Services Business liabilities to be assumed	(14,988)
Net book value of Commercial Services Business	$329

(g)     To record sales proceeds, net of estimated closing costs, for the sale of assets and liabilities of the Commercial Services Business, less the assumed repayment of outstanding borrowings under the Credit Agreement. The cash proceeds were calculated based on management’s estimate of the probability of certain scenarios as defined in the Asset Purchase Agreement.

Cash proceeds	$30,800
Transaction costs to be incurred at closing (bank fees, legal, accounting, investment banking)	(1,980)
Sales proceeds at closing, net	$28,820
Less: repayment of outstanding borrowing under Credit Agreement	(20,000)
Less: payment of exit and prepayment fees due under Credit Agreement	$(2,000)
Net cash from Sale of Commercial Services Business	$6,820

(h)      Adjustments to Other long-term assets:

Contingent consideration from the Asset Sale. Represents the present value of the portion of the sale price subject to an earn-out arrangement related to the revenues generated by the Commercial Services Business in 2016.	$10,430
Accelerated amortization of deferred financing costs capitalized under Credit Agreement	(173)
$10,257

(i)     Adjustment to Other Accrued Expenses:

Reversal of interest payable under Credit Agreement	(338)
$(338)

(j)     Adjustments to Long-term debt:

Repayment of outstanding borrowing under Credit Agreement	$(20,000)
Accelerated amortization of loan origination fees capitalized under Credit Agreement	288
$(19,712)

(k)     Adjustment to Long-term liabilities:

Reversal of accretion of exit fees under Credit Agreement	$(185)

(l)     Adjustments to Additional paid-in-capital:

Stock compensation expense resulting from accelerated vesting	$3,080
Issuance of 500,000 shares to former RedPath Equityholders resulting from accelerated vesting due to change in control	(6,789)
$(3,709)

(m)     Adjustments to Accumulated deficit:

Cash proceeds, excluding net liabilities disposed of	$30,800
Transaction costs, exit and prepayment fees due under Credit agreement	(3,980)
Contingent consideration and accelerated amortization of fees capitalized under Credit Agreement	10,257
Reversal of interest payable under Credit Agreement	338
Accelerated amortization of deferred financing costs capitalized under Credit Agreement	(288)
To reverse accretion of exit fees under Credit Agreement	185
Stock compensation expense resulting from accelerated vesting	(3,080)
$34,232

(n)     Adjustments to Treasury Stock:

Issuance of 500,000 shares to former RedPath Equityholders resulting from accelerated vesting due to change in control	$6,789

Unaudited Combined Financial Statements for the Commercial Services Business

PDI has prepared unaudited combined financial statements for the Commercial Services Business. The Unaudited Combined Statements of Operations and the Unaudited Combined Statements of Cash Flows were prepared for the nine months ended September 30, 2015 and September 30, 2014, and for the fiscal years ended December 31, 2014 and December 31, 2013. The Unaudited Combined Balance Sheets were prepared as of September 30, 2015, December 31, 2014 and December 31, 2013.

COMMERCIAL SERVICES BUSINESS (A BUSINESS OF PDI, INC.)

UNAUDITED COMBINED BALANCE SHEETS

(in thousands)

	September 30, 2015	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—
Accounts receivable, net	8,832	4,669	1,890
Unbilled costs and accrued profits on contracts in progress	5,123	5,684	7,982
Other current assets	696	1,853	2,516
Total current assets	14,651	12,206	12,388
Property and equipment, net	1,362	1,969	1,367
Total assets	$16,013	$14,175	$13,755

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$2,762	$2,077	$1,614
Unearned contract revenue	5,112	6,752	7,346
Accrued salary and bonus	7,845	5,580	7,974
Other accrued expenses	4,736	4,857	4,584
Total current liabilities	20,455	19,266	21,518
Other long-term liabilities	3,391	3,265	3,109
Total liabilities	23,846	22,531	24,627
Commitments and contingencies (Note 5)
Net parent investment	(7,833)	(8,356)	(10,872)
Total liabilities and net parent investment	$16,013	$14,175	$13,755

The accompanying notes are an integral part of these unaudited combined financial statements.

COMMERCIAL SERVICES BUSINESS (A BUSINESS OF PDI, INC.)

UNAUDITED COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2015	2014	2014	2013

Revenue, net	$104,408	$91,057	$118,461	$146,534

Cost of revenue	85,089	76,401	100,126	122,737
Gross profit	19,319	14,656	18,335	23,797

General and administrative expenses	14,724	13,308	18,646	22,180
Operating income (loss)	4,595	1,348	(311)	1,617
Provision for income tax	204	194	292	180
Net income (loss)	$4,391	$1,154	$(603)	$1,437

The accompanying notes are an integral part of these unaudited combined financial statements.

COMMERCIAL SERVICES BUSINESS (A BUSINESS OF PDI, INC.)

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	For The Nine Months Ended September 30,		For The Years Ended December 31,
	2015	2014	2014	2013
Cash Flows From Operating Activities
Net income (loss)	$4,391	$1,154	$(603)	$1,437
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and amortization	642	615	595	842
Stock-based compensation	943	1,153	1,275	1,292
Other changes in assets and liabilities:
(Increase) decrease in accounts receivable	(4,163)	(917)	(2,779)	6,988
(Increase) decrease in unbilled costs	561	1,781	2,297	(6,027)
Decrease in other current assets	1,157	1,109	663	162
Increase (decrease) in accounts payable	685	63	463	(997)
Increase (decrease) in unearned contract revenue	(1,640)	(1,499)	1,442	(1,267)
Increase (decrease) in accrued salaries and bonus	2,265	(1,804)	(2,394)	1,677
Increase (decrease) in accrued liabilities	(122)	(228)	(1,763)	(3,367)
Increase in long-term liabilities	127	117	156	142
Net cash provided by (used in) operating activities	4,846	1,544	(648)	882
Cash Flows From Investing Activities
Purchase of property and equipment	(30)	(1,203)	(959)	(629)
Net cash used in investing activities	(30)	(1,203)	(959)	(629)
Cash Flows From Financing Activities
Intercompany activity and transfers, net	(4,816)	(341)	1,607	(253)
Net cash provided by (used in) financing activities	(4,816)	(341)	1,607	(253)
Net change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents – beginning	—	—	—	—
Cash and cash equivalents – ending	$—	$—	$—	$—

The accompanying notes are an integral part of these unaudited combined financial statements.

COMMERCIAL SERVICES BUSINESS (A BUSINESS OF PDI, INC.)

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

(tabular information in thousands, except per share data)

1.	Nature of Business and Significant Accounting Policies

Nature of Business and Basis of Presentation

PDI, together with its wholly-owned subsidiaries, is a leading provider of outsourced commercial services to established and emerging pharmaceutical, biotechnology and healthcare companies in the United States and is also developing and commercializing molecular diagnostic tests to detect genetic alterations that are associated with gastrointestinal and endocrine cancers. PDI provides these services through its two reporting segments: Commercial Services and Interpace Diagnostics.

The business to be sold, the Commercial Services segment (the “Commercial Services Business”), is a leading provider of outsourced sales teams that target healthcare providers, offering a range of complementary sales support services designed to achieve its customers’ strategic and financial product objectives. In addition to outsourced sales teams in the United States, the Company also provides other promotional services, including clinical educator services, teledetailing and full product commercialization services. The Commercial Services Business offers customers a range of both personal and non-personal promotional options for the commercialization of their products throughout their lifecycles, from development through maturity. These services include product distribution, personal and non-personal product detailing, full supply chain management, operations, sales, marketing, compliance, and regulatory/medical management. The Company provides innovative and flexible service offerings designed to drive customers’ businesses forward and successfully respond to a continually changing market. The Company’s services provide a vital link between its customers and the medical community through the communication of product information to physicians and other healthcare professionals for use in the care of their patients.

The Commercial Services Business operates from PDI’s U.S.-based headquarters. Due to existing functions and facilities shared among PDI’s two operating segments, certain working capital and property and equipment have been attributed to the Commercial Services Business and certain operating expenses, including general corporate overhead, have been allocated to the Commercial Services Business.

The Company used underlying activity drivers as a basis of allocation, including management estimates of the proportion of shared employees' time spent supporting each segment and the headcount associated with headquarters based functions. The resulting percentages are applied to compensation and other applicable shared costs.

Management believes such allocations are reasonable; however, they may not be indicative of the actual results of the Commercial Services Business had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future. See Cash Management and Expense Allocation for further information regarding general corporate overhead allocations.

Standalone financial statements have not been historically prepared for the Commercial Services Business. The accompanying unaudited combined financial statements have been derived from the consolidated financial statements of PDI, and include the revenue, costs of revenue, operating and other expenses associated with the Asset Sale. These financial statements are presented without audit. The assets and liabilities included in the accompanying balance sheets are substantially all of the assets and liabilities primarily related to or used in the Commercial Services Business.

Operating results for the nine months ended September 30, 2015 and 2014 and the years ended December 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for any future period. The Unaudited Financial Statements should be read in conjunction with PDI’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as filed with the SEC. In the opinion of management, the unaudited financial statements include all adjustments necessary to present fairly the financial position and operating results of the Asset Sale for the periods presented. The Asset Sale is subject to stockholder approval by PDI’s stockholders and other closing conditions.

Cash Management and Expense Allocation

PDI has a centralized corporate cash management function which funds its operations as needed. The cash on hand after the consummation of the Asset Sale will not be transferred to the Buyer. It will remain as an asset of PDI.

The Commercial Services Business was allocated corporate overhead expenses from PDI for shared corporate-related functions based on the relative proportion of headcount of the Commercial Services Business and management’s estimate of the proportion of shared employees' time spent. Corporate overhead expenses are primarily related to centralized corporate functions, including corporate executive management, accounting and finance, investor relations and legal. The Commercial Services Business was allocated $3.8 million and $2.8 million for the nine month periods ended September 30, 2015 and 2014, respectively, of general corporate expenses incurred by PDI which are included within selling, general and administrative expenses in the Unaudited Combined Statements of Operations. During the years ended December 31, 2014 and 2013, the Commercial Services Business was allocated general corporate expenses of $4.7 million and $8.0 million, respectively.

Accounting Estimates

The preparation of consolidated financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management’s estimates are based on historical experience, facts and circumstances available at the time, and various other assumptions that are believed to be reasonable under the circumstances.  Significant estimates include accounting for business combinations, valuation allowances related to deferred income taxes, self-insurance loss accruals, allowances for doubtful accounts and notes, income tax accruals, asset impairments and facilities realignment accruals. The Company periodically reviews these matters and reflects changes in estimates as appropriate.  Actual results could materially differ from those estimates.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  Management reviews a customer’s credit history before extending credit.  The Company records a provision for estimated losses based upon the inability of its customers to make required payments using historical experience and periodically adjusts these provisions to reflect actual experience.  Additionally, the Company will establish a specific allowance for doubtful accounts when it becomes aware of a specific customer’s inability or unwillingness to meet its financial obligations (e.g., bankruptcy filing).  There was a $9,000 allowance for doubtful accounts for trade accounts receivables as of December 31, 2013 and no allowance for doubtful accounts as of December 31, 2014 and September 30, 2015.

Unbilled Costs and Accrued Profits on Contracts in Progress

In general, contractual provisions, including predetermined payment schedules or submission of appropriate billing detail, establish the prerequisites for billings.  Unbilled costs and accrued profits on contracts in progress arise when services have been rendered and payment is assured but customers have not been billed.  These amounts are classified as a current asset.

Unearned Contract Revenue

Normally, the customers agree to pay the Company a portion of the fee due under a contract in advance of performance of services because of large recruiting and employee development costs associated with the initial phase of a contract performance and effort required in the development of interactive digital communications.  The excess of amounts billed over revenue recognized represents unearned contract revenue, which is classified as a current liability.

Long-Lived Assets

The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.  If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value of the asset to its fair value measured by future discounted cash flows.  This analysis requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate.  Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation and amortization is recognized on a straight-line basis, using the estimated useful lives of: seven to ten years for furniture and fixtures; two to five years for office and computer equipment and leasehold improvements are amortized over the shorter of the estimated service lives or the terms of the related leases which are currently four to five years.  Repairs and maintenance are charged to expense as incurred.  Upon disposition, the asset and related accumulated depreciation are removed from the related accounts and any gains or losses are reflected in operations.

Software Costs

Internal-Use Software - It is the Company’s policy to capitalize certain costs incurred in connection with developing or obtaining internal-use software.  Capitalized software costs are included in property and equipment on the consolidated balance sheet and amortized over the software’s useful life, generally three to seven years.  Software costs that do not meet capitalization criteria are expensed immediately.

External-Use Software - It is the Company’s policy to capitalize certain costs incurred in connection with developing or obtaining external-use software.  Capitalized software costs are included in property and equipment on the consolidated balance sheet and amortized over the software’s useful life, generally three years.  Software costs that do not meet capitalization criteria are expensed immediately.

See Note 2, Property and Equipment for further information.

Self-Insurance Accruals

The Company is self-insured for benefits paid under employee healthcare programs.  The Company’s liability for healthcare claims is estimated using an underwriting determination which is based on the current year’s average lag days between when a claim is incurred and when it is paid.  The Company maintains stop-loss coverage with third-party insurers to limit its total exposure on all of these programs.  At September 30, 2015, December 31, 2014 and 2013, self-insurance accruals attributable to the Commercial Services Business totaled $0.5 million, $0.5 million and $1.0 million, respectively, and are included in other accrued expenses on the balance sheet.

Revenue and Cost of Services

The Company recognizes revenue from services rendered when the following four revenue recognition criteria are met:  persuasive evidence of an arrangement exists; services have been rendered; the selling price is fixed or determinable; and collectability is reasonably assured.  The Company's contracts containing multiple deliverables are accounted for in accordance with ASC 605-25, Revenue Recognition: Multiple Element Arrangements.

Revenue under contracts is generally based on the number of sales representatives utilized or the number of physician details made and, when applicable, the commercial operations services provided.  If contracts include full commercial operations services, the Company has determined that there are two units of accounting in these arrangements: the sales team providing product detailing services; and the commercial operations providing full supply chain management, operations, marketing, compliance, and regulatory/medical management services. Revenue is generally recognized on a straight-line basis over the contract period or as the physician details are performed. A portion of revenues earned under certain contracts may be risk-based. The risk-based metrics may be based on activity metrics such as call activity, turnover, or other agreed upon measures, or on contractually defined percentages of prescriptions written.  Revenue from risk-based metrics is recognized in the period which the metrics have been attained and when we are reasonably assured that payment will be made. Many of the Company’s product detailing contracts also allow for additional periodic incentive fees to be earned if certain activities have occurred or client specific sales performance benchmarks have been attained. Revenue from incentive fees is recognized in the period earned when the performance benchmarks have been attained and when the Company is reasonably assured that payment will be made.   Many contracts also stipulate penalties if agreed upon performance benchmarks have not been met.  Revenue is recognized net of any potential penalties until the performance criteria relating to the penalties have been achieved.  Commission based revenue is recognized when performance is completed.

The Company’s contracts are generally for terms of one to three years and may be renewed or extended.  The majority of these contracts, however, are terminable by the customer without cause upon 30 days’ to 180 days’ prior written notice.  Certain contracts include provisions mandating that such notice may not be provided prior to a pre-determined future date and also provide for termination payments if the customer terminates the agreement without cause.  Typically, however, the total compensation provided by minimum service periods (otherwise referred to as minimum purchase obligations) and termination payments within any individual agreement will not fully offset the revenue the Company would have earned from fully executing the contract or the costs the Company may incur as a result of its early termination.

The Company maintains continuing relationships with its customers which may lead to multiple ongoing contracts with one customer. In situations where the Company enters into multiple contracts with one customer at or near the same time, the Company evaluates the various factors involved in negotiating the arrangements in order to determine if the contracts were negotiated in contemplation of one and other and should be accounted for as a single agreement.

The loss or termination of large pharmaceutical detailing contracts could have a material adverse effect on the Company’s financial condition, results of operations and cash flow.  Historically, the Company has derived a significant portion of its service revenue from a limited number of customers.  Concentration of business in the pharmaceutical industry is common and the industry continues to consolidate.  As a result, the Company is likely to continue to experience further customer concentration in future periods.  See Note 7, Significant Customers, for additional information related to customers' who represented 10% or more of the Company's revenue.

Cost of services consists primarily of the costs associated with executing product detailing programs, performance based contracts or other sales and marketing services identified in the contract and includes personnel costs and other direct costs, as well as the initial direct costs associated with staffing a product detailing program. Personnel costs, which constitute the largest portion of cost of services, include all labor related costs, such as salaries, bonuses, fringe benefits and payroll taxes for the sales representatives, sales managers and professional staff that are directly responsible for executing a particular program. Other direct costs include, but are not limited to, facility rental fees, travel expenses, sample expenses and other promotional expenses.

Initial direct program costs are the costs associated with initiating a product detailing program, such as recruiting and hiring and certain other direct incremental costs, excluding pass through costs that are billed to customers. Other direct costs include, but are not limited to, facility rental fees, travel expenses, sample expenses and other promotional expenses. Initial direct program costs are deferred and amortized to expense in proportion to the revenue recognized as driven by the terms of the underlying contract. As of September 30, 2015, December 31, 2014 and 2013, the Company deferred $0.2 million, $0.4 million and $2.3 million of initial direct program costs, respectively. During each of the years ended December 31, 2014 and 2013, the Company amortized $0.9 million of initial direct program costs into expense. During each of the nine month periods ended September 30, 2015 and 2014, the Company amortized $0.8 million and $0.7 million of initial direct program costs into expense. All personnel costs and other direct costs, excluding initial direct program costs, are expensed as incurred.

Reimbursable out-of-pocket expenses include those relating to travel, meals and entertainment, product sample distribution costs and other similar costs for which the Company is reimbursed at cost by its customers.  Reimbursements received for out-of-pocket expenses incurred are characterized as revenue and an identical amount is included as cost of services in the consolidated statements of comprehensive loss.  For the nine months ended September 30, 2015 and September 30, 2014 and for the years ended December 31, 2014 and 2013, reimbursable out-of-pocket expenses were $21.0 million, $19.9 million, $27.4 million and $30.8 million, respectively.

Training costs include the costs of training the sales representatives and managers on a particular product detailing program so that they are qualified to properly perform the services specified in the related contract.  For the majority of the Company’s contracts, training costs are reimbursable out-of-pocket expenses.

Stock-Based Compensation

The compensation cost associated with the granting of stock-based awards is based on the grant date fair value of the stock award.  The Company recognizes the compensation cost, net of estimated forfeitures, over the shorter of the vesting period or the period from the grant date to the date when retirement eligibility is achieved.  Forfeitures are initially estimated based on historical information and subsequently updated over the life of the awards to ultimately reflect actual forfeitures.  As a result, changes in forfeiture activity can influence the amount of stock compensation cost recognized from period to period.

The Company primarily uses the Black-Scholes option pricing model to determine the fair value of stock options and stock-based stock appreciation rights (SARs). The determination of the fair value of stock-based payment awards is made on the date of grant and is affected by the Company’s stock price as well as assumptions made regarding a number of complex and subjective variables.  These assumptions include: expected stock price volatility over the term of the awards; actual and projected employee stock option exercise behaviors; the risk-free interest rate; and expected dividend yield. The fair value of restricted stock units (RSUs) and restricted shares is equal to the closing stock price on the date of grant.

See Note 6, Stock-Based Compensation for further information.

Parent Company Net Investment

In the Combined Balance Sheets, parent company net investment represents the Company’s historical investment in the Commercial Services Business, accumulated net earnings after taxes, and the net effect of transactions with, and allocations from, the Company.

Earnings per share data has not been presented in the accompanying combined financial statements because the Commercial Services Business does not operate as a separate legal entity with its own capital structure.

Income taxes

For purposes of the stand-alone financial statements of the Commercial Services Business, income tax was calculated at statutory rates adjusted for applicable permanent differences, as if the Commercial Services Business was a separate taxpayer utilizing the “Separate Return Method”, even though it has been included in the consolidated tax return of PDI. Deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases are recognized and included in the accompanying Unaudited Condensed Combined Balance Sheets for the Commercial Services Business. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

Historically, since the Commercial Services Business has been included in the consolidated tax return of PDI, it has not determined its net operating loss carryforward balances on a stand-alone basis. For purposes of the stand-alone financial statements of the Commercial Services Business the Company estimated the net operating loss to be the consolidated PDI net operating loss, less the net operating losses of the diagnostic business since inception and net operating losses of certain discontinued operations for the periods 2010 through 2014.

The Company’s management performed an analysis to determine whether the expected future income of the Commercial Services Business would more likely than not be sufficient to realize its deferred tax assets. The Commercial Services Business’ recent operating results and projections of future income weighed heavily in management’s overall assessment. As a result of this analysis, the Commercial Services Business maintains a full valuation allowance against its federal and state net deferred tax assets at September 30, 2015, December 31, 2014 and December 31, 2013 as management believes that it is more likely than not that these assets will not be realized.

Reclassifications

The Company reclassified certain prior period activities and balances to conform to the current year presentation.

2.	Property and Equipment

Property and equipment consisted of the following as September 30, 2015, December 31, 2014 and 2013:

	September 30,	December 31,
	2015	2014	2013
Furniture and fixtures	$2,325	$2,320	$2,132
Office equipment	979	979	994
Computer equipment	4,476	4,446	3,487
Internal-use software	9,685	9,685	9,685
Leasehold improvements	3,874	3,874	3,809
	21,339	21,304	20,107
Less accumulated depreciation	(19,977)	(19,335)	(18,740)
	$1,362	$1,969	$1,367

Depreciation and amortization expense was approximately $0.6 million, $0.6 million, $0.6 million and $0.8 million for the nine months ended September 30, 2015 and 2014 and for the years ended December 31, 2014 and 2013, respectively.

3.	Retirement Plans

The Company offers an employee 401(k) saving plan.  The total contribution expense related to the 401(k) plan for the nine months ended September 30, 2015 and September 30, 2014 and for the years ended December 31, 2014 and December 31, 2013 was approximately $0.6 million, $0.6 million, $0.8 million and $0.7 million, respectively.

4.	Accrued Expenses

Other accrued expenses consisted of the following as of September 30, 2015, December 31, 2014, and December 31, 2013:

	September 30, 2015	December 31, 2014	December 31, 2013
Accrued pass-through costs	$2,410	$1,043	$2,089
Self insurance accruals	463	350	848
All others	1,863	3,464	1,647
	$4,736	$4,857	$4,584

5.	Commitments and Contingencies

The Company leases automobiles under agreements leased for use by employees for a lease term of one year from the date of delivery with the option to renew and was included in cost of services in the Unaudited Combined Statements of Operations. Total auto expense under these agreements for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013 was approximately $3.7 million, $5.1 million and $4.1 million, respectively.

Litigation

Due to the nature of the businesses in which the Company is engaged, such as product detailing and in the past, the distribution of products, it is subject to certain risks. Such risks include, among others, risk of liability for personal injury or death to persons using products the Company promotes or distributes. There can be no assurance that substantial claims or liabilities will not arise in the future due to the nature of the Company’s business activities and recent increases in litigation related to healthcare products, including pharmaceuticals. The Company seeks to reduce its potential liability under its service agreements through measures such as contractual indemnification provisions with customers (the scope of which may vary from customer to customer, and the performance of which is not secured) and insurance. The Company could, however, also be held liable for errors and omissions of its employees in connection with the services it performs that are outside the scope of any indemnity or insurance policy. The Company could be materially adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is outside the scope of an indemnification agreement; if the indemnity, although applicable, is not performed in accordance with its terms; or if the Company’s liability exceeds the amount of applicable insurance or indemnity.

The Company routinely assesses its litigation and threatened litigation as to the probability of ultimately incurring a liability, and records its best estimate of the ultimate loss in situations where the Company assesses the likelihood of loss as probable. The Company accrues for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. In addition, in the event the Company determines that a loss is not probable, but is reasonably possible, and it becomes possible to develop what the Company believes to be a reasonable range of possible loss, then the Company will include disclosures related to such matter as appropriate and in compliance with ASC 450. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, the Company will, as applicable, adjust the accrual in the period the determination is made, disclose an estimate of the additional loss or range of loss, indicate that the estimate is immaterial with respect to its financial statements as a whole or, if the amount of such adjustment cannot be reasonably estimated, disclose that an estimate cannot be made. As of September 30, 2015 and December 31, 2014 and 2013, the Company's accrual for litigation and threatened litigation was not material to the consolidated financial statements.

6.	Stock-Based Compensation

PDI has one equity incentive compensation plan, under which it issues equity-based awards to employees and members of the board of directors. The stock-based compensation expense included in the Unaudited Financial Statements represents the portion of PDI’s total stock-based compensation expense attributed to employees directly supporting the Commercial Services Business and also an allocation of indirect expense attributed to shared employees performing corporate functions.

7.	Significant Customers

During the years ended December 31, 2014 and 2013, the Company had several significant customers for which it provided services under specific contractual arrangements.  The following sets forth the net revenue generated by customers who accounted for more than 10% of the Commercial Service Business’ revenue during each of the periods presented.

	Nine Months Ended September 30,		Years Ended December 31,
Customer	2015	2014	2014	2013
A	$39,651	$43,005	$57,039	$70,827
B	$13,209	$20,408	$26,825	$27,976
C	$20,224	$—	$—	$—
D	$—	$9,583	$—	$—

For the nine months ended September 30, 2015 and 2014 and years ended December 31, 2014 and 2013, the Company's largest customers, each representing 10% or more of its revenue, accounted for, in the aggregate, approximately 70.0%, 80.2%, 70.8% and 67.4%, respectively, of its revenue.  At September 30, 2015, December 31, 2014 and 2013, the Company’s largest customers represented 53.2%, 71.8% and 86.2%, respectively, of the aggregate of its outstanding Accounts receivable and Unbilled receivable balances.

The following sets forth the significant customers who accounted for more than 10% of the Accounts receivable and Unbilled receivable balances as of September 30, 2015, December 31, 2014 and 2013.

	Nine Months Ended September 30,	Years Ended December 31,
Customer	2015	2014	2013
A	$7,352	$7,341	$9,153
C	$—	$—	$—

8.	Income Taxes

The provision for or benefit from income taxes on continuing operations for the nine months ended September 30, 2015 and 2014 and the years ended December 31, 2014 and 2013 is comprised of the following:

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013
Current:
Federal	$—	$—	$—	$—
State	204	194	292	180
Total current	204	194	292	180
Deferred:
Federal	—	—	—	—
State	—	—	—	—
Total deferred	—	—	—	—
Provision for income taxes	$204	$194	$292	$180

The tax effects of significant items comprising the Commercial Services Business deferred tax assets and (liabilities) as of December 31, 2014 are as follows:

	2014	2013
Deferred tax assets included in other current assets:
Allowances and reserves	$855	$917
Compensation	3,312	3,982
Valuation allowance on deferred tax assets	(4,167)	(4,899)
Current deferred tax assets	$—	$—
Noncurrent deferred tax assets and liabilities:
State net operating loss carryforwards	$4,157	$4,361
Federal net operating loss carryforwards	27,404	25,782
State taxes	1,124	1,124
Self insurance and other reserves	334	361
Property, plant and equipment	2,059	2,187
Intangible assets	—	68
Other reserves - restructuring	181	391
Deferred revenue	5	6
Valuation allowance on deferred tax assets	(35,264)	(34,280)
Noncurrent deferred tax liabilities, net	$—	$—

Federal tax attribute carryforwards at December 31, 2014 and December 31 2013, consist primarily of approximately $78.3 and $73.7 million of federal net operating losses, respectively. In addition, the Commercial Services Business has approximately $78.3 and $73.7 million of state net operating losses carryforwards, respectively. The utilization of the federal carryforwards as an available offset to future taxable income is subject to limitations under federal income tax laws. If the federal net operating losses are not utilized, they begin to expire in 2027, and current state net operating losses not utilized begin to expire this year.

A reconciliation of the difference between the federal statutory tax rates and the Commercial Services Business effective tax rate is as follows:

	2014	2013
Federal statutory rate	35.0%	35.0%
State income tax rate, net of Federal tax benefit	(31.1)%	5.8%
Valuation allowance	22.6%	(47.5)%
Non-deductible items	(70.3)%	9.1%
Other taxes	—%	—%
Net change in Federal and state reserves	(50.1)%	8.8%
Effective tax rate	(93.9)%	11.2%

The following table summarizes the change in uncertain tax benefit reserves for the Commercial Services Business for the two years ended December 31, 2014:

Unrecognized
Tax Benefits
Balance of unrecognized benefits as of January 1, 2013	$1,117
Additions for tax positions related to the current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Balance as of December 31, 2013	$1,117
Additions for tax positions related to the current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Balance as of December 31, 2014	$1,117
Additions for tax positions related to the current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Balance as of September 30, 2015	$1,117

As of December 31, 2014 and 2013, the total amount of gross unrecognized tax benefits was $1.1 million in each year. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate as of December 31, 2014 and 2013 was $1.1 million in each year.

The Company recognized interest and penalties of $0.1 million for the nine months ended September 30, 2015 and $0.2 million related to uncertain tax positions in income tax expense during each of the years ended December 31, 2014 and 2013. At September 30, 2014,  December 31, 2014 and 2013, accrued interest and penalties, net were $2.3 million, $2.2 million and $2.0 million, respectively, and included in the Other long-term liabilities in the combined balance sheets.

9.	Subsequent Events

On October 30, 2015, PDI agreed to sell substantially all of the assets and ongoing business comprising the Commercial Services Business to the Buyer, which has agreed to assume certain specified liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement. PDI will retain all of its other assets, including the assets related to its Interpace Diagnostics business. At the closing of the Asset Sale, the Buyer will pay to PDI the Closing Purchase Price, subject to a working capital adjustment. The Contingent Downpayment, if any, portion of the Closing Purchase Price is contingent upon the occurrence of the Triggering Event. If the determinations of the Triggering Event and the actual amount of the Contingent Downpayment are not agreed by the parties, then the determinations shall be made in good faith by the Buyer. PDI is also entitled to receive the Earn-Out Payment in 2017.

PROPOSAL NO. 2: APPROVAL OF
AMENDED AND RESTATED 2004 STOCK AWARD AND INCENTIVE PLAN

At the Special Meeting, stockholders will be asked to approve the Amended 2004 Stock Incentive Plan which was approved by our board of directors on October 28, 2015, subject to approval of our stockholders, and which contains the following amendments to the Existing Plan:

●	increases by 2,450,000 shares the number of shares of common stock authorized under the Existing Plan; and

●

modifies the business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Section 162(m) of the Code relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee by eliminating the business criteria related to the acquisition of new clients, the retention of existing clients, client satisfaction, meeting specified value added and our financial performance related to affiliates or joint ventures.

The text of the proposed Amended 2004 Stock Incentive Plan is attached to this Proxy Statement as Annex D.

An incidental effect of stockholder approval of the Amended 2004 Stock Incentive Plan will be to (a) reaffirm the business criteria for performance conditions (as modified by the amendment and restatement) described below for purposes of Section 162(m) of the Code until the first stockholder meeting that occurs in 2020 and (b) extend the period during which incentive stock options (“ISOs”) may be granted under the Amended 2004 Stock Incentive Plan to the tenth anniversary of the date of such stockholder approval. Except as set forth above, there are no other changes to the Existing Plan. If our stockholders do not approve the proposed Amended 2004 Stock Incentive Plan, then the Existing Plan will continue, without modifications, in full force and effect.

Background and Reasons for the Amendment

Our original 2004 Stock Award and Incentive Plan was approved by our stockholders at the 2004 annual meeting. The plan’s purpose is to attract, retain and motivate executives, other key employees, non-employee directors and providers of substantial services to us. Since approval of the original 2004 Stock Award and Incentive Plan, equity compensation has been a key element of our compensation program, and the ability to grant equity-based compensation has enabled us to attract and retain talented employees. Additionally, equity-based awards have allowed us to link incentive rewards to our performance, to encourage employee ownership in our stock and to further align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry, and without these awards, we would be at a significant disadvantage against our competitors for recruiting and retaining key talent.

We amended the plan, which our stockholders approved at the 2011 and 2014 annual meetings, and the amendments adopted then reserved an additional 2,350,000 shares of common stock for issuance in the aggregate for such purposes.

We believe that we have effectively and efficiently managed the share pool under the Existing Plan. However, with our recent growth in revenues and operations, attributable in part to our Interpace Diagnostics business, we have been hiring senior executives and other key employees and accordingly, the number of shares available for grant under the Existing Plan has been depleted. As of November 20, 2015, we had available for grant a total of 707,391 shares, which could be issued under the Existing Plan.

We wish to replenish the number of shares available for grant to attract, motivate and retain executives, other key employees, non-employee directors and providers of substantial services to us as we seek to grow our Interpace Diagnostics business. We believe that our future success and growth depends, in large part, upon our ability to maintain a competitive position in attracting, motivating and retaining key personnel. Equity based compensation is not only an expected part of the compensation package in the extremely competitive labor markets in which we compete, but we believe it is also particularly important for us since we have an emerging growth diagnostics business and need to be able to offer competitive equity based compensation to attract and retain key talent due to the risks inherent with a business in its growth phase. Furthermore, we believe that being able to offer personnel competitive equity based compensation will enable us to conserve some of our cash resources and apply some of those cash resources toward research and development, marketing initiatives, strategic relationships, acquisitions and other opportunities that we believe we will need to consider and possibly pursue in order to grow our Interpace Diagnostics business. In light of our compensation philosophy and our business strategy to grow our Interpace Diagnostics business, we believe that the number of shares currently available to us for awards under the Existing Plan is insufficient to satisfy our future equity compensation needs. If we are unable to make awards to key personnel, we may be put at a significant competitive disadvantage and our business may be adversely affected. Furthermore, if we are unable to make competitive equity awards to key personnel, in order to attract, motivate and retain those individuals and remain competitive with our compensation program, we may need to use some of our cash resources to pay increased cash compensation, which would reduce the cash flow available for the operation of our business.

We have reviewed the request for an increase in the number of shares reserved under the Amended 2004 Stock Incentive Plan against certain guidelines in determining whether to recommend that stockholders approve such request. We believe that the request is in compliance with these guidelines, including the acceptable levels of shareowner value transfer (dilution) and “burn rate”. Burn rate is the number of shares subject to awards granted (stock options, SARs, restricted stock and RSUs) divided by the weighted average number of shares outstanding. Further, we believe that the request for an increase in the number of shares is consistent with our anticipated hiring needs.

The chart set forth below shows the number of grants of each type of stock award during each fiscal year and the combined burn rate of shares used for grants to participants under the plan, as of December 31st of each such year:

Type of Shares	2014	2013	2012	Average
Time-vested stock options and SARs granted (1)	310,029	198,380	226,381	-
Time-vested restricted stock/RSUs granted	360,749	248,473	214,210	-
Weighted average basic common shares outstanding	14,900,921	14,718,339	14,584,555	-
Burn rate	4.50%	3.04%	3.02%	3.52%

(1)

We have calculated the total number of time-vested stock options and SARs granted by counting 2 option/SARs awards as 1 full-value award for 2014 and 2013, and 1.5 option/SARs awards as 1 full-value award for 2012. The ratios applied are based on the stock price volatility for each year.

Our Existing Plan contains numerous business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Section 162(m) of the Code relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee. As a result of our increasing focus since 2013 on our Interpace Diagnostics business, which will be our primary business and focus following the completion of the Asset Sale, the Compensation Committee believed that it was appropriate to review and update the list of business criteria to reflect the current or future goals and objectives upon which performance-based compensation might be based. After review, the business criteria were modified by eliminating the business criteria related to the acquisition of new clients, the retention of existing clients, client satisfaction, meeting specified value added and our financial performance related to affiliates or joint ventures. Other than these deletions, the business criteria on which we base performance-based compensation remains the same and no new goals were added.

Reasons for Stockholder Approval

Our board of directors seeks stockholder approval of the proposed Amended 2004 Stock Incentive Plan in order to satisfy certain requirements, including NASDAQ rules which require stockholder approval of material modifications to plans such as the Existing Plan, including, but not limited to, amendments which increase the number of shares available under such plans. In addition, our board of directors regards stockholder approval of the proposed Amended 2004 Stock Incentive Plan as desirable and consistent with corporate governance best practices.

As of November 20, 2015, the equity awards available and outstanding under the Existing Plan, and their respective features, were as follows(1):

SARs Outstanding	1,215,830
Restricted Stock/RSUs Outstanding	1,738,501
Shares Available for Grant	707,391
Weighted Average Exercise Price of Outstanding SARs	$4.74
Weighted Average Remaining Term of Outstanding SARs	2.91 Years

(1)	The figures included in this table reflect all equity plan shares. This table excludes the 2,450,000 shares requested in this proposal.

Summary of the Amended 2004 Stock Incentive Plan

The material features of the Amended 2004 Stock Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the Amended 2004 Stock Incentive Plan, and is qualified in its entirety by reference to the full text of the Amended 2004 Stock Incentive Plan, which is attached to this Proxy Statement as Annex D and which we incorporate by reference into this Proxy Statement.

Purpose of the Amended 2004 Stock Incentive Plan

The Existing Plan has enabled us to implement a compensation program with different types of incentives for attracting, retaining and motivating employees, directors and other persons who provide substantial services to us. In particular, stock options, restricted stock, SARs and RSUs are an important element of compensation for employees and directors because such awards enable them to acquire or increase their proprietary interest in us, thereby promoting a closer identity of interests between them and our stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the Amended 2004 Stock Incentive Plan will help us to remain competitive, and provide a stronger incentive for each person granted an award to dedicate his or her maximum efforts for the success of our business. Our board of directors and the Compensation Committee therefore view the Amended 2004 Stock Incentive Plan as a key part of our compensation program.

Types of Awards Available Under the Amended 2004 Stock Incentive Plan

The Amended 2004 Stock Incentive Plan authorizes a broad range of awards, including:

●	stock options;

●	SARs, which is a contractual right to receive cash or shares of stock equal in value to the excess of the price of the shares at the time of exercise over the price of the shares on the grant date;

●	restricted stock, which is a current grant of shares subject to a risk of forfeiture and restrictions on transfer;

●	deferred stock, which is a contractual commitment to deliver shares or other awards at a future date, which may also be referred to as “stock units,” “RSUs,” “phantom shares” or “performance shares”;

●	bonus stock and other awards based on our common stock;

●	dividend equivalents, which are rights to receive cash, shares or other awards equal in value to dividends paid with respect to specified number of shares of our stock;

●	performance awards, denominated in cash, stock or other awards, tied to the achievement of specific performance objectives; and

●	options to purchase shares pursuant to an employee stock purchase program.

Shares Available under the Amended 2004 Stock Incentive Plan

Only the number of shares actually delivered to participants in connection with an award are counted against the number of shares reserved under the Amended 2004 Stock Incentive Plan. Thus, shares underlying an award will become available again for new awards if an award expires or is forfeited, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited.

As of November 20, 2015, there were 2,954,331 shares subject to outstanding awards under our plans, which as described above may become available for grant under the Amended 2004 Stock Incentive Plan if those awards expire or are forfeited. In addition, as of November 20, 2015, there were 707,391 shares of common stock available for issuance in respect of new awards under the Existing Plan.

The proposed Amended 2004 Stock Incentive Plan we are asking you to approve would increase the shares available under the Existing Plan by 2,450,000. As of November 20, 2015, this amount of shares represented approximately 14.6% of the issued and outstanding shares of our common stock.

Shares delivered under the Amended 2004 Stock Incentive Plan may be either authorized and unissued shares or treasury shares. The number of shares reserved under the Amended 2004 Stock Incentive Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

On November 18, 2015 the last reported sale price of our common stock on NASDAQ was $1.01 per share.

Per-Person Award Limitations

The Amended 2004 Stock Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the Amended 2004 Stock Incentive Plan – options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards – relating to no more than his or her “Annual Limit.” The Annual Limit equals 400,000 shares of each type of share-based award, plus the amount of the participant’s unused Annual Limit relating to share-based awards of the same type as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events.

With respect to incentive awards not valued by reference to common stock at the date of grant, the Amended 2004 Stock Incentive Plan limits such performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3,500,000 plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per person limit on stock-based awards is independent of the limit on cash-denominated performance awards. These limits apply only to awards under the Amended 2004 Stock Incentive Plan and do not limit our ability to enter into compensation arrangements outside of the Amended 2004 Stock Incentive Plan.

Adjustments to Shares Reserved, Awards and Award Limits

In the event of a large, special and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock, the Compensation Committee will, in the manner it deems equitable, adjust the number and kind of shares which may be delivered in connection with an award, the number and kind of shares by which annual per-person award limits are measured, any exercise price or share price referenced in the award terms (such as a SAR’s grant price) and other terms of the award in order to preserve without enhancing or diminishing the value of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

No Re-pricing

We may not re-price, replace, or re-grant options or SARs granted under the Amended 2004 Stock Incentive Plan without stockholder approval. Specifically, without stockholder approval: (i) no outstanding option or SAR granted under the Amended 2004 Stock Incentive Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR; (ii) our board of directors may not cancel any outstanding option or SAR (whether or not granted under the Amended 2004 Stock Incentive Plan) and grant in substitution therefor new awards under the Amended 2004 Stock Incentive Plan covering the same or a different number of shares of stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR; and (iii) we may not repurchase for cash options or SARs granted under the Amended 2004 Stock Incentive Plan with an exercise price that is more than 100% of the fair market value of a share of stock on the date of repurchase.

Eligibility

Our employees or employees of any of our subsidiaries or affiliates, non-employee directors, a consultant or any other person who provides substantial services to us or a subsidiary or affiliate are eligible to be granted awards under the Amended 2004 Stock Incentive Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. The Compensation Committee has the authority to select eligible persons to become participants in the Amended 2004 Stock Incentive Plan. As of October 31, 2015, approximately 970 employees, 6 non-employee directors and an undetermined number of consultants or other persons providing substantial services to us, a subsidiary or affiliate are eligible to participate in the Amended 2004 Stock Incentive Plan. However, it is not our practice to issue equity based awards to all eligible persons. Historically for the past 6 years, we have limited awards to a select minority of our employees and to our non-employee directors, and have not granted any stock awards to other persons providing services to us. Additionally, the Compensation Committee has generally granted our Chief Executive Officer the authority to issue stock-based awards up to a certain share or dollar amount each year to employees who are not members of the management team and who have made special contributions to us.

Administration

The Amended 2004 Stock Incentive Plan is administered by the Compensation Committee, except that our board of directors may itself act in place of the Compensation Committee to administer the Amended 2004 Stock Incentive Plan and will act in place of the Compensation Committee with respect to grants to non-employee directors. The members of the Compensation Committee must be non-employee directors. Subject to the terms and conditions of the Amended 2004 Stock Incentive Plan, the Compensation Committee is authorized to select participants, grant awards, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended 2004 Stock Incentive Plan, and make all other determinations, which may be necessary or advisable for the administration of the Amended 2004 Stock Incentive Plan. It is not the Compensation Committee’s practice to permit transfers of awards for consideration.

The Compensation Committee is permitted to delegate authority to our Chief Executive Officer or other officers of the Company to perform such functions as the Compensation Committee may determine, including the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The Amended 2004 Stock Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended 2004 Stock Incentive Plan.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “grant price.” The exercise price of an option and the grant price of a SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years from the date of grant. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. We have not issued stock options since 2005.

Restricted and Deferred Stock/ RSUs

The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of our stockholders, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/ RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid or accrue if so authorized by the Compensation Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations

The Amended 2004 Stock Incentive Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Performance-Based Awards

The Compensation Committee may grant performance awards, which may be denominated as a cash amount, number of shares or specified number of other awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

●	revenues;

●	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

●	return on assets, return on investment, return on capital or return on equity;

●	net revenue or net income per common share (basic or diluted);

●	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

●	economic value created or added;

●	operating margin or profit margin;

●	stock price or total stockholder return; and

●

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, the acquisition of new clients and/or the retention of existing clients, client satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries or affiliates, goals related to entering into or the performance of joint ventures or strategic alliances, and goals related to the development of new services and markets and our financial performance related to such new services and markets.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Annual Incentive Awards

One type of performance award that may be granted under the Amended 2004 Stock Incentive Plan is annual incentive awards, settleable in cash, shares or other awards upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Compensation Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than the earlier of 90 days after the beginning of the performance period and the time that 25% of such performance period has elapsed. As stated above, annual incentive awards granted to named executive officers are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Section 162(m) of the Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

Employee Stock Purchase Program

The Compensation Committee has discretion to make awards under the “employee stock purchase plan” component of the Amended 2004 Stock Incentive Plan (the “ESPP”) and the discretion to determine employees who are eligible to participate in the ESPP. Employees who are not eligible to participate in the ESPP include, but are not limited to, any participant who would own more than 5% of the voting power or value of our stock immediately after a grant under the ESPP and participation for each eligible participant is annually limited such that no participant may receive options to purchase more than $25,000 of common stock based on the fair market value of such stock at the time the options are granted. The aggregate number of shares of stock that may be subject to options under the ESPP is determined on an annual basis.

Forfeiture of Awards and Award Gains Upon Certain Events

Unless otherwise determined by the Compensation Committee, each award granted under the Amended 2004 Stock Incentive Plan will be subject to forfeiture, as described in this section. The unexercised portion of an option, whether or not vested, and any other award not then settled, will be forfeited and cancelled upon a forfeiture event, as defined in the Amended 2004 Stock Incentive Plan, and the participant will be obligated to repay us the total amount of gain realized by the participant upon exercise or settlement of the award that occurred within the time period specified in the Amended 2004 Stock Incentive Plan. A forfeiture event is defined in the Amended 2004 Stock Incentive Plan as any of the following events, if the event occurs either during the participant’s employment with us or during the one-year period following termination of employment: (i) the participant competing with us, interfering with our business relationships or influencing our employees to terminate employment with us; (ii) the participant’s failure to maintain as confidential our confidential or proprietary information; (iii) the participant making disparaging remarks about us or our representatives; (iv) the participant’s failure to cooperate with us in any suit or proceeding; or (v) termination of the participant’s employment for cause, as defined in the Amended 2004 Stock Incentive Plan.

Dividend Equivalents

Dividend equivalents are rights to receive payments or property equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash, stock, other awards or other property having a value equal to the dividends paid with respect to a specified number of shares. Historically, we have not paid any dividends to our stockholders or granted any dividend equivalents under the original 2004 Stock Award and Incentive Plan (including, without limitation, any dividend equivalent rights in respect of performance-based awards).

These awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents would be granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms

The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Impact of a Change in Control

Upon a change in control, as defined in the Amended 2004 Stock Incentive Plan, unless otherwise provided by the Compensation Committee in the award agreement, awards will become fully vested and exercisable and restrictions thereon will lapse. In addition, the Compensation Committee may permit a participant who holds an option or SAR the right to elect, during the 60-day period immediately following the change in control, to receive in cash the excess of the change in control price over the exercise price of the option or SAR, in lieu of acquiring shares covered by the option or SAR, for each share covered by such option. The Compensation Committee may also extend to any participant who holds other types of awards denominated in shares the right to elect, during the 60-day period immediately following the change in control, in lieu of receiving shares covered by the award, to receive in cash the change in control price multiplied by the number of shares covered by the award. The change in control price will be determined based on the highest market price during the 60-day period prior to or following the change in control or, if higher, the consideration received by stockholders in the change in control transaction. The Compensation Committee may also specify in any award agreement that performance conditions will be deemed met or exceeded upon a change in control.

Amendment and Termination of the Amended 2004 Stock Incentive Plan

Our board of directors may amend, suspend, discontinue, or terminate the Amended 2004 Stock Incentive Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ rules. NASDAQ rules require stockholder approval of material modifications to plans such as the Amended 2004 Stock Incentive Plan, including, but not limited to, amendments which increase the number of shares available under such plans. Unless earlier terminated by our board of directors, the Amended 2004 Stock Incentive Plan will terminate at such time that no shares reserved under the Amended 2004 Stock Incentive Plan remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Amended 2004 Stock Incentive Plan

The following discussion is a summary of certain federal income tax considerations that may be relevant with respect to awards issuable under the Amended 2004 Stock Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other considerations that may be relevant to a participant. In general, the discussion below relates only to types of awards that we currently grant or have granted in the past.

Stock Options and SARs

The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the difference between the grant price and the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.

Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

Restricted Stock

A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and we will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, we will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, we will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Deferred Stock/ RSUs

If a participant is granted deferred stock or a RSU, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of deferred stock or a RSU, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and we will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to deferred stock or a RSU will result in capital gain or loss based on the difference between the price received on disposition and the participant’s basis in those shares (generally, the market value of the shares at the time of their issuance).

Performance-Based Compensation

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the limitation on deductibility under Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it.

Under the Amended 2004 Stock Incentive Plan, options and SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify; however, there can be no assurance that such compensation under the Amended 2004 Stock Incentive Plan will be fully deductible under all circumstances.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2004 Stock Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Special Meeting and not as tax guidance to participants in the Amended 2004 Stock Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

If the proposed Amended 2004 Stock Incentive Plan is approved by stockholders, awards under the Amended 2004 Stock Incentive Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers or directors in the future under the Amended 2004 Stock Incentive Plan.

Securities Authorized For Issuance under Equity Compensation Plans

The table below sets forth certain information with respect to all of our equity compensation plans as of December 31, 2014, and does not reflect grants, awards, exercises, terminations or expirations since that date.

Equity Compensation Plan Information

Year Ended December 31, 2014(1)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2004 Stock Award and Incentive Plan, 2000 Omnibus Incentive Compensation Plan, and 1998 Stock Option Plan)	1,575,734	$5.37	1,441,028
Equity compensation plans not approved by security holders	159,086	$1.79	-
Total(2)	1,734,820	$5.04	1,441,028

(1)	See the table in section “Reasons for Stockholder Approval” for the equity awards available and outstanding under the plan, and their respective features, as of November 20, 2015.

(2)	Excludes restricted stock and RSUs in the equity compensation plans approved by security holders.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Each of our non-employee directors receives an annual director’s fee of $40,000, payable quarterly in arrears. The Chairman of the Board receives an additional fee of $30,000 and the Chairperson of each of the Audit Committee of our board of directors (the “Audit Committee”), Compensation Committee and Nominating Committee of our board of directors (the “Nominating Committee”) receive an additional annual fee of $25,000, $15,000 and $5,000, respectively. In addition, those non-employee directors sitting on more than one committee receive additional compensation of $5,000 annually. From time to time, our board of directors may form special committees to address discrete issues and the non-employee directors sitting on such special committees, may receive additional compensation. In 2014, a special advisory committee, consisting of Messrs. Belle, Sullivan and Stover was commissioned and each such director received an additional $12,000 in fees with respect to his service on this special committee. Each non-employee director may defer receipt of board of directors and committee fees through participation in our Executive Deferred Compensation Plan; however, no non-employee director currently elects to so defer fees. In addition, our non-employee directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at board of directors and committee meetings.

Upon initial appointment to our board of directors, each non-employee director receives $60,000 in RSUs which vest in equal annual installments over a three-year period. In addition, each non-employee director receives $45,000 in RSUs (with the exception of the Chairman of the Board who receives $60,000 in RSUs), on the date of our annual meeting each year, which RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. Our directors are subject to certain stock ownership guidelines, which are described in the section of this Proxy Statement entitled “Information About Our Executive Compensation — Stock Ownership Guidelines” beginning on page 131.

The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2014. Information regarding Ms. Lurker’s compensation can be found in the section of this Proxy Statement entitled “Information About Our Executive Compensation” beginning on page 127.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	Nonqualified Compensation Earnings ($)	Total ($)
Gerald P. Belle (2) (3)	$87,000	$59,998	$-	$-	$146,998
Heiner Dreismann (2) (4)	15,326	60,001	-	-	75,327
John Federspiel (2) (5)	50,000	45,001	-	-	95,001
Stephen J. Sullivan (2) (6)	72,000	45,001	-	-	117,001
Jack E. Stover (2) (7)	77,000	45,001	-	-	122,001
John M. Climaco (2) (8)	33,152	45,001	-	-	78,153
Veronica A. Lubatkin (2) (9)	19,286	-	-	-	19,286

(1)

The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to Note 12 - “Stock-Based Compensation” to our consolidated financial statements included with our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(2)

Each non-employee director received a grant of 9,956 RSUs on June 4, 2014 (the date of last year’s annual meeting), except Mr. Belle who received 13,274 RSUs and Mr. Dreismann who did not receive an annual grant as was not a director on the date of the grant. These RSUs vest in three substantially equal installments, on June 4, 2015, 2016, and 2017. The fair market value of each RSU on the date of grant was $4.52. Mr. Dreismann received a grant of 16,086 RSUs on August 13, 2014 upon his appointment to our board of directors. These RSUs vest in three equal installments, on August 13, 2015, 2016, and 2017. The fair market value on the date of grant was $3.73.

(3)

Mr. Belle’s fees represent the annual director’s fee of $40,000, plus the $30,000 Chairman of the Board fee. Mr. Belle also received $12,000 for his participation in the 2014 Special Advisory Committee, plus a fee of $5,000 for serving on multiple committees.

(4)	Mr. Dreismann’s fees represent the prorated portion of his annual director’s fee for his service in 2014. Mr. Dreismann joined us as a member of our board of directors effective as of August 13, 2014.

(5)

Mr. Federspiel’s fees represent the annual director’s fee of $40,000, an additional $5,000 fee paid to Mr. Federspiel for his service as the Chair of the Nominating Committee, plus a fee of $5,000 for serving on multiple committees.

(6)

Mr. Sullivan’s fees represent the annual director’s fee of $40,000, plus an additional $15,000 fee paid to Mr. Sullivan for his service as Chair of the Compensation Committee. Mr. Sullivan also received $12,000 for his participation in the 2014 Special Advisory Committee, plus a fee of $5,000 for serving on multiple committees.

(7)

Mr. Stover’s fees represent the annual director’s fee of $40,000 plus an additional $25,000 fee paid to Mr. Stover for his service as the Chair of the Audit Committee. Mr. Stover also received $12,000 for his participation in the 2014 Special Advisory Committee.

(8)	Mr. Climaco’s fees represent the prorated portion of his annual director’s fee for his service in 2014. Mr. Climaco resigned as a member of our board of directors effective as of October 29, 2014.

(9)

Ms. Lubatkin’s fees represent the prorated portion of her annual director’s fee for her service in 2014. Ms. Lubatkin did not stand for re-election as a member of our board of directors and her tenure as a member of our board of directors ended effective as of June 4, 2014.

INFORMATION ABOUT OUR EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid to (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers who served in such capacities on December 31, 2014 and (iii) one of our former executive officers whose compensation is required to be reported herein under the rules of the SEC (collectively referred to as the “2014 named executive officers”).

SUMMARY COMPENSATION TABLE FOR 2014 and 2013
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs Awards ($)(3)	All Other Compen- sation (4)	Total
Nancy S. Lurker
CEO	2014	$566,500	$169,950	$322,203	$673,443	$39,844	$1,771,940
	2013	566,500	478,853	279,181	279,149	39,058	1,642,741
Graham G. Miao (5)
EVP, CFO and
Treasurer	2014	86,154	-	74,999	75,000	29	236,182
Gerald R. Melillo, Jr.
President, Sales	2014	309,000	77,259	103,985	103,935	32,474	626,653
Services	2013	306,375	182,103	59,824	59,817	26,068	634,187
Jeffrey Smith (6)
Former EVP, CFO	2014	339,480	56,580	161,759	161,674	26,032	745,525
and Treasurer	2013	339,480	199,881	139,590	139,575	25,562	844,088

(1)

The amounts set forth in this column represent discretionary payments to our 2014 named executive officers under the annual cash incentive program. In addition, the amount set forth in this column with respect to Mr. Melillo represents commissions earned under his commission plan for 2014 in the amount of $43,269.

(2)

The amounts set forth in this column represent discretionary payments to our 2014 named executive officers under the long-term equity incentive plan with the exception of the grant to Mr. Miao, which represents the inducement stock award he received upon joining us outside of such plan, as described more fully below under the heading “Inducement Awards.” The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 12 - “Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(3)

The dollar amounts set forth under the heading “SARs Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 12 - “Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.

(4)	For the 2014 named executive officers, this column includes the following amounts in 2014:

Name	401(k) Company Match ($)	Term Life/Disability Insurance Payment ($)	Automobile Benefit ($)	Other ($) (1)	Totals ($)
Nancy S. Lurker	$10,386	$258	$15,000	$14,200	$39,844
Graham G. Miao	-	29	0	-	29
Gerald R. Melillo, Jr.	10,400	144	12,000	9,930	32,474
Jeffrey Smith	10.270	762	15,000	-	26,032

(1)

The amounts set forth in this column represent perquisites to Ms. Lurker and Mr. Melillo for financial planning and health services to a maximum of $15,000 for Ms. Lurker and $10,000 for Mr. Melillo. In 2014, only Ms. Lurker used $3,600 of health services.

(5)	Mr. Miao joined us as EVP, CFO and Treasurer effective as of October 20, 2014.

(6)	Mr. Smith no longer served us as EVP, CFO and Treasurer effective as of October 20, 2014.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries are set with regard to the level of the executive officer’s position within the Company and the individual’s current and historical performance. The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee (and in the case of the Chief Executive Officer, by the full board of directors), and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s impact on our strategic goals and financial performance. While our executives’ base salaries are generally targeted to be consistent with median base salaries for similar positions based on competitive market data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of various factors considered by the Compensation Committee with respect to each named executive officer (and the full board of directors, in the case of the Chief Executive Officer). The Compensation Committee also takes into account additional factors such as historical compensation and the individual’s potential to be a key contributor as well as special recruiting and retention situations.

Annual Cash Incentives

The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full board of directors as to the Chief Executive Officer). Annual cash incentive targets and performance metrics are usually determined by the Compensation Committee (and the full board of directors, as to the Chief Executive Officer) during the first quarter of each fiscal year, based on information provided by the Compensation Committee’s compensation consultant with respect to competitive market data.

The amounts awarded to each 2014 named executive officer for 2014 performance under PDI’s 2014 annual cash incentive program were subjectively determined by the Compensation Committee (and the full board of directors in the case of our Chief Executive Officer) based on the Compensation Committee’s (or in the case of our Chief Executive Officer, the full board of directors’) determination of corporate and personal objectives. The factors which the Compensation Committee and our board of directors considered, included, among other things: (i) our financial performance as a whole; (ii) the financial performance of individual business units; (iii) progress towards our strategic objectives; and (iv) the individual performance of each executive. The Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to the performance of Mr. Miao and Mr. Melillo and ultimately makes its own determination of the annual bonus, if any, that will be payable to each of our named executive officers.

Long-Term Equity Incentives

Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our Existing Plan. The long-term equity incentive component of our compensation program is used to promote alignment with stockholders and to balance the short-term focus of the annual cash incentive component by linking a substantial part of compensation to our long-term stockholder returns. The Compensation Committee believes that long-term stock-based compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.

In 2014, Ms. Lurker and Messrs. Melillo and Smith received annual equity grants of SARs, which vests, subject generally to the officer’s continued service, as to one-third of the grant on each of the three anniversaries of the grant date and RSUs, which vests, subject generally to the officer’s continued service, on the third anniversary of the grant date. These equity awards would also vest upon an earlier termination of the 2014 named executive officer due to death, disability or retirement (generally attainment of age 62 with at least 2 years of service). The SARs have a 5 year term and are issued with a base price equal to the fair market value on the date of grant.

Ms. Lurker also received an award of 188,165 SARs that vest based on the satisfaction of service and performance conditions (the “Performance-Based SARs”) as set forth in the following table:

Tranche of Performance- Based SARs	Performance Condition	Time Condition
36,496 SARs	The closing price of the Company’s Common Stock averages at least $7.65 per share over sixty (60) consecutive trading days	One Year of service from date of grant
64,460 SARs	The closing price of the Company’s Common Stock averages at least $10.20 per share over sixty (60) consecutive trading days	Two Years of service from date of grant
87,209 SARs	The closing price of the Company’s Common Stock averages at least $15.30 per share over sixty (60) consecutive trading days	Three Years of service from date of grant

With respect to any tranche of the Performance-Based SARs, Ms. Lurker must be employed by us as of the date both the Time Condition and the Performance Condition are satisfied in order for such tranche of the Performance-Based SARs to become vested. Upon the occurrence of a Change in Control, any unvested portion of the Performance-Based SARs shall vest, if the Company’s stock price as of the date of the Change in Control exceeds the Performance Condition. The Performance-Based SARs also have a 5 year term and are issued with a base price equal to the fair market value on the date of grant.

Mr. Miao received an inducement award consisting of SARs and RSUs upon his commencement of employment with us described more fully below.

Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level. There were no cash sign-on bonuses for any 2014 named executive officer in 2014.

Inducement Awards

In order to induce Mr. Miao to accept his position with us, we awarded him inducement RSUs and SARs awards, with a grant date fair value of $75,000 each. The awards were made pursuant to The Nasdaq Stock Market, LLC inducement grant exception.

On October 20, 2014, Mr. Miao was granted 117,187 SARs with a five-year term at a base price of $1.79. The SARs vest over three years, with one-third of the SARs vesting on each of the first three anniversaries of the grant date subject generally to Mr. Miao’s continued service with us through the applicable vesting dates.

Also, on October 20, 2014, Mr. Miao was also granted 41,899 RSUs. The RSUs will vest in full on the third anniversary of his start date subject generally to Mr. Miao’s continued service with us through the applicable vesting date.

Perquisites

As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees. Executives are eligible for the standard benefits and programs generally available to all of our employees. The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each 2014 named executive officer in 2014 are set forth in footnote 4 to the Summary Compensation Table.

Deferred Compensation Plan

We allow our executives and directors to elect to defer receipt of cash compensation through participation in the Executive Deferred Compensation Plan. The purpose of this plan is to allow participants to defer receipt of current cash compensation (base salary and annual cash incentives, or annual cash retainers in the case of directors) that could not otherwise be contributed to the participant’s 401(k) account due to federally-imposed limits. In 2014, none of our 2014 named executive officers’ and directors made any voluntary contributions to this plan.

Stock Ownership Guidelines

We have had stock ownership guidelines in effect since February 2007, with respect to the accumulation and retention of shares of our common stock delivered through our executive and director compensation plans. The stock ownership guidelines were modified on March 1, 2014. Under the revised guidelines each executive officer and director is expected to acquire, and continue to hold during the term of his or her employment or engagement with the Company, ownership of stock having a value equal to a multiple of his or her annual base salary (or in the case of a non-employee director, such director’s annual fees), depending on his or her title, as indicated in the table below, by the later of March 1, 2019 or five years from the first annual award of common stock. In addition, our executive officers and directors must continue to retain at least 50% of the net shares delivered through our equity compensation plans until the applicable salary or fee multiple has been achieved.

Title	Annual Base Salary Multiple
CEO	3x
CFO	3x
President, Sales Services	2x
Other Executive Officers	1x
Annual Fee Multiple
Non-Employee Director	3x

If as of the later of (a) March 1, 2019 or (b) five years from the date on which an executive officer or director receive his or her first annual award of common stock, an executive officer or director has not met the stock ownership requirements, then, until the executive officer or director meets the stock ownership requirements, such individual must retain 100% of the net shares delivered through the Company’s equity plans. If an executive officer or director does not comply with the stock ownership guidelines, the Compensation Committee may exercise its discretion to reduce future long-term incentive grants and/or make payments of future short-term incentive compensation (annual cash incentives) in the form of restricted common stock.

Compensation Features Intended to Prevent Excessive Risk Taking

The Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers, and believes that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In particular, the Compensation Committee believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of our overall performance, business unit performance and individual performance; (b) the annual cash incentive compensation plan for executives and non-commissioned employees is based on a fixed formula that measures performance against budget and the achievement of specific strategic milestones; (c) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by us; (d) equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and encourage employees to focus on sustained stock price appreciation; (e) stock ownership guidelines which require retention of shares issued under executive compensation plans; and (f) base salaries are consistent with employees’ responsibilities and market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

Outstanding Equity Awards

The following table provides information concerning the number and value of unexercised SARs, restricted stock awards and RSUs for the 2014 named executive officers outstanding as of the year ended December 31, 2014:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
SAR Awards									Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable		Number of Securities Underlying Unexercised SARs (#) Unexercisable		Number of Securities Underlying Performance-based SARs (#) Unearned		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)		Market Value of Shares/RSUs that have not Vested ($)
Nancy S. Lurker	58,902		-		-		5.03	3/1/2015	-		-
	74,456	(1)	37,228	(1)	-		6.41	1/31/2017	-		-
	-		-		-		-	-	50,702	(2)	90,757
	-		-		-		-	-	51,320	(3)	91,863
	47,233	(4)	94,467	(4)	-		5.44	4/4/2018	-		-
	-		-		188,165	(5)	5.10	2/26/2019	-		-
	-		177,665	(6)	-		5.10	2/26/2019	-		-
	-		-		-		-	-	63,177	(7)	113,087
Graham G. Miao	-		-		-		-	-	41,899	(8)	74,999
	-		117,187	(9)	-		1.79	10/20/2019	-		-
Gerald R. Melillo, Jr.	14,318	(10)	7,160	(10)	-		6.63	1/30/2017	-		-
	-		-		-		-	-	9,427	(11)	16,874
	-		-		-		-	-	10,997	(3)	19,685
	10,121		20,243	(4)	-		5.44	4/4/2018	-		-
	-		57,107	(12)	-		5.13	2/25/2019	-		-
	-		-		-		-	-	20,270	(13)	36,283
Jeffrey Smith	38,153		-		-		5.03	3/1/2015	-		-
	34,364	(10)	17,182	(10)	-		6.63	1/30/2017	-		-
	-		-		-		-	-	22,624	(11)	40,497
	-		-		-		-	-	25,660	(3)	45,931
	23,616		47,234	(4)	-		5.44	4/4/2018	-		-
	-		88,832	(12)	-		5.13	2/25/2019	-		-

(1)	SARs that are two-thirds vested and the remaining one-third vest on January 31, 2015.

(2)	Restricted shares of common stock that vest on January 31, 2015.

(3)	Restricted shares of common stock that vest on April 4, 2016.

(4)	SARs that are one-third vested and the remaining two-thirds vest one-half on each of April 4, 2015 and April 4, 2016.

(5)	Performance-based SARs that are not exercisable until the performance conditions are met.

(6)	SARS that vest one-third on each of February 26, 2015, February 26, 2016, and February 26, 2017.

(7)	Restricted shares of common stock that vest on February 26, 2017.

(8)	Restricted stock units that vest on October 20, 2017.

(9)	SARs that vest one-third on each of October 20, 2015, October 20, 2016, and October 20, 2017.

(10)	SARs that are two-thirds vested and the remaining one-third vests on January 30, 2015.

(11)	Restricted shares of common stock that vest on January 30, 2015.

(12)	SARS that vest one-third on each of February 25, 2015, February 25, 2016, and February 25, 2017.

(13)	Restricted shares of common stock that vest on February 25, 2017.

Nonqualified Deferred Compensation

Although we still maintain a deferred compensation plan in which the named executive officers are eligible to participate, none of the 2014 named executive officers actively participated in our deferred compensation plan in 2014.

Potential Payments upon Termination or Change in Control

The following table reflects the estimated amount of compensation that would be payable to each of our named executive officers upon termination of such executive’s employment in accordance with their respective employment separation agreements and restricted stock grant agreements or in the event of a change of control of the Company. The term “change of control” generally means any transaction which results in our stockholders immediately prior to such transaction owning less than 51% of the surviving corporation or any acquisition of all or substantially all of our assets. In general: (i) non-performance based SARs vest upon a change of control; (ii) RSUs vest upon a change of control; and (iii) restricted stock vests upon a change of control. The amounts shown assume that such termination was effective as of December 31, 2014, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($) (1)	Total Termination Benefits ($)
Termination Without Cause or Resignation for Good Reason:
Nancy S. Lurker	$1,302,709	$48,576	$-	$1,351,285
Graham G. Miao	420,000	24,288	-	444,288
Gerald R. Melillo, Jr.	411,534	24,288	-	435,822
Upon a Change of Control:
(Not in connection with a termination)
Nancy S. Lurker	-	-	295,706	295,706
Graham G. Miao	-	-	74,999	74,999
Gerald R. Melillo, Jr.	-	-	72,842	72,842
Termination Without Cause or Resignation for Good Reason Following a Change in Control:
Nancy S. Lurker	1,302,709	48,576	295,706	1,646,992
Graham G. Miao	420,000	24,288	74,999	519,287
Gerald R. Melillo, Jr.	411,534	24,288	72,842	508,664

(1)

These amounts are based on the value of restricted shares of common stock and RSUs held at December 31, 2014 that would become immediately vested upon retirement or a change of control pursuant to the applicable restricted stock grant agreement. Non-performance based SARS that would become immediately vested upon a change in control pursuant to the Existing Plan were not included as they were all underwater as of December 31, 2014. Performance based SARS that would become immediately vested upon a change in control pursuant to the Existing Plan were not included as they were all underwater as of December 31, 2014. The market value of all equity reflected in the above table is based on the closing stock price of $1.79 on the last day of trading in 2014.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.

See “Proposal No. 1: The Asset Sale — Interests of Certain Persons in the Asset Sale — Potential Payments in Connection with a Change in Control” beginning on page 58 for information regarding the amount of payments and benefits that may be paid or become payable to each of our named executive officers in connection with the Asset Sale pursuant to employment and equity arrangements with us.

Below is a summary of all employment separation agreements that were in effect during all or a portion of 2014 for our named executive officers.

Employment Arrangements

See “Proposal No. 1: The Asset Sale — Interests of Certain Persons in the Asset Sale — Impact on Employment Arrangements of Executive Officers” beginning on page 61 for a description of the impact of the Asset Sale on the employment arrangements with each of our named executive officers. Below is a summary of additional terms regarding our employment arrangements with our named executive officers.

Nancy S. Lurker - Chief Executive Officer

Ms. Lurker’s employment with us is “at will.” However, certain terms of Ms. Lurker’s employment with us related to her compensation, health and welfare benefits, perquisites and benefits upon termination are set forth in a Term Sheet dated October 27, 2008 as amended March 7, 2011 (the “Term Sheet”). The Term Sheet provides for an annual base salary of $566,500, with eligibility for annual incentive awards payable in cash up to a maximum of 75% of the amount of base salary, based on achievement of established performance metrics. The Term Sheet provides that Ms. Lurker is entitled to participate in long-term equity incentive awards plans, pursuant to which she is eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $700,000. All service-based long-term incentive awards will immediately vest upon the occurrence of a change in control, except that certain awards granted will vest only if the consideration paid to the Company’s stockholders in the change of control transaction equals or exceed certain performance targets. Ms. Lurker is entitled to an annual allowance of $15,000 for financial planning and health services. Payments and benefits to Ms. Lurker upon the termination of her employment with us are contained in her employment separation agreement, discussed above.

In addition to the benefits conferred under her employment separation agreement, upon the occurrence of a change of control: (a) the time based vesting conditions applicable to each of Ms. Lurker’s performance based SARs shall be deemed to have been fully attained as of the date of such change of control; and (b) the stock price based performance conditions of such SARs shall be deemed to have been achieved if, as of the date of such change in control, the fair market value of a share of common stock of PDI exceeds the per share dollar threshold amount of the stock-based performance condition.

Graham G. Miao - Executive Vice President, Chief Financial Officer and Treasurer

On October 14, 2014, we entered into a term sheet and a separation agreement with Mr. Miao upon his employment with us. Pursuant to the term sheet Mr. Miao is employed as our Chief Financial Officer and Executive Vice President and his employment with us is “at will.” The term sheet provides for an annual base salary of $420,000, with eligibility for a cash annual incentive award with a target of 50% of base salary, based on achievement of established performance metrics. He received an inducement equity grant with a value of $150,000 on his commencement date, which are more fully described above in the section of this Proxy Statement entitled “Information About Our Executive Compensation - Inducement Awards.” The term sheet provides that Mr. Miao is entitled to participate in long-term equity incentive awards plans, pursuant to which he is eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $300,000. All service-based long-term incentive awards will immediately vest upon the occurrence of a change in control.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000

Our board of directors has approved and declared advisable, and is requesting stockholder approval of, an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 40,000,000 shares to 100,000,000 shares, which will result in the increase of the total number of authorized shares of capital stock from 45,000,000 to 105,000,000. The number of authorized shares of preferred stock will remain at 5,000,000.

Our board of directors believes that it is important to have available for issuance a sufficient number of authorized shares of common stock to meet our future corporate needs. The revenue generated from our Interpace Diagnostics business for the fiscal year ended December 31, 2014, following our acquisition of RedPath Integrated Pathology, Inc. on October 31, 2014, constituted 8.3% of our consolidated revenue for the post-acquisition period. Although we expect the revenue generated from our Interpace Diagnostics business to grow in the future, we will need to raise additional capital in the near future to finance the development and operation of the business, including for research and development and commercialization efforts. Our board of directors believes that the current number of authorized but unissued shares of common stock is insufficient for our future financing needs because it is likely that the sale of shares of our common stock will be one of the principal means by which we will raise additional capital. For example, on November 2, 2015, we entered into the Sales Agreement with Cantor pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Cantor as our sales agent, subject to the limitations set forth in the Sales Agreement. As of November 20, 2015, we have issued 15,704 shares for net proceeds of $21,982 under the Sales Agreement. In addition to public or private offerings of shares of our common stock, if our stockholders approve this proposal, the additional authorized shares of common stock would also be available for issuance of equity awards pursuant to employee benefit plans, including our proposed Amended 2004 Stock Incentive Plan, conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our Interpace Diagnostics business. In order to be positioned to timely take full advantage of market and other conditions suitable for equity related financings in the future, our board of directors believes we must increase the number of our authorized but unissued shares of common stock. Any decision to issue equity, including any equity authorized by the proposed increase in authorized shares of common stock, will depend on, among other things, our evaluation of our funding needs, developments in our business and technologies, current and expected future market conditions and other factors. If our stockholders do not approve this proposal, we may have less flexibility to arrange the financing necessary to grow our Interpace Diagnostics business or continue our existing operations and we may be required to hold another special stockholders meeting to obtain stockholder approval for a similar proposal, which could result in increased costs to us and potential delays in arranging for the desired funding.

Adoption of the proposed amendment would not have an immediate effect on the rights of the holders of currently outstanding shares of common stock of the Company. However, our board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. Shares of common stock carry no pre-emptive rights to purchase additional shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the proposed Certificate of Amendment of our Certificate of Incorporation is attached to this Proxy Statement as Annex E. However, our board of directors has reserved the right to abandon the proposed amendment at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware.

In addition to the 16,735,741 shares of common stock outstanding on November 20, 2015, our board of directors has reserved 707,391 shares for issuance under the Existing Plan.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4: APPROVAL, ON A NON-BINDING BASIS, OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME FROM “PDI, INC.” TO “INTERPACE DIAGNOSTICS GROUP, INC.”

Our board of directors has approved and declared advisable an amendment to our certificate of incorporation, as amended, to change our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” Pursuant to Section 242(b)(1) of the DGCL, the amendment to our certificate of incorporation, as amended, to change our name does not require stockholder approval. However, we believe that providing our stockholders with the opportunity to vote, on a non-binding basis, on the amendment to change our name is desirable and consistent with corporate governance best practices.

If we amend our certificate of incorporation, as amended, to change our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.”, Article First of our certificate of incorporation, as amended, would be amended to read in its entirety as follows:

FIRST: The name of the corporation is Interpace Diagnostics Group, Inc. (hereinafter called the “Corporation”).

As discussed in the section of this Proxy Statement entitled “Proposal No. 1: The Asset Sale — The Asset Purchase Agreement — Change of Name” beginning on page 78, under the Asset Purchase Agreement, we are required to change our name to a name dissimilar to “PDI” at or promptly following the closing of the Asset Sale, and after the closing, we may not use the name “PDI” or any similar name in connection with any business. We also believe that changing our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” will more accurately reflect and represent to the public, the marketplace, potential investors and our existing stockholders our primary business and focus following the completion of the Asset Sale and will better allow for brand recognition of our diagnostic tests that are currently on the market, those that are currently in late stage development and any tests that we may develop in the future. In addition, we believe that our current name will no longer accurately reflect our business and focus subsequent to the completion of the Asset Sale.

The change of our name would not have an effect on the rights of the holders of our currently outstanding shares of common stock nor would it affect the validity of any of our existing stock certificates that bear the name “PDI, Inc.” Stockholders with certificated shares may continue to hold existing certificates, and the number of shares represented by those certificates will remain unchanged. New stock certificates that are issued after a change in our name will bear the name “Interpace Diagnostics Group, Inc.”

Our common stock is currently traded on the NASDAQ under the symbol “PDII.” If we proceed with changing our name, we also intend to change the trading symbol of our common stock on NASDAQ to “IDXG”. We also expect that a new CUSIP number will be assigned to our common stock shortly following the name change.

The amendment to our certificate of incorporation, as amended, to change our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” will become effective upon the filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware. However, our board of directors has reserved the right to abandon the proposed amendment at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, and if stockholders do not approve the Asset Sale Proposal, regardless of whether or not stockholders approve the Name Change Proposal, our board of directors will determine if changing our name, and the trading symbol of our common stock, is still advisable. If stockholders do approve the Asset Sale Proposal and the Asset Sale is completed, we intend to amend our certificate of incorporation, as amended, to change our name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” at or promptly following the closing of the Asset Sale, as required by the Asset Purchase Agreement and for the other reasons described above, regardless of whether or not stockholders approve the Name Change Proposal.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4 TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME.

PROPOSAL NO. 5: NON-BINDING ADVISORY VOTE ON GOLDEN PARACHUTES

The Non-Binding Advisory Golden Parachute Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the table entitled “Golden Parachute Compensation” in the section of this Proxy Statement entitled “Interests of Certain Persons in the Asset Sale” beginning on page 58.

We are asking our stockholders to indicate their approval of the various change of control payments which our named executive officers will or may be eligible to receive in connection with the Asset Sale. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 58 of this Proxy Statement and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of PDI’s overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual meeting proxy statements. These historical arrangements were adopted and approved by the Compensation Committee, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms. Accordingly we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of PDI approve, solely on an advisory, non-binding basis, the golden parachute compensation which may be paid to PDI’s named executive officers in connection with the Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section entitled “Interests of Certain Persons in the Asset Sale” in PDI’s proxy statement for the Special Meeting.”

Stockholders should note that this non-binding proposal regarding certain Asset Sale-related executive compensation arrangements is merely an advisory vote which will not be binding on PDI, our board of directors or the Buyer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale is consummated, our named executive officers will be eligible to receive the various change of control payments in accordance with the terms of conditions applicable to those payments.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5 TO APPROVE THE NON-BINDING PROPOSAL REGARDING CERTAIN ASSET SALE-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS.

MARKET PRICE AND DIVIDEND DATA

Our common stock is currently traded on the NASDAQ under the ticker symbol “PDII.” On October 30, 2015, the last trading day prior to the public announcement of the Asset Sale, our common stock closed at a price of $1.63 per share. On November 18, 2015, the latest practicable trading day prior to the date of this Proxy Statement, our common stock closed at a price of $1.01 per share. The table below shows, for the periods indicated, the high and low closing sales prices for shares of our common stock on the NASDAQ.

	2015				2014		2013
	HIGH		LOW		HIGH	LOW	HIGH	LOW
First quarter	$2.11		$1.35		$6.25	$4.20	$8.25	$6.09
Second quarter	$1.71		$1.02		$5.44	$4.05	$6.12	$3.82
Third quarter	$2.40		$1.42		$4.50	$2.26	$5.33	$4.23
Fourth quarter	$1.87	(1)	$1.01	(1)	$2.41	$1.34	$5.35	$4.37

(1)	Closing sales prices are through November 18, 2015.

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

Dividend Policy

We have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Future earnings, if any, will be used to finance the future operation and growth of our businesses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of November 20, 2015, the number of shares of our common stock beneficially owned by: (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (ii) each of our current directors; (iii) each of our named executive officers identified in the Golden Parachute Compensation Table set forth above; and (iv) all directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. Except as otherwise listed below, the address of the persons listed below is c/o PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 16,735,741 shares of common stock outstanding on November 20, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Executive officers and directors:
Nancy S. Lurker (2)	977,681(7)	5.8%
Graham G. Miao (3)	169,973	1.0%
Gerald R. Melillo, Jr. (4)	136,948	*
Gerald P. Belle (5)	200,386(8)	1.2%
Heiner Dreismann (6)	3,611	*
John Federspiel (6)	100,378(9)	*
Jack E. Stover (6)	97,378(9)	*
Stephen J. Sullivan (6)	97,828(9)	*
Kapila Ratnam (6)	0	-
as a group (9 persons)	1,784,183(7)(8)(9)	10.5%
5% stockholders:
John P. Dugan 39 Fort Defiance Hill Road Garrison, NY 10524 (10)	4,869,878	29.1%
Heartland Advisors, Inc. (11) 789 N. Water Street Milwaukee, WI 53202	3,127,229	18.7%
Dimensional Fund Advisors LP (12) 6300 Bee Cave Road Austin, TX 78746	1,213,710	7.3%

* Represents less than 1% of shares of common stock outstanding.

(1)

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options and SARs, that a person has the right to acquire within 60 days of November 20, 2015. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. For a discussion of the vesting of various equity awards held by our executive officers and directors upon the consummation of the Asset Sale, please see “Proposal No. 1: The Asset Sale — Interests of Certain Persons in the Asset Sale” beginning on page 58.

(2)	Currently serves as our Chief Executive Officer and as a member of our board of directors.

(3)	Currently serves as our Executive Vice President, Chief Financial Officer and Treasurer.

(4)	Currently serves as our President, Sales Services.

(5)	Currently serves as Chairman of our board of directors.

(6)	Member of our board of directors.

(7)

Includes 50,000 shares of our common stock held by Ms. Lurker’s spouse, which may be deemed to be beneficially owned by Ms. Lurker. Ms. Lurker disclaims beneficial ownership of the shares of our common stock that are held by her spouse.

(8)	Includes 58,780 RSUs that would vest immediately upon retirement.

(9)	Includes 44,085 RSUs that would vest immediately upon retirement.

(10)	Includes 618,750 shares of our common stock held by Mr. Dugan’s spouse, which may be deemed to be beneficially owned by Mr. Dugan.

(11)

Based solely on the information contained in the Schedule 13D/A filed with the SEC on November 6, 2015 by Heartland and William J. Nasgovitz. According to that same Schedule 13D/A, as investment adviser to client accounts, Heartland may be deemed to be the beneficial owner of 3,127,229 shares of the common stock of the Company. According to that same Schedule 13D/A, the Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, owns greater than 5% of the common stock of the Company. According to that same Schedule 13D/A, Heartland, as investment adviser to the client accounts, may be deemed to have shared voting power with respect to 2,821,466 shares of the Company’s common stock and shared dispositive power with respect to 3,127,229 shares of the Company’s common stock. According to that same Schedule 13D/A, Mr. Nasgovitz, as a control person of Heartland, may be deemed to have shared voting power with respect to 2,821,466 shares of the Company’s common stock and shared dispositive power with respect to 3,127,229 shares of the Company’s common stock and may thus be deemed the indirect beneficial owner of the shares beneficially owned by Heartland. According to that same Schedule 13D/A, Mr. Nasgovitz specifically disclaims beneficial ownership of such shares.

(12)

Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 5, 2015 by Dimensional Fund Advisors LP. According to that same Schedule 13D/A, Dimensional Fund Advisors LP has sole voting power with respect to 1,198,806 shares of the Company’s common stock and sole dispositive power with respect to 1,213,710 shares of the Company’s common stock. According to that same Schedule 13G/A, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). According to that same Schedule 13G/A, in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. According to that same Schedule 13G/A, in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. According to that same Schedule 13G/A, all securities reported in that same Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any proposal that a stockholder desires to have included in our proxy materials relating to our annual meeting of stockholders in 2016 must be received by us at our principal office at PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 no later than January 6, 2016 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for that meeting.

The Company’s amended and restated bylaws provide that advance written notice of stockholder-proposed business intended to be brought before an annual meeting of stockholders must be given to the Secretary of the Company not less than 90 days (March 5, 2016) nor more than 120 days (February 2, 2016) prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by any stockholder of business intended to be brought must be received not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such advance written notice within such time periods is defined as “Timely Notice”).

A stockholder’s written notice must set forth, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our amended and restated bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the number of shares of our common stock which are beneficially owned by such stockholder; (iv) a representation that the stockholder is a holder of record of shares of the Company’s common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (v) any Disclosable Interests (as defined in the Company’s amended and restated bylaws) of the stockholder in such proposal.

The Company’s amended and restated bylaws also provide that a stockholder may request that persons be nominated for election as directors by providing Timely Notice and providing the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s amended and restated bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, we know of no other matters to be acted upon at the Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend.

HOUSEHOLDING OF PROXY STATEMENT

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. If you would like to receive a separate copy of this Proxy Statement, please contact us by writing to Graham Miao, Executive Vice President and Chief Financial Officer, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054, or calling him at (800) 242-7494.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge through the “Investor Relations” portion of our website, as soon as reasonably practicable after they are filed with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting:

●	Annual Report on Form 10-K for the year ended December 31, 2014;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2015;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2015; and

●	Current Reports on Form 8-K filed on November 2, 2015.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Proxy Statement. In addition, statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of this Proxy Statement and any of the documents incorporated by reference in this Proxy Statement or other information concerning us, without charge, by written request to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, or by calling us at (800) 242-7494. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 23, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

ASSET PURCHASE AGREEMENT

by and between

PUBLICIS TOUCHPOINT SOLUTIONS, INC.,

and

PDI, INC.

Dated October 30, 2015

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated October 30, 2015 (the “Execution Date”), by and between PUBLICIS TOUCHPOINT SOLUTIONS, INC., a New Jersey corporation (the “Purchaser”), PDI, INC., a Delaware corporation (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller was formed as a Delaware corporation on February 10, 1998 (the “Date of Incorporation”);

WHEREAS, the Seller is a health care commercialization company, comprised of the following two business segments: its Commercial Services Business (as defined below) and its Interpace Diagnostics Business (as defined below);

WHEREAS, the Seller’s commercial services business is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams, medical science liaison and clinical nurse educator teams and the PDOne digital sales platform to the Seller’s corporate customers (the “Commercial Services Business”);

WHEREAS, the outsourced sales and personal promotion component of the Seller’s Commercial Services Business are provided either through (i) “dedicated sales teams” of the Seller that work exclusively on behalf of a single client (such services are referred to herein as the “Dedicated Services”) , or (ii) “established relationship teams” of the Seller that manage sales for multiple non-competing brands for different clients (such services are referred to herein as the “ERT Services” , and the portion of the Commercial Services Business comprised solely of the ERT Services is referred to herein as the “ERT Business”);

WHEREAS, the Seller’s interpace diagnostics business is focused on developing and commercializing molecular diagnostic tests, leveraging technology and personalized medicine for better patient diagnosis and management (the “Interpace Diagnostics Business”);

WHEREAS, the Seller has, historically, principally focused on its Commercial Services Business and today such business unit comprises a majority of the Seller’s assets and revenue;

WHEREAS, the Purchaser is an indirect wholly-owned subsidiary of Publicis Groupe S.A., a corporation organized under the laws of France (“Publicis”), a multinational marketing communications holding company (Publicis, together with the group of companies controlled by Publicis, being sometimes referred to herein as the “Publicis Groupe Companies”), and after the Closing (as defined in Section 2.5) the parties intend for the Business to be operated through the Purchaser and aligned with Publicis Healthcare Communications Groupe (“PHCG”);

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WHEREAS, as a condition and inducement to the Purchaser entering into this Agreement, the Purchaser and certain Seller Stockholders (as defined in Section 3.2.1) have entered into Voting Agreements, each of which is in the form attached hereto as Exhibit A (collectively, the “Voting Agreements”), pursuant to which such Seller Stockholders have agreed, subject to the terms of the Voting Agreements, to vote all shares of Seller Stock (as defined in Section 3.2.1) held by them in favor of the adoption of this Agreement and the transactions contemplated hereby;

WHEREAS, the Seller wishes to sell, and the Purchaser wishes to purchase, substantially all of the assets, the goodwill and ongoing business comprising the Commercial Services Business, subject to certain disclosed liabilities, upon the terms and subject to the conditions of this Agreement; provided that if the Triggering Event (as defined in Section 2.2.14) does not occur, then the Purchaser’s acquisition of the assets and business hereunder shall not include the portion of the Commercial Services Business that principally relates to the ERT Services; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

SALE OF ASSETS

Section 1.1     Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, except for the Excluded Assets set forth in Section 1.2 below, the Seller will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, on the Closing Date (as defined in Section 2.5), all of the Seller’s right, title and interest in, to and under the following assets, properties and rights of the Seller that are used in connection with the Commercial Services Business, as the same exist on the Closing Date (collectively, the “CSO Assets”), free and clear of all Liens other than Permitted Liens (as each term is defined in Section 11.6):

(i)     Balance Sheet Assets. All of the assets, properties and rights of the Commercial Services Business reflected on the CSO Balance Sheet (as defined in Section 3.3.2(b)), as modified or changed between the Balance Sheet Date (as defined in Section 3.3) and the Closing Date without violation of the provisions of Section 3.21 (the “CSO Balance Sheet Assets”);

(ii)     Tangible Personal Property. All of the tangible personal property of the Seller that is listed on Section 1.1(ii) of the seller disclosure letter that is delivered by the Seller to the Purchaser simultaneously with the execution of this Agreement (the “Seller Disclosure Letter”), which shall include all laptops, iPads and projectors that are used by the Affected Employees (as defined in Section 9.3.1)(such tangible personal property, the “CSO Tangible Personal Property”);

(iii)     Personal Property Leases. (A) The leases or subleases of CSO Tangible Personal Property (including, but not limited to, those listed on Section 3.6(a) of the Seller Disclosure Letter) as to which the Seller is the lessor or sublessor and (B) the leases of CSO Tangible Personal Property (including, but not limited to, those listed on Section 3.6 of the Seller Disclosure Letter) as to which the Seller is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B) are collectively referred to herein as the “CSO Personal Property Leases”);

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(iv)     Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales or services rendered by the Seller relating to the Commercial Services Business, including without limitation, any rights of the Seller with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith, together with the proceeds in respect of any such accounts receivable (the “CSO Accounts Receivable”);

(v)     Inventory. All inventories of work-in-process and active job orders, materials, office and other supplies, and other accessories related thereto, which are used or held for use by the Seller in connection with the Commercial Services Business, if any, together with all rights of the Seller against suppliers of such inventories (the “CSO Inventory”);

(vi)     Client List. The Seller’s current and prospective client list and customer data relating to the Commercial Services Business (the “CSO Client List”);

(vii)     Client Contracts with ERT Clients. If the Triggering Event occurs, the client agreements and commitments to which the Seller is a party that involve ERT Services (other than the Client X Contract (as defined in Section 1.2(xxiii)), which agreements and commitments are listed on Section 1.1(vii) of the Seller Disclosure Letter (such clients are referred to herein as the “ERT Clients”), together with (x) all amendments, renewals, or similar modifications, to the agreements and commitments listed on such Section of the Disclosure Letter between the Execution Date and the Closing Date, and (y) all new or replacement contracts entered into with any of the ERT Clients between the Execution Date and the Closing Date (collectively, the “ERT Client Contracts”); provided that in the case of (x) and (y) such amendments, renewals, modifications and replacements have been approved by the Purchaser in accordance with Section 5.1(k) hereof;

(viii)     Remaining Client Contracts. (A) The client agreements and commitments to which the Seller is a party that relate to the Commercial Services Business (other than the ERT Client Contracts), which agreements and commitments are listed on Section 1.1(viii)(A) of the Seller Disclosure Letter, together with (x) all amendments, renewals, or similar modifications, to the agreements and commitments listed on such Section of the Disclosure Letter between the Execution Date and the Closing Date, and (y) all new or replacement contracts entered into with any of the clients that are parties to the client agreements and commitments listed on Section 1.1(viii)(A) of the Seller Disclosure Letter (such clients are referred to herein as the “Current Non-ERT Clients”) between the Execution Date and the Closing Date; provided that in the case of (x) and (y) such amendments, renewals, modifications and replacements have been approved by the Purchaser in accordance with Section 5.1(k) hereof; and (B) all other agreements, commitments and relationships with those prospective clients of the Seller that are listed on Section 1.1(viii)(B) of the Seller Disclosure Letter (the “Identified Pipeline Clients”) , which are entered into between the Execution Date and the Closing Date in accordance with Section 5.1(l) hereof (collectively, the Client contracts described in (A) and (B) of this Section 1.1(viii) are referred to herein as the “CSO Client Contracts”); provided that if the Triggering Event occurs, the term CSO Client Contracts shall also include the ERT Client Contracts;

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(ix)     Contracts. All of the Seller’s other agreements and commitments that primarily relate to the Commercial Services Business that are listed or that are required to be listed on Section 3.6(b) and Section 3.6(j) of the Seller Disclosure Letter, other than the Excluded Joint Assets, together with (x) all amendments, renewals, or similar modifications, to the agreements and commitments listed on such Sections of the Seller Disclosure Letter between the Execution Date and the Closing Date, and (y) all new or replacement contracts entered into with any of the Persons (as defined in Section 11.3 hereof) listed on such Sections of the Seller Disclosure Letter between the Execution Date and the Closing Date; provided that in the case of (x) and (y) such amendments, renewals, modifications and replacements have been approved by the Purchaser in accordance with Section 5.1(k) hereof (the “Assumed CSO Contracts”) ;

(x)     Intangible Personal Property. All Intellectual Property (as defined in Section 3.12 below), used or held for use by the Seller that primarily relate to the Commercial Services Business (including, without limitation, all rights to the Seller’s PDOne digital sales platform and the “PDI” trade name, or any variation thereof) and the Seller’s goodwill therein, and all rights, privileges, claims, causes of action and options that primarily relate to the Commercial Services Business or the CSO Assets (the “CSO Intangible Personal Property”);

(xi)     Permits. All of the Seller’s licenses, permits and other governmental certificates, authorizations and approvals, in each case, solely to the extent transferable to the Purchaser and primarily relating to the Commercial Services Business, including applications therefor (the “CSO Permits”);

(xii)     Security Deposits. All security deposits deposited by or on behalf of the Seller that primarily relate to the Commercial Services Business (the “CSO Security Deposits”);

(xiii)     Books and Records. All financial statements, journals and ledgers of the Seller that exclusively relate to the Commercial Services Business and all other books and records of the Seller that primarily relate to the Commercial Services Business, including, without limitation, correspondences, customer records, employment records for Affected Employees, books of account and accountant’s and attorney’s work papers (the “CSO Books and Records”);

(xiv)     Goodwill. All of the goodwill of the Seller associated with the Commercial Services Business (the “CSO Goodwill”); and

(xv)     Other Assets. All other assets and properties of every kind and nature owned or held by the Seller that primarily relate to the Commercial Services Business, or in which the Seller has an interest and primarily relate to the Commercial Services Business, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, and whether or not specifically referred to in the preceding subsections of this Section 1.1 (the “Other CSO Assets”).

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Section 1.2     Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets, properties and rights (the “Excluded Assets”) shall be excluded from and shall not constitute CSO Assets transferred to the Purchaser:

(i) the assets and properties of the Seller’s Interpace Diagnostics Business, so long as such assets and properties (x) are not identified as a CSO Asset pursuant to clauses (i) through (x) or (xiii) of Section 1.1, and (y) do not primarily relate to the Commercial Services Business;

(ii) the assets and properties of the Seller set forth on Section 1.2(ii) of the Seller Disclosure Letter, which are used, in whole or in part, by both the Commercial Sales Business and the Interpace Diagnostics Business (the “Excluded Joint Assets”);

(iii) all tangible personal property that is not CSO Tangible Personal Property (the “Excluded Tangible Personal Property”);

(iv) (A) the Seller’s security deposit for its corporate headquarters located at Morris Corporate Center 1, Building A, 300 Interpace Parkway, Parsippany, NJ 07054 (the “Corporate Headquarters”), and (B) the Seller’s security deposits relating to its insurance policies;

(v) all leases related to the Excluded Tangible Personal Property;

(vi) all of the Seller’s contracts and commitments of any kind that are not included in the CSO Assets;

(vii) minute books and other documents of the Seller relating to its incorporation, maintenance and existence;

(viii) payments made and to be made to the Seller, and other rights of the Seller under this Agreement;

(ix) any Tax (as defined in Section 3.9) refunds of the Seller relating to a Pre-Closing Tax Period (as defined in Section 9.2.4(a));

(x) all Plans (as defined in Section 3.17 below) of the Seller and any assets, properties or rights held in or otherwise comprising part of any Plan;

(xi) any insurance policies or rights thereunder; provided, however, proceeds of insurance policies (or any applicable portion thereof) which relate to claims based on events occurring prior to the Closing shall not be an Excluded Asset to the extent such proceeds (or applicable portion thereof) cover an Assumed Liability (as defined in Section 1.3);

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(xii) the Seller’s Credit Agreement, dated October 31, 2014, by and among the Seller, SWK Funding LLC (“SWK”), as agent, and the lender parties thereto (the “Seller Credit Agreement”);

(xiii) (A) all of the Seller’s agreements with and relating to RedPath Integrated Pathology, Inc. (“RedPath”), including, but not limited to the Contingent Consideration Agreement with the RedPath Equityholder Representative, LLC and the Contracts identified on #2, #3, #4 and #5 of Section 3.6(d) of the Seller Disclosure Letter (collectively, the “RedPath Agreements”) and (B) all of the Seller’s agreements with Asuragen, Inc. (“Asuragen”), including, but not limited to the Asset Purchase Agreement, the License Agreements and the Supply Agreement with Asuragen (collectively, the “Asuragen Agreements”);

(xiv) the rights of the Seller in, to and under all contracts and agreements related to any Excluded Asset or Retained Liability (as defined in Section 1.4) and all claims, rights or causes of action related to any Excluded Asset or Retained Liability;

(xv) non-transferable permits identified on Section 3.13 of the Seller Disclosure Letter;

(xvi) the bank accounts of the Seller (the “Seller Bank Accounts”);

(xvii) all cash, including bank balances, certificates of deposit, cash equivalents and securities of the Seller;

(xviii) all Seller Board (as defined in Section 3.1.1) materials; provided that materials or presentations that were delivered to the Seller Board in the past five (5) years that were prepared by employees or third party accountants, advisors or other representatives of the Seller shall not be an Excluded Asset to the extent such materials or presentations would otherwise be deemed CSO Assets for purposes of this Agreement;

(xix) all forecast, presentation and strategic planning materials, in each case, that are prepared or received by the Seller in connection with the sale of the Commercial Services Business, including all analyses relating to the Commercial Services Business or the Purchaser specifically prepared or received in connection with the sale of the Commercial Services Business;

(xx) all bids and expressions of interest received from third party potential acquirors with respect to the sale of the Commercial Services Business;

(xxi) all Excluded Attorney Work Product (as defined in Section 9.6);

(xxii) all prepaid expenses;

(xxiii) all of the Seller’s rights in the client contract listed on Section 1.2(xxiii) of the Seller Disclosure Letter hereof (such contract is referred to herein as the “Client X Contract”);

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(xxiv) if the Triggering Event does not occur, the ERT Client Contracts and all other assets and properties of the Commercial Services Business that would otherwise constitute a CSO Asset under clauses (i) through (vi), (ix) or (xiii) through (xv) of Section 1.1 to the extent such assets or properties exclusively relate to the ERT Business, including the ERT Client Contracts or the ERT Employees, and not any other aspect of the Commercial Services Business (collectively, the “ERT Assets”); and

(xxv) such other assets, rights and interests specifically set forth on Section 1.2(xxv) of the Seller Disclosure Letter.

Section 1.3     Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the CSO Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will assume on the Closing Date and agrees to pay, perform and discharge when due each of the following obligations of the Seller (the “Assumed Liabilities”), and no others:

(i)     CSO Balance Sheet Obligations. The obligations of the Seller with respect to those liability accounts and components thereof included in the Working Capital Example (as defined in Section 2.2.4), including, for the avoidance of doubt, increased accrual amounts and additional liabilities incurred in the liability accounts set forth on the Working Capital Example prior to the Closing Date without violation of Section 3.21 and accrued for on the Closing Balance Sheet (as defined in Section 2.3.1(a)) (the “CSO Balance Sheet Obligations”);

(ii)     CSO Personal Property Lease Obligations. All obligations of the Seller under the CSO Personal Property Leases arising and to be performed only on or after the Closing Date, and excluding any obligations under the CSO Personal Property Leases arising or to be performed prior to the Closing Date;

(iii)     CSO Client Contracts. All obligations of the Seller under the CSO Client Contracts arising and to be performed only on or after the Closing Date, and excluding any obligations thereunder arising or to be performed prior to the Closing Date

(iv)     Obligations under Assumed CSO Contracts and CSO Permits. All obligations of the Seller under the Assumed CSO Contracts (that are disclosed under Section 3.6(b) or Section 3.6(j) of the Seller Disclosure Letter) and CSO Permits arising and to be performed only on or after the Closing Date, and excluding any obligations thereunder arising or to be performed prior to the Closing Date; and

(v)     Obligations to Affected Employees. All obligations of the Seller to the Affected Employees (as defined in Section 9.3.1) (x) arising and to be performed only on and after the Closing Date, and excluding (other than as set forth in this Section 1.3(v)) any obligations to the Affected Employees arising or to be performed prior to the Closing Date, (y) for accrued but unpaid vacation, floating holidays, sick time and other paid time off as of the Closing Date (“Assumed Accrued PTO”), and (z) to pay the portion of any bonus compensation that have accrued and remain unpaid as of the Closing Date (“Assumed Accrued Bonuses”), but in the case of (y) and (z), only to the extent such amounts are reserved as liabilities on the Closing Balance Sheet.

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The parties hereby acknowledge and agree that for purposes of determining when an obligation under a CSO Personal Property Lease, CSO Client Contract, Assumed CSO Contract or to an Affected Employee first arose, the determination will be made based on the date when the underlying action, omission or event occurred that gave rise to or triggered the obligation (without regard to any applicable notice or cure period) and not solely, for the avoidance of doubt, the date an underlying Contract was entered into by the Seller.

The Purchaser shall discharge in a timely manner or shall make adequate provision for all of the Assumed Liabilities, provided that the Purchaser shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person (as defined in Section 11.3 hereof).

Section 1.4     Retained Liabilities. Except for the Assumed Liabilities that are being assumed by the Purchaser pursuant to Section 1.3 above, the Purchaser shall not assume by virtue of this Agreement or the Transaction (as defined in Section 2.2.8), or any other agreement entered into in connection with the Transaction, and the Purchaser shall not have any liability for, any liabilities of the Seller of any kind, character or description whatsoever (the “Retained Liabilities”). Without limiting the generality of the foregoing, the Purchaser shall not assume any of the following:

(i)     any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and consummation and performance of the Transaction, including without limitation, legal and accounting fees, brokerage commissions, finder’s fees or similar fees or commissions (including, without limitation, all of the Seller’s obligations to the Craig-Hallum Capital Group or any other broker, investment banker or finder that may be due as a result of the consummation of the Transaction), and income, sales or other liability for Taxes so arising (except, with respect to transfer Taxes, as specifically set forth in Section 9.2.5 hereof);

(ii)     any liability or obligation of the Seller arising from the failure of the Seller to perform or discharge any of its duties, obligations or agreements contained in this Agreement;

(iii)     any liability or obligation of the Seller with respect to any insurance policies not assumed by the Purchaser;

(iv)     other than the payment obligations set forth in clauses (y) and (z) of Section 1.3(v), any liability or obligation of the Seller or any ERISA Affiliate (as defined in Section 3.17.3) with respect to any Plans and the rights of any Person thereunder;

(v)     any obligation of the Seller for Taxes, except as provided in Section 9.2.5;

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(vi)     any liability or obligation of the Seller relating to any debt for borrowed money, including, without limitation, under the Seller Credit Agreement or the RedPath Agreements;

(vii)     any liability or obligation of the Seller, including any severance obligations, to (x) any employees or former employees of the Commercial Services Business who do not receive an offer of employment from the Purchaser, (y) any of the Seller employees who are offered employment by the Purchaser as provided in Section 9.3.1 hereof but who on the Closing Date do not accept such employment, or (z) any other employee or former employee of the Seller that is not an Affected Employee (collectively, such employees specified in clauses (x), (y) and (z) are referred to herein as “Retained Employees”);

(viii)     any claim, cause of action, proceeding or other litigation pending or threatened against the Seller on the Closing Date or which is initiated at any time thereafter against the Seller (except as a result of the non-fulfillment by the Purchaser of Assumed Liabilities), including, without limitation, the RedPath Settlement Agreement with the U.S. Department of Justice, the ongoing litigation with Prolias Technologies, Inc. and anything listed, identified or disclosed on Section 3.8 of the Seller Disclosure Letter;

(ix)     any liability or obligation of the Seller under the Seller’s 2004 Stock Award Incentive Plan or any other stock, stock option or phantom equity plan of the Seller (collectively, the “Seller Equity Plans”) or any agreements that have been entered into by the Seller thereunder;

(x)     any liability or obligation of the Seller relating to any Excluded Assets;

(xi)     any liability or obligation of the Seller incurred by or accruing to the Seller after the Closing Date, except as a result of the non-fulfillment by the Purchaser of Assumed Liabilities;

(xii)     all obligations of the Seller under the Seller’s real property lease for its Corporate Headquarters;

(xiii)     all obligations of the Seller under the Client X Contract;

(xiv)     if the Triggering Event does not occur, all of the Seller’s obligations under the ERT Client Contracts, the ERT Assets or that otherwise principally relate to the ERT Business; and

(xv)     any liability or obligation of the Seller that is not specifically assumed by the Purchaser under this Agreement, including, without limitation, liabilities pursuant to any deferred compensation plan or similar agreement between the Seller and its employees.

The Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that the Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person.

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Section 1.5     Bulk Sales Compliance. The Purchaser and the Seller shall reasonably cooperate to comply with the provisions of N.J.S.A. 54:50-38, and in connection therewith and notwithstanding anything else contrary in this Agreement, the Purchaser is hereby authorized and directed to withhold from the Purchase Price (as defined in Section 2.1) and deposit in escrow the specific amount of cash that the State of New Jersey, Division of Taxation requires for the Purchaser to withhold from the Purchase Price at the Closing (as defined in Section 2.5) and on the date each additional component of Purchase Price is paid by the Purchaser to (or for the benefit of) the Seller hereunder.

ARTICLE II

PURCHASE PRICE AND CLOSING

Section 2.1     Purchase Price. In full consideration for the purchase by the Purchaser of the CSO Assets, the aggregate purchase price (the “Purchase Price”) shall be calculated and paid by the Purchaser to (or for the benefit of) the Seller in accordance with Section 2.4 as follows (capitalized terms used in this Article II and not otherwise defined shall have the meaning ascribed to such terms in Section 2.2):

2.1.1     Closing Payment. At the Closing, the Purchaser shall pay to the Seller, in accordance with Section 2.4, an aggregate amount equal to the sum of:

(A)	$25,467,182 (the “Fixed Downpayment”), representing 87.9% x 0.33 x the Seller’s Adjusted 2015 Estimated Revenue (as calculated as of the Execution Date); plus,

(B)

if the Triggering Event occurs, an amount equal to the Contingent Downpayment Amount (such payment, if any, is referred to herein as the “Contingent Downpayment”, and together with the Fixed Downpayment, the “Initial Downpayment”); plus or minus, as the case may be,

(C)

the Estimated Working Capital Adjustment referred to in Section 2.1.4(a) below (the sum of the Initial Downpayment and the Estimated Working Capital Adjustment are collectively referred to herein as the “Closing Payment”).

2.1.2     Top-Up Payment. Within fifteen (15) Business Days after the 2016 Revenue Determination becomes final and binding on the parties in accordance with Section 2.3.2, the Purchaser shall pay the Seller an amount (the “Top-Up Payment”) equal to:

Top-Up Payment = {0.33 x 2016 Revenue} – {Initial Downpayment}

2.1.3     No Negative Payments. In the event that the calculation of the Top-Up Payment results in an amount that is less than zero, the amount of the Top-Up Payment shall be deemed to be zero.

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2.1.4     Working Capital Adjustment.

(a)     Estimated Working Capital Adjustment. At least five (5) Business Days before the Closing Date, the Seller shall prepare and deliver to the Purchaser a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), based on an estimate derived from the balance sheet of the Commercial Services Business of the most recent available fully closed calendar month with a roll-forward based on estimated activity to the Closing Date, which statement shall contain (i) an estimated balance sheet of the Commercial Services Business as of the anticipated Closing Date (immediately following Closing), and (ii) a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Chief Financial Officer of the Seller that the Estimated Closing Working Capital Statement was prepared in good faith and in accordance with United States generally accepted accounting principles, consistently applied (“U.S. GAAP”). If the Estimated Closing Working Capital is greater than the Target Working Capital Target (as defined in Section 2.2.10), then such excess amount shall increase the Closing Payment, as set forth in Section 2.1.1(B). If, on the other hand, the Estimated Closing Working Capital is less than the Target Working Capital, then the amount of such deficiency shall reduce the Closing Payment in accordance with Section 2.1.1(B) hereof. The amount of the increase or decrease to the Closing Payment contemplated in this Section 2.1.4(a) is referred to herein as the “Estimated Working Capital Adjustment”). After delivery of the Estimated Working Capital Statement and prior to the Closing Date, the Purchaser and its accountants and advisors shall be provided reasonable access to the Seller’s books and records during normal business hours to the extent the Purchaser reasonably deems necessary for purposes of evaluating the accuracy and completeness of the Estimated Closing Working Capital Statement.

(b)     Working Capital Post-Closing Adjustment. If the Closing Working Capital, as finally determined pursuant to Section 2.3.1, is less than the Estimated Closing Working Capital, then within fifteen (15) Business Days after the Working Capital Determination (as defined in Section 2.3.1(a)) and any adjustments thereto have become binding on the parties pursuant to the procedures set forth in Section 2.3, the Seller shall pay to the Purchaser a cash amount equal to the amount by which the Closing Working Capital is less than the Estimated Closing Working Capital. If the Seller fails to pay such finally determined amount to the Purchaser within such fifteen (15) Business Day period, in addition to any other legal remedies available to the Purchaser, the Purchaser shall have the right to offset such unpaid amount against the Top-Up Payment. If the Closing Working Capital is greater than the Estimated Closing Working Capital, then within fifteen (15) Business Days after the Working Capital Determination and any adjustments thereto shall have become binding on the parties pursuant to the procedures set forth in Section 2.3, the Purchaser shall pay to the Seller a cash amount equal to the amount by which the Closing Working Capital is greater than the Estimated Closing Working Capital. Any amount paid to the Seller (as part of the Closing Payment or otherwise) or to the Purchaser pursuant to this Section 2.1.4 shall be treated as an adjustment to the Purchase Price for Tax purposes.

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Section 2.2     Certain Definitions.

2.2.1     “Adjusted 2015 Estimated Revenue” shall mean the Seller’s estimated revenue (as determined in accordance with IFRS Accounting Standards) resulting from the CSO Client Contracts (other than the ERT Client Contracts whether or not the Triggering Event has occurred) for the 12-month period ending on December 31, 2015, increased by an amount equal to the sum of (i) $15,996,000, which is 75% of the revenue earned by the Seller during the 2015 calendar year from the client contracts identified on Section 2.2.1(a) of the Seller Disclosure Letter, and (ii) $2,243,500, which is 25% of the aggregate amount of the estimated pass through costs identified on Section 2.2.1(b) of the Seller Disclosure Letter that were (or are projected to be) chargeable to clients under the CSO Client Contracts for the 12-month period ending on December 31, 2015.

2.2.2     “Business Day” shall mean any day other than a Saturday, Sunday or any other day banks in the City of New York are authorized or required by law or executive order to be closed.

2.2.3      “Client 16” shall mean the Identified Pipeline Client identified on #16 of Section 1.1(viii)(B) of the Seller Disclosure Letter.

2.2.4      “Closing Working Capital” shall mean the Working Capital immediately following the Closing, including only those asset and liability accounts and components thereof specified in this Section 2.2.4 or included in Exhibit B (the “Working Capital Example”) (and excluding any asset or liability accounts or components thereof not specified in this Section 2.2.4 or included in the calculation of Working Capital in the Working Capital Example). The Closing Working Capital shall:

(x) exclude the value of any accounts receivable that are greater than ninety (90) days old on the Closing Date and that have not been collected as of the date of the Working Capital Determination (such receivables are referred to herein as the “Uncollected Closing Date Receivables”);

(y) include a liability in an aggregate amount equal to the Assumed Accrued PTO; provided that in the event an Affected Employee does not use his or her Accrued PTO during the 2015 Post-Closing Period and such paid time-off is forfeited under the terms of the Purchaser’s vacation, floating holiday, time-off and sick leave plans (“Purchaser’s PTO Plan”), then the portion of the Assumed Accrued PTO that is so forfeited by the Affected Employees at the end of the 2015 calendar year shall reduce the amount of the liability contemplated in this clause (y); and

(z) include a liability in an amount equal to the Assumed Accrued Bonuses and an additional amount equal to the employer contribution for employer-side employment Taxes associated with the payment of such bonus amount, including, without limitation, social security, national insurance, Medicare, unemployment, worker’s compensation, payroll, disability and other employment Taxes, if any.

2.2.5     “Contingent Downpayment Amount” shall be an amount equal to the product of (x) 85%, multiplied by (y) 0.33, multiplied by (z) the amount of estimated revenue (as determined in accordance with IFRS Accounting Standards) that is projected to be earned from Client 16 during the 2016 calendar year; provided that (i) in no event shall the Contingent Downpayment Amount exceed $7,100,000, and (ii) for the avoidance of doubt, in the event the Triggering Event does not occur, the Contingent Downpayment Amount shall be zero. If the Triggering Event occurs, the Contingent Downpayment Amount shall, to the extent possible, be mutually agreed upon in good faith by the parties. However, in the event the parties are unable to mutually agree on the projected amount of revenue from Client 16 for the 2016 calendar year following direct discussions between the Chief Executive Officer of the Purchaser (the “Purchaser CEO”) and the Chief Executive Officer of the Seller (the “Seller CEO”), then the final determination of the Contingent Downpayment Amount shall be made in good faith by the Purchaser.

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2.2.6     “Covered Clients” means those specific services for the products of the Current Non-ERT Clients, the Identified Pipeline Clients and if the Triggering Event occurs, the ERT Clients that, in each case, are described in the corresponding right hand column under the “Services” heading on 1.1(viii)(A) of the Seller Disclosure Letter, Section 1.1(viii)(B) of the Seller Disclosure Letter or, if the Triggering Event occurs, Section 1.1(vii) of the Seller Disclosure Letter, as applicable (it being understood that other products, services and account assignments of the Current Non-ERT Clients, the Identified Pipeline Clients and, if the Triggering Event occurs, the ERT Clients that are not identified in the applicable corresponding “Services” column shall not constitute “Covered Clients” for purposes of this Agreement).

2.2.7     “IFRS Accounting Standards” means the international financial reporting standards issued by the International Accounting Standards Board from time to time and applied in accordance with the PCPs.

2.2.8     “Integration Period” shall mean the period commencing on the Closing Date and ending on December 31, 2016.

2.2.9     “PCPs” shall mean the Publicis Groupe Corporate Policies—Janus applicable from time to time for operating companies of Publicis.

2.2.10     “Target Working Capital” shall mean negative three hundred thousand (-$300,000); provided that the parties agree that the Target Working Capital amount will be adjusted to reflect the actual working capital needs of the Transferred Business in the event (i) the Triggering Event occurs, or (ii) there is any material change in the payment terms or other applicable provisions of the CSO Client Contracts between the Execution Date and the Closing Date. Any adjustment to the Target Working Capital shall be mutually agreed upon in good faith by the parties using the same criteria and methodology used to determine the initial Target Working Capital referred to above. However, in the event the parties are unable to mutually agree following direct discussions between the Purchaser CEO and the Seller CEO (and the parties’ respective accountants), then the determination shall be made by Independent Auditors (as defined in Section 2.3.1(b)), which shall be selected in good faith by the parties.

2.2.11     “Transaction” means each of the transactions contemplated under this Agreement, including, without limitation, the acquisition of the CSO Assets and the assumption of the Assumed Liabilities by the Purchaser hereunder.

2.2.12      “Transaction Documents” means this Agreement and each of the other agreements, documents and certificates referred to in Articles VI and VII hereof.

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2.2.13      “Transferred Business” shall mean the Commercial Services Business transferred and acquired by the Purchaser pursuant to the terms of this Agreement.

2.2.14     “Triggering Event” shall mean the Seller entering into both a binding contract and a corresponding statement of work with Client 16 prior to the Closing Date that (i) has been approved by the Purchaser or otherwise entered into by the Seller in accordance with Section 5.1.1(l) hereof, and (ii) is projected to result in 2016 Revenue in an amount equal to or greater than $25,000,000. The determination of whether the Triggering Event has occurred shall, to the extent possible, be mutually agreed upon in good faith by the parties. However, in the event the parties are unable to mutually agree on whether or not the Triggering Event has occurred following direct discussions between the Purchaser CEO and the Seller CEO, then the determination shall be made in good faith by the Purchaser.

2.2.15     “Working Capital” shall mean, as of any applicable date, (a) the current CSO Assets that are transferred from the Seller to the Purchaser under this Agreement, less (b) the Assumed Liabilities that were assumed by the Purchaser from the Seller hereunder. Working Capital shall be determined in accordance with U.S. GAAP.

2.2.16      “2015 Post-Closing Period” means the period commencing on the Closing Date and ending on December 31, 2015.

2.2.17      “2016 Revenue” shall mean, with respect to the 2016 calendar year, the revenue earned by the Purchaser from the Covered Clients during such calendar year that are attributable to the CSO Client Contracts or under any other Contract with a Covered Client (as such Contracts may be entered into, amended, extended, renewed or replaced) during such calendar year, as determined in accordance with IFRS Accounting Standards, as reflected in the financial statements of the Purchaser; provided that any Contract that was entered into by the Seller with a Covered Client during the period between the Execution Date and the Closing Date in violation of Section 5.1(l) shall be disregarded for purposes of calculating 2016 Revenue.

Section 2.3     Accounting Procedures.

2.3.1     Working Capital Determination. (a) Within one hundred twenty (120) days after the Closing Date, the Purchaser shall prepare or cause an internationally recognized accounting firm selected by the Purchaser (the “Accountants”) to prepare and deliver to the Seller a statement setting forth its calculation of Closing Working Capital, which statement shall contain (i) a balance sheet of the Transferred Business as of the opening of business on the Closing Date (the “Closing Balance Sheet”), and (ii) a calculation of Closing Working Capital (the “Working Capital Determination”), which shall be made as if such Working Capital Determination was being prepared as of a fiscal year end (i.e., all year-end audit adjustments have been made). If the Closing Date does not occur on the last day of a calendar month, then the Closing Working Capital will be calculated utilizing the month-end balance sheets of the Transferred Business prior and subsequent to the Closing Date, which shall be prepared using a full close and in accordance with GAAP, consistently applied, while taking into account any activity occurring between the prior month-end balance sheet date and the Closing Date.

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(b) If the Seller or, to the extent the Accountants prepared the Working Capital Determination, the Seller or the Purchaser does not agree that the Working Capital Determination correctly states the Closing Working Capital, the Seller or the Purchaser, as the case may be, may promptly (but not later than thirty (30) days after the delivery to it of the Working Capital Determination) give written notice to the other party of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Seller and the Purchaser reconcile their differences, the Working Capital Determination shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Seller and the Purchaser are unable to reconcile their differences in writing within thirty (30) days after written notice of exceptions is delivered to the other party (the “Reconciliation Period”), the accounting items in dispute shall be submitted to a firm of reputable international independent public accountants (other than the Accountants) to be jointly and in good faith selected by the Seller and the Purchaser (the “Independent Auditors”) for final determination, and the Working Capital Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as the Seller and the Purchaser may agree) to resolve all items in dispute. If a party does not give notice of any exception within thirty (30) days after the delivery of the Working Capital Determination or if a party gives written notification of its acceptance of the Working Capital Determination prior to the end of such thirty (30) day period, such Working Capital Determination shall thereupon become binding, final and conclusive upon such party, except to the extent that the Working Capital Determination is disputed by the other party and adjusted in accordance with the foregoing provisions.

2.3.2     2016 Revenue Determination. (a) The Purchaser shall prepare or cause the Accountants to prepare, as soon as practicable (and in any event within seventy-five (75) days) after the end of calendar year 2016, in accordance with the IFRS Accounting Standards, a report (together with a statement based upon such report which states it was prepared in accordance with this Agreement) that sets forth the calculation of 2016 Revenue (the “2016 Revenue Determination”).

(b) If the Seller or, to the extent the Accountants prepared the 2016 Revenue Determination, the Seller or the Purchaser does not agree that the 2016 Revenue Determination correctly states 2016 Revenue, the Seller or the Purchaser, as the case may be, may promptly (but not later than thirty (30) days after the delivery of the 2016 Revenue Determination) give written notice to the other party of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Seller and the Purchaser reconcile their differences, the 2016 Revenue Determination shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto. If the Seller and the Purchaser are unable to reconcile their differences in writing within thirty (30) days after written notice of exceptions is delivered to the other party, the items in dispute shall be submitted to the Independent Auditors for final determination, and the 2016 Revenue Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as the Seller and the Purchaser may agree) to resolve all items in dispute. If a party does not give notice of any exception within thirty (30) days after the delivery of the 2016 Revenue Determination or if such party gives written notification of its acceptance of the 2016 Revenue Determination prior to the end of such thirty (30) day period, the 2016 Revenue Determination shall thereupon become binding, final and conclusive upon such party, except to the extent that the 2016 Revenue Determination is disputed by the other party and adjusted in accordance with the foregoing provisions.

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2.3.3     Independent Auditors Fees. The parties shall each be responsible for 50% of the fees and expenses of the Independent Auditors.

2.3.4     Examination of Books and Records. The books and records of the Seller and the Purchaser shall be made available during normal business hours upon reasonable advance notice at their respective principal offices, to the parties hereto, the Accountants and the Independent Auditors to the extent required to determine the calculations required under this Section 2.3. The Seller and the Purchaser shall make available to the other parties and their representatives (including auditors) any back-up materials generated by them to support a position that is contrary to the position taken by the other party.

Section 2.4     Payment of the Purchase Price. (a) On the Closing Date, the Purchaser shall pay the Closing Payment as follows:

(i)

an amount equal to the outstanding balance under the Seller Credit Agreement shall be paid by wire transfer of immediately available funds to SWK pursuant to the wire transfer instructions set forth in the Loan Payoff Letter set forth on Section 2.4 of the Seller Disclosure Letter; and

(ii)

the balance of the Closing Payment shall be paid by the Purchaser by direct wire transfer to the Seller pursuant to the wire transfer instructions set forth on Section 2.4 of the Seller Disclosure Letter.

(b) The Purchaser shall pay the Top-Up Payment and any amounts that become due to the Seller under Section 2.1.4(b) of this Agreement by direct wire transfer to the Seller pursuant to the wire transfer instructions set forth on Section 2.4 of the Seller Disclosure Letter, or to such other account that is designated in writing by Seller from time to time. The Top-Up Payment shall be deemed to include imputed interest to the extent required by the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2.5     Closing. The Closing of the Transaction as contemplated under this Agreement (the “Closing”) shall take place at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019 (or electronically by the exchange of .PDF signatures), as promptly as practicable, but not later than three days following the satisfaction or waiver of the conditions set forth in Articles VI and VII (other than the conditions which by their nature are to be satisfied at the Closing, but subject to those conditions); provided that without the parties’ written consent, the Closing shall not occur prior to December 1, 2015. The date on which the Closing occurs is referred to herein as the “Closing Date”.

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Section 2.6     Payment of CSO Accounts Receivable. The Seller shall promptly pay (no later than five (5) Business Days) to the Purchaser (by direct wire transfer to an account designated by the Purchaser) any amounts of CSO Accounts Receivable that are deposited, transferred or paid into a Seller Bank Account on or following the Closing, or that are otherwise collected by the Seller (or any of its Affiliates) from a client on or following the Closing.

Section 2.7     Further Assurance; Post Closing Cooperation. All transactions at the Closing shall be deemed to have taken place simultaneously. Each party hereto will, from time to time, at the request of the other party, whether at or after the Closing Date, execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other actions, as the other party or its counsel may reasonably require to carry out the intent of this Agreement, including, without limitation, to evidence the conveyance and transfer of the CSO Assets to the Purchaser. Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Seller in its possession with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority (as defined in Section 3.7.1), (iii) the application for and purchase of insurance by any party hereto, or (iv) the verification of the CSO Assets, the Excluded Assets, the Assumed Liabilities and the Retained Liabilities.

Section 2.8     Third-Party Consents. Anything in this Agreement to the contrary notwithstanding, in the event an assignment or purported assignment to the Purchaser of any CSO Client Contract, Assumed CSO Contract or CSO Permit, or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in the Purchaser receiving all of the rights of the Seller thereunder, such CSO Client Contract, Assumed CSO Contract or CSO Permit shall be deemed not to have been assigned by the Seller to the Purchaser. In those circumstances, if requested by the Purchaser, the Seller will use commercially reasonable efforts to obtain any such consent (at no cost to Purchaser), provided that other than as required in Article X, the Seller shall not be required to commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person. If such consent is not obtained and is required to effectively assign a CSO Client Contract, Assumed CSO Contract or CSO Permit to the Purchaser, the Seller and the Purchaser will cooperate in any reasonable arrangement (which is approved by both parties such approval not to be unreasonably withheld) (i) to provide the Purchaser with the full claims, rights and benefits under any such CSO Client Contract, Assumed CSO Contract or CSO Permit, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Seller against a third party under such CSO Client Contract, Assumed CSO Contract or CSO Permit, and (ii) for the Purchaser to assume or discharge the Assumed Liabilities.

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ARTICLE III

REPRESENTATIONS OF THE SELLER

The Seller represents and warrants and agrees to and with the Purchaser as follows:

Section 3.1     Execution and Validity of Agreement; Existence and Good Standing.

3.1.1     Execution and Validity of Agreement. The Seller has the full corporate power and authority to enter into this Agreement and each of the other Transaction Documents, and subject to obtaining Requisite Seller Stockholder Approval (as defined below), to perform its obligations hereunder and thereunder and to consummate the sale of the CSO Assets to the Purchaser and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents (to which it is a party) by the Seller and the consummation by the Seller of the Transaction contemplated hereby and thereby have been duly authorized by the board of directors of the Seller (the “Seller Board”). The Seller Board has recommended the approval of this Agreement by the Seller Stockholders (the “Seller Board Recommendation”) and has directed that this Agreement be submitted to the Seller Stockholders for their consideration at a meeting of such Seller Stockholders held for such purpose (the “Seller Stockholder Meeting”), and except for the approval of the Transaction by the holders of a majority of the Seller Stock entitled to vote thereon, represented in person or by proxy at the Seller Stockholder Meeting (the “Requisite Seller Stockholder Approval”), no other corporate proceedings on the part of the Seller are necessary to authorize the Company’s execution, delivery and performance of this Agreement and the consummation of the Transaction contemplated hereby.

3.1.2     Enforceability. This Agreement and each of the other Transaction Documents (to which it is a party) have been duly and validly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, and subject to obtaining the Requisite Seller Stockholder Approval, constitutes the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3.1.3     Existence and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full corporate power and authority to own and operate its properties and to conduct its business in the places where such properties are now owned or operated or such business is now being conducted. The Seller is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions set forth on Section 3.1.3 of the Seller Disclosure Letter, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where a failure to be so qualified, licensed, admitted or in good standing will not have a Material Adverse Effect (as defined in Section 11.7).

Section 3.2     Subsidiaries and Investments; Capital Stock.

3.2.1     Capitalization. The authorized capital stock of the Seller consists of (i) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding, and (ii) 40,000,000 shares of common stock, par value $0.01 per share (the “Seller Stock”), of which 17,434,900 shares were issued and 16,715,799 were outstanding and held, as of June 30, 2015, by the stockholders of the Seller (the “Seller Stockholders”).

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3.2.2     Subsidiaries and Investments. The Seller owns 100% of the capital stock or membership interests of each of PDI BioPharma, LLC, a New Jersey limited liability company, Interpace Diagnostics, LLC, a Delaware limited liability company, and Interpace Diagnostics Corporation, a Delaware corporation (each a “Seller Subsidiary” and collectively, the “Seller Subsidiaries”). Except for the Seller Subsidiaries, the Seller does not, directly or indirectly, own any equity interest in or have any voting rights with respect to any Person. No Seller Subsidiary conducts, owns or holds title or have a license to use any assets, properties or rights that are used, in whole or in part, in the conduct or operation of the Commercial Services Business.

3.2.3     Purchase Price Payments. Except as set forth in Section 3.2.3 of the Seller Disclosure Letter, neither the Seller nor any Seller Subsidiary has any obligation in respect of any definitive or contingent purchase price payments.

Section 3.3     Financial Statements; No Material Changes.

3.3.1     Financial Statements.

(a)     The consolidated financial statements of the Seller (the “Seller Financial Statements”) included in the forms, reports and documents required to be filed by the Seller with the Securities and Exchange Commission (the “SEC”) since the filing of the Seller’s annual report on Form 10-K for the fiscal year ended December 31, 2014 (each such filing, together with the Seller’s annual report on Form 10-K for the fiscal year ended December 31, 2014, the “SEC Reports”), including the footnotes thereto, have been prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated. The consolidated balance sheets of the Seller contained in the Seller Financial Statements fairly present, in all material respects, the financial condition of the Seller and the Seller Subsidiaries (collectively, the “Seller Group”) at the respective dates thereof, and the related statements of income and cash flows fairly present, in all material respects, the results of operations of the Seller Group for the respective periods indicated.

(b) Section 3.3.1(b)(1) of the Seller Disclosure Letter sets forth the following: (a) the unaudited balance sheet of the Commercial Services Business as at December 31, 2014 and the related statement of income for the year then ended and (b) the unaudited balance sheet of the Commercial Services Business as at June 30, 2015 (the “Balance Sheet Date”), and the related statement of income for the six-month period then ended. The unaudited balance sheet of the Commercial Services Business as at the Balance Sheet Date is referred to herein as the “CSO Balance Sheet”. Except as set forth on Section 3.3.1(b)(2) of the Seller Disclosure Letter, such financial statements have been prepared, in all material respects, in accordance with U.S. GAAP throughout the periods indicated, and each balance sheet fairly presents, in all material respects, the financial condition of the Commercial Services Business at the respective date thereof, subject in the case of the CSO Balance Sheet, to changes resulting from year-end adjustments and the absence of footnotes. Each of the statements of income and retained earnings fairly presents, in all material respects, the results of operations, and retained earnings of the Commercial Services Business for the periods indicated, subject in in the case of the CSO Balance Sheet, to changes resulting from year-end adjustments and the absence of footnotes.

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3.3.2     No Material Changes. Since the Balance Sheet Date, the Commercial Services Business has been conducted in the ordinary course and there has not occurred a Material Adverse Effect or any event that would constitute a material adverse effect on the Seller (as determined in a manner consistent with the definition of Material Adverse Effect hereunder).

Section 3.4     Books and Records. Except as set forth on Section 3.4 of the Seller Disclosure Letter, the CSO Books and Records have been properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Section 3.4 of the Seller Disclosure Letter, the Seller does not have any of its records, systems, controls, data or information that relate to the Commercial Services Business recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of the Seller. The Seller has made available to the Purchaser complete and correct copies of the Seller’s Certificate of Incorporation and Bylaws, with all amendments thereto, currently in effect.

Section 3.5     Title to Properties; Encumbrances. Except as set forth on Section 3.5 of the Seller Disclosure Letter, the Seller has good and valid title to, or valid leasehold or license (or sublicense) interests in or valid rights under contract to use all the CSO Assets, free and clear of all Liens, except for Permitted Liens. Except as set forth on Section 3.5 of the Seller Disclosure Letter, all of the CSO Assets are owned, leased or licensed by the Seller and not by any other Person. The CSO Tangible Personal Property are adequate and suitable for the purposes for which they are presently being used.

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Section 3.6     Contracts. Section 3.6 of the Seller Disclosure Letter contains an accurate and complete list of the following currently effective agreements, commitments, leases, subleases, occupancy agreements, licenses, evidence of indebtedness, letters of credit, mortgages, indentures, security agreements, instruments, notes, bonds, franchises, permits, concessions, or other instruments, obligations or agreements of any kind, written or oral (collectively, “Contracts”) to which the Seller is a party and relates, or by which any of its assets and properties are bound (other than the Plans set forth on Section 3.17.1 of the Seller Disclosure Letter): (a) any CSO Personal Property Lease with a fixed annual rental of $25,000 or more; (b) any Assumed CSO Contract relating to capital expenditures; (c) any Contract relating to the making of a loan or advance to or investment in, any other Person; (d) any Contract evidencing indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise, including, without limitation the Seller Credit Agreement and the RedPath Agreements; (e) any management service, employment, consulting or similar type of Contract which relates to the Commercial Services Business and is not cancelable by the Seller without penalty or other financial obligation within 30 days; (f) any Contract relating to the Commercial Services Business limiting the Seller’s freedom to engage in any line of business or to compete with any other Person, including agreements limiting the ability of the Seller to service competitive accounts during or after the term thereof; (g) any collective bargaining or union agreement; (h) any Contract with any of its officers, directors or employees, who provide services primarily for the benefit of the Commercial Services Business (or their respective Affiliates) not covered by subsection (e) above (including indemnification agreements); (i) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business) that relate to the Commercial Services Business; (j) any Contract with respect to any Intellectual Property of the Commercial Services Business (as defined in Section 3.12), other than “shrink-wrap” and similar end-user licenses; (k) all CSO Client Contracts; (l) any real property lease to which the Seller is a party or assignee (as lessee, lessor, sublessee or sublessor), including without limitation, any modification, amendment or supplement thereto; (m) any joint venture agreement relating to the Commercial Services Business involving a sharing of profits not covered by clauses (a) through (l) above; (n) all Vendor Agreements (as defined in Exhibit B of the Transition Services Agreement); and (o) any other Contract (not covered by another subsection of this Section 3.6) that relates to the Commercial Services Business which involves $25,000 or more over the unexpired term thereof and is not cancelable by the Seller without penalty or other financial obligation within 30 days; provided, however, that Contracts of a similar nature which individually do not involve $25,000 but in the aggregate involve $50,000 or more over the unexpired term shall also be set forth on Section 3.6 of the Seller Disclosure Letter. Except as disclosed on Part II of Section 3.6 of the Seller Disclosure Letter, each Contract to which the Seller is a party that is required to be disclosed on Section 3.6 of the Seller Disclosure Letter (each a “Covered Contract”) is in full force and effect, and, there exists no material default or material event of default by the Seller, or to the Knowledge of the Seller, by any other Person, or occurrence, condition, or act (including the consummation of the Transaction hereunder) which, with the giving of notice or the lapse of time (but subject to obtaining the consents listed on Section 3.7.2 of the Seller Disclosure Letter), would become a material default or material event of default thereunder by the Seller. The Seller has not received nor does it have Knowledge of any outstanding claims of breach or indemnification or notice of default or termination of any such Covered Contract.

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Section 3.7     Non-Contravention; Approvals and Consents.

3.7.1     Non-Contravention. The execution, delivery and performance by the Seller of its obligations hereunder and under each of the other Transaction Documents and the consummation of the Transaction contemplated hereby and thereby (including for the avoidance of doubt, the transactions contemplated by the Voting Agreements and the Transition Services Agreement), will not (a) violate, conflict with or result in the breach of any provision of the Seller’s Certificate of Incorporation or Bylaws, (b) result in the violation by the Seller of any statute, law, rule, regulation or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit or license (collectively, “Orders”) of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision anywhere in the world (a “Governmental or Regulatory Authority”), applicable to the Seller or any of its assets or properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect, or (c) if the consents and notices set forth on Section 3.7.2 of the Seller Disclosure Letter are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (except as set forth on Section 3.7.2 of the Seller Disclosure Letter) (i) require the Seller to obtain any consent, approval or action of, make any filing with or give any notice to, (ii) result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or (iii) result in the creation or imposition of any Lien upon any of the CSO Assets, in each case, under any of the terms, conditions or provisions of any CSO Personal Property Lease, CSO Client Contract or Assumed CSO Contract to which the Seller is a party or by which the Seller or any of its assets or properties are bound, except in the case of clause (c) of this Section 3.7.1, for any such conflict, violation or breach which would not, individually or in the aggregate, be material to the Commercial Services Business.

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3.7.2     Approvals and Consents. Except as disclosed on Section 3.7.2 of the Seller Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any CSO Personal Property Lease, CSO Client Contract or Assumed CSO Contract to which the Seller is a party or by which any of its assets or properties are bound for the execution and delivery of this Agreement and each of the other Transaction Documents by the Seller, the performance by the Seller of its obligations hereunder and thereunder or the consummation of the Transaction contemplated hereby and thereby.

Section 3.8     Litigation. Except as set forth on Section 3.8 of the Seller Disclosure Letter, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the Knowledge of the Seller, any investigation by) any Governmental or Regulatory Authority, pending or, to the Knowledge of the Seller, threatened, against the Seller (i) with respect to this Agreement or the other Transaction Documents or the Transaction contemplated hereby or thereby, (ii) against or affecting the Seller Group (in which an equitable remedy is sought or the damages claimed exceed $250,000), or (iii) against or affecting the Commercial Services Business or the CSO Assets; and, to the Knowledge of the Seller, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any such action, proceeding or investigation. The Seller Group is not subject to any Order entered in any lawsuit or proceeding that the Seller Group has not complied with or that relates to the CSO Assets or the Commercial Services Business.

Section 3.9 Taxes. Except as set forth on Section 3.9 of the Seller Disclosure Letter, the Seller has timely filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign tax or information returns (including estimated tax returns) with respect to the Commercial Services Business required under the statutes, rules or regulations of such jurisdictions to be filed by the Seller. The term “Taxes” means taxes, duties, charges or levies of any nature imposed by any Governmental or Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees’ income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker’s compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Seller pursuant to Treasury Regulations §1.1502-6 or any similar provision of state, local or foreign law. All Taxes due and owing by the Seller (whether or not shown on said returns) have been paid or are being contested in good faith, in which case, such contested assessments are set forth on Section 3.9 of the Seller Disclosure Letter. The Seller has collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate Governmental or Regulatory authority within the prescribed time periods. The Seller has withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, service providers, members, residents and non-residents and remitted or will remit the same to the appropriate Governmental or Regulatory Authority with the prescribed time periods. The Seller has not entered into any Tax sharing or Tax allocation agreement with any party nor does it have any contractual obligation to indemnify any other Person with respect to Taxes.

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Section 3.10     Liabilities. Except as set forth on the CSO Balance Sheet, the Seller has no outstanding claims, liabilities or indebtedness of any nature whatsoever related to the Commercial Services Business (collectively in this Section 3.10, “Liabilities”), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed on Section 3.10 of the Seller Disclosure Letter or in any other Section of the Seller Disclosure Letter; (ii) Liabilities under CSO Client Contracts or Assumed CSO Contracts of the type required to be disclosed by the Seller on any Section of the Seller Disclosure Letter and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Section of the Seller Disclosure Letter; (iii) Liabilities incurred in the ordinary course of business and consistent with past practice of the Seller, (iv) Liabilities not required to be included on a balance sheet or in the footnotes thereto under U.S. GAAP and (v) Liabilities that are not, individually or in the aggregate, material to the Commercial Services Business.

Section 3.11     Insurance. Section 3.11 of the Seller Disclosure Letter contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and a brief description of the interests insured thereby) of all insurance policies currently in effect that insure the property and assets of the Commercial Services Business or the employees of the Commercial Services Business or that have been otherwise paid for by the Seller on behalf of the Commercial Services Business. Each such insurance policy is in full force and effect, all premiums due thereunder have been paid and the Seller has not received any notice of cancellation or termination in respect of any such policy or default thereunder. The Seller believes that such insurance policies are placed with financially sound and reputable insurers, and in light of the nature of the business, assets and properties of the Commercial Services Business, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. Except as set forth on Section 3.11 of the Seller Disclosure Letter, within the last two years, the Seller has not filed for any claims exceeding $50,000 against any of such insurance policies. None of such policies shall lapse or terminate by reason of the Transaction.

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Section 3.12     Intellectual Properties.

3.12.1     Definitions. For purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall include, without limitation, any or all of the following and all rights, whether statutory or common law, associated therewith:  (a) all domestic and foreign patents and applications therefor and all reissues, reexaminations, divisionals, renewals, extensions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, confidential or proprietary information, know how, research and development, technology, financial and marketing data, customer lists, databases, rights of privacy and publicity, and all documentation relating to any of the foregoing; (c) all unregistered copyrights, copyright registrations and applications therefor, the content of all Seller websites, apps and other online services and all other rights corresponding thereto throughout the world; (d) all mask works, mask work registrations and applications therefor; (e) all industrial designs and any registrations and applications therefor; (f) all trade names, corporate names, logos, domain names, trade dress, trade secret, common law trademarks and service marks; trademark and service mark registrations, screen names, online identifiers and applications therefor and all goodwill associated therewith; and (g) all computer software including all source code, object code, firmware, development tools, online service accounts, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing.

“Intellectual Property of the Seller” shall mean Seller Owned IP and Licensed IP.

“Licensed IP” shall mean any Intellectual Property owned by another Person which is necessary to or used in the operation of the Commercial Services Business, including the design, manufacture and use of the products and services of the Seller as it currently is operated or is reasonably anticipated to be operated in the future, and including off-the-shelf software, but shall specifically not include Seller Owned IP or any rights in or to materials created for clients as “work-made-for-hire.”

“Registered IP” shall mean any Intellectual Property which is necessary to or used in the operation of the Commercial Services Business that: (a) is owned by, purported to be owned by or exclusively licensed to, the Seller and (b) has been registered with any Governmental or Regulatory Authority or comparable entity in any jurisdiction throughout the world.

“Seller Owned IP” shall mean Registered IP and Unregistered IP.

“Unregistered IP” shall mean any Intellectual Property which is necessary to or used in the operation of the Commercial Services Business that: (a) is owned by, purported to be owned by or exclusively licensed to, the Seller and (b) has not been registered with any Governmental or Regulatory Authority or comparable entity in any jurisdiction throughout the world.

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3.12.2     Representations. Section 3.12 of the Seller Disclosure Letter contains an accurate and complete list of all: (a) Registered IP and (b) Unregistered IP and Licensed IP which is material to the Seller or the Commercial Services Business.  For the avoidance of doubt, Section 3.12 of the Seller Disclosure Letter does not include any “shrink-wrap” and similar end-user licenses, including those associated with off-the-shelf software. The registrations of the Registered IP listed on Section 3.12 of the Seller Disclosure Letter are, to the Knowledge of the Seller, valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant Intellectual Property authorities in the United States or other jurisdiction for the purposes of maintaining such registrations, and except as set forth on Section 3.12 of the Seller Disclosure Letter, no actions (including filing of documents or payments of fees) are due within ninety (90) days after the Closing.  No registration, or application therefor, for any of the Registered IP has lapsed, expired, or been abandoned, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, or other legal, quasi-legal, or governmental proceeding pending before any governmental, registration, or other authority in any jurisdiction.  The Seller has not entered into or is not otherwise bound by any consent, forbearance or any settlement agreement that limits the rights of the Seller to use the Intellectual Property of the Seller. Except as set forth on Section 3.12 of the Seller Disclosure Letter, no Person has any rights to use any of the Seller Owned IP and the Seller has not granted to any Person, nor authorized any Person to retain, any rights in the Seller Owned IP, other than licenses to use such Seller Owner IP in the ordinary course of business.  The Seller owns and has good and exclusive title to each item of Seller Owned IP, free and clear of any Lien, except for Permitted Liens and Liens set forth on Section 3.5 of the Seller Disclosure Letter; and the Seller has the right, pursuant to a valid Contract, to use or operate under all Licensed IP which requires a valid license to use.  Seller is not in violation of any such Contract to use Licensed IP.  The consummation of the transaction will not result in any loss forfeiture, cancellation, suspension, limitation, termination or impairment of the Seller’s rights to own or use any Intellectual Property of the Seller, nor will such consummation require the consent of any third party in respect of any Intellectual Property of the Seller, except as set forth on Section 3.7.2 of the Seller Disclosure Letter.  To the Knowledge of the Seller, the operation of the Commercial Services Business as it has been or currently is conducted by the Seller and as contemplated to be conducted by the Seller does not infringe misappropriate, dilute or otherwise violate the Intellectual Property of any other Person and the Seller has not received notice from any Person that the operation of its business infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person.  The Seller is not aware of, nor has the Seller received any notices of, any pending actions, suits, hearings, investigations, charges, complaints, claims, demands or proceedings or, to the Knowledge of the Seller, there are no actions, suits, hearings, investigations, charges, complaints, claims, demands or proceedings threatened against the Seller with respect to the Seller Owned IP, or with respect to any other Intellectual Property of the Seller, alleging the infringement, misappropriation, dilution or other violation by the Seller of any Intellectual Property of any Person, or relating to the validity, enforceability, registration, ownership or use of any Seller Owned Intellectual Property of the Seller or any Intellectual Property used by the Seller in the conduct of the business. There are no Contracts between the Seller and any other Person with respect to the Intellectual Property of the Seller in respect of which there is any dispute known to the Seller regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Seller.  To the Knowledge of the Seller, no Person is infringing or misappropriating any of the Seller Owned IP.  To the Knowledge of the Seller, the Seller is not infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by a third party. All Intellectual Property of the Seller that is material to the business of the Seller and derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are reasonable for protection and in accordance with procedures customarily used in the industry to protect rights of like importance.  To the Knowledge of the Seller, there has been no unauthorized use or disclosure of any Intellectual Property of the Seller.  Except as otherwise set forth on Section 3.12 of the Seller Disclosure Letter, all Seller Owned IP was either developed (a) by employees of the Seller within the scope of such employee’s employment duties; (b) by independent contractors as “works-made-for-hire,” as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. § 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to the Seller pursuant to a written agreement.  Except as set forth on Section 3.12 of the Seller Disclosure Letter, no former or present employees, officers or directors of the Seller retain any rights of ownership or use of any Seller Owned IP, and no employees or third parties who have developed or participated in the development of Seller Owned IP have any claims to any rights therein.  In addition, except as set forth on Section 3.12 of the Seller Disclosure Letter, no former or present employees, officers, directors or independent contractors of the Seller retain any rights of ownership in or use of any Intellectual Property created by the Seller for clients as “work-made-for-hire” or which are subject to an exclusive assignment or license in favor of clients of the Seller, and no employees or third parties who have developed or participated in the development of such Intellectual Property for clients have any claims to any rights therein.  Except as otherwise set forth on Section 3.12 of the Seller Disclosure Letter, the Seller Owned IP does not include any software that (i) is distributed as open source software (e.g., Linux), including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU’s General Public License (Version 2 or Version 3) (GPL) or Lesser GPL (Version 2.1) (LGPL); (b) the Mozilla Public License (Version 1.1); (c) the BSD License; and (d) the Apache License (Version 2.0) or (ii) otherwise requires as a condition of the use, modification, or distribution of such software that other software incorporated into, derived from, or distributed with such software: (A) be disclosed or distributed in source code form; (B) be licensed under terms that permit making derivative works; or (C) be redistributable at no charge to subsequent licensees.  No source code for any computer software that is Seller Owned IP has been delivered or licensed by the Seller to any escrow agent or other Person.  The Seller is not under an obligation to deliver or license the source code for any computer software that is Seller Owned IP to any escrow agent or other Person.  The transactions contemplated herein will not obligate the Seller to deliver or license any source code for any computer software that is Seller Owned IP to any other Person or result in the inability of the Purchaser to continue to use any Intellectual Property of the Seller.

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3.12.3     Privacy and Security. The Seller does not receive “personally identifiable information” from consumers in connection with the Commercial Services Business.  The Seller has commercially reasonable security measures and safeguards in place to protect any Data or trade secret and/or confidential or proprietary information of the customers and clients of the Commercial Services Business (collectively, the “Customer Confidential Information”) from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates Laws or a CSO Contract.  The Seller has adopted information security practices reasonably designed to protect all Customer Confidential Information. To the Knowledge of the Seller, no Person has gained unauthorized access to or made any unauthorized use of any Customer Confidential Information. The execution, delivery and performance of this Agreement and the consummation of the Transaction do not violate any of the Seller’s privacy practices as they currently exist.  To the Knowledge of the Seller, there has been no actual or suspected security breaches involving any Customer Confidential Information, including any unauthorized access, any inadvertent disclosure, any known or suspected misuse by any Person (even if such Person was authorized to access the Customer Confidential Information), and any known or suspected loss, alteration or destruction, including the inability to locate Customer Confidential Information known to have been in the possession of the Seller, other than destruction required or permitted by either the applicable CSO Contract or the Seller’s document retention policies.

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Section 3.13     Compliance with Laws; Environmental Protection; Permits.

3.13.1     Compliance. Except as set forth on Section 3.13 of the Seller Disclosure Letter, the Seller is, and the Commercial Services Business has been conducted, in compliance with all applicable Laws and Orders, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, including without limitation: (a) all Laws and Orders promulgated by any Governmental or Regulatory Authority; (b) all Laws and Orders relating to the regulation or protection of the environment; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker’s compensation, employment and wages, hours and vacations, or pay equity. The Seller has not been charged with, or, to the Knowledge of the Seller, threatened with or under any investigation with respect to, any material charge concerning any violation of any Laws or Orders.

3.13.2     Permits. The Seller has all Permits required by any Governmental or Regulatory Authority for the operation of the Commercial Services Business and the use of the CSO Assets as presently operated or used, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. All of the CSO Permits are in full force and effect and no action or claim is pending, nor to the Knowledge of the Seller is threatened, to revoke or terminate any of such Permits or declare any such Permit invalid in any material respect.

Section 3.14     Client Relations. (a) Section 3.14(a) of the Seller Disclosure Letter sets forth (i) the ten largest clients of the Commercial Services Business (measured by annual revenue), and the revenue derived by the Commercial Services Business from each such client and from all clients (in the aggregate) for the calendar year ended December 31, 2014, (ii) the ten largest clients of the Commercial Services Business (measured by revenue), and the revenue derived by the Commercial Services Business from each such client and from all clients (in the aggregate) for the nine-month period ending on September 30, 2015, and (iii) the clients projected to be the 10 largest clients (measured by revenue) of the Commercial Services Business based on the Seller’s current forecast for the calendar years ending December 31, 2015 and December 31, 2016, together with the estimated revenue from each such client for such period. The Seller makes no representations, or warranties regarding the estimated revenues for the three-month period ending December 31, 2015 and the twelve-month period ending December 31, 2016 set forth on Section 3.14(a) of the Seller Disclosure Letter, except that such estimates were made in good faith and on a reasonable basis based on the information Known to the Company as of the Execution Date. The parties hereby acknowledge and agree that for purposes of Section 3.14 of the Seller Disclosure Letter, “revenue” shall be determined in a manner consistent with the methodology used to compile the financial statements of the Commercial Services Business that are set forth on Section 3.3.1(b)(1) of the Seller Disclosure Letter.

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(b) The Seller has discussed with the client listed on Section 3.14(b) of the Seller Disclosure Letter (the “Designated Client”) the transfer of the Seller’s contract(s) with the Designated Client pursuant to the terms of this Agreement. As of the Execution Date, the Designated Client has not objected to the contemplated transfer of its CSO Client Contracts to the Purchaser or advised the Seller that it is (x) terminating or considering terminating the handling of its business, in whole or in respect of any particular project or service, or (y) planning to reduce its future spending with the Seller in any material manner.

(c) Except as set forth on Section 3.14(c) of the Seller Disclosure Letter, as of the Execution Date, none of the existing clients of the Commercial Services Business, other than the Designated Client (such other clients, the “Non-Designated Clients”), has advised the Seller that it is (x) terminating or considering terminating the handling of its business, in whole or in respect of any particular project or service, or (y) planning to reduce its future spending with the Seller in any material manner.

Section 3.15     Accounts Receivable; Work-in-Process; Accounts Payable. The amount of all accounts receivable and unbilled invoices and other debts due or recorded in the records and books of account of the Commercial Services Business represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full in the ordinary course of business (less the amount of any aggregate provision, reserve or similar adjustment therefor reflected on the Seller Balance Sheet) and in any event within ninety (90) days of the invoice date, and none of the accounts receivable or unbilled invoices of the Commercial Services Business is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the Balance Sheet Date in the amount or aging of the accounts receivable, unbilled invoices, or other debts due to the Seller on account of the Commercial Services Business, or the reserves with respect thereto, or accounts payable of the Commercial Services Business in each case which would have a Material Adverse Effect. Except as set forth on Section 3.15 of the Seller Disclosure Letter, the Seller has not received prior to the Closing Date payment from any client of the Commercial Services Business in respect of manpower to be expended, services to be rendered, or development, production or other expenses or costs to be incurred, after the Closing Date.

Section 3.16     Employment Relations. (a) Within the past three years, the Seller has not engaged in any unfair labor practice. No unfair labor practice charge or complaint against the Seller is pending before any Governmental or Regulatory Authority. There is no organized labor strike, material labor dispute, work slowdown or work stoppage actually pending or, to the Knowledge of the Seller, threatened against or involving the Seller, and the Seller has not experienced any work stoppage or similar organized labor dispute during the last three years. There are no labor unions or trade unions representing or, to the Knowledge of the Seller, attempting to represent the employees of the Seller, nor are there any works councils or staff associations or other employee representatives in place. No claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the Knowledge of the Seller, no such claim or grievance has been threatened. No collective bargaining agreement is currently being negotiated by the Seller.

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(b) Except as set forth on Section 3.16(b) of the Seller Disclosure Letter, there is no proceeding pending before the U.S. Office of Contract Compliance Programs, the Wage and Hour Division of the U.S. Department of Labor (the “DOL”) or any other office of the DOL or any other Governmental or Regulatory Authority relating to any employee. No state or federal wage and hour enforcement agency investigations have ever been made of the Seller and no claims or charges relating to wage and hour issues have been filed or, to the Knowledge of the Seller, threatened. The Seller is not bound by any consent decree or settlement agreement relating to employment decisions or relations with their employees, independent contractors or applicants for employment. No Occupational Safety and Health Administration investigations have been made of the Seller in the past three (3) years. There are no material grievances, complaints or charges pending against the Seller under any dispute resolution procedure. There is no legal action, suit, proceeding or claim pending or, to the Knowledge of the Seller, threatened between the Seller and any of its employees, former employees, agents, former agents, job applicants or any association or group of any of its employees. During the ninety (90) day period prior to the Execution Date, the Seller has terminated 154 employees. To the Knowledge of the Seller, no full-time employee of the Seller that primarily provides services to the Commercial Services Business (a) intends to terminate his or her employment; (b) has received an offer to join a business that may be competitive with the Commercial Services Business; and (c) is a party to or is bound by any confidentiality agreement, noncompetition agreement or other contract (with any individual or entity) that may have an adverse effect on (i) the performance by such employee of any of his or her duties or responsibilities as an employee of the Commercial Services Business, or (ii) the Commercial Services Business. The Seller is not delinquent in any material payments to or on behalf of any of its employees for any compensation or benefits of any kind due and owing to any such employee of the Seller.

Section 3.17     Employee Benefit Matters.

3.17.1     List of Plans. Section 3.17.1 of the Seller Disclosure Letter sets forth a complete and accurate list of all (i) employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) compensation, employment, consulting, severance, termination protection, change of control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy, (iii) any other plan, agreement, arrangement, program or policy providing for bonus, incentive compensation, deferred compensation, retiree medical or life insurance, supplemental retirement, nonqualified trusts, stock option, restricted stock, phantom stock, stock appreciation rights or other equity or equity-based incentive compensation and (iv) all other plans, contracts or agreements, whether formal or informal, whether or not set forth in writing, whether covering one person or more than one person, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by the Seller or any ERISA Affiliate (as defined in Section 3.17.3) for the benefit of any employee of the Seller that will be classified as an Affected Employee at the Closing (assuming for these purposes that the Triggering Event has occurred and such individual accepts an offer of employment with the Purchaser, collectively, the “Covered Employees”) , or which are maintained, contributed to or sponsored by the Seller or any ERISA Affiliate for the benefit of, or otherwise cover, any current or former employee of the Seller or any ERISA Affiliate and for whom Purchaser may have any direct or indirect liability (each item so listed on Section 3.17.1 of the Seller Disclosure Letter being referred to herein individually as a “Plan” and collectively as the “Plans”). The Seller has delivered to the Purchaser a complete and accurate copy (where applicable) of (a) each Plan (including all amendments thereto whether or not such amendments are currently effective); (b) the current prospectus or summary plan description and all summaries of material modifications relating to each Plan; (c) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts or other funding vehicles; (d) the three (3) most recently filed IRS Form 5500 and accompanying schedules or attachments relating to each Plan and any amendments thereto; (e) the most recently received IRS opinion or determination letter for each Plan; and (f) all current employee handbooks, manuals and policies.

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3.17.2     280G. None of the Plans, any employment agreement or other contract to which the Seller or an ERISA Affiliate is a party or bound provides for payments to any employee that, either alone or in conjunction with any other payment, event or occurrence, will or could reasonably be characterized as an “excess parachute payment” under Section 280G of the Code.

3.17.3     No Title IV Plans. Neither the Seller nor any ERISA Affiliate, nor any predecessor of any such entity, sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or in the past sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or has or is expected to have any direct or indirect liability with respect to, any plan subject to Title IV of ERISA (a “Title IV Plan”) , including any multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or any multiple employer plan subject to Sections 4063 and 4064 of ERISA. As used in this Agreement, the term “ERISA Affiliate” means, with respect to any Person, any Person that, together with the first Person, would be considered a single employer under Section 414 of the Code.

3.17.4     Welfare Benefit Plans. Except as required under Sections 601 through 609 of ERISA, Section 4980B of the Code or any similar state law (“COBRA”), no Plan provides or promises medical, dental, disability, hospitalization, life or similar benefits (including, without limitation, through insurance) to any retired or former employees of the Seller or any ERISA Affiliate or their respective dependents beyond termination of employment.

3.17.5     Administrative Compliance. Each Plan is now and has been operated in compliance in all material respects with its terms and with all applicable Laws including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and the Code including, without limitation, all nondiscrimination and minimum coverage requirements of Sections 401(a) and 410(b) thereof, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Patient Protection and Affordable Care Act, the regulations and authorities published thereunder, or with respect to any foreign benefit plan, the appropriate taxation, social security or supervisory authorities in the relevant country. The Seller has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Seller has no Knowledge of any default or violation by any party to, any Plan. Except as set forth on Section 3.17.5 of the Seller Disclosure Letter, no legal action, suit, audit, investigation, proceeding or claim is pending, or to the Seller’s Knowledge is threatened, against or involving any Plan (other than claims for benefits in the ordinary course under such Plan) and, to the Seller’s Knowledge, no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation, proceeding or claim. All material reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees, qualified beneficiaries (as defined in the Code) and any Governmental or Regulatory Authority have been timely made or an extension has been timely obtained.

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3.17.6     Tax-Qualification. Except as set forth on Section 3.17.6 of the Seller Disclosure Letter, each Plan that is intended to be qualified under Section 401(a) or 408(k) of the Code is qualified under Sections 401(a) or 408(k) of the Code (and, if applicable, complies with the requirements of Sections 401(k) and 408(k) of the Code), and has received a favorable opinion or determination letter from the IRS that it is so qualified. Each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt under Section 501(a) of the Code. No fact or event has occurred or condition exists since the date of such opinion or determination letter from the IRS which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

3.17.7    Tax Deductions. All contributions, premiums or payments (including all employer contributions and, if applicable, all employee salary reduction contributions) required to be made or paid with respect to any Plan have been made or paid on or before their due dates, including extensions thereof. All such contributions have been fully deducted or, in the case of the current year, will be deducted for income tax purposes, and no such deduction has been challenged or disallowed by any Governmental or Regulatory Authority, and no fact or event has occurred or condition exists which could give rise to any such challenge or disallowance. All contributions, premiums or payments for any period ending on or before the Closing Date that are not due are properly accrued.

3.17.8     409A. Each Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code complies in both form and operation with, and the Seller and its ERISA Affiliates have complied in practice and operation with, the requirements of Section 409A of the Code so that no amounts paid pursuant to any such Plan is subject to tax under Section 409A of the Code. None of the transactions contemplated by this Agreement will affect such compliance.

Section 3.18     Interests in Customers, Suppliers, Etc. Except as set forth on Section 3.18 of the Seller Disclosure Letter, to the Knowledge of the Seller, no officer or director of the Seller or Person controlled by any officer or director of the Seller or any parent, brother, sister, child or spouse of any officer or director of the Seller (collectively, the “Related Group”), or any entity controlled by anyone in the Related Group:

(i)     owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company) or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Commercial Services Business;

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(ii)     owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property of the Commercial Services Business), that the Seller uses in the conduct of its Commercial Services Business, other than immaterial personal items owned and used by employees at their work stations; or

(iii)     has any cause of action or other claim whatsoever against, or owes any amount to, the Seller, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

Section 3.19     CSO Bank Accounts. Set forth on Section 3.19 of the Seller Disclosure Letter is an accurate and complete list showing the name and address of, and account information for, each bank account used by the Seller in connection with the Commercial Services Business and the names of all Persons authorized to draw thereon or to have access thereto.

Section 3.20     Compensation of Employees. Section 3.20 of the Seller Disclosure Letter is an accurate and complete list showing: (a) the names, dates of commencement of employment or engagement, dates of birth, positions of all Covered Employees, consultants and any other individuals, in each case, who are engaged by the Commercial Services Business at an annualized rate of $50,000 or more, together with a statement of the current annual salary or other remuneration, and the annual salary or other remuneration, bonus and incentive compensation paid or payable with respect to calendar year 2014, and a statement of the projected annual salary or other remuneration, bonus and incentive compensation payable with respect to the calendar year ended December 31, 2015 (assuming for these purposes that the employees and consultants compensation terms will not change following the Closing), and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of the Seller; and (b) a description of the current severance and vacation policy of the Seller. Except as set forth on Section 3.20 of the Seller Disclosure Letter, the Seller has not, because of past practices or previous commitments with respect to the employees of its Commercial Services Business, established any rights on the part of any of such employees to additional compensation with respect to any period after the Closing Date (other than pursuant to (i) the vacation and severance policy set forth on Section 3.20 of the Seller Disclosure Letter and (ii) wage increases in the ordinary course of business).

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Section 3.21     No Changes Since the Balance Sheet Date. Since the Balance Sheet Date, except as specifically stated on Section 3.21 of the Seller Disclosure Letter, the Commercial Services Business has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business; (b) permitted any of its assets or properties to be subjected to any Lien other than Permitted Liens; (c) sold, transferred or otherwise disposed of any of its material asset or material properties except in the ordinary course of business; (d) made any capital expenditure or commitment therefor with respect to the Commercial Services Business which, individually or in the aggregate, exceeds $25,000; (e) made any loan to any Person which exceeds $10,000 other than to any employee for normal travel and expense advances; (f) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Commercial Services Business; (g) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee, except for increases in compensation to employees in the ordinary course of business consistent with past practice; (h) entered into an employment or exclusive consultant agreement which is not cancelable without penalty or other financial obligation within 30 days; (i) canceled or waived any claims or rights with a value in excess of $25,000; (j) made any change in any method of accounting procedures; (k) otherwise conducted its Commercial Services Business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (l) amended or terminated any agreement which is material to its Commercial Services Business; (m) renewed, extended or modified any lease of personal property, except in the ordinary course of business; (n) adopted, amended or terminated any Plan; or (o) agreed to do any of the actions set forth in any of the above clauses.

Section 3.22     Corporate Controls. To the Knowledge of the Seller, no officer, authorized agent, employee or any other Person while acting on behalf of the Seller, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; participated in any racketeering activity; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and the Seller has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

Section 3.23     Proxy Statement. None of the information contained in the Proxy Statement (defined in Section 5.1.3) (excluding any information therein provided by the Purchaser or any information concerning the Purchaser which has been reviewed and approved by the Purchaser, as to which the Seller makes no representation) that will be delivered to the Seller Stockholders in connection with this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will not, on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading

Section 3.24     Brokers. Except as set forth on Section 3.24 of the Seller Disclosure Letter (the fees and expenses of which shall be paid by the Seller), no broker, finder, agent or similar intermediary has acted on behalf of the Seller in connection with this Agreement or the Transaction, and no brokerage commissions, finder’s fees, consulting fees or similar fees or commissions are payable by the Seller in connection therewith based on any agreement, arrangement or understanding with any of them.

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Section 3.25     Copies of Documents. The Seller has made available to the Purchaser, true, complete and correct copies of all documents listed or required to be listed on the Seller Disclosure Letter or that are delivered to the Purchaser pursuant to Article VI hereof.

Section 3.26     No Other Representations or Warranties. (a) The Seller hereby acknowledges and agrees that, except as set forth in Article IV of this Agreement, no other representations or warranties have been made, express or implied, at law or in equity, on behalf of the Purchaser, to the Seller by the Purchaser or any other Person, and that no other Person has, or has been given, the express, implied or apparent authority to make or negotiate any representations, warranties or agreements not specifically set forth in this Agreement, and the Seller is not relying on any representations or warranties regarding the subject matter of this Agreement other than the representations and warranties expressly set forth in Article IV of this Agreement.  The Seller further acknowledges that no promise or inducement for this Agreement has been made to the Seller except as set forth herein.  The Seller hereby acknowledges that the parties’ respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement.

(b)     The Seller further acknowledges and agrees that neither the Purchaser nor any other Person, acting on behalf of the Purchaser or otherwise, has made any representation or warranty of any kind with respect to any projections, estimates or forecasts relating to the Purchaser, the Transferred Business, 2016 Revenues or the Top-Up Payment.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents and warrants and agrees to and with the Seller as follows:

Section 4.1     Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full corporate power and authority to own and operate its properties and to conduct its business in the places where such properties are now owned or operated or such business is now being conducted.

Section 4.2     Execution and Validity of Agreement; Enforceability. The Purchaser has the full corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents (to which it is a party) and the consummation of the Transaction have been duly authorized by all required corporate action. This Agreement and each of the other Transaction Documents (to which it is a party) has been duly and validly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Seller, constitutes legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

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Section 4.3     No Restrictions. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, with respect to the execution, delivery and performance of this Agreement or the other Transaction Documents or the Transaction.

Section 4.4     Non-Contravention; Approvals and Consents.

4.4.1     Non-Contravention. The execution, delivery and performance by the Purchaser of its obligations hereunder and each of the other Transaction Documents and the consummation of the Transaction contemplated hereby and thereby (including for the avoidance of doubt, the transactions contemplated by the Voting Agreements and the Transaction Services Agreement) will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser, (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Purchaser or any of its assets or properties, or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or (i) require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, (ii) result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or (iii) result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, or, under any of the terms, conditions or provisions of any Contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

4.4.2     Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority for the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder or thereunder or the consummation of the Transaction.

Section 4.5     Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser or any of its Affiliates in connection with this Agreement or the Transaction, and no brokerage commissions, finders’ fees or similar fees or commissions are payable by the Purchaser or any of its Affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 4.6     Sufficient Funds. The Purchaser will have at the Closing cash on hand that is sufficient to enable it to pay the Closing Payment and consummate the Transaction.

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Section 4.7     No Other Representations or Warranties.

(a)     The Purchaser hereby acknowledges and agrees that, except as set forth in Article III of this Agreement and the Seller Disclosure Letter relating thereto, no other representations or warranties have been made, express or implied, at law or in equity, on behalf of the Seller, to the Purchaser (or any other Publicis Groupe Company) by the Seller or any other Person, and that no other Person has, or has been given, the express, implied or apparent authority to make or negotiate any representations, warranties or agreements not specifically set forth in this Agreement, and the Purchaser is not relying on any representations or warranties regarding the subject matter of this Agreement other than the representations and warranties expressly set forth in Article III of this Agreement.  The Purchaser further acknowledges that no promise or inducement for this Agreement has been made to the Purchaser except as set forth herein.  The Purchaser hereby acknowledges that the parties’ respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement.

(b)     WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE, ARE HEREBY WAIVED BY THE PURCHASER.

(c)     The Purchaser further acknowledges and agrees that except for the Estimated Closing Working Capital, the estimated pass-through expenses set forth on Section 2.2.1(b) of the Seller Disclosure Letter and the applicable representations and warranties set forth in Section 3.9, Sections 3.14 and 3.20 hereof, neither the Seller nor any other Person, acting on behalf of the Seller or otherwise, has made any representation or warranty of any kind with respect to any projections, estimates or other forecasts relating to the Seller or the Commercial Services Business.

ARTICLE V

PRE-CLOSING COVENANTS

Section 5.1     Covenants of the Seller. The Seller covenants and agrees with the Purchaser that, at all times from and after the Execution Date through and including the Closing, the Seller will comply with all of the covenants and provisions set forth below, except to the extent the Purchaser may otherwise consent in writing:

5.1.1     Conduct of Business Before the Closing Date. From and after the Execution Date until the Closing, except as expressly contemplated by this Agreement or as otherwise set forth on Section 5.1.1 of the Seller Disclosure Letter, the Seller will operate the Commercial Services Business only in the ordinary course consistent with past practice. In addition, without limiting the generality of the foregoing, the Seller will refrain from taking any of the following actions, except as expressly contemplated by this Agreement or unless consented to in writing by the Purchaser:

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(a)     selling, leasing or otherwise disposing of all or any portion of the assets or business of the Commercial Services Business to any Person (including, without limitation, any Seller Subsidiary), other than in the ordinary course of business;

(b)     the formation of any Subsidiary to engage in the Commercial Services Business;

(c)     merging or consolidating with and into any Person, or merging or consolidating any Person with and into it;

(d)     engaging in any liquidation or dissolution;

(e)     engaging in any transaction involving the Commercial Services Business in an amount in excess of $25,000, other than in the ordinary course of business or as otherwise permitted pursuant to subclause (l) below; provided, that Purchaser shall not unreasonably withhold, condition or delay its consent with respect to the actions requiring consent solely under this clause (e);

(f)     entering into any new line of business on behalf of the Commercial Services Business;

(g)     placing any Lien on any of the CSO Assets, other than Permitted Liens;

(h)     entering into any personal property lease on behalf of the Commercial Services Business with a fixed rental over the term in excess of $25,000;

(i)     entering into any Contract with, or making any loan to, any Covered Employee, other than (x) any Contract that would not have to be disclosed on Section 3.6 of the Seller Disclosure Letter, or (y) normal travel and expense advances or relocation allowances consistent with past practices;

(j)     amending the Lien Termination Agreements (as defined in Section 5.1.10);

(k)     amending in any material respect any Covered Contract or any other material contract of the Commercial Services Business; provided, that Purchaser shall not unreasonably withhold, condition or delay its consent with respect to the actions requiring consent solely under this clause (k);

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(l)     enter into any Contract with any client of the Commercial Services Business, including, without limitation, any Identified Pipeline Client that (i) is not entered into in the ordinary course of business, (ii) is not freely assignable to the Purchaser at the Closing without further consent, (iii) involves an amount in excess of $2,500,000, (iv) restricts the Seller’s (or any transferee’s) freedom to engage in any line of business or to compete with any Person, including restrictions limiting the Seller’s (or a transferee’s) ability to service competitive accounts during or after the term thereof (excluding for these purposes customary and reasonable restrictions on specific Non-ERT Sales Employees’ or ERT Sales Employees’ rights to promote competitive products while they are providing services for such client), (v) has commercial terms, including, without limitation, payment terms, termination rights and indemnification provisions that are not substantially similar to the commercial terms that the Seller has agreed to for Contracts of a similar size that were entered into by the Seller on behalf of the Commercial Services Business during the 2015 calendar year prior to the Execution Date), or (vi) will result in below average profit margins for the Commercial Services Business (as compared to other Contracts of a similar size that were entered into by the Seller on behalf of the Commercial Services Business during the 2015 calendar year prior to the Execution Date); provided that that Purchaser shall not unreasonably withhold, condition or delay its consent with respect to the actions requiring consent solely under subclause (iii) of this Section 5.1.1(l); provided further that the Purchaser’s consent shall not be required under this Section 5.1.1(l) with respect to the Seller’s entry into a Contract with Client 16 (a “Client 16 Contract”) so long as each of the conditions set forth in subclauses (i), (ii), (iv) and (v) of Section 5.1.1(l) are met and so long as the additional conditions set forth on Section 5.1.1(l) of the Seller Disclosure Letter are satisfied;

(m)     establishing, adopting or modifying any Plan or benefit, including, but not limited to, any bonus plan, Title IV Plan, “excess benefit plan,” deferred compensation plan, severance or change in control plan or employee benefit plan that provides post-retirement health, medical, life insurance or death benefits to retired, current or former employees, directors or consultants of the Commercial Services Business, except as required by applicable Law;

(n)     except as set forth on Section 5.1.1(n) of the Seller Disclosure Letter, granting any salary compensation increase to any Covered Employee;

(o)     paying bonuses to any Covered Employee other than (x) in an amount and on terms that are in the ordinary course of business consistent with past practice, or (y) in an amount and on terms that may be required under existing agreements;

(p)     hiring any employee of the Commercial Services Business unless such new employee’s employment package is substantially similar in all material respects to similarly situated employees;

(q)     taking any action that if taken immediately prior to the Execution Date would have to be disclosed on Section 3.21 of the Seller Disclosure Letter; provided that that Purchaser shall not unreasonably withhold, condition or delay its consent with respect to the actions requiring consent solely under this clause (q); or

(r)     delegating to directors, officers or employees the power to take any of the actions prohibited by any of the foregoing clauses.

Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement will give the Purchaser, directly or indirectly, rights to control or direct the Commercial Services Business or the operations of the Seller prior to the Closing. Prior to the Closing, the Seller will exercise, consistent with the terms and conditions of this Agreement, control of the Commercial Services Business.

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To the extent any of the clauses of this Section 5.1.1 requires that the Purchaser not unreasonably withhold, condition or delay its consent to a specified action, the parties agree that the Purchaser will not be deemed to be acting unreasonably if it makes a determination not to approve an action that it believes in good faith will either reduce the short-term or long-term profitability of the Transferred Business or would (if such action was taken following the Closing) violate any of the business conduct policies set forth in Section 9.1.1 hereof).

5.1.2     Consents and Approvals. The Seller shall (x) use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental and Regulatory Authorities and other Persons (including any customers, vendors or landlords) required by the Purchaser in connection with the execution, delivery and performance by the Seller of this Agreement, and (y) prepare and file all documents (other than the Proxy Statement, the filing of which is governed by Section 5.1.3 below), if any, required to be submitted by the Seller to any Governmental and Regulatory Authorities in obtaining any consents, waivers, authorizations or approvals which may be required to be obtained by the Seller in connection with the transactions contemplated under this Agreement.

5.1.3     Seller Stockholder Meeting.

(a)     Promptly following the Execution Date, the Seller shall prepare and file with the SEC the Schedule 14A (the “Proxy Statement”) relating to the Seller Stockholders Meeting. The Seller shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Purchaser shall furnish all information concerning the Purchaser and its Affiliates to the Seller, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Seller shall promptly notify the Purchaser upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the Purchaser with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Seller and the Purchaser shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Seller (i) shall provide the Purchaser an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by the Purchaser and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of the Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. If prior to the Closing Date, any event occurs with respect to the Seller, or any change occurs with respect to other information supplied by the Purchaser for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Seller shall promptly notify the Purchaser of such event, and the Seller and the Purchaser shall cooperate in the prompt filing with the SEC any necessary amendment or supplement to the Proxy Statement, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the Seller Stockholders.

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(b)     None of the information provided or to be provided by the Purchaser or the Seller, as applicable, specifically for inclusion or incorporation by reference in materials filed by the Seller with the SEC or mailed to the Seller Stockholders, at the time such materials are filed with the SEC or first mailed to the Seller Stockholders, as the case may be, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)     The Seller shall, as promptly as practicable following the Execution Date, establish a record date for, duly call, give notice of, convene and hold the Seller Stockholders Meeting. Unless the Seller Board has made a Change in Recommendation, the Seller shall, through the Seller Board, recommend to the Seller Stockholders the approval of this Agreement and the transactions contemplated by this Agreement and include the Seller Board Recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Seller to call, give notice of, convene and hold the Seller Stockholders Meeting and to hold a vote of the Seller Stockholders on the approval of this Agreement and the transactions contemplated by this Agreement at the Seller Stockholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Seller of any Alternative Proposal (whether or not a Superior Proposal) or by a Change in Recommendation. In any case in which the Seller Board makes a Change in Recommendation, (a) the Seller shall nevertheless submit the transactions contemplated by this Agreement to a vote of the Seller Stockholders, and (b) the Proxy Statement and any and all accompanying materials (including the proxy card, the “Proxy Materials”) shall be the same in form and content to that which would have been prepared by the Seller had no Change in Recommendation been made, except for changes to the Proxy Materials stating and explaining the reasons for the Change in Recommendation, including, if applicable, describing matters relating to the Superior Proposal giving rise to the Change in Recommendation, and such other changes as are required by Law. The Seller agrees that, prior to the termination of this Agreement, it shall not submit to the vote of the Seller Stockholders any Alternative Proposal (whether or not a Superior Proposal) or propose to do so.

5.1.4     Full Access. The Seller shall use its commercially reasonable efforts to (i) provide the Purchaser and its respective officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, “Purchaser’s Advisors”) with access, upon reasonable prior notice and during normal business hours, to the executive officers and agents of the Seller, including, without limitation, any employees who have any material responsibility for the conduct of the Commercial Services Business, and to the Seller’s accountants and their work papers, and (ii) furnish the Purchaser and the Purchaser’s Advisors with all information and data concerning the Commercial Services Business as the Purchaser and the Purchaser’s Advisors may reasonably request; provided, however, that any such access shall be granted at reasonable times during normal business hours and in such a manner as not to interfere with the normal business operations of the Seller; provided, further, that the Purchaser and the Purchaser’s Advisors shall not contact or hold discussions with customers, suppliers, agents or employees of the Commercial Services Business, in each case regarding the Transaction, without the prior consent of the Seller. Notwithstanding the foregoing, the Seller is not under any obligation to disclose to the Purchaser any information, the disclosure of which is restricted by Contract or applicable Law or which would result in the waiver of any attorney-client or similar privileges.

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5.1.5     Exclusive Dealing; Alternative Proposals; Change in Recommendation.

(a)      From and after the Execution Date and until the earlier to occur of the Closing Date or the termination of this Agreement, the Seller shall not, and it shall cause the officers and directors of the Seller and any Persons acting on behalf of the Seller not to, directly or indirectly, encourage, solicit, submit for board consideration or approval, engage in discussions or negotiations with, or provide any information to, any Person or group (other than the Purchaser and the Purchaser’s Advisors) concerning (i) any direct or indirect acquisition of (x) any material portion of the CSO Assets outside of the ordinary course of business, (y) more than 25% of the outstanding equity securities of the Seller, or (z) more than 25% of the assets of the Seller Group, taken as a whole, (ii) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 25% of the outstanding equity securities of the Seller, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller, other than the Transaction (any of clauses (i), (ii) or (iii), an “Alternative Proposal”). The Seller shall promptly (in any case within 24 hours) notify the Purchaser of any inquiries or communications concerning any such transaction which it or its advisors may receive or of which it may become aware. Notwithstanding the foregoing, but subject to the limitations in Section 5.1.5(b), nothing contained in this Agreement shall prohibit the Seller or any of its representatives from furnishing or making available any information or data pertaining to the Seller or the Commercial Services Business, or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited written Alternative Proposal that did not result from a breach of this Section 5.1.5(a) (a “Receiving Party”), if (A) the Seller Board, after consultation with its outside legal counsel and financial advisors, determines in its good faith judgment (x) that such Alternative Proposal constitutes or is likely to result in a Superior Proposal (as defined in Section 5.1.5(c)), and (y) that failure to take the actions specified in this sentence (prior to clause (A)) could reasonably be determined to be a violation of the Seller Board’s fiduciary duties, and (B) prior to furnishing or making available any such non-public information to such Receiving Party, (i) the Seller receives from such Receiving Party an executed confidentiality agreement and (ii) the Seller provides the Purchaser written notice of such Alternative Proposal.

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(b)      Except as otherwise provided in this Section 5.1.5(b), the Seller Board shall not: (i) (A) withdraw, qualify or modify in any manner adverse to the Purchaser the Seller Board Recommendation, (B) publicly approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal, (C) following the date any Alternative Proposal or any material modification thereto is first made public or sent or given to the Seller Stockholders, fail to issue a press release reaffirming the Seller Board Recommendation, after a request to do so by the Purchaser, within the later of three business days after (I) the final proposed revisions submitted by Purchaser to Seller under clause (z) of this Section 5.1.5(b) or (II) notification from the Purchaser to the Seller that the Purchaser will not submit any further proposed revisions under clause (z) of this Section 5.1.5(b), or (D) fail to include the Seller Board Recommendation in the Proxy Statement when disseminated to the Seller Stockholders (any action described in the above clauses (i)(A), (i)(C) or (i)(D) being referred to as a “Change in Recommendation”) ; or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow the Seller to execute or enter into, any letter of intent, memorandum of understanding, asset purchase agreement, acquisition agreement, or other similar contract providing for or in connection with any Alternative Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Requisite Seller Stockholder Approval, the Seller Board may, subject to compliance with the other provisions of this Section 5.1.5, make a Change in Recommendation in response to a Superior Proposal that did not result from a violation of this Section 5.1.5 if the Seller Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make such a Change in Recommendation could reasonably be determined to be a violation of the Seller Board’s fiduciary duties; provided, however, that (1) the Seller Board shall not be entitled to exercise its right to make a Change in Recommendation pursuant to this sentence unless the Seller has: (w) complied in all material respects with this Section 5.1.5(b), (x) provided to the Purchaser four (4) Business Days prior written notice (such notice, a “Notice of Proposed Recommendation Change”) advising the Purchaser that the Seller Board intends to take such action and specifying the reasons therefor in reasonable detail, including summarizing the material terms and conditions of such Superior Proposal that is the basis of the proposed action and the identity of the Person or group of Persons making any such Superior Proposal and a copy of the Superior Proposal and any proposed acquisition agreements and financing commitments relating thereto (it being understood and agreed that any material amendment to the terms of any such Superior Proposal shall require a new Notice of Proposed Recommendation Change and an additional four (4) Business Day period), (y) if applicable, provide to the Purchaser all materials and information delivered or made available to the Person or group of persons making any Superior Proposal in connection with such Superior Proposal (to the extent not previously provided), and (z) the Seller has negotiated, and has caused its representatives to negotiate, in good faith with the Purchaser during such notice period, to the extent the Purchaser wishes to negotiate, to enable the Purchaser to propose revisions to the terms of this Agreement such that it would cause the Superior Proposal to no longer constitute a Superior Proposal and (2) the Seller Board shall not be entitled to make a Change in Recommendation in response to an Alternate Proposal unless such Alternate Proposal constitutes a Superior Proposal; provided further that the Seller shall not enter into any acquisition agreement related to a Superior Proposal unless this Agreement has been terminated in accordance with its terms. Notwithstanding any provision in this Agreement to the contrary, the Purchaser shall maintain, and cause its representatives to maintain, the confidentiality of all information received from the Seller pursuant to this Section 5.1.4, subject to the exceptions contained in the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in Section 5.1.1, Section 5.1.2, Section 5.1.6 or Section 5.3.1, shall apply to or limit in any way the provisions of this Section 5.1.5 or the actions permitted to be taken under this Section 5.1.5.

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(c)       “Superior Proposal” shall mean any bona fide Alternative Proposal (except that references to 25% within the definition of “Alternative Proposal” shall be replaced by 70%) made by a third party (other than a Seller Stockholder who is a party to a Voting Agreement or any of such Seller Stockholder’s Affiliates) on terms that the Seller Board determines, in its good faith judgment and after consulting with its financial advisors and outside legal counsel, and taken as a whole, including taking into account the financial, legal, regulatory and other aspects of the Alternative Proposal, (i) to be more favorable to the Seller Stockholders, from a financial point of view, than the Transaction (taking into account the Transaction and any revised proposal by the Purchaser to amend the terms of this Agreement made in accordance with Section 5.1.5(b)) and (ii) is reasonably likely to be consummated on the terms proposed (taking into account all financial, regulatory, financing, timing, conditionality, legal and other aspects of such proposal) and, if a cash transaction in whole or in part, has financing that is fully committed or reasonably determined to be available by the Seller Board.

5.1.6     Updated Seller Disclosure Letter. (a) The Seller shall promptly disclose to the Purchaser in writing any information contained in its representations and warranties herein or the Seller Disclosure Letter which, because of an event occurring after the Execution Date, is incomplete or is no longer correct as of any time after the Execution Date until the Closing Date. Except with respect to any such disclosure that constitutes a Material Adverse Effect (which shall be governed by Section 5.1.6(b) below), all such disclosures shall be deemed to automatically modify, amend and supplement the representations and warranties of the Seller contained herein and the Seller Disclosure Letter for the purposes of the closing conditions set forth in Section 6.1 hereof, but not for any purposes of Article X hereof.

(b)     If the Seller notifies the Purchaser under this Section 5.1.6(b) of an event that constitutes a Material Adverse Effect, then Buyer shall have the right to terminate this Agreement (such information contained in such notification, an “MAE Supplement”) . If the Seller acknowledges in writing that Purchaser has the right under the preceding sentence to terminate this Agreement, but the Purchaser does not elect to, terminate this Agreement within ten (10) Business Days of its receipt of an MAE Supplement (provided that the Seller’s written acknowledgment of the Purchaser’s termination right was included in the MAE Supplement), then the Purchaser shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to those matters included in such MAE Supplement and shall be deemed to have irrevocably waived its right to indemnification under Article X with respect to such matters.

5.1.7     Preservation of Business. The Seller will use commercially reasonable efforts consistent with the prudent conduct of its business to preserve the Commercial Services Business, to preserve the present business relationships of the Commercial Services Business, and to preserve all of the confidential information and trade and business secrets of the Commercial Services Business.

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5.1.8     Financial Information. Within 15 days after the close of each month between the Execution Date and the Closing Date, the Seller shall furnish to the Purchaser the following: (i) a statement of revenue, (ii) an unaudited balance sheet, and (iii) a working capital statement of the Commercial Services Business, as at the close of such month. Such financial statements referred to in this Section 5.1.8 shall be prepared on a consistent basis with the financial statements to be provided to Purchaser pursuant to Sections 2.1.4(a) and 3.14(a) hereof.

5.1.9     Client Information. The Seller shall promptly disclose to and notify the Purchaser in writing in the event that the Designated Client or any Non-Designated Client advises the Seller following the Execution Date that it is (x) terminating or considering terminating the handling of its business by the Seller (or the Purchaser following the Closing Date), in whole or in respect of any particular project or service, or (y) planning to reduce its future spending with the Seller (or the Purchaser following the Closing Date) in any material manner.

5.1.10     Lien Termination Agreements. As promptly as practicable after the Execution Date, (i) the Seller shall obtain an executed payoff letter (including any applicable patent releases), by and between the Seller and SWK, pursuant to which SWK has agreed to release all Liens it may hold on the CSO Assets upon the closing of the transactions contemplated under this Agreement, which shall be in the form of Exhibit C hereto (such agreement, the “SWK Lien Termination Agreement”), and (ii) the Seller shall obtain a release and lien termination agreement (including any applicable patent releases), by and between the Seller and RedPath, pursuant to which RedPath will agree to release all Liens it may hold on the CSO Assets or any of the proceeds thereof upon the closing of the transactions contemplated under this Agreement (such agreement, the “RedPath Lien Termination Agreement” and, together with the SWK Lien Termination Agreement, the “Lien Termination Agreements”) (it being acknowledged and agreed that the failure to obtain either the SWK Lien Termination Agreement or the RedPath Lien Termination Agreement under this Section 5.1.10 by the Termination Date (as defined in Section 8.2(a)) will be deemed a breach of this Section 5.1.10 for purposes of Section 8.2(c) and 8.5(a).)

Section 5.2     Covenants of the Purchaser. The Purchaser covenants and agrees with the Seller that, at all times from and after the Execution Date until the Closing, the Purchaser will comply with all covenants and provisions set forth below, except to the extent the Seller may otherwise consent in writing:

5.2.1     Consents and Approvals. The Purchaser shall use all commercially reasonable efforts to (x) obtain all necessary consents, waivers, authorizations and approvals of all Governmental and Regulatory Authorities and all other Persons (including any customers, vendors or landlords), if any, required by it in connection with the execution, delivery and performance by the Purchaser of this Agreement and (y) prepare and file all documents, if any, required to be submitted by the Purchaser to any Governmental and Regulatory Authorities in obtaining any consents, waivers, authorizations or approvals which may be required to be obtained by the Purchaser in connection with the transactions contemplated under this Agreement.

5.2.2     Purchaser’s Proxy Statement Obligations. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, the terms and provisions of Sections 5.1.3 and 5.1.5 applicable to the Purchaser shall constitute covenants of the Purchaser for all purposes under this Agreement.

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Section 5.3     Mutual Covenants. The Seller and the Purchaser mutually covenant and agree with each other that, at all times from and after the Execution Date until the Closing Date, they will comply with all covenants and provisions of this Section 5.3 applicable to each of them, respectively, except to the extent mutually agreed to in writing, as follows:

5.3.1     Reasonable Efforts to Consummate Transaction. Each of the Seller and the Purchaser will each use its commercially reasonable efforts consistent with the prudent conduct of its business and will fully cooperate with each other to consummate the Transaction.

5.3.2     Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior consent of the other parties, except as may be required by Law, and shall make any such press release or public statement in accordance with Section 5.3.2 herein. Notwithstanding the foregoing, this provision shall not apply to the issuance by the Seller of the Proxy Statement or to the extent that the Seller, the Purchaser or Publicis is required to make any announcement relating to or arising out of this Agreement by virtue of applicable securities laws, including the securities laws of the United States or France and the rules and regulations promulgated thereunder, or the rules of any applicable stock exchange, or any other announcement by any party that is required pursuant to applicable law or regulation; provided if such public announcement is required, the parties shall consult with each other before issuing any press releases or otherwise making any public statements.

5.3.3     Confidentiality. Unless and until the Closing shall have occurred and except as may be required in connection with (i) any governmental filings contemplated under this Agreement, (ii) obtaining any necessary consents, waivers, authorizations and approvals (as described in Section 5.1.2 herein) or (iii) the Proxy Statement to be delivered to the Seller Stockholders, each of the parties shall, and shall cause, to the extent applicable, their respective employees, agents, attorneys, advisors, consultants and representatives to, maintain in strict confidence and not otherwise use or permit the use of information, documents, and data respecting any other party to this Agreement furnished to them, or to any Person on their behalf. If this Agreement is terminated pursuant to Section 8.1 hereof or otherwise, each party shall (x) return to the other party or destroy all written information, documents, and data furnished to it or to any Person on its behalf, and (y) maintain in confidence all information received by it, or by any Person on its behalf, and shall not use or permit the use of such information by others except to the extent that such information is (A) previously known by the party receiving such information, (B) in the public domain (either prior to or after the furnishing of such information hereunder) through no fault of such receiving party, (C) later acquired by the receiving party from another source if such source is not under an obligation to another party hereto to keep such information confidential or (D) developed by employees or consultants of the receiving party without knowledge of the information of the disclosing party.

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ARTICLE VI

CONDITIONS TO OBLIGATION BY THE PURCHASER

The obligation of the Purchaser at the Closing to effect the acquisition of the CSO Assets and assumption of the Assumed Liabilities on the Closing Date and to pay the Purchase Price as provided in Section 2.1 is subject to the fulfillment at the Closing of each of the following conditions (all of which, other than the obligations set forth in Section 6.3 may be waived in whole or in part by the Purchaser in its sole discretion):

Section 6.1     Representations and Warranties. The representations and warranties made by the Seller in this Agreement, or in any Section of the Seller Disclosure Letter delivered pursuant hereto, that are qualified as to materiality shall be true and correct, and all other representations and warranties of the Seller in this Agreement, or in any Section of the Seller Disclosure Letter delivered pursuant hereto, that are not so qualified, shall be true and correct in all material respects on and as of the Closing Date (after taking into accounts the effects of actions contemplated by or permitted under this Agreement) with the same force and effect as though made on and as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), and the Seller CEO will execute and deliver to the Purchaser a certificate dated as of the Closing Date, in the form of Exhibit D-1 (the “Section 6.1 Certificate”), to such effect.

Section 6.2     Compliance with this Agreement. The Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

Section 6.3     Seller Stockholder Approval. The Seller shall have received the Requisite Seller Stockholder Approval to consummate the acquisition of the CSO Assets.

Section 6.4     Creditor Approvals. The Seller shall have obtained the approval of SWK under the Seller Credit Agreement and RedPath and/or the RedPath Equityholder Representative, LLC under the RedPath Agreements to consummate the acquisition of the CSO Assets and the other transactions contemplated under this Agreement and an unconditional release of any and all liens filed on the CSO Assets, including but not limited to fully executed Lien Termination Agreements and related UCC-3 termination statements.

Section 6.5     Certified Resolutions; Good Standing Certificates. The Seller shall have delivered to the Purchaser a certificate of the Secretary of the Seller, certifying as to: (a) a copy of the resolutions of the Seller Board, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (b) a copy of the Seller’s Certificate of Incorporation, as in effect on the Closing Date; and (c) a copy of the Seller’s By-Laws. In addition, the Seller shall have delivered to the Purchaser a certificate as of a recent date from the Secretary of State of the States of New Jersey and Delaware that the Seller is in good standing in such states.

Section 6.6     Required Approvals and Consents. The Seller shall have obtained, and there shall not have been withdrawn or modified, the consents or approvals set forth on Section 6.6 of the Seller Disclosure Letter. Each such consent or approval shall be in form reasonably satisfactory to counsel for the Purchaser.

Section 6.7     Transition Services Agreement. The Seller shall have executed and delivered the Transition Services Agreement, substantially in the form of Exhibit E (the “Transition Services Agreement”).

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Section 6.8     Restrictive Covenant Agreement. The Seller shall have entered into the Restrictive Covenant Agreement with the Purchaser substantially in the form of Exhibit F (the “Restrictive Covenant Agreement”).

Section 6.9     General Assignment, Bill of Sale and Assumption Agreement. The Seller shall have executed and delivered the General Assignment, Bill of Sale and Assumption Agreement, substantially in the form set forth as Exhibit G hereof (the “Assignment and Assumption Agreement”).

Section 6.10     Trademark Assignment. The Seller shall have executed and delivered the Trademark Assignment, substantially in the form and to the effect of Exhibit H hereto (the “Trademark Assignment”).

Section 6.11     Designated Client. The Designated Client shall not have (x) advised the Seller or the Purchaser that it will terminate or is considering terminating its CSO Client Contract for 2016 or (y) terminated its CSO Client Contract for 2016. The Seller CEO will execute and deliver to the Purchaser a certificate dated as of the Closing Date, in the form of Exhibit D-2 (the “Section 6.11 Certificate” , and together with the Section 6.1 Certificate, the “Seller Officer Certificates”), to such effect.

Section 6.12     Termination of Participation in 401(k) Plan. The Seller shall (i) in timely compliance with applicable Laws, make, or cause to be made, all contributions and pay any applicable premiums under each Plan that is intended to be a defined contribution plan qualified under Section 401(a) of the Code (collectively, the “Seller 401(k) Plan”) with respect to periods ending on or prior to the Closing Date (such that no additional contributions are due or required on or after the Closing Date) for the Affected Employees; and (ii) terminate the participation of the Affected Employees in the Seller 401(k) Plan as of the Closing Date. The Seller shall provide evidence of the foregoing, if any, to the Purchaser.

Section 6.13     Seller Health and Welfare Plans. Immediately prior to the Closing Date, the Seller shall (i) make, or cause to be made, all payroll payments that are required to be made through the Closing Date; (ii) make, or cause to be made, all outstanding contributions and pay all premiums under each Plan, other than the Seller 401(k) Plan (such Plans excluding the Seller 401(k) Plan are collectively referred to herein as the “Seller Health and Welfare Plans”) ; and (iii) take or cause to be taken any actions that are necessary to pay all benefits due participants in the Seller Health and Welfare Plans. For the avoidance of doubt, the Seller shall remain solely responsible for the satisfaction of all claims, costs, administrative expenses, losses, defense of claims and all other obligations that arise under the Seller Health and Welfare Plans with respect to the Affected Employees before the Closing Date, and with respect to all other employees before and after the Closing Date. Notwithstanding anything herein to the contrary, (i) Seller shall obtain the necessary consent to allow the Affected Employees to continue participation in the Seller Health and Welfare Plans through December 31, 2015 and shall provide evidence of such continued participation to the Purchaser and (ii) Seller shall obtain the necessary consent to allow the Affected Employees to continue participation on the Seller’s payroll through December 31, 2015 and shall provide evidence of such continued participation to the Purchaser.

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Section 6.14     No Material Adverse Effect. There shall not have occurred any Material Adverse Effect; provided it is understood that for purposes of this Section 6.14 a Material Adverse Effect will not be deemed to have occurred if one or more clients of the Commercial Services Business first advise the Seller or the Purchaser during the period between the Execution Date and the Closing that (x) the consummation of the Transaction contemplated under this Agreement may materially and adversely impact such client’s commercial relationship with the Transferred Business, (y) it is either terminating or considering terminating the handling of its business by the Transferred Business, in whole or in respect of any particular project or service, or (z) planning to reduce its future spending with the Transferred Business in any material manner.

Section 6.15     FIRPTA Certificate. The Seller shall deliver a certificate, in form and substance as prescribed by Treasury Regulations Section 1.1445-2(b)(2) and reasonably acceptable to the Purchaser, stating that the Seller is not a foreign person as such term is defined in the Code and the Treasury Regulations promulgated thereunder.

ARTICLE VII

CONDITIONS TO OBLIGATIONS BY THE SELLER

The obligation of the Seller to sell and transfer the CSO Assets as provided in Section 1.1 and to consummate each of other transactions contemplated by this Agreement is subject to the fulfillment at the Closing of each of the following conditions (all of which, other than the obligations set forth in Section 7.3 may be waived in whole or in part by the Seller in its sole discretion):

Section 7.1     Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of the Purchaser in this Agreement that are not so qualified, shall be true and correct in all material respects on and as of the Closing Date (after taking into accounts the effects of actions contemplated by or permitted under this Agreement) with the same force and effect as though made on and as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), and an officer of the Purchaser will execute and deliver to the Seller a certificate, dated as of the Closing Date, in the form of Exhibit I (the “Purchaser Officer Certificate”), to such effect.

Section 7.2     Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

Section 7.3     Seller Stockholder Approval. The Seller shall have received the Requisite Seller Stockholder Approval.

Section 7.4     Certified Resolutions. The Purchaser shall have delivered to the Seller a copy of the resolutions of the Board of Directors of the Purchaser, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary of the Purchaser.

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Section 7.5     Transition Services Agreement. The Purchaser shall have executed and delivered the Transition Services Agreement referred to in Section 6.7.

Section 7.6     Assignment and Assumption Agreement. The Purchaser shall have executed and delivered the Assignment and Assumption Agreements referred to in Section 6.9.

ARTICLE VIII

TERMINATION

Section 8.1 Termination by Mutual Consent. This Agreement may be terminated and the Purchaser’s purchase of the CSO Assets may be abandoned at any time prior to the Closing by the mutual written consent of both the Purchaser and the Seller.

Section 8.2     Termination by the Purchaser. This Agreement may be terminated and the Purchaser’s purchase of the CSO Assets may be abandoned at any time prior to the Closing by the Purchaser if:

(a) the Closing shall not have been consummated by January 31, 2016 (the “Termination Date”); provided, however, that the Purchaser shall not have the right to terminate this Agreement under this Section 8.2(a) if the Purchaser has breached, in any material respect, its obligations under this Agreement in any manner that shall have caused or proximately contributed to the failure to consummate the transactions contemplated by this Agreement by such date;

(b) any court of competent jurisdiction or Governmental or Regulatory Authority shall have issued any Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) there has been a breach in any material respect by the Seller of any representation, warranty, covenant or agreement contained in this Agreement which breach (i) cannot be or has not been cured within ten (10) Business Days after the giving of written notice of such breach to the Seller and (ii) has not been waived by the Purchaser pursuant to the provisions hereof; provided, however, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.2(c) unless the breach of representation, warranty, covenant or agreement, together with all other such breaches, would entitle the Purchaser not to consummate the Transaction under Sections 6.1 or 6.2 hereof;

(d) the conditions to the Purchaser’s obligation to close set forth in Article VI shall become incapable of being satisfied by the close of business on the Termination Date;

(e) the Seller Board has not made a Change in Recommendation and does not obtain the Seller Stockholder Approval at the Seller Stockholder Meeting; or

(f) upon written notice to the Seller, in the event that a Change in Recommendation has occurred.

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Section 8.3     Termination by the Seller. This Agreement may be terminated and the Seller’s sale of the CSO Assets to the Purchaser may be abandoned at any time prior to the Closing by the Seller if:

(a) the Closing shall not have been consummated by the Termination Date; provided, however, that the Seller shall not have the right to terminate this Agreement under this Section 8.3(a) if the Seller has breached, in any material respect, its obligations under this Agreement in any manner that shall have caused or proximately contributed to the failure to consummate the transactions contemplated by this Agreement by such date;

(b) any court of competent jurisdiction or Governmental or Regulatory Authority shall have issued any Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) there has been a breach in any material respect by the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which breach (i) cannot be or has not been cured within ten (10) Business Days after the giving of written notice of such breach to the Purchaser and (ii) has not been waived by the Seller pursuant to the provisions hereof; provided, however, that the Seller shall not have the right to terminate this Agreement pursuant to this Section 8.3(c) unless the breach of representation, warranty, covenant or agreement, together with all other such breaches, would entitle the Seller not to consummate the Transaction under Sections 7.1 or 7.2 hereof;

(d) the conditions to the Seller’s obligation to close set forth in Article VII (other than Section 7.3) shall become incapable of being satisfied by the close of business on the Termination Date; or

(e) the Seller does not obtain the Seller Stockholder Approval at the Seller Stockholders Meeting; provided that termination by the Seller under this Section 8.3(e) shall not be permitted until the third Business Day following such failure to obtain such Seller Stockholder Approval.

Section 8.4     Effect of Termination. If this Agreement is terminated as provided in Sections 8.1 8.2 or 8.3 hereof, then except for the provisions of Sections 5.3.2, 5.3.3, 11.1 and 11.9, which shall survive such termination, and as otherwise provided in this Section 8.4, this Agreement shall forthwith become void and, subject to Section 8.5, there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Notwithstanding the foregoing, nothing in this Section 8.4 shall relieve any party from liability in the event of a non-permitted termination or from any breach of any of the provisions of this Agreement occurring prior to the Termination Date.

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Section 8.5     Termination Fee.

(a) If, but only if, this Agreement is terminated by the Purchaser under (i) Section 8.2(f), (ii) Section 8.2(c) solely in the case of a breach of Section 5.1.3(c), Section 5.1.5 or Section 5.1.10, or (iii) Section 8.2(e) and (with respect to this clause (iii) only) the Seller consummates an Alternative Proposal within six months of such termination, the Seller shall pay to the Purchaser the Termination Fee (as defined below) within five (5) Business Days after the Purchaser’s demand therefor, by wire transfer of immediately available funds to an account specified by the Purchaser in the Purchaser’s notice of such demand. For purposes of this Section 8.5, “Termination Fee” shall mean an amount equal to the sum of (i) 3.5% of the Initial Downpayment (which, for the avoidance of doubt, will be equal to 3.5% of the Fixed Downpayment prior to the Triggering Event), plus (ii) an amount equal to all of the reasonable and documented out-of-pocket expenses incurred by the Purchaser and its Affiliates in connection with its due diligence investigation of the Commercial Services Business and the preparation, negotiation and execution of this Agreement and each of the other agreements and documents referred to herein. Any termination of this Agreement by the Purchaser for a reason contemplated by this Section 8.5(a) is referred to herein as a “Covered Termination.”

(b) The Purchaser acknowledges and agrees on behalf of itself and its Affiliates that, notwithstanding anything herein to the contrary, if and only if a Covered Termination occurs, the Purchaser’s right to receive the Termination Fee specified in Section 8.5(a), if any, shall constitute the sole and exclusive monetary remedy under this Agreement in the circumstances in which such Termination Fee is payable to the Purchaser, and the Purchaser’s receipt of such Termination Fee shall be deemed to be liquidated damages (and not a penalty) for any and all Losses suffered or incurred by the Purchaser, any of its Affiliates and any other Person in connection with any such termination of this Agreement. In the event the Purchaser has the right to terminate this Agreement under circumstances identified in subclause (ii) of Section 8.5(a) but elects not to terminate the Agreement, then the Purchaser shall have the right to pursue any remedies against the Seller that it may otherwise have under this Agreement, including, without limitation, under Section 10.2(b) hereof.

Section 8.6     Waiver. At any time before the Closing Date, the Seller and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any waiver must be set forth in an instrument in writing signed by all parties.

ARTICLE IX

OTHER AGREEMENTS

Section 9.1     Management and Operation of the Transferred Business.

9.1.1     Business Conduct Policies. The parties acknowledge and agree that the Transferred Business shall be managed and conducted as part of the Purchaser (i) in strict compliance with the PCPs; (ii) in a manner consistent with the Purchaser’s, PHCG’s and Publicis’ business policies, operating models, principles, values, ethical standards, as well as in compliance with all internal rules and regulations and applicable Laws and Orders; (iii) in a manner consistent with the good business practices and long-term objectives of the Purchaser, PHCG and Publicis; (iv) with a view to ensure the protection of the goodwill and increasing the profile of the Publicis Groupe Company names, logos, brands and trademarks, locally and throughout the world; and (v) in accordance with and subject to, and so as to abide by, all applicable client conflict-of-interest policies of the Purchaser, PHCG and Publicis and their respective major clients.

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9.1.2     Management of the Transferred Business. The Transferred Business shall be managed under the direction of the Board of Directors of the Purchaser, which shall be comprised of representatives selected by Publicis (the “Purchaser Board”).

9.1.3     Separation of Employment and Purchase Price Obligations. The parties hereto understand and agree that all of the employees of the Transferred Business, including, without limitation, any Affected Employee who becomes an employee of the Purchaser upon the consummation of the Transaction, may be terminated with or without “cause”. Accordingly, each of the parties hereto agrees that if any employee ceases to be an employee of the Purchaser for any reason and at any time during the Integration Period, no party to this Agreement shall have the right to make a claim that such cessation of employment (a) constitutes a breach by the Seller or the Purchaser of this Agreement, (b) resulted in an adverse effect on the Purchase Price hereunder forming the basis for a claim against the Purchaser or any of its Affiliates, or (c) constitutes an event forming the basis for such party to dispute any calculation required to be made pursuant to the accounting procedures set forth in Section 2.3 hereof. In the event any Affected Employee ceases to be employed by the Purchaser, regardless of the reason therefor, such cessation of employment shall not affect the rights of the Seller to receive the Purchase Price payments under this Agreement.

9.1.4     Restricted Activities. During the Integration Period, the Purchaser agrees that it will not take any of the following actions without the prior written the consent of the Seller, other than in connection with a Publicis Internal Transfer (as defined below): (i) any sale, lease or disposition of all or any material part of the assets or business of the Purchaser, including the Transferred Business, other than in the ordinary course of business; or (ii) the merger, consolidation or amalgamation of the Purchaser with and into another Person or of another Person with and into the Purchaser. For purposes of this Agreement, a “Publicis Internal Transfer” shall mean the transfer of all of the shares of capital stock of the Purchaser or all or substantially of the assets of the Purchaser and/or the Transferred Business, including by way of merger, with or into another Publicis Groupe Company.

9.1.5     Efforts Regarding the Top-Up Payment. The parties acknowledge that the Top-Up Payment constitutes an important part of the aggregate consideration to be paid to the Seller under this Agreement. Accordingly, subject to the other provisions of this Section 9.1, the Purchaser agrees that it will manage the Covered Clients’ accounts during the Integration Period in good faith and in a manner that is generally consistent with the management of the Purchaser’s other client relationships, taking into account, among other factors, the projected revenue and anticipated profit margin of the applicable client account. Moreover, the parties acknowledge that the budget and capital expenditure plan of the Transferred Business will be determined by the Purchaser’s Board in a manner consistent with other similarly situated operating companies of Publicis (without taking into account the potential Top-Up Payment to the Seller hereunder) and will be based on, among other factors, the projected Personnel Cost Ratio (as defined in PCPs) and operating income margin of the Transferred Business. The Seller acknowledges that there is no assurance that the Seller will receive any Top-Up Payment, and the Purchaser has not promised or projected any Top-Up Payment.

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Section 9.2     Tax Matters.

9.2.1     Allocation of Purchase Price. The Seller and the Purchaser agree that the sum of (A) the Purchase Price payments, plus (B) the Assumed Liabilities to the extent treated as consideration for federal tax purposes (the “Assumed Liabilities”, and together with the Purchase Price Payments are collectively referred to herein as the “Adjusted Consideration”), is being paid by the Purchaser solely in exchange for the CSO Assets. The Seller and the Purchaser agree that the Adjusted Consideration shall be allocated to, and the payments deemed paid for, the CSO Assets based on the rules of Section 1060 of the Code and the Treasury Regulations promulgated thereunder.

9.2.2     Allocation Schedule. Not later than ninety (90) days after the Closing Date, the Seller shall provide the Purchaser with a draft allocation of the Adjusted Consideration among the CSO Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation Schedule”). The Allocation Schedule will set forth an allocation among the classes of assets as prescribed by Section 1060, but will not provide a breakdown in each class to specific assets. The Purchaser shall notify the Seller in writing within thirty (30) days after receipt of such Allocation Schedule of any items in the Allocation Schedule to which it objects. If Purchaser does not timely notify Seller of any objections, the Allocation Schedule provided by the Seller shall be final. If the Purchaser timely delivers notification of objections, the Purchaser and the Seller shall negotiate in good faith to resolve such objections. If no agreement is reached within thirty days of the receipt of the Purchaser’s objections, the items of objection shall be submitted for resolution in the manner provided in Section 2.3.1(b). The costs of such accounting firm shall be borne equally by the Purchaser and the Seller. The Seller and the Purchaser agree that they shall report the allocation of the Adjusted Consideration in a manner entirely consistent with this Section 9.2 in all Tax returns and forms (including without limitation, their respective income Tax returns for the year in which the Closing Date occurs and the Form 8594 filed with the Seller’s and the Purchaser’s respective federal income tax returns with respect to the Transaction). The Seller and the Purchaser shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return. The parties agree that this Allocation Schedule may need to be amended to reflect adjustments to the Purchase Price made pursuant to this Agreement including Section 2.12.

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9.2.3     Tax Cooperation. The Purchaser and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns relating to the operations of the Seller and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Commercial Services Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the party in possession of such books and records shall, at the record-holder’s option, either (x) allow the other party to take possession of such books and records, or (y) continue such retention.

9.2.4     Tax Returns and Tax Allocation. (a) The Seller shall prepare or cause to be prepared and file or cause to be filed all Tax returns for the Seller. For the purposes of this Section 9.2.4(a), with respect to any Tax period beginning before the Closing Date and ending after the Closing Date, (x) in the case of any Taxes (to the extent relating to the operation and ownership of the CSO Assets) that are imposed on a periodic basis other than Taxes based upon or related to income or receipts and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax allocable to the portion of such Taxable period constituting a Pre-Closing Tax Period (as defined below) shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Taxable period (such fraction for any such straddle period being the “Straddle Period Division”) and (y) in the case of any Tax based upon or related to income or receipts (including, without limitation, sales Tax and income Tax)(to the extent relating to the operation and ownership of the CSO Assets), the portion of such Tax allocable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant Taxable period consisted of the Pre-Closing Tax Period ending on the close of the Closing Date. A “Pre-Closing Tax Period” shall be any Tax period ending on or prior to the close of the Closing Date and, in the case of a Tax period commencing before and ending after the Closing Date, shall be the part of such Tax period through the end of the Closing Date. Taxes not relating to the CSO Assets shall be the responsibility of the Seller.

(b) Any Taxes allocable under Section 9.2.4(a) to a Pre-Closing Tax Period, plus any Taxes of the Seller other than Taxes relating to the CSO Assets, shall be the responsibility of the Seller; and any Taxes allocable under Section 9.2.4(a) to the period or part-period commencing on the day after the Closing Date, if relating to any CSO Asset shall be the responsibility of the Purchaser. All income taxes related to the Commercial Services Business for periods beginning on the day after the Closing Date shall be the responsibility of the Purchaser.

9.2.5     Transfer Taxes. The Seller and the Purchaser shall each be liable for one-half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and/or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the Transaction. The Seller, after review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid in accordance with any available filing procedure. The Purchaser shall execute and deliver all instruments and certificates reasonably necessary to enable the Seller to comply with foregoing.

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Section 9.3     Employee Matters.

9.3.1     Affected Employees.

(a)     On the Closing Date, the Purchaser shall offer employment to (i) all of the employees of the Seller who have any material responsibility for the conduct of the Commercial Services Business (other than the ERT Business) located at Corporate Headquarters who are listed on Section 9.3.1(a)(i) of the Seller Disclosure Letter (the “Designated Administrative Employees”) and (ii) all of the employees of the Seller who perform sales functions for the Commercial Services Business (other than the ERT Business), who are listed on Section 9.3.1(a)(ii) of the Seller Disclosure Letter (the “Non-ERT Sales Employees”) . Such Non-ERT Sales Employees and Designated Administrative Employees who accept such offers of employment (collectively, the “Affected Employees”) will be, for at least twelve (12) months following the Closing Date, employed by the Purchaser with substantially the same per annum base salaries or base hourly rates of pay under which such Affected Employees were employed by the Seller immediately prior to the Closing Date. Notwithstanding the foregoing, nothing contained herein shall be deemed to create an employment contract between the Purchaser and/or any of its Affiliates and any such Affected Employee or otherwise restrict the Purchaser’s and/or any of their Affiliates’ ability to alter the terms and conditions of employment as it relates to any such Affected Employee. The Affected Employees shall be subject to all rules, regulations, requirements and policies applicable to all new hires of the Purchaser (except as otherwise provided in this Section 9.3.1), and any Affected Employee who may be subsequently terminated will be entitled to severance benefits in accordance with the Purchaser’s policy as then applicable, except to the extent that written agreements with such Affected Employees that are assumed by the Purchaser or subsequently entered into provide otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Affected Employees shall be employees at will (unless a written employment agreement to the contrary has been entered into with such Affected Employee or expressly assumed by the Purchaser) and nothing express or implied in this Agreement will obligate the Purchaser or any Affiliate to provide continued employment to any such Affected Employee for any specific period of time following the Closing Date. As set forth in Section 1.2 hereof, neither the Purchaser nor any Affiliate is assuming any Seller Equity Plan or any other Plans of the Seller. The Purchaser shall have the right to adopt such benefit plans and provide such employee benefits as are determined from time to time by the Purchaser. For notices and payments related to events occurring on or prior to the Closing Date, the Seller and its ERISA Affiliates shall be responsible for any notices required to be given to employees of the Seller pursuant to the Workers Adjustment and Retraining Notification Act, Health Insurance Portability and Accountability Act, Section 4980B of the Code and/or Section 402(f) of the Code, and for any payments or benefits required pursuant to such laws or on account of violations of any requirements of such laws. Nothing contained in this Agreement shall entitle an Affected Employee to participate or become enrolled in any employee benefit plan maintained or sponsored by the Purchaser or any other Publicis Groupe Company. For the avoidance of doubt, the Purchaser shall have no liability with respect to any Retained Employee. The Seller shall retain all liability for all Retained Employees, including but not limited to any liability relating to employment, labor, wages and hours, withholding, social security, termination, notice upon termination, worker classification, discrimination, retaliation, immigration, payroll, bonus payments, commission payments, vacation, sick leave, workers’ compensation, unemployment benefits, severance benefits, stock option, equity-based or profit-sharing plans, COBRA, health care plans, post-retirement benefits or any liability under any applicable law or other employee plan, program or arrangement maintained or contributed to by Seller or such Retained Employee, whether such liability is incurred prior to, on, or after the Closing Date.

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(b)     If the Triggering Event occurs, (i) the Purchaser shall also offer, on the Closing Date, employment to (x) all of the employees of the Seller who have any material responsibility for the conduct of the ERT Business located at Corporate Headquarters, each of whom are listed on Section 9.3.1(b)(i)(x) of the Seller Disclosure Letter (the “ERT Administrative Employees”) and (y) all of the employees of the Seller who perform sales functions for the ERT Business, each of whom are listed on Section 9.3.1(b)(i)(y) of the Seller Disclosure Letter (the “ERT Sales Employees” and together with the ERT Administrative Employees, the “ERT Employees”) , and (ii) such ERT Employees shall be included as Affected Employees for purposes of this Agreement.

9.3.2     Service Credit. To the extent that any plan, program, practice, policy, arrangement or agreement providing benefits to an Affected Employee takes into account a participant’s service with the Purchaser, the Purchaser shall use commercially reasonable efforts to cause the applicable plan or arrangement (unless specifically prohibited by the terms of the applicable plan or arrangement) to treat the Affected Employee’s whole and partial years of service with the Seller prior to the Closing Date as service with the Purchaser solely for the purposes of determining eligibility or vesting under the applicable plan or arrangement and for the purposes of determining level of benefit and/or accrual under any vacation or paid time off plans, or any severance plans or similar arrangements (other than with respect to service credit for any retiree medical benefits, equity-related compensation plans or similar arrangements and for purposes of benefit accrual under any defined benefit plans).

9.3.3     COBRA. The Purchaser shall comply with the requirements of COBRA with respect to the Affected Employees (and their spouses and qualified dependents) for whom a qualifying event occurs after the Closing Date. The Seller shall retain all obligations to comply with the requirements of COBRA with respect to the Seller employees (and their spouses and qualified dependents) who are not Affected Employees. The Seller and its ERISA Affiliates, and not the Purchaser, shall retain all obligations to provide notices and coverage to employees and former employees of the Seller and the ERISA Affiliates who are “M&A qualified beneficiaries” as described in Treasury Regulation Section 54.49808-9, Q&A-4, and their eligible dependents, in respect of health insurance under COBRA, the Health Insurance Portability and Accountability Act of 1996, as amended, and applicable state Laws, except that the Purchaser shall be responsible for providing such notices and coverage to Affected Employees and their eligible dependents who terminate employment with Purchaser and its Affiliates after the Closing and are entitled to such coverage. The Seller and its ERISA Affiliates will continue to maintain one or more group health plans for as long as necessary in order to be able to fulfill its health care continuation coverage obligations under this Section 9.3.3. The Seller shall provide written notice to the Purchaser if, within 36 months following Closing, the Seller and its ERISA Affiliates cease to maintain any group health care plan.

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9.3.4     No Third Party Beneficiaries; No Plan Amendment. Nothing in this Section 9.3 shall create any third party beneficiary right in any Person other than the parties to this Agreement, including any current or former employees of the Seller, any participant in any Plan, or any dependent or beneficiary thereof; nor shall any provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise to limit the right of the Seller or the Purchaser to amend, modify or terminate any such employee benefit plan. Nothing in this Section 9.3 shall create any right to continued employment with the Seller, the Purchaser or any of their respective Affiliates.

9.3.5     Paid Time Off. Notwithstanding anything to the contrary contained in this Section 9.3, the Purchaser hereby agrees to credit each Affected Employee with their applicable portion of the Assumed Accrued PTO. Such Assumed Accrued PTO shall be subject to the rules, regulations and requirements of the Purchaser’s PTO Plan.

Section 9.4     Change of Name. At or promptly following the Closing, the Seller and each Seller Subsidiary (to the extent applicable) shall execute appropriate documents to change its corporate name (and any assumed names) to a name dissimilar to “PDI” and promptly thereafter shall file any necessary documents to the effect such name change with the Secretary of State of the State of Delaware and all other appropriate authorities in all jurisdictions in which the Seller or such Seller Subsidiary is qualified to do business. From and after the Closing, the Seller will not use the name “PDI” or any similar name in connection with any business. The parties agree that from and after the Closing, the Transferred Business may be rebranded, at the Purchaser’s option, under “Publicis Touchpoint Solutions Company” or any other commercial name that it elects.

Section 9.5     Reimbursement of Accounts Receivable. During the period beginning on the Closing Date and ending on the first anniversary thereof, the Purchaser will pay the Seller any amounts of Uncollected Closing Date Receivables that are actually collected by the Purchaser following the Closing, to the extent such amounts were excluded from the calculation of Closing Working Capital in accordance with Section 2.2.2. Any payments that are required to be paid under this Section 9.5 shall be paid within thirty (30) Business Days after the completion of each calendar quarter based upon the aggregate amounts of Uncollected Closing Date Receivables that are actually collected by the Purchaser during the preceding calendar quarter. Nothing in this Section 9.5 shall be deemed to be an obligation of the Purchaser to collect, or guaranty or ensure collection of, such accounts receivables, or to take any action or commence any proceeding to affirmatively collect such accounts receivable, including to retain counsel or collection agent.

Section 9.6     Attorney Communications. The Purchaser acknowledges and agrees that Pepper Hamilton LLP (“Pepper Hamilton”) has been providing legal advice to the Seller in connection with the transactions contemplated hereby and in such capacity Pepper Hamilton has obtained confidential information of the Seller. Such confidential information includes all communications, whether written or electronic, between Pepper Hamilton, on the one hand, and the Seller, on the other hand, relating to the transactions contemplated hereby and any files, attorney notes, drafts or other documents directly relating to this Agreement which predate or are dated on the Closing Date (collectively, the “Excluded Attorney Work Product”). In any lawsuit or proceeding concerning this Agreement or the Transaction, the Purchaser, on behalf of itself and any Purchaser Indemnified Party, waives the right to (i) present any Excluded Attorney Work Product as evidence in any lawsuit or proceeding relating to this Agreement or the transactions contemplated hereby, and (ii) access any Excluded Attorney Work Product.

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ARTICLE X

SURVIVAL; INDEMNITY

Section 10.1     Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Seller Disclosure Letter hereto furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Section 10.6, the respective representations, warranties, covenants and agreements of the Seller and the Purchaser contained in this Agreement shall survive the Closing.

Section 10.2     Obligation of the Seller to Indemnify. Subject to the limitations set forth in Section 10.6.1 below, the Seller hereby agrees to indemnify the Purchaser and its Affiliates, and their respective shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Purchaser (individually, a “Purchaser Indemnified Party” and collectively, the “Purchaser Indemnified Parties”) against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, any and all liabilities, obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys’, accountants’ and expert witnesses’ fees) of whatever kind and nature (collectively, “Losses”) that are imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Seller contained in Article III hereof (including the corresponding Sections of the Seller Disclosure Letter) or in any other Transaction Document, including, without limitation, the Seller Officer Certificates; provided that for purposes of determining any inaccuracy in or breach of a representation or warranty for purposes of indemnification under this Section 10.2(a), the representations and warranties set forth in Sections 3.3.1(b), 3.6, 3.7.1, 3.10 and 3.13.1 hereof shall be construed as if they were not qualified by the terms “material” or “materiality”; (b) any breach or failure by the Seller to comply with, perform or discharge any obligation, agreement or covenant of the Seller in this Agreement; (c) any liability or obligation or any assertion against any Purchaser Indemnified Party based on, or arising out of or relating to, directly or indirectly, any Excluded Asset, any Retained Liability or other liability arising out of the conduct of the Commercial Services Business prior to the Closing; (d) any litigation or claim disclosed on Section 3.8 of the Seller Disclosure Letter to this Agreement; and (e) any liability or obligation arising out of or relating to (x) the classification of any individual performing services for the Seller prior to the Closing as an independent contractor, freelancer, consultant or in any other capacity other than as an employee, or (y) the misclassification of an employee of the Seller as an “exempt” employee under the federal Fair Labor Standards Act and/or any other applicable federal, state or local law or regulation relating to wages or hours; provided, however, that the Seller shall not be liable for any misclassification by the Purchaser of an Affected Employee following the Closing.

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Section 10.3     Obligation of the Purchaser to Indemnify. Subject to the limitations set forth in Section 10.6.2 below, the Purchaser hereby agrees to indemnify the Seller and its Affiliates, and their respective shareholders, officers, directors, employees, agents, representatives, successors and permitted assignees (individually, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) against, and to protect, save and keep harmless the Seller Indemnified Parties from and to pay on behalf of or reimburse the Seller Indemnified Parties as and when incurred for any and all Losses that are imposed on or incurred by any Seller Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Purchaser contained in Article IV hereof or in any other Transaction Document (b) any breach or failure by the Purchaser to comply with, perform or discharge any obligation, agreement or covenant of the Purchaser in this Agreement; or (c) any liability or obligation or any assertion against any Seller Indemnified Party based on, arising out of or relating to any Assumed Liability.

Section 10.4     Indemnification Procedures.

10.4.1     Non-Third-Party Claims.

(a)     In the event that any Person entitled to indemnification under this Agreement (an “Indemnified Party”) asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 10.4.2) (a “Non-Third Party Claim”), against which a Person is required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party shall give written notice to the Indemnifying Party (the “Non-Third Party Claim Notice”), which Non-Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party.

(b)     The Indemnifying Party may acknowledge and agree by written notice (the “Non-Third Party Acknowledgement of Liability”) to the Indemnified Party to satisfy the Non-Third Party Claim within 30 days of receipt of the Non-Third Party Claim Notice. In the event that the Indemnifying Party disputes the Non-Third Party Claim, the Indemnifying Party shall provide written notice of such dispute (the “Non-Third Party Dispute Notice”) to the Indemnified Party within 30 days of receipt of the Non-Third Party Claim Notice (the “Non-Third Party Dispute Period”), setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to deliver the Non-Third Party Acknowledgement of Liability or Non-Third Party Dispute Notice within the Non-Third Party Dispute Period, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay the Non-Third Party Claim in full and to have waived any right to dispute the Non-Third Party Claim. If the Indemnifying Party has acknowledged and agreed to pay any Non-Third Party Claim pursuant to this Section 10.4.1, or if any dispute under this Section 10.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of Section 10.6.1, the Indemnifying Party shall pay the amount of such Non-Third Party Claim to the Indemnified Party within 30 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

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10.4.2     Third Party Claims. In the event that any Indemnified Party receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Claim”) against such Indemnified Party, regarding which an Indemnifying Party is required to provide indemnification under this Agreement, the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall notify the Indemnified Party in writing within 30 days after receipt from the Indemnified Party of notice of such claim, whether it is (i) assuming responsibility for (subject to the limitations contained in this Article X) the Third Party Claim (in which case the Indemnifying Party shall specify the counsel it will appoint to defend such claim (“Defense Counsel”) and electing to conduct, at its sole expense, the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party) (a “Defense Notice”), or (ii) disputing the claim for indemnification against it (a “Dispute Notice”); provided, however, in the case that the Indemnifying Party delivers a Defense Notice, the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed. In the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party’s approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

(a)     In the event that the Indemnifying Party either (i) timely delivers a Dispute Notice, or (ii) fails to give either a Defense Notice or a Dispute Notice within the 30 day period set forth above, then the Indemnified Party shall have the right to fully conduct the defense and to compromise and settle such Third Party Claim, without notice to, or the prior consent of, the Indemnifying Party. In addition, if it is determined by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party that the Indemnifying Party was responsible to indemnify for such Third Party Claim, then, subject to the provisions of Section 10.6 hereof, the Indemnifying Party shall within 15 Business Days of the date of such resolution or agreement, pay to the Indemnified Party all Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim including, without limitation, the costs the Indemnified Party incurred conducting the defense of such Third Party Claim.

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(b)     In the event that the Indemnifying Party timely delivers a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject Third Party Claim (for so long as it continues to actively defend such Third Party Claim) and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party or its counsel may reasonably request, all at the expense of the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of the defense or settlement of the Third Party Claim and, upon request, shall promptly provide the Indemnified Party with copies of material communications (written or otherwise) in relation to the defense or settlement of the Third Party Claim. The Indemnified Party shall have the right, at its expense, to participate in the defense assisted by counsel of its own choosing. In such event, no material communication in relation to the defense of the Third Party Claim shall be made by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) and the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed.

(c)     Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation could reasonably lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

(d)     If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides (i) for a full release of the Indemnified Party and its Affiliates and (ii) solely for a monetary payment, which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, all obligations of the Indemnifying Party with respect to such Third Party Claim shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept.

(e)     Notwithstanding clause (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim (i) to the extent such claim seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would reasonably be likely to set a precedent that would materially interfere with, or have a material adverse effect on, the business of the Purchaser, or (iv) that, in the event the Purchaser is the Indemnified Party, involves any client or supplier of any Publicis Groupe Company if, in the reasonable, good faith discretion of the Purchaser, the handling of such client or supplier dispute could have a material adverse effect on the business relationships of any Publicis Groupe Company, and (v) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, other than the Deductible (as defined in Section 10.6.3). In any such event, the Indemnifying Party will still have all of its obligations hereunder, provided that the Indemnified Party shall not settle the subject Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

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(f)     Except for cases set forth in clause (a) above (which shall be settled in the manner provided in clause (a) above), any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and, subject to the limitations set forth in this Article X, shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

(g)     A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 10.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially prejudiced as a result of such failure to give timely, complete or accurate notice.

(h)     Notwithstanding any of the foregoing provisions, the Indemnifying Party may, in connection with any Defense Notice (or at any time thereafter) discontinue the defense of any Third Party Claim if the Indemnifying Party subsequently discovers facts or circumstances from which it reasonably concludes in good faith that it is not obligated to indemnify the Indemnified Party with respect to such Third Party Claim, provided that the Indemnifying Party shall provide at least 30 days written notice (or such longer notice as is sufficient under the circumstances of the particular case) to the Indemnified Party prior to discontinuing the defense of such Third Party Claim. In such event, the Indemnifying Party shall provide the Indemnified Party with copies of all material written communications in relation to the defense or settlement of the Third Party Claim. The parties acknowledge and agree that an Indemnifying Party electing not to conduct the defense of one or more Third Party Claims shall not constitute a waiver by the Indemnifying Party to conduct the defense of other unrelated Third Party Claims. In the event that an Indemnifying Party discontinues the defense of a Third Party Claim, the Indemnified Party shall have the right to fully conduct the defense and to compromise and settle such Third Party Claim, without notice to, or the prior consent of, the Indemnifying Party. In addition, if it is determined by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party that the Indemnifying Party was responsible to indemnify for such Third Party Claim, then, subject to the provisions of Section 10.6 hereof, the Indemnifying Party shall within 10 Business Days of the date of such resolution or agreement, pay to the Indemnified Party all Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim including, without limitation, the costs the Indemnified Party incurred conducting the defense of such Third Party Claim.

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Section 10.5     Right of Offset. Without limiting any other rights or remedies available to it, the Purchaser shall be entitled to offset any claim for indemnity made pursuant to Section 10.2 and in accordance with Section 10.4, against the Top-Up Payment then or in the future payable by the Purchaser to the Seller; provided, however, the Purchaser may only exercise such right of offset in respect of claims relating to Losses actually incurred by a Purchaser Indemnified Party (in which case the amount of such offset shall be the amount of such actual Loss) or bona fide claims actually asserted by a third party (in which case the amount of the offset shall not exceed the Purchaser’s good faith estimate of the amount of indemnifiable Losses that will ultimately be payable to a Purchaser Indemnified Party in respect of such claims). If any such claims for indemnity are resolved in favor of the Seller by mutual agreement or otherwise, or if the amount withheld exceeds the amount ultimately payable to a Purchaser Indemnified Party in respect of such claim, the Purchaser shall pay to the Seller the excess amount withheld with respect to such claim, together with interest thereon for the period such amount has been withheld at a rate equal to the published prime rate of interest of J.P. Morgan Chase in New York City in effect from time to time during the relevant period.

Section 10.6     Limitations on Indemnification.

10.6.1     Termination of Indemnification Obligations of the Seller. The obligation of the Seller to indemnify under Section 10.2(a) hereof shall terminate eighteen (18) months following the Closing Date, except (x) as to matters as to which the Purchaser Indemnified Party has made a good faith claim for indemnification under Section 10.4 hereof on or prior to such date and (y) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 3.1, 3.2.1, 3.2.2, 3.5, 3.9, 3.17 or 3.24 (collectively, the “Fundamental Seller Representations”). The obligation to indemnify referred to in:

(i)     the preceding clause (x) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

(ii)     the preceding clause (y) shall terminate upon the expiration of the relevant statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Purchaser Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

10.6.2     Termination of Indemnification Obligations of the Purchaser. The obligation of the Purchaser to indemnify under Section 10.3 (a) shall terminate eighteen (18) months following the Closing Date, except as to matters as to which any Seller Indemnified Party have made a good faith claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

10.6.3     Deductible and Cap.

(a) Subject to Section 10.6.4 and the proviso in this sentence, the Seller shall not have any liability to any Purchaser Indemnified Party under this Agreement with respect to Losses arising out of any of the matters referred to in Section 10.2(a) until such time as the aggregate amount of Losses arising under the matters referred to in Section 10.2(a) shall exceed $250,000 (the “Deductible”) , in which case the Seller shall be liable for only those Losses of the Purchaser Indemnified Parties in excess of the Deductible; provided, that the Deductible shall not apply to any breach of a Fundamental Seller Representation or any other Section of this Agreement relating to Taxes.

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(b)     Subject to Section 10.6.4 and the proviso in this sentence, the maximum aggregate liability of the Seller arising out of any of the matters referred to in Section 10.2(a) shall be an amount equal to 25% of the Purchase Price paid or due and payable by the Purchaser to or for the benefit of the Seller pursuant to Section 2.1 herein (the “Indemnity Cap”) ; provided, however, that any breach of a Fundamental Seller Representation or any other provision of this Agreement relating to Taxes will not be subject to the Indemnity Cap.

10.6.4     Exceptions. Each of the limitations set forth in this Section 10.6 shall in no event (a) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (i) any Intentional Misrepresentation or Fraudulent Act (as defined in Section 11.8), committed by the Seller; and (ii) the obligations of the Seller set forth in Section 11.1 to pay certain expenses; or (b) apply to any Losses incurred by a Seller Indemnified Party which relate, directly or indirectly, to (i) any Intentional Misrepresentation or Fraudulent Act by the Purchaser; and (ii) the Purchaser’s obligations set forth in Section 11.1 to pay certain expenses.

Section 10.7     Miscellaneous Indemnification Provisions.

10.7.1     Clarification of term “Losses”. The term “Losses” as used in this Agreement is not limited to matters asserted by any third Person against an Indemnified Party, but includes Losses incurred or sustained by an Indemnified Party in the absence of Third Party Claims. In addition, notwithstanding anything to the contrary herein, Losses shall only include consequential damages, damages for lost profits, the diminution of the value of the CSO Assets or any similar measure of damages if (i) the Purchaser Indemnified Party seeking such damages is able to prove all elements necessary for recovery of such damages under Delaware law, or (ii) if such damages were actually assessed against the Purchaser Indemnified Party in connection with a Third Party Claim. For the avoidance of doubt, the parties agree that for purposes of Section 10.5 hereof, Purchaser shall be entitled to include in any good faith estimate of indemnifiable Losses, consequential damages, damages for lost profits, the diminution of the value of the CSO Assets or any similar measure of damages to the extent Purchaser determines in good faith that it will be able to prove all elements necessary for recovery of such damages under Delaware law.

10.7.2     Punitive Damages. Except in the case of an Intentional Misrepresentation of Fraudulent Act by an Indemnifying Party, the parties acknowledge and agree that in no event shall any Indemnifying Party be liable to an Indemnified Party for any punitive damages unless such punitive damages were actually assessed against the Indemnified Party in connection with a Third Party Claim.

10.7.3     Duplication or Recovery. No party shall have the right to indemnification hereunder for the amount of any Loss that was already included in the Closing Working Capital, as finally determined in accordance with Section 2.3 hereof.

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10.7.4     Treatment. Any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article X shall be treated by the parties for tax purposes as an adjustment to the Purchase Price.

10.7.5     Reduction of Losses. The amount of any Losses otherwise eligible for indemnification under this Article X shall be reduced by the amount of any insurance proceeds actually recovered, directly or through a subsidiary, by an Indemnified Party in respect of claims related to such Losses, provided, however, that such indemnification obligation shall be increased for increases in the cost of such insurance as a result of such Loss, including, without limitation, retrospective premium adjustments and experienced based premium adjustments. To the extent that after an indemnification claim is satisfied by an Indemnifying Party, the Indemnified Party subsequently collects proceeds (including insurance proceeds) from third Persons with respect to the claim upon which an Indemnifying Party's indemnification was based, then the Indemnified Party shall within thirty (30) days reimburse the Indemnifying Party an amount equal to the lesser of (i) the proceeds actually collected by the Indemnified Party (less the fees and expenses incurred to obtain such proceeds, including the costs of any insurance increases, if applicable), and (ii) the indemnification obligation actually paid by the Indemnifying Party. Notwithstanding anything to the contrary set forth in this Section 10.7.3, the parties acknowledge and agree that no party shall have any obligation to seek claims against any third Person, including any insurance claims, to cover any indemnifiable Losses. The parties agree that nothing in this Agreement shall be intended to limit any obligations a party may have to mitigate damages pursuant to Delaware law.

10.7.6     Exclusive Remedy. Except with respect to claims alleging an Intentional Misrepresentation or Fraudulent Act and except for any rights a Purchaser Indemnified Party may have for specific performance or other equitable remedies, after the Closing, the rights set forth in this Article X shall be the sole and exclusive remedies (whether in contract or in tort, in law or in equity) available to the parties (or their Affiliates) with respect to any and all claims relating to this Agreement and the negotiation and events giving rise to this Agreement. The remedies provided for in this Article X were specifically bargained for by the parties hereto and were taken into account by the parties hereto in arriving at the Purchase Price and the terms and conditions of this Agreement. For purposes of clarification, this Section 10.7.6 shall in no way be interpreted to limit or otherwise impair the parties’ rights to the dispute resolution with respect to the calculation of the Purchase Price pursuant to Article II hereof.

ARTICLE XI

MISCELLANEOUS

Section 11.1     Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and brokers.

Section 11.2     Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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Section 11.3     “Person” Defined. “Person” shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

Section 11.4     “Knowledge” Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the Knowledge of the Seller (or Known to the Seller), such term shall be limited to the actual knowledge of the executive officers of the Seller and/or the senior management team of the Commercial Services Business, and such knowledge that would have been discovered by any such individuals after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the Knowledge of the Purchaser (or Known to the Purchaser), such term shall be limited to the actual knowledge of the executive officers of the Purchaser and such knowledge that would have been discovered by such executive officers after reasonable inquiry.

Section 11.5     “Affiliate” Defined. As used in this Agreement, an “Affiliate” of any Person, means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 11.6     “Liens” and “Permitted Liens” Defined. With respect to any asset, a “Lien” shall mean (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance of any kind, charge or security interest in, on or of such asset (including, without limitation, any liens imposed in favor of any governmental or taxing authority, including, without limitation, liens relating to Taxes), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financial lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments and other governmental levies, fees or charges not yet due and payable; (b)  landlords’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’, warehousemens’ Liens and similar Liens incurred in the ordinary course of business for amounts which are not delinquent; (c) zoning, building codes and other land use Laws regulating the use or occupancy of property subject to a Real Property Lease or the activities conducted thereon which are imposed by any Governmental or Regulatory Authority having jurisdiction over such property, none of which are violated by the current use or occupancy of such property or the current operations of the Seller conducted in the ordinary course of business; (d) purchase money Liens securing rental payments under capital lease arrangements; and (e) easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances of record, none of which materially detracts from the value or marketability of the assets subject thereto.

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Section 11.7     “Material Adverse Effect” Defined. “Material Adverse Effect” shall mean any event, change or circumstance (or series of events, changes or circumstances) that have, or would reasonably be expected to have, a material adverse effect on the financial condition, results of operations, assets, properties, prospects or business of the Commercial Services Business taken as a whole (other than any event or condition (a) resulting from general, regulatory, social, political or economic or financial market conditions or changes, including (i) earthquakes, tornadoes, acts of war, pandemic, sabotage or terrorism, military actions or the escalation thereof, (ii) any disruption or material change in securities or commodities markets, (iii) any change in U.S. GAAP, or (iv) any change in Law, rule, regulations, orders, treaties, or other binding directive issued by a Governmental or Regulatory Authority, (b) affecting any segment of the industry generally in which the Commercial Services Business operates (including any change in Laws or accounting rules or in the authoritative interpretations thereof or in regulatory or interpretative guidance related thereto), (c) arising out of the Transaction or the public announcement thereof, or (d) caused by the Purchaser or resulting from any action taken by the Seller with the written consent and approval of the Purchaser.

Section 11.8     “Intentional Misrepresentation or Fraudulent Act” Defined. For purposes of this Agreement, the term “Intentional Misrepresentation or Fraudulent Act” means (a) with respect to the Seller either: (i) an affirmative representation made in Article III hereof of a fact that is (A) actually known (not constructively known) by the Seller to be material and false when made, (B) made with the intent to deceive the Purchaser and (C) justifiably relied upon by the Purchaser; or (ii) an intentional omission by the Seller from Article III hereof of a fact that is both (A) actually known (not constructively known) by the Seller to be material when omitted, (B) omitted with the intent to deceive the Purchaser and (C) justifiably relied upon by the Purchaser; and (b) with respect to the Purchaser: (i) an affirmative representation made in Article IV hereof of a fact that is (A) actually known (not constructively known) by the Purchaser to be material and false when made, (B) made with the intent to deceive the Seller and (C) justifiably relied upon by the Seller; or (ii) an intentional omission by the Purchaser from Article IV hereof of a fact that is both (A) actually known (not constructively known) by the Purchaser to be material when omitted, (B) omitted with the intent to deceive the Seller and (C) justifiably relied upon by the Seller.

Section 11.9     Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 11.10     Publicity. Subject to the provisions of the next sentence, no party to this Agreement shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Purchaser and the Seller. Notwithstanding the foregoing, this provision shall not apply to the issuance by the Seller of the Proxy Statement or to the extent that the Seller, the Purchaser or Publicis is required to make any announcement relating to or arising out of this Agreement by virtue of applicable securities laws, including the federal securities laws of the United States or France and the rules and regulations promulgated thereunder, or the rules of any applicable stock exchange, or any other announcement by any party that is required pursuant to applicable law or regulations; provided if such public announcement is required, the parties shall consult with each other before issuing any press releases or otherwise making any public statements.

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Section 11.11     Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been delivered (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, (c) the next business day if sent by facsimile or electronic mail transmission (if receipt is electronically confirmed by automatic facsimile confirmation or automatic electronic mail receipt), or (d) the next business day if sent by a reputable prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to the Purchaser, addressed to such Purchaser:

c/o Joseph LaSala
Publicis Groupe S.A.
133, Champs-Elysées
75380 Paris Cedex 08
France

E-mail: Joseph.LaSala@publicis.com

with a copy to (which shall not constitute notice):

Davis & Gilbert LLP

1740 Broadway

New York, New York 10019

Attention: Lewis A. Rubin, Esq.

Email: LRubin@dglaw.com

If to the Seller, addressed to such party:

PDI, Inc.

Morris Corporate Center 1

Building A

300 Interpace Parkway

Parsippany, NJ 07054

Attention: Nancy Lurker

Email: NLurker1@PDI-inc.com

with a copy to (which shall not constitute notice):

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Attention: Steven J. Abrams

 Rachael M. Bushey

Email:      abramss@pepperlaw.com
     busheyr@pepperlaw.com

Facsimile: (215) 981-4750

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Section 11.12     Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. Any purported such transfer, assignment, pledge or hypothecation (other than by operation of law) shall be void and ineffective without the prior written consent of each of the parties hereto. Notwithstanding the foregoing sentences, the Purchaser may assign this Agreement to an Affiliate upon prior written notice to the Seller, provided that the Purchaser shall remain liable for its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, permitted successors and permitted assign.

Section 11.13     Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

Section 11.14     Counterparts. This Agreement may be executed in any number of counterparts or by facsimile or electronic transmission, all of which taken together shall constitute one instrument.

Section 11.15     Entire Agreement. This Agreement, including the other documents referred to herein and the Exhibits hereto and the Seller Disclosure Letter which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter between the parties with respect to such subject matter.

Section 11.16     Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by the Seller and the Purchaser, and consented to in writing by Publicis.

Section 11.17     Third Party Beneficiaries. Except as set forth in Section 11.18, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 11.10.

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Section 11.18     Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the Transaction documents or the negotiation, execution, performance or non-performance of this Agreement or the Transaction documents (including any representation or warranty made in or in connection with this Agreement, the Transaction documents or as an inducement to enter into this Agreement or the Transaction documents) may be made by any party hereto or any third-party beneficiary only against the Persons that are expressly identified as parties hereto or thereto. No Person who is not a named party to this Agreement or the Transaction documents, including without limitation any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or liabilities arising under, in connection with or related to this Agreement, the Transaction documents or for any claim based on, in respect of, or by reason of this Agreement, the Transaction documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of Section 10.2, Section 10.3 and this Section 11.18.

Section 11.19     Use of Terms. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

Section 11.20     Jurisdiction; Waiver of Jury Trial. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT THE TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW CASTLE IN THE STATE OF DELAWARE; (B) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (C) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS HEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

[INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

PUBLICIS TOUCHPOINT SOLUTIONS, INC.

By:	/s/ Natalie Le Bos
Name: Natalie Le Bos
Title: Vice President

PDI, INC.

By:	/s/ Nancy Lurker
Name: Nancy Lurker
Title: Chief Executive Officer

Signature Page – Asset Purchase Agreement

ARTICLE I SALE OF ASSETS	3

Section 1.1 Assets Transferred	3
Section 1.2 Excluded Assets	6
Section 1.3 Assumed Liabilities	8
Section 1.4 Retained Liabilities	9
Section 1.5 Bulk Sales Compliance	11

ARTICLE II PURCHASE PRICE AND CLOSING	11

Section 2.1 Purchase Price	11

2.1.1 Closing Payment	11
2.1.2 Top-Up Payment	11
2.1.3 No Negative Payments	11
2.1.4 Working Capital Adjustment	12

Section 2.2 Certain Definitions	13

2.2.1 Adjusted 2015 Estimated Revenue	13
2.2.2 Business Day	13
2.2.3 Client 16	13
2.2.4 Closing Working Capital	13
2.2.5 Contingent Downpayment Amount	13
2.2.6 Covered Clients	14
2.2.7 IFRS Accounting Standards	14
2.2.8 Integration Period	14
2.2.9 PCPs	14
2.2.10 Target Working Capital	14
2.2.11 Transaction	14
2.2.12 Transaction Documents	14
2.2.13 Transferred Business	15
2.2.14 Triggering Event	15
2.2.15 Working Capital	15
2.2.16 2015 Post-Closing Period	15
2.2.17 2016 Revenue	15

Section 2.3 Accounting Procedures	15

2.3.1 Working Capital Determination	15
2.3.2 2016 Revenue Determination	16
2.3.3 Independent Auditors Fees	17
2.3.4 Examination of Books and Records	17

Section 2.4 Payment of the Purchase Price	17
Section 2.5 Closing	17
Section 2.6 Payment of CSO Accounts Receivable	18
Section 2.7 Further Assurance; Post Closing Cooperation	18
Section 2.8 Third-Party Consents	18

i

ARTICLE III REPRESENTATIONS OF THE SELLER	19

Section 3.1 Execution and Validity of Agreement; Existence and Good Standing	19

3.1.1 Execution and Validity of Agreement	19
3.1.2 Enforceability	19
3.1.3 Existence and Good Standing	19

Section 3.2 Subsidiaries and Investments; Capital Stock	19

3.2.1 Capitalization	19
3.2.2 Subsidiaries and Investments	20
3.2.3 Purchase Price Payments	20

Section 3.3 Financial Statements; No Material Changes	20

3.3.1 Financial Statements	20
3.3.2 No Material Changes	21

Section 3.4 Books and Records	21
Section 3.5 Title to Properties; Encumbrances	21
Section 3.6 Contracts	22
Section 3.7 Non-Contravention; Approvals and Consents	23

3.7.1 Non-Contravention	23
3.7.2 Approvals and Consents	24

Section 3.8 Litigation	24
Section 3.9 Taxes	24
Section 3.10 Liabilities	25
Section 3.11 Insurance	25
Section 3.12 Intellectual Properties	26

3.12.1 Definitions	26
3.12.2 Representations	27
3.12.3 Privacy and Security	28

Section 3.13 Compliance with Laws; Environmental Protection; Permits	29

3.13.1 Compliance	29
3.13.2 Permits	29

Section 3.14 Client Relations	29
Section 3.15 Accounts Receivable; Work-in-Process; Accounts Payable	30
Section 3.16 Employment Relations	30
Section 3.17 Employee Benefit Matters	31

3.17.1 List of Plans	31
3.17.2 280G	32
3.17.3 No Title IV Plans	32
3.17.4 Welfare Benefit Plans	32
3.17.5 Administrative Compliance	32
3.17.6 Tax Qualification	33
3.17.7 Tax Deductions	33
3.17.8 409A	33

Section 3.18 Interests in Customers, Suppliers, Etc.	33
Section 3.19 CSO Bank Accounts	34
Section 3.20 Compensation of Employees	34
Section 3.21 No Changes Since the Balance Sheet Date	35
Section 3.22 Corporate Controls	35
Section 3.23 Proxy Statement	35
Section 3.24 Brokers	35
Section 3.25 Copies of Documents	36
Section 3.26 No Other Representations or Warranties	36

ARTICLE IV REPRESENTATIONS OF THE PURCHASER	36

Section 4.1 Existence and Good Standing	36
Section 4.2 Execution and Validity of Agreement; Enforceability	36
Section 4.3 No Restrictions	37
Section 4.4 Non-Contravention; Approvals and Consents	37

4.4.1 Non-Contravention	37
4.4.2 Approvals and Consents	37

Section 4.5 Brokers	37
Section 4.6 Sufficient Funds	37
Section 4.7 No Other Representations or Warranties	38

ARTICLE V PRE-CLOSING COVENANTS	38

Section 5.1 Covenants of the Seller	38

5.1.1 Conduct of Business Before the Closing Date	38
5.1.2 Consents and Approvals	41
5.1.3 Seller Stockholder Meeting	41
5.1.4 Full Access	42
5.1.5 Exclusive Dealing; Alternative Proposals; Change in Recommendation	43
5.1.6 Updated Seller Disclosure Letter	45
5.1.7 Preservation of Business	45
5.1.8 Financial Information	46
5.1.9 Client Information	46
5.1.10 Lien Termination Agreement	46

Section 5.2 Covenants of the Purchaser	46

5.2.1 Consents and Approvals	46
5.2.2 Purchaser’s Proxy Statement Obligations	46

Section 5.3 Mutual Covenants	47

5.3.1 Reasonable Efforts to Consummate Transaction	47
5.3.2 Public Announcements	47
5.3.3 Confidentiality	47

Section 9.2 Tax Matters	55

9.2.1 Allocation of Purchase Price	55
9.2.2 Allocation Schedule	55
9.2.3 Tax Cooperation	56
9.2.4 Tax Returns and Tax Allocation	56
9.2.5 Transfer Taxes	56

Section 9.3 Employee Matters	57

9.3.1 Affected Employees	57
9.3.2 Service Credit	58
9.3.3 COBRA	58
9.3.4 No Third Party Beneficiaries; No Plan Amendment	59
9.3.5 Paid Time Off	59

Section 9.4 Change of Name	59
Section 9.5 Reimbursement of Accounts Receivable	59
Section 9.6 Attorney Communications	59

ARTICLE X SURVIVAL; INDEMNITY	60

Section 10.1 Survival	60
Section 10.2 Obligation of the Seller to Indemnify	60
Section 10.3 Obligation of the Purchaser to Indemnify	61
Section 10.4 Indemnification Procedures	61

10.4.1 Non-Third-Party Claims	61
10.4.2 Third-Party Claims	62

Section 10.5 Right of Offset	65
Section 10.6 Limitations on Indemnification	65

10.6.1 Termination of Indemnification Obligations of the Seller	65
10.6.2 Termination of Indemnification Obligations of the Purchaser	65
10.6.3 Deductible and Cap	65
10.6.4 Exceptions	66

Section 10.7 Miscellaneous Indemnification Provisions	66

10.7.1 Clarification of term ‘Losses’	66
10.7.2 Punitive Damages	66
10.7.3 Duplication or Recovery	66
10.7.4 Treatment	67
10.7.5 Reduction of Losses	67
10.7.6 Exclusive Remedy	67

ARTICLE XI MISCELLANEOUS	67

Section 11.1 Expenses	67
Section 11.2 Governing Law	67
Section 11.3 “Person” Defined	68
Section 11.4 “Knowledge” Defined	68
Section 11.5 “Affiliate” Defined	68

v

INDEX OF DEFINED TERMS

2015 Post-Closing Period	15
2016 Revenue	15
2016 Revenue Determination	16
Accountants	15
Adjusted 2015 Estimated Revenue	12
Adjusted Consideration	54
Affected Employees	56
Affiliate	67
Agreement	2
Allocation Schedule	54
Alternative Proposal	42
Assignment and Assumption Agreement	48
Assumed Accrued Bonuses	9
Assumed Accrued PTO	8
Assumed CSO Contracts	5
Assumed Liabilities	8, 54
Asuragen	7
Asuragen Agreements	7
Balance Sheet Date	20
Business Day	13
Change in Recommendation	43
Client 16	13
Client 16 Contract	39
Client X Contract	7
Closing	17
Closing Balance Sheet	15
Closing Date	18
Closing Payment	11
Closing Working Capital	13
COBRA	31
Code	17
Commercial Services Business	2
Contingent Downpayment	11
Contingent Downpayment Amount	13
Contracts	21
Corporate Headquarters	6
Covered Clients	14
Covered Contract	22
Covered Employees	31
Covered Termination	52
CSO Accounts Receivable	4
CSO Assets	3

CSO Balance Sheet	20
CSO Balance Sheet Assets	3
CSO Balance Sheet Obligations	8
CSO Books and Records	5
CSO Client Contracts	5
CSO Client List	4
CSO Goodwill	5
CSO Intangible Personal Property	5
CSO Inventory	4
CSO Permits	5
CSO Personal Property Leases	4
CSO Security Deposits	5
CSO Tangible Personal Property	3
Current Non-ERT Clients	4
Customer Confidential Information	28
Date of Incorporation	2
Dedicated Services	2
Deductible	64
Defense Counsel	61
Defense Notice	61
Designated Administrative Employees	56
Designated Client	29
Dispute Notice	61
DOL	30
ERISA	30
ERISA Affiliate	31
ERT Administrative Employees	57
ERT Assets	8
ERT Business	2
ERT Client Contracts	4
ERT Clients	4
ERT Employees	57
ERT Sales Employees	57
ERT Services	2
Estimated Closing Working Capital	12
Estimated Closing Working Capital Statement	12
Estimated Working Capital Adjustment	12
Exchange Act	40
Excluded Assets	6
Excluded Attorney Work Product	58
Excluded Joint Assets	6
Excluded Tangible Personal Property	6
Execution Date	2
Fixed Downpayment	11
Fundamental Seller Representations	64
Governmental or Regulatory Authority	23

Identified Pipeline Clients	4
IFRS Accounting Standards	14
Indemnified Party	60
Indemnifying Party	60
Indemnity Cap	65
Independent Auditors	16
Initial Downpayment	11
Integration Period	14
Intellectual Property	25
Intellectual Property of the Seller	25
Intentional Misrepresentation or Fraudulent Act	68
Interpace Diagnostics Business	2
Knowledge	67
Laws	22
Liabilities	24
Licensed IP	25
Lien	67
Lien Termination Agreements	45
Losses	59, 65
MAE Supplement	44
Material Adverse Effect	68
Non-Designated Clients	29
Non-ERT Sales Employees	56
Non-Party Affiliates	71
Non-Third Party Acknowledgement of Liability	60
Non-Third Party Claim	60
Non-Third Party Claim Notice	60
Non-Third Party Dispute Notice	60
Non-Third Party Dispute Period	60
Notice of Proposed Recommendation Change	43
Orders	22
Other CSO Assets	6
PCPs	14
Pepper Hamilton	58
Permitted Liens	67
Person	67
PHCG	2
Plan	31
Plans	31
Pre-Closing Tax Period	55
Proxy Materials	41
Proxy Statement	40
Publicis	2
Publicis Groupe Companies	2
Publicis Internal Transfer	53
Purchase Price	11

Purchaser	2
Purchaser Board	53
Purchaser CEO	14
Purchaser Indemnified Parties	59
Purchaser Indemnified Party	59
Purchaser Officer Certificate	49
Purchaser’s Advisors	41
Purchaser’s PTO Plan	13
Receiving Party	42
Reconciliation Period	16
RedPath	7
RedPath Agreements	7
RedPath Lien Termination Agreement	45
Registered IP	25
Related Group	33
Requisite Seller Stockholder Approval	19
Restrictive Covenant Agreement	47
Retained Employees	10
Retained Liabilities	9
SEC	20
SEC Reports	20
Section 6.1 Certificate	47
Section 6.11 Certificate	48
Seller	2
Seller 401(k) Plan	48
Seller Bank Accounts	7
Seller Board	19
Seller Board Recommendation	19
Seller CEO	14
Seller Credit Agreement	7
Seller Disclosure Letter	3
Seller Equity Plans	10
Seller Financial Statements	20
Seller Group	20
Seller Health and Welfare Plans	48
Seller Indemnified Parties	60
Seller Indemnified Party	60
Seller Officer Certificates	48
Seller Owned IP	25
Seller Stock	20
Seller Stockholder Meeting	19
Seller Stockholders	20
Seller Subsidiaries	20
Seller Subsidiary	20
Straddle Period Division	55
Superior Proposal	43

x

SWK	7
SWK Lien Termination Agreement	45
Target Working Capital	14
Taxes	23
Termination Date	50
Termination Fee	52
Third Party Claim	61
Title IV Plan	31
Top-Up Payment	11
Trademark Assignment	48
Transaction	14
Transaction Documents	15
Transferred Business	15
Transition Services Agreement	47
Triggering Event	15
U.S. GAAP	12
Uncollected Closing Date Receivables	13
Unregistered IP	25
Voting Agreements	3
Working Capital	15
Working Capital Determination	15
Working Capital Example	13

EXHIBITS

Exhibit A	Voting Agreement
Exhibit B	Working Capital Example
Exhibit C	SWK Lien Termination Agreement
Exhibit D-1	Section 6.1 Certificate
Exhibit D-2	Section 6.11 Certificate
Exhibit E	Transition Services Agreement
Exhibit F	Restrictive Covenant Agreement
Exhibit G	General Assignment, Bill of Sale and
Assumption Agreement
Exhibit H	Trademark Assignment
Exhibit I	Purchaser Officer Certificate

SELLER DISCLOSURE LETTER

Section 1.1(ii)	Tangible Personal Property
Section 1.1(vii)	ERT Client Contracts
Section 1.1(viii)	CSO Client Contracts
Section 1.2(ii)	Excluded Joint Assets
Section 1.2(xxiii)	Client X Contract
Section 1.2(xxv)	Other Excluded Assets
Section 2.2.1(a)	2015 Terminated Contracts
Section 2.2.1(b)	2015 Pass-Through Costs
Section 2.4	Wire Transfer Instructions
Section 3.1.3	Good Standing
Section 3.2.3	Purchase Price Payments
Section 3.3.1(b)(1)	Financial Statements
Section 3.3.1(b)(2)	Financial Statements Exceptions to GAAP
Section 3.4	Books and Records
Section 3.5	Title to Properties; Encumbrances
Section 3.6	Contracts
Section 3.7.2	Approvals and Consents
Section 3.8	Litigation
Section 3.9	Taxes
Section 3.10	Liabilities
Section 3.11	Insurance
Section 3.12	Intellectual Property
Section 3.13	Compliance with Laws; Environmental Protection; Permits
Section 3.14(a)	Major Clients
Section 3.14(b)	Designated Client
Section 3.14(c)	Notice of Client Termination
Section 3.15	Deferred Revenue
Section 3.16(b)	Employee Relations
Section 3.17.1	Employee Benefit Plans
Section 3.17.4	Welfare Benefit Plans

Section 3.17.5	Administrative Compliance
Section 3.17.6	Tax-Qualification
Section 3.18	Interest in Customers, Suppliers, Etc.
Section 3.19	CSO Bank Accounts
Section 3.20	Compensation of Employees
Section 3.21	No Changes Since the Balance Sheet Date
Section 3.24	Brokers
Section 5.1.1	Conduct of Business Before the Closing Date
Section 6.6	Required Approvals and Consents
Section 9.3.1(a)(i)	Designated Administrative Employees
Section 9.3.1(a)(ii)	Non-ERT Sales Employees
Section 9.3.1(b)(i)(x)	ERT Administrative Employees
Section 9.3.1(b)(i)(y)	ERT Sales Employees

ANNEX B-1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October ___, 2015, is made by and between Publicis Touchpoint Solutions, Inc., a New Jersey corporation (“Buyer”), and the undersigned stockholder (the “Stockholder”) of PDI, Inc., a Delaware corporation (“Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined herein).

WHEREAS, as of the date hereof, the Stockholder owns (beneficially or of record) and is entitled to vote the number of shares of common stock, $0.01 par value per share (“Common Stock”), of Seller set forth opposite the Stockholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Stock of Seller that are hereafter issued to or otherwise acquired or owned (beneficially or of record) by the Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into that certain Asset Purchase Agreement, dated as of the date hereof (as it may be amended pursuant to the terms thereof, the “Purchase Agreement”) pursuant to which, among other things, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller’s right and title to, and interest in, and/or right to use, certain assets of Seller, and Buyer will assume certain liabilities of Seller, in each case, upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Asset Sale”); and

WHEREAS, as a condition to Buyer entering into the Purchase Agreement and incurring the obligations set forth therein, Buyer has required, as an inducement and in consideration therefor, that the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY; OTHER COVENANTS

The Stockholder hereby covenants and agrees that during the term of this Agreement:

1.1.     Voting of Subject Shares. At every meeting of the holders of Common Stock of Seller (the “Seller Stockholders”), and at every adjournment, recess or postponement thereof, the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote or cause to be voted the Stockholder’s Subject Shares (a) in favor of (i) the authorization of the Asset Sale, (ii) the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the authorization of the Asset Sale on the date on which such meeting is held and (iii) any other matter necessary or advisable to consummate the transactions contemplated by the Purchase Agreement that are considered and voted upon by the Seller Stockholders; and (b) against (i) any Alternative Proposal and (ii) any agreement, amendment of any agreement, or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the transactions contemplated by the Purchase Agreement, other than those specifically contemplated by this Agreement or the Purchase Agreement. Notwithstanding anything in this Agreement to the contrary, in the event of any Change in Recommendation made by the Seller Board in compliance with the Purchase Agreement, and for so long as (and only for so long as) such Change in Recommendation remains in effect, the obligations of the Stockholder to vote or cause to be voted the Subject Shares in the manner set forth in this Section 1.1 shall be modified such that the Stockholder shall be required to so vote or so cause to be voted only that number of Subject Shares (rounded up to the nearest whole share) that, when added to all other shares of the Seller Stock held by other Seller Stockholders party to agreements with Buyer containing this same Section 1.1 and subject to the provisions set forth in this sentence, represent in the aggregate no more than thirty-three percent (33%) of the total voting power of all of the outstanding shares of the Seller Stock entitled to vote on the Asset Sale, as of the record date therefor (the “Change in Recommendation Shares”).

1.2.     No Inconsistent Arrangements. Except as provided hereunder or under the Purchase Agreement, the Stockholder shall not, directly or indirectly, (a) create any Lien (as defined below) other than restrictions imposed by Applicable Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, (e) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect, or have the effect, or would reasonably be expected to have the effect, of restricting or preventing the Stockholder from performing its obligations or covenants hereunder, or (f) discuss, negotiate, make an offer, or enter into any other agreement, contract, commitment or other arrangement with respect to any matter related to this Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of Subject Shares by will, operation of law, Transfers for estate planning purposes or Transfers for charitable purposes or as charitable gifts or donations, in which case the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement, in a form reasonably satisfactory to Buyer, and either the Stockholder or the transferee provides Buyer with a copy of such agreement promptly upon consummation of any such Transfer.

1.3.     Documentation and Information. The Stockholder shall permit and hereby authorizes Seller and Buyer to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Seller or Buyer reasonably determines to be necessary or advisable in connection with the Asset Sale and any transactions contemplated by the Purchase Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. The Stockholder agrees to promptly give Buyer or Seller any information they may reasonably require for the preparation of such disclosure documents, and the Stockholder agrees to promptly notify Buyer or Seller of any required corrections with respect to information provided by the Stockholder for use in a disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Buyer and Seller, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Buyer and Seller). Seller is an intended third-party beneficiary of this Section 1.3.

1.4.     Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Buyer and a designee of Buyer as true and lawful attorneys-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Seller Stockholders and (b) vote, express consent or dissent or issue instructions to the record holder to vote the Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Seller Stockholders; provided, however, that (1) the Stockholder’s grant of the proxy contemplated by this Section 1.4 shall be effective if, and only if, the Stockholder has not delivered to the Secretary of Seller, at least two (2) business days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Subject Shares (or Change in Recommendation Shares in the event of the circumstances described in the last sentence of Section 1.1) be voted in accordance with Section 1.1 and (2) for the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the proxy contemplated by this Section 1.4 shall apply only to the Change in Recommendation Shares in the event of the circumstances described in the last sentence of Section 1.1. Buyer agrees not to exercise the proxy granted herein, if it becomes effective, for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement pursuant to Section 4.2 and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Seller. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Buyer to enter into the Purchase Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2.

1.5.     No Solicitation of Transactions. The Stockholder shall not, directly or indirectly, through any officer, director, agent or otherwise (its “Representatives”), and shall cause its Representatives not to, (a) solicit, initiate or knowingly facilitate or encourage the submission of, any Alternative Proposal or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or knowingly facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Proposal.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Buyer that:

2.1.     Authorization; Binding Agreement. If the Stockholder is not an individual, the Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted. The Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. The Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”). If the Stockholder is married, and any of the Stockholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by the Stockholder’s spouse and, assuming the due authorization, execution and delivery hereof by Buyer, is enforceable against the Stockholder’s spouse in accordance with its terms, subject to the Enforceability Exceptions.

2.2.     Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its Subject Shares is bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Stockholder (other than one created by Buyer or otherwise pursuant to this Agreement), or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or by which any of its Subject Shares are bound.

2.3.     Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Stockholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or rights, understandings or arrangements inconsistent with this Agreement or the transactions contemplated hereby, or any other material encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of the Stockholder in respect of the Stockholder’s Subject Shares (collectively, “Liens”), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act or any state securities law, and (c) subject to any risk of forfeiture with respect to any shares of Common Stock granted to the Stockholder under an employee benefit plan of Seller. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the shares of Common Stock of Seller owned by the Stockholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares.

2.4.     Voting Power. Except as set forth on Schedule A, the Stockholder has full voting power, with respect to the Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares. None of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.5.     Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6.     Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

2.7.     Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Buyer in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Stockholder that:

3.1.     Organization; Authorization. Buyer is a corporation duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the State of New Jersey. The consummation of the transactions contemplated hereby are within Buyer’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement.

3.2.     Binding Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission, and automatic, electronic confirmation of delivery is received after completion of transmission; (c) on the date after delivery by a reputable nationally recognized overnight courier service or (d) three days after being mailed by registered or certified mail (return receipt requested), if to Buyer, in accordance with the provisions of the Purchase Agreement and if to the Stockholder, to the Stockholder’s address or facsimile number set forth on the signature page hereto (or at such other address or facsimile number for a party as shall be specified by like notice).

4.2.     Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Purchase Agreement in accordance with its terms and (b) the Closing. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (y) the provisions of this Article IV shall survive any termination of this Agreement.

4.3.     Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4.     Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Buyer of any of its obligations hereunder.

4.5.     Governing Law; Venue. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. With respect to any action or claim arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably (a) agree and consent to be subject to the exclusive jurisdiction of the United States District Court located in the State of Delaware (and in the absence of Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the state courts located in the State of Delaware), (b) agree not to bring any action related to this Agreement in any other court (except to enforce the judgment of such courts), (c) agree not to object to venue in such courts or to claim that such forum is inconvenient and (d) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 4.1. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by Applicable Law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.6.     Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Each party that delivers such a signature page agrees to later deliver an original counterpart to the other party if requested.

4.7.     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

4.8.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9.     Specific Performance. The parties hereto agree that Buyer would be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this Agreement and that Buyer may not have an adequate remedy at Law for money damages in such event. Accordingly, Buyer shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court located in the State of Delaware (or in the absence of Federal jurisdiction, any state court located in the State of Delaware), in addition to any other remedy to which it is entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10.     Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11.     No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.12.     Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13.     Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.14.     Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of Seller, and not in the Stockholder’s capacity as a director, officer or employee of Seller or any of its subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Seller in the exercise of his or her fiduciary duties as a director or officer of Seller or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Seller or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.15.     No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchase Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

PUBLICIS TOUCHPOINT SOLUTIONS, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDER:

IF STOCKHOLDER IS AN INDIVIDUAL:

By:
Print Name:

IF STOCKHOLDER IS AN ENTITY:

Print Name of Entity:

By:
Name:
Title:

Address:

Facsimile No.: (_____) - ______ - ________

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholder	No. Shares and Corresponding Percent of Shares Outstanding[1]	Change in Recommendation Shares and Corresponding Percent of Shares Outstanding[2]	Restrictions on Voting Power

1 Based on 16,770,037 shares of Common Stock outstanding as of October 7, 2015, as reported in Amendment No. 1 to the Registration Statement on Form S-3 filed by the Seller with the SEC on October 7, 2015.

2 Based on 16,720,037 shares of Common Stock outstanding as of October 7, 2015, as reported in Amendment No. 1 to the Registration Statement on Form S-3 filed by the Seller with the SEC on October 7, 2015. Because the number of shares of Common Stock outstanding may change, the figures in this column are for illustrative purposes only.

ANNEX B-2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 30, 2015, is made by and between Publicis Touchpoint Solutions, Inc., a New Jersey corporation (“Buyer”), and Heartland Advisors, Inc., a Wisconsin corporation (the “Stockholder”), a recordholder of PDI, Inc., a Delaware corporation (“Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined herein).

WHEREAS, as of the date hereof, the Stockholder owns (beneficially or of record) on behalf of the Heartland Value Fund the number of shares of common stock, $0.01 par value per share (“Common Stock”), of Seller set forth opposite the Stockholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Stock of Seller that are hereafter issued to or otherwise acquired or owned (beneficially or of record) by the Stockholder on behalf of the Heartland Value Fund prior to the termination of this Agreement being referred to herein as the “Subject Shares”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into that certain Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller’s right and title to, and interest in, and/or right to use, certain assets of Seller, and Buyer will assume certain liabilities of Seller, in each case, upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Asset Sale”); and

WHEREAS, as a condition to Buyer entering into the Purchase Agreement and incurring the obligations set forth therein, Buyer has required, as an inducement and in consideration therefor, that the Stockholder (in the Stockholder’s capacity as a recordholder of the Subject Shares) enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY; OTHER COVENANTS

The Stockholder hereby covenants and agrees that during the term of this Agreement:

1.1.     Voting of Subject Shares. From the date hereof until the termination of this Agreement in accordance with Section 4.2, at every meeting of the holders of Common Stock of Seller (the “Seller Stockholders”), and at every adjournment or postponement thereof, the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote or cause to be voted the Stockholder’s Subject Shares (a) in favor of (i) the authorization of the Asset Sale, (ii) the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the authorization of the Asset Sale on the date on which such meeting is held and (iii) any other matter necessary to consummate the transactions contemplated by the Purchase Agreement that are considered and voted upon by the Seller Stockholders; and (b) against (i) any Alternative Proposal and (ii) any agreement, amendment of any agreement, or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the transactions contemplated by the Purchase Agreement, other than those specifically contemplated by this Agreement or the Purchase Agreement. Except as set forth in this Section 1.1, Stockholder shall not be restricted from voting in favor of, voting against, or abstaining from voting on any other matters presented to the stockholders of the Seller, providing doing so does not breach any of Stockholder’s obligations under this Section 1.1.

1.2.     No Inconsistent Arrangements. Except as provided hereunder, the Stockholder shall not, directly or indirectly, (a) create any Lien other than restrictions imposed by Applicable Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, (e) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect, or have the effect of preventing the Stockholder from performing its obligations hereunder or (f) negotiate, make an offer or enter into any other agreement, contract, commitment or other arrangement related to the subject matter of this Agreement that is inconsistent with this Agreement.

1.3.     Documentation and Information. Subject to prior notice of and reasonable opportunity to review by the Stockholder, the Stockholder shall permit and hereby authorizes Seller and Buyer to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Seller or Buyer reasonably determines to be necessary or advisable in connection with the Asset Sale and any transactions contemplated by the Purchase Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, however, that neither Seller or Buyer shall be obligated to provide the Stockholder with prior notice of or any opportunity to review any documents and schedules filed with the SEC or any press release or other disclosure document to the extent that such document, schedule, press release or other disclosure document does not explicitly identify the Stockholder in its capacity as a party to this Agreement. Notwithstanding the foregoing, except with respect to any material amendments to the Purchase Agreement (including, but not limited to, any amendment that affects the purchase price for the Asset Sale), Buyer agrees not to provide any material non-public information regarding Seller or Buyer or their respective securities to Stockholder unless such information is simultaneously filed with the SEC or otherwise made publicly available. The Stockholder agrees to promptly give Buyer or Seller any information they may reasonably require for the preparation of such disclosure documents, and the Stockholder agrees to promptly notify Buyer or Seller of any required corrections with respect to information provided by the Stockholder for use in a disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Buyer and Seller, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Buyer and Seller) and as set forth in Section 4.12. Seller is an intended third-party beneficiary of this Section 1.3.

1.4.     Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Buyer as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Seller Stockholders and (b) vote, express consent or dissent or issue instructions to the record holder to vote the Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Seller Stockholders; provided, however, that the Stockholder’s grant of the proxy contemplated by this Section 1.4 shall be effective if, and only if, the Stockholder has not delivered to the Secretary of Seller, at least two (2) business days prior to the applicable meeting, a duly executed proxy card directing that the Subject Shares be voted in accordance with Section 1.1. Buyer agrees not to exercise the proxy granted herein, if it becomes effective, for any purpose other than the purposes described in this Agreement and will exercise the proxy in accordance with applicable laws and regulations. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable until the termination of this Agreement pursuant to Section 4.2 and shall not be terminated upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Seller. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Buyer to enter into the Purchase Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2.

1.5.     No Solicitation of Transactions. The Stockholder shall not, directly or indirectly, through any officer, director, agent or otherwise (its “Representatives”), and shall cause its Representatives not to, (a) solicit, initiate or knowingly facilitate or encourage the submission of, any Alternative Proposal or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or knowingly facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Proposal.

1.6 No Ownership Interest of Buyer. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any of Stockholder’s Subject Shares, other than the right to vote the Stockholder’s Subject Shares as proxy upon the terms and subject to the conditions of this Agreement. Except as provided in this Agreement, all rights, ownership, and economic benefits of and relating to Stockholder’s Subject Shares shall remain vested and belong to Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Buyer that:

2.1.     Authorization; Binding Agreement. The Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated. The Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

2.2.     Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its Subject Shares is bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Stockholder (other than one created by Buyer or otherwise pursuant to this Agreement), or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or by which any of its Subject Shares are bound.

2.3.     Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Stockholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder and (b) pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended. As of the date hereof, the Subject Shares for which Stockholder has the right to vote and dispose of, and accepts the terms of this Agreement on behalf of, are listed on Schedule A. Except pursuant to this Agreement, and except with respect to the Heartland Value Fund (the beneficial owner of the Subject Shares) and its shareholders, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares.

2.4.     Voting Power. Except as set forth on Schedule A, the Stockholder has full voting power, with respect to the Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares. None of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.5.     Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. Buyer agrees to provide Stockholder with any material amendments to the Purchase Agreement, which shall be kept confidential by the Stockholder.

2.6.     Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

2.7.     Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Buyer in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Stockholder that:

3.1.     Organization; Authorization. Buyer is a corporation duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the State of New Jersey. The consummation of the transactions contemplated hereby are within Buyer’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement.

3.2.     Binding Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission, and automatic, electronic confirmation of delivery is received after completion of transmission; (c) on the date after delivery by a reputable nationally recognized overnight courier service or (d) three days after being mailed by registered or certified mail (return receipt requested), if to Buyer, in accordance with the provisions of the Purchase Agreement and if to the Stockholder, to the Stockholder’s address or facsimile number set forth on the signature page hereto (or at such other address or facsimile number for a party as shall be specified by like notice).

4.2.     Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) a Change in Recommendation, (b) the termination of the Purchase Agreement in accordance with its terms and (c) the Closing. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (y) the provisions of this Article IV shall survive any termination of this Agreement.

4.3.     Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4.     Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Buyer of any of its obligations hereunder.

4.5.     Governing Law; Venue. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. With respect to any action or claim arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably (a) agree and consent to be subject to the exclusive jurisdiction of the United States District Court located in the State of Delaware (and in the absence of Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the state courts located in the State of Delaware), (b) agree not to bring any action related to this Agreement in any other court (except to enforce the judgment of such courts), (c) agree not to object to venue in such courts or to claim that such forum is inconvenient and (d) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 4.1. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by Applicable Law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.6.     Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Each party that delivers such a signature page agrees to later deliver an original counterpart to the other party that requests it.

4.7.     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

4.8.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9.     Specific Performance. The parties hereto agree that each party would be irreparably damaged if for any reason the other party fails to perform any of its obligations under this Agreement and that a party may not have an adequate remedy at Law for money damages in such event. Accordingly, each party shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court located in the State of Delaware (or in the absence of Federal jurisdiction, any state court located in the State of Delaware), in addition to any other remedy to which it is entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10.     Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11.     No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.12.     Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to perform their respective obligations as expressly set forth under this Agreement. Buyer acknowledges and agrees that this Agreement and a description of the nature of the Stockholder’s commitments and obligations under this Agreement may be filed with the SEC with an amendment to the Stockholder’s Schedule 13D relating to the Common Stock of Seller.

4.13.     Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.14.     Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a recordholder of Seller’s shares, on behalf of its client who is the beneficial owner of Seller’s shares. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict the Stockholder in the exercise of its fiduciary duty as an investment advisor to its clients.

4.15.     No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchase Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

PUBLICIS TOUCHPOINT SOLUTIONS, INC.

By:	/s/ Natalie Le Bos
Name:	Natalie Le Bos
Title:	Vice President

STOCKHOLDER:

Heatland Advisors, Inc.

By:	/s/ Vinita K. Paul
Name:	Vinita K. Paul
Title:	VP, CCO & General Counsel

Address:

789 N. Water St.
Milwaukee, WI 53202

Facsimile No.: (414) - 347 - 1339

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholder	No. Shares	Percent of Shares Outstanding[1]	Restrictions on Voting Power
Heartland Advisors, Inc. on behalf of Heartland Group, Inc. fbo Heartland Value Fund	1,490,000	8.91%

1 Based on 16,720,037 shares of Common Stock outstanding as of October 7, 2015, as reported in Amendment No. 1 to the Registration Statement on Form S-3 filed by the Seller with the SEC on October 7, 2015.

ANNEX C

October 28, 2015

Personal and Confidential

Board of Directors

PDI, Inc.

Morris Corporate Center I, Building A

300 Interpace Parkway

Parsippany, New Jersey 07054

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to PDI, Inc., a Delaware corporation (the “Company”), of the Purchase Price (as defined below) to be paid by Publicis Touchpoint Solutions, Inc., a New Jersey corporation (the “Purchaser”), pursuant to that certain Asset Purchase Agreement (the “Agreement”) to be entered into between the Company and the Purchaser. The Agreement provides for the acquisition (the “Acquisition”) by Purchaser of the CSO Assets (other than Excluded Assets), subject to the Assumed Liabilities (other than Retained Liabilities), of the Company in exchange for the Purchase Price. For purposes of this letter, the “Purchase Price” means the aggregate of: (i) an initial cash payment in the amount of $25,467,182.00 to be paid at Closing by the Purchaser, subject to (a) a Contingent Downpayment upon the occurrence of a Triggering Event, and (b) a working capital adjustment; and (ii) an additional cash payment to be paid by the Purchaser after the 2016 Revenue Determination becomes final and binding on the parties in accordance with the Agreement. The terms and conditions of the Acquisition are more fully set forth in the Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Acquisition. We have also been engaged by the Company to render an opinion to its Board of Directors and we will receive a fee from the Company for rendering this opinion. This opinion fee is not contingent upon the consummation of the Acquisition or the conclusions reached in our opinion. Further the Company has agreed to reimburse us for certain expenses and indemnify us against certain liabilities that may arise in relation to our engagement.

In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. We have, in the past, provided financial advisory and financing services to the Company and may continue to do so, and have received, and may receive, fees for the rendering of such services.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have (i) reviewed the financial terms of the draft of the Agreement dated October 28, 2015; (ii) reviewed certain business, financial and other information and data with respect to the Company publicly available or made available to us from internal records of the Company; (iii) reviewed certain business, financial and other information and data with respect to the Purchaser publicly available or made available to us from internal records of the Purchaser; (iv) reviewed certain internal financial projections on a stand-alone basis prepared for financial planning purposes and furnished to us by management of the Company; (v) conducted discussions with members of the senior management of the Company and the Purchaser with respect to the business and prospects of the Company and the Purchaser, respectively; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (vii) completed discounted cash flow analyses for the Company based on two potential financial projections using the terminal multiple method; and (viii) reviewed publicly available financial and securities data of companies deemed comparable to the Company. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

In conducting our review and in rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with us, reviewed by us, provided to us or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information. We have further relied upon the assurances of the Company’s management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Company is not a party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Acquisition. With respect to financial forecasts, estimates of net operating loss tax benefits and other estimates and forward-looking information relating to the Company and the Acquisition reviewed by us, we have assumed that such information reflects the best currently available estimates and judgments of the Company’s management. We express no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of the Company or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

2

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have assumed that the representations and warranties contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, that the Acquisition will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder, and that the working capital adjustment in the Agreement will not result in any adjustment to the Purchase Price that is material to our analysis. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Acquisition will be obtained in a manner that will not adversely affect the Company or alter the terms of the Acquisition.

With your consent, our analysis of the Commercial Services Business is as a going concern. For that purpose, among other things, we have assumed, based on the advice of management of the Company, that the CSO Assets and Assumed Liabilities are the assets and liabilities material to the operation of the business as a going concern. We express no opinion regarding the liquidation value of the Company or the Commercial Services Business. We have not performed any appraisals, valuations or other independent analyses of any specific assets or liabilities (fixed, contingent or other) of the Company, including, without limitation, the CSO Assets, the Excluded Assets, the Assumed Liabilities and the Retained Liabilities, and have not been furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, we have made no analysis of, and our opinion does not address, whether the Purchase Price, as adjusted, together with the Excluded Assets, will satisfy the Retained Liabilities or any other obligations of the Company now existing or incurred in the future or whether the Company will be solvent or a going concern following the Closing.

3

We have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unasserted claims or other contingent liabilities, to which the Company or its respective affiliates is a party or may be subject and at the Company’s direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters. No company or transaction used in any analysis for purposes of comparison is identical to the Company, the Purchaser or the Acquisition. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company, the Purchaser and the Acquisition were compared and other factors that could affect the public trading value or transaction value of the companies.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Without limiting the generality of the foregoing, with your consent, for purposes of our opinion, we have relied upon estimates of management of the Company concerning potential differences in the final Purchase Price based on various scenarios. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Acquisition and other participants in the Acquisition that differ from the views of our investment banking personnel.

This opinion is furnished pursuant to our engagement letter dated April 17, 2015. This opinion is directed to the Board of Directors of the Company in connection with its consideration of the Acquisition. This opinion shall not be relied upon and, except for the inclusion of this opinion in the proxy statement relating to the Acquisition in accordance with our engagement letter with the Company, published or otherwise used, nor shall any public references to us be made, without our prior written approval. This opinion has been approved by the Craig-Hallum Fairness Opinion Committee.

4

This opinion addresses solely the fairness, from a financial point of view, to the Company of the proposed Purchase Price set forth in the Agreement and does not address any other terms or agreement relating to the Acquisition or related transactions. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Acquisition or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Acquisition, including, without limitation, the fairness of the Acquisition to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company, the Purchaser or any of their respective affiliates; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or the Purchaser, or any class of such persons in connection with the Acquisition, whether relative to the Purchase Price or otherwise. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Acquisition, the Purchaser’s ability to fund the Purchase Price or the effect of the Acquisition under any applicable fraudulent conveyance, bankruptcy or similar law. We express no opinion as to whether any alternative transaction might produce superior benefits to the Company or its members. In addition, we are not expressing any opinion herein as to the price at which shares of capital stock of the Company have traded or may trade following announcement or consummation of the Acquisition or at any future time.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Purchase Price to be paid to the Company in the Acquisition is fair, from a financial point of view, to the Company as of the date hereof.

Sincerely,

Craig-Hallum Capital Group LLC

5

ANNEX D

PDI, Inc.

Amended and Restated 2004 Stock Award and Incentive Plan

1.     Purpose. The purpose of this Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”) is to aid PDI, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.     Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

“Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

“Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

“Board” means the Company’s Board of Directors.

“Cause” shall mean “Cause” as such term is defined in the Participant’s employment agreement, or if none shall exist, as any of the following: (a) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

“Change in Control” and related terms have the meanings specified in Section 9.

“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

“Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to any applicable NASDAQ rule or regulation and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 12(j).

“Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

“Disability” shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.

“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

“Effective Date” means the effective date specified in Section 12(p).

“Eligible Person” has the meaning specified in Section 5.

“Employee Stock Purchase Plan” has the meaning specified in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

“Fair Market Value” means, with respect to a share of Stock on an applicable date:

i.

If the principal market for the Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

ii.

If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

iii.	In the event that neither paragraph i. nor ii. shall apply, the Fair Market Value of a share of Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

“Option” means a right, granted to a Participant under Section 6(b) or 11, to purchase Stock or other Awards at a specified price during specified time periods.

“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

“Preexisting Plans” means the Company’s 2000 Omnibus Incentive Compensation Plan and the Company’s 1998 Stock Option Plan.

“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

“Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

“Retirement” means termination of employment from the Company by a Participant whose age and years of service together equal 65.

“Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.     Administration.

(a)     Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)     Manner of Exercise of Committee Authority. At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c)     Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Stock Subject to Plan.

(a)     Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be: (i) 893,916 original shares reserved on the Effective Date of the adoption of the Plan on June 16, 2004; (ii) 1,100,000 new shares reserved on May 31, 2011 the effective date of the Plan’s first amendment and restatement; (iii) 1,250,000 new shares reserved on June 4, 2014 the effective date of the restated Plan’s first amendment; (iv) 2,450,000 new shares reserved on December 22, 2015 the effective date of the Plan’s second amendment and restatement; (v) the number of shares remaining under the Preexisting Plans as of the Effective Date; and (vi) the number of shares which become available in accordance with Section 4(b) after the Effective Date. In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be the number specified in clause (i) of the first sentence of this Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)     Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan. Shares that have been issued in connection with an Award (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a "material revision" of the Plan subject to shareholder approval under then applicable rules of the NASDAQ. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.     Eligibility and Certain Award Limitations.

(a)     Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b)     Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 400,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,500,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.     Specific Terms of Awards.

(a)     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)     Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)     Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a).

(ii)     Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)      ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the date of the most recent shareholder approval of the Plan.

(c)     Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)     Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)     Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of a SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, price and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)     Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)      Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)      Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)     Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)     Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)      Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)     Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)     Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)     Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)     Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.     Performance Awards, Including Annual Incentive Awards.

(a)     Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)     Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)     Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)     Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals related to acquisitions or divestitures of subsidiaries or affiliates, goals related to entering into or the performance of joint ventures or strategic alliances, and goals related to the development of new services and markets and the financial performance of the Company related to such new services and markets. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)      Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)      Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)     Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)     Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)     Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)     Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)     Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.     Certain Provisions Applicable to Awards.

(a)     Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)     Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)     Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)     Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

9.     Change in Control.

(a)     Effect of “Change in Control” on Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)     All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 12(a);

(ii)     Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or it subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

(iii)     The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of "parachute payments" under Sections 280G and 4999 of the Code.

(b)     Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)     Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following (whether as a result of a series of transactions or an isolated event): (1) the consummation of any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 55% of the surviving corporation; (2) the consummation of any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options, warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 25% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of a Participant under this Plan). Notwithstanding the preceding sentence, any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, shall not constitute a Change in Control.

(d)     Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.     Additional Award Forfeiture Provisions.

(a)     Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, such forfeitures to be effective at the later of the occurrence of the Forfeiture Event or the Participant's termination of employment:

(i)     The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)     The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b)     Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i)     The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces, or attempts to influence, any client or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)     The Participant discloses, uses, sells, or otherwise transfers, except in the performance of the Participant’s duties while employed by or providing service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential clients, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain without fault of the Participant, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

(iii)      The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

(iv)     The Participant is terminated for Cause.

(c)     Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d)     Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.     Employee Stock Purchase Program.

(a)     Stock Available for Awards. The aggregate number of shares of Stock that may be granted as Options under the Employee Stock Purchase Plan (“ESPP”) shall be determined on an annual basis by the Committee. Shares shall be deemed to have been granted under the ESPP only to the extent actually issued and delivered pursuant to the Award. To the extent that an Award lapses or the rights of the Participant terminate, any shares of Stock subject to such Award shall again be available for the grant of future Stock Awards.

(b)     Eligibility. An Award made pursuant to the ESPP may be granted to an individual who, at the time of grant, is an employee of the Company or a subsidiary and has been determined to be eligible for participation. An Award made pursuant to the ESPP may be granted on more than one occasion to the same person; each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company. Notwithstanding the foregoing, no employee of the Company or a subsidiary shall be granted an Option if such employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or five percent (5%) or more of the value of all classes of stock of the Company or any subsidiary. For the purpose of determining stock ownership, the rules of Section 424(d) of the Code shall apply. In addition, the Stock which the Participant may purchase under any outstanding Options shall be treated as stock owned by the Participant. The Committee may exclude the following employees from receiving Options under the ESPP:

(1)	Employees who have been employed by the Company or a subsidiary less than two (2) years;

(2)	Employees whose customary employment with the Company or a subsidiary is twenty (20) hours or less per week;

(3)	Employees whose customary employment with the Company or a subsidiary is not for more than five (5) months in any calendar year; and

(4)	Highly compensated employees within the meaning of Section 414(q) of the Code.

(c)     Employee Stock Purchase Plan Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Participant which shall contain such terms and conditions as may be approved by the Committee and are consistent with Section 423 of the Code. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent Disability, Retirement or death on the exercisability of the Option. Under each Option Agreement, a Participant shall have the right to appoint any individual or legal entity in writing as his or her Beneficiary in the event of his or her death. Such designation may be revoked in writing by the Participant at any time and a new Beneficiary may be appointed in writing on the form provided by the Committee for such purpose. In the absence of such appointment, the Beneficiary shall be the legal representative of the Participant’s estate.

(d)     Option Period. The term of each Option shall be as specified by the Committee at the date of grant and shall be stated in the Option Agreement; provided, however, that an Option may not be exercised after the expiration of:

(1)

Five (5) years from the date such Option is granted if the ESPP requires that the Option price must be not less than eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is exercised; or

(2)	Twenty-Seven (27) months from the date such Option is granted if the Option provides for an Option Price in some other permissible manner under Section 423 of the Code (such as a flat dollar amount).

(e)      Limitation on Exercise of Option. An Option may be exercisable in whole or in such installments and at such times as determined by the Committee and the applicable term relating to the exercise of the option shall be stated in the Option Agreement and must be uniform for all employees with the following exceptions: (1) the Committee may limit the maximum number of Options that can be exercised under the ESPP, and (2) the Committee may limit the amount of Options that all employees may be granted to a specified relationship to total compensation or the base or regular rate of compensation; and provided, however, that an Option may be exercised at the rate of at least twenty percent (20%) per year over five (5) years from the date it is granted.

(f)      Special Limitation Regarding Exercise of Option. No employee may be granted an Option which permits his or her rights to exercise Options under the ESPP of the Company and subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time of grant) for each calendar year in which such Option is outstanding at any time. For the purpose of this rule:

(1) The right to purchase Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year;

(2) The right to purchase Stock under an Option accrues at the rate provided in the Option, but in no case shall such rate exceed $25,000 of Fair Market Value of such stock (determined at the time of grant) for any one calendar year; and

(3) A right to purchase Stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements which Options will not constitute Options under Section 423 of the Code because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

(g)     Option Price. The purchase price of Stock issued under each Option shall be determined by the Committee and shall be stated in the Option Agreement, but such purchase price shall not be less than the lesser of:

(1)	An amount equal to eighty-five percent (85%) of the Fair Market Value of the Stock at the time the Option is granted; or

(2)	An amount which under the terms of the Option may not be less than eighty-five percent (85%) of the Fair Market Value of such Stock at the time of the exercise of the Option.

(h)     Options and Rights in Substitution for Stock Options Granted by Other Companies. Options may be granted under the Plan from time to time in substitution for stock options held by employees of companies who become, or who became prior to the Effective Date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such subsidiary, or the acquisition by the Company or a subsidiary of all or a portion of the assets of the employing company with the result that such employing company becomes a subsidiary; provided that any such Option grant shall not serve as a direct or indirect reduction in the exercise price of the stock options for which the substitution was made.

12.     General Provisions.

(a)     Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)     Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)     Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)     Tax Provisions.

(i)     Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii)     Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)      Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)     Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f)     Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

(g)     Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)     Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)     Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)     Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)     Limitation on Repricing. Unless such action is approved by the Company’s stockholders or is pursuant to Section 12(c)(iii) and (iv) above: (i) no outstanding Option or SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option or SAR, (ii) the Board may not cancel any outstanding option or stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or stock appreciation right and (iii) the Company may not repurchase for cash Options or SARs granted under the Plan with an exercise price that is more than 100% of the Fair Market Value of a share of Stock on the date of repurchase.

(l)     Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)     Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o)     Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)     Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ANNEX E

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

PDI, INC.

PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.        The name of the Corporation is PDI, Inc.

2.        The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring the Amendment’s advisability, and directing that the Amendment be considered at a special meeting of the stockholders of the Corporation. Thereafter a special meeting of the stockholders of the Corporation was held, at which holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

3.        The Amendment provides as follows:

That the first paragraph of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

4.        The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this _____ day of __________________.

PDI, Inc.

By:___________________________
Name:
Title:

SPECIAL MEETING OF STOCKHOLDERS OF

PDI, INC.

December 22, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, and proxy card are available at http://www.astproxyportal.com/ast/07087/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033030300000000 3   122215

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

29

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

December 22, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement, and proxy card are available at http://www.astproxyportal.com/ast/07087/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030033030300000000 3 122215

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

30

0

PROXY SOLICITED BY THE BOARD OF DIRECTORS

PDI, INC.

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 22, 2015

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints Nancy S. Lurker and Graham G. Miao, and each of them acting singly, each with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company scheduled to be held on December 22, 2015, and at any postponements or adjournments of such meeting, upon the matters set forth in the Notice of Special Meeting of Stockholders and the Proxy Statement dated November 23, 2015, a copy of which has been made available to the undersigned, and **with discretionary authority as to any other matters that may properly come before the Special Meeting of Stockholders of the Company scheduled to be held on December 22, 2015, and at any postponements or adjournments of such meeting, in accordance with and as described in the Notice of Special Meeting of Stockholders and the Proxy Statement dated November 23, 2015. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.**

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

1.1 14475